                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                   SEEC, INC.
             ------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             ______________________________________________________

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         ___________________________________________________________

    (2)  Aggregate number of securities to which transaction applies:

         ___________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ___________________________________________________________

    (4)  Proposed maximum aggregate value of transaction:

         ___________________________________________________________

    (5)  Total fee paid:

         ___________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         ___________________________________________________________

    (2)  Form, Schedule or Registration Statement No.:

         ___________________________________________________________

    (3)  Filing Party:

         ___________________________________________________________

    (4)  Date Filed:

         ___________________________________________________________

                                   [SEEC LOGO]

                                                        June __, 2003

Dear Shareholder:

         You are cordially invited to attend the 2003 annual meeting of Shareholders of SEEC, Inc. to be held on Wednesday, August 6, 2003, at 10:00 A.M., at the Wyndham Pittsburgh Airport, 100 Aten Road, Pittsburgh, Pennsylvania.

         The annual meeting will begin with a report on our operations, followed by discussion and voting on the election of directors, the appointment of independent accountants and the matters outlined in the following paragraph. All voting matters are described in further detail in the accompanying notice of annual meeting and proxy statement.

         As you may know, on January 8, 2003, we acquired certain of the assets and liabilities of Asera, Inc. from Sherwood Partners, Inc., solely as assignee for the benefit of Asera's creditors. The Asera asset acquisition has been completed, and we are not seeking shareholder approval of that transaction. However, in connection with the Asera asset acquisition, our board of directors approved and is seeking shareholder approval at the annual meeting with respect to the issuance of shares of our common stock upon the conversion of bridge debt assumed in the Asera asset acquisition as well as certain other proposals related to the Asera asset acquisition. These matters are more fully set forth in the accompanying notice of annual meeting and proxy statement.

         After careful consideration, our board of directors has determined that the foregoing matters are in the best interest of our company and has unanimously recommended that our shareholders vote "FOR" the proposals described in the accompanying proxy statement.

         Please read the accompanying notice of annual meeting and proxy statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the annual meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the annual meeting. Any shareholder attending the annual meeting may vote in person even if the shareholder has returned a proxy.

         We look forward to seeing you on August 6, 2003.

                                         Sincerely,

                                         Ravindra Koka,
                                         President and Chief Executive Officer

                This proxy statement is dated June __, 2003 and is first being mailed to our shareholders on or about June __, 2003.

                                   SEEC, INC.

                    PARK WEST ONE, SUITE 200, CLIFF MINE ROAD
                         PITTSBURGH, PENNSYLVANIA 15275

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held on Wednesday, August 6, 2003

To the Shareholders of SEEC, Inc.:

         The Annual Meeting of Shareholders of SEEC, Inc., a Pennsylvania corporation, will be held on Wednesday, August 6, 2003, 10:00 A.M., Eastern Standard Time, at the Wyndham Pittsburgh Airport, 100 Aten Road, Pittsburgh, Pennsylvania for the following purposes:

         1. To elect two Class I Directors to serve for a term of three years and until their respective successors are duly elected and qualified.

         2.       To consider, as one proposal, the approval of:

                     (a) The issuance of 1,646,129 shares of our common stock to certain lenders including KPCB Holdings, Inc., a California corporation (and an affiliate of Kleiner, Perkins, Caufield & Byers), as nominee, upon the conversion of debt owed to such lenders;

                     (b) The issuance to Sherwood Partners, Inc. of a warrant to acquire up to 20,000 shares of our common stock for the benefit of the unsecured creditors of Asera, Inc.;

                     (c) The issuance to KPCB Holdings of warrants to acquire up to 2,500,000 shares of our common stock in exchange for KPCB Holdings providing us with consulting services pursuant to the terms of a consulting agreement; and

                     (d) An amendment to our articles of incorporation to provide that Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, an anti-takeover provision, does not apply to us or our shareholders.

         3. To amend our 1997 stock option plan to increase the number of shares of common stock authorized for issuance under that plan by 500,000 shares, from 1,300,000 shares to 1,800,000 shares.

         4. To ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending March 31, 2004.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the annual meeting.

         The accompanying proxy statement describes the foregoing items of business in more detail. You are encouraged to read the entire document carefully. Only shareholders of record at the close of business on June 20, 2003, the record date, are entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the annual meeting. Any shareholder attending the annual meeting may vote in person even if the shareholder has returned a proxy.

                                         By order of the Board of Directors,

                                         /s/ Daniel L. Wessels

                                         Daniel L. Wessels,
                                         Secretary

Pittsburgh, Pennsylvania
June __, 2003

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
SUMMARY..........................................................................................................    1
   The Company...................................................................................................    1
   Matters to Be Considered At the Annual Meeting................................................................    1
   Asera Asset Acquisition.......................................................................................    2
   Private Placement and Private Placement Shares................................................................    3
   Bridge Debt and Bridge Conversion.............................................................................    4
   Creditor Warrant..............................................................................................    5
   Consulting Agreement and Consulting Warrants..................................................................    6
   Amendment to Our Articles of Incorporation -- Subchapter E....................................................    8
   Amendment to 1997 Stock Option Plan to Increase Authorized Shares.............................................    9
   Other Important Information...................................................................................    9
   Information on Voting.........................................................................................   11
FORWARD LOOKING STATEMENTS.......................................................................................   13
SELECTED HISTORICAL FINANCIAL DATA OF SEEC.......................................................................   14
SELECTED HISTORICAL FINANCIAL DATA OF ASERA......................................................................   15
SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA...................................................   16
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA..............................................................   16
COMPARATIVE PER SHARE MARKET PRICE...............................................................................   18
ANNUAL MEETING...................................................................................................   19
   Date, Time, Place, Purpose....................................................................................   19
   Record Date, Outstanding Shares and Voting Rights.............................................................   19
   Quorum Requirement............................................................................................   20
   Abstentions...................................................................................................   20
   Broker Non-Votes..............................................................................................   20
   Voting Shares In Person That Are Held Through Brokers.........................................................   20
   Revocability of Proxies.......................................................................................   20
   Expenses of Solicitation of Proxies...........................................................................   21
   Shareholder Proposals.........................................................................................   21
   Other Matters and Discretionary Authority.....................................................................   21
   Presence of Auditors..........................................................................................   21
   Vote Required.................................................................................................   21
   Recommendation of the Board of Directors......................................................................   21
ASERA ASSET ACQUISITION AND RELATED TRANSACTIONS.................................................................   22
   General.......................................................................................................   22
   Reasons for Sherwood Partners' Involvement....................................................................   22
   Asset Purchase Agreement......................................................................................   22
   Background of the Asera Asset Acquisition.....................................................................   24
   Factors Considered in Approving the Asera Asset Acquisition...................................................   25
   Factors Considered in Approving the Asera Asset Acquisition...................................................   25
   No Vote; No Appraisal Rights..................................................................................   28
   Accounting Treatment of the Asera Asset Acquisition...........................................................   28
   Material Federal Tax Consequences of Asera Asset Acquisition and Bridge Conversion............................   28
   Regulatory Approvals..........................................................................................   28
PRIVATE PLACEMENT AND RELATED MATTERS............................................................................   29
   General.......................................................................................................   29
   Background and Reasons for the Private Placement Transaction..................................................   29
   Common Stock Purchase Agreement...............................................................................   29
   Registration Rights Associated with Private Placement Shares..................................................   30
   Board of Director Rights; Designees...........................................................................   30

BRIDGE CONVERSION AND WARRANT ISSUANCES..........................................................................   31
   General.......................................................................................................   31
   Bridge Conversion.............................................................................................   31
   Creditor Warrant..............................................................................................   35
   Consulting Agreement and Consulting Warrants..................................................................   36
   Voting Agreements.............................................................................................   40
   Interests of Certain Persons..................................................................................   41
   No Appraisal Rights...........................................................................................   42
ASERA BUSINESS...................................................................................................   43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ASERA, INC..............   44
   Overview......................................................................................................   44
   Critical Accounting Policies and Estimates...................................................................    45
   Results of Operations.........................................................................................   47
   Comparison of Years Ended December 31, 2002 and December 31, 2001.............................................   48
   Comparison of Years Ended December 31, 2001 and December 31, 2000.............................................   49
   Liquidity And Capital Resources...............................................................................   50
   Impact of Inflation...........................................................................................   50
   Foreign Currency Translation..................................................................................   50
   Seasonality...................................................................................................   50
   Recent Accounting Standards...................................................................................   51
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIALS STATEMENTS.................................................   53
SEEC MANAGEMENT..................................................................................................   58
   Board of Directors............................................................................................   58
   Executive Officers............................................................................................   60
   Committees of the Board of Directors..........................................................................   60
   Executive Compensation........................................................................................   61
   Director Compensation.........................................................................................   63
   Equity Compensation Plan Information..........................................................................   63
   Compensation Committee Interlocks and Insider Participation...................................................   64
   Employment Agreements and Change of Control Arrangements......................................................   64
BOARD COMMITTEE REPORTS..........................................................................................   66
   Report of the Compensation Committee..........................................................................   66
   Report of the Audit Committee Philosophy......................................................................   66
STOCK PERFORMANCE CHART..........................................................................................   69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................   70
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................   72
CERTAIN TRANSACTIONS.............................................................................................   72
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING...................................................................   73
   Proposal One- Election of Directors...........................................................................   73
   Proposal Two- Bridge Conversion and Warrant Issuance..........................................................   74
   Proposal Three -- Amendment to 1997 Stock Option Plan- Increase in Authorized Shares..........................   77
   Proposal Four - Ratification of Appointment of Independent Accountants........................................   81
OTHER MATTERS....................................................................................................   82
WHERE YOU CAN FIND MORE INFORMATION..............................................................................   82
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ASERA, INC.........................................................  F-1

Annexes
-------
Annex A - Asset Purchase Agreement
Annex B - Consent and Agreement
Annex C - Form of Creditor Warrant
Annex D - Consulting Agreement
Annex E - Form of Consulting Warrant
Annex F - Form of Consulting Warrant
Annex G - Form of Consulting Warrant
Annex H - Form of Voting Agreement

                                     SUMMARY

         This section of the proxy statement pertains to certain matters that are related to our acquisition, on January 8, 2003, of certain of the assets and liabilities of Asera, Inc., from Sherwood Partners, Inc., as assignee for the benefit of Asera's creditors. This summary is intended to describe the material terms of the Asera asset acquisition and related transactions and their relationship to the proposals contained in this proxy statement. You will not be voting on the Asera asset acquisition itself, which has been completed. The following information is intended only as a summary. To better understand the proposals contained in this proxy statement as well as the Asera asset acquisition and related transactions, you should carefully read the entire proxy statement and its exhibits, which contain additional information that may be important to you.

                                   THE COMPANY

                                   SEEC, INC.
                    Park West One, Suite 200, Cliff Mine Road
                         Pittsburgh, Pennsylvania 15275
                                 (412) 893-0300

         We provide enterprise business solutions that help insurance, financial services, telecommunications and other large companies evolve their business processes to drive growth and profitability. Our products extend and automate business processes by connecting disparate corporate systems and infrastructure to customers and partners in a service oriented architecture, reducing the cost and time for introducing new business capabilities. Our core product is SEEC Mosaic(TM) Studio, a suite of legacy evolution tools for extending and reusing current applications in new composite application systems. It is used by corporations and their external IT services providers to understand, extend and incrementally transform legacy application assets through business rule management, business process integration and component development. SEEC Mosaic(TM) Studio is also the foundation for insurance solutions that streamline and automate customer service and product development and pricing processes by integrating current systems with new e-business workflows to reduce costs and improve service.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Q:       WHAT IS THE BRIDGE CONVERSION AND WARRANT ISSUANCE PROPOSAL?

A: At the annual meeting, we are asking our shareholders to consider and vote upon the bridge conversion and warrant issuance proposal. Under this proposal, we are asking our shareholders to approve:

         (a) The issuance of 1,646,129 shares of our common stock to certain lenders including KPCB Holdings, Inc., a California corporation (an affiliate of Kleiner, Perkins, Caufield & Byers), as nominee, upon conversion of bridge debt owing to such lenders. We assumed this debt in connection with the acquisition of certain of the assets and liabilities of Asera, Inc., which we completed on January 8, 2003;

         (b) The issuance to Sherwood Partners, Inc. of a warrant to acquire up to 20,000 shares of our common stock for the benefit of unsecured creditors of Asera;

         (c) The issuance to KPCB Holdings of warrants to acquire up to 2,500,000 shares of our common stock in exchange for KPCB Holdings providing us with consulting services pursuant to the terms of a consulting agreement; and

         (d) An amendment to our articles of incorporation to provide that Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, an anti-takeover provision, does not apply to us or our shareholders.

Q:       AM I BEING ASKED TO VOTE ON ANYTHING ELSE?

         Yes. At the annual meeting, we are also asking our shareholders to do the following:

         (a) To elect two Class I Directors to serve for a term of three years and until their respective successors are duly elected and qualified.

         (b) To amend our 1997 stock option plan to increase the number of shares of common stock authorized for issuance under that plan by 500,000 shares, from 1,300,000 shares to 1,800,000 shares.

         (c) To ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending March 31, 2004.

         (d) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

                             ASERA ASSET ACQUISITION

Q:       WHAT IS THE ASERA ASSET ACQUISITION?

A: On January 8, 2003, we acquired certain of the assets and liabilities of Asera from Sherwood Partners, as assignee for the benefit of Asera's creditors. We sometimes refer to this transaction as the "Asera asset acquisition." We are not seeking shareholder approval or ratification of the Asera asset acquisition. Please see the section entitled "Asera Asset Acquisition and Related Transactions" beginning on page 22 for further information on the Asera asset acquisition.

Q:       WHY WAS SHERWOOD PARTNERS INVOLVED IN THE ASERA ASSET ACQUISITION?

A: We did not acquire the Asera assets or liabilities directly from Asera. Rather, we acquired them from Sherwood Partners, a California corporation that specializes in providing financial and operational advisory services to distressed, entrepreneurial companies. On January 6, 2003, Asera transferred all of its assets to Sherwood Partners, solely as assignee for the benefit of creditors of Asera, in an assignment for the benefit of creditors transaction. We were not a party to that assignment. On January 8, 2003, Sherwood Partners then transferred to us certain of the assets and liabilities of Asera that it received in the assignment for the benefit of creditors.

Q:       WHAT WAS THE PURCHASE PRICE FOR THE ASERA ASSETS?

         As consideration for the Asera assets, we assumed the following liabilities and indebtedness of Asera:

                  - Approximately $1.6 million of secured debt of Asera owed to Asera's secured lenders, which we paid in full on January 8, 2003;

                  - Approximately $2.1 million of senior secured bridge debt of Asera owed to certain lenders, including KPCB Holdings, as nominee, which is currently still outstanding; and

                  - The obligations of Asera arising under certain maintenance and other contracts.

         As further consideration for the Asera business, subject to shareholder approval, we agreed to issue to Sherwood Partners, for the benefit of the unsecured creditors of Asera, a warrant to purchase up to 20,000 shares of our common stock. Finally, we agreed to deliver from time to time, and in our sole and absolute discretion, cash to Sherwood Partners for the purpose of paying certain unsecured creditors of Asera. Under no circumstances would this amount exceed $500,000.

Q:       WAS SHAREHOLDER APPROVAL REQUIRED FOR THE ASERA ASSET ACQUISITION?

A: No. Shareholder approval was not required for the Asera asset acquisition, and we are not seeking shareholder ratification or approval of that transaction.

Q:       WHY IS THE ASERA ASSET ACQUISITION BEING DISCUSSED IN THIS PROXY
         STATEMENT?

A: Several of the matters described in this proxy statement relate to the Asera asset acquisition. The description of the Asera asset acquisition contained in this proxy statement is intended to enable our shareholders to understand the background of these matters and to provide material information concerning the transaction of which these matters are a part.

                 PRIVATE PLACEMENT AND PRIVATE PLACEMENT SHARES

Q: WHAT IS THE PRIVATE PLACEMENT TRANSACTION AND WHAT ARE THE PRIVATE PLACEMENT SHARES?

A: On January 8, 2003, the date of the Asera asset acquisition, we sold 1,205,354 shares of our common stock to KPCB Holdings for a cash consideration of $1,301,782.32, or $1.08 per share. Based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003, this represents approximately 16.5% of our common stock then outstanding (including the shares issued in the private placement). These shares of common stock were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933. We sometimes refer to this sale of our common stock to KPCB Holdings as the "private placement transaction," and we sometimes refer to such shares of common stock as the "private placement shares."

         See the section entitled "Private Placement and Related Matters" beginning on page 29 for further information on the private placement transaction.

Q: DID KPCB HOLDINGS ACQUIRE ANY ADDITIONAL RIGHTS IN CONNECTION WITH THE PRIVATE PLACEMENT TRANSACTION?

A: Yes. In connection with the private placement transaction, we agreed that for so long as KPCB Holdings owns at least 200,000 shares of the private placement shares, we would use our best efforts to cause two designees of KPCB Holdings to be appointed to our board of directors. Effective at the closing of the private placement transaction, Mr. Vinod Khosla, a partner of Kleiner, Perkins, Caufield & Byers and an affiliate of KPCB Holdings, was named to our board of directors as one of these two designees. KPCB Holdings has not yet designated its second nominee.

         Additionally, we granted to KPCB Holdings registration rights that require us to prepare and file with the Securities and Exchange Commission, or the SEC, a Form S-3 registration statement under the Securities Act of 1933 registering the resale by KPCB Holdings of the private placement shares. We filed the Form S-3 registration statement with the SEC on April 7, 2003, which has not yet been declared effective.

         The terms of these rights are described in more detail in the section entitled "Private Placement and Related Matters" on page 29.

Q:       IS THE PRIVATE PLACEMENT TRANSACTION PART OF THE ASERA ASSET
         ACQUISITION?

A: We believe that the private placement transaction represented a transaction independent from the Asera asset acquisition. The private placement transaction was not contractually conditioned on any of the transactions described in this proxy statement. Further, we did not use the proceeds from the private placement transaction as consideration for the Asera assets. The private placement transaction will not be affected if our shareholders do not approve the matters set forth in bridge conversion and warrant issuance proposal.

Q:       ARE SHAREHOLDERS BEING ASKED TO VOTE ON THE PRIVATE PLACEMENT
         TRANSACTION?

A: No. Shareholder approval was not required for the private placement transaction, and we are not seeking shareholder ratification or approval of that transaction.

Q: WHY IS THE PRIVATE PLACEMENT TRANSACTION BEING DISCUSSED IN THIS PROXY STATEMENT?

A: We believe that an understanding of the material terms of the private placement transaction is important to a full understanding of the Asera asset acquisition and the matters being proposed in this proxy statement.

                        BRIDGE DEBT AND BRIDGE CONVERSION

Q:       WHAT ARE THE BRIDGE DEBT AND THE BRIDGE CONVERSION?

A: As partial consideration for the Asera asset acquisition, we assumed approximately $2.1 million (plus accrued interest) of senior secured debt of Asera owed to Asera's bridge lenders, including KPCB Holdings. We sometimes refer to this debt as the "bridge debt" and to such lenders as the "bridge lenders." KPCB Holdings holds approximately 95% of the bridge debt. Pursuant to a consent and agreement dated January 8, 2003, subject to certain conditions, including the approval of our shareholders, we agreed to convert all of the bridge debt (including accrued interest) into:

                  -        1,646,129 shares of our common stock; and

                  - the right to receive, under certain circumstances, an aggregate of $301,782.32 in cash.

         We sometimes refer to the foregoing as the "bridge conversion." We have agreed to register the shares issuable upon conversion of the bridge debt for resale under the Securities Act of 1933. As of June 11, 2003, the accrued interest under the bridge debt was $96,000, bringing the total bridge debt to $2.208 million.

         A more complete description of the bridge debt and the bridge conversion is set forth below in the section "Bridge Conversion and Warrant Issuances- Bridge Conversion" beginning on page 31.

Q:       IS SHAREHOLDER APPROVAL REQUIRED FOR THE BRIDGE CONVERSION?

A: Yes. As a company quoted on the Nasdaq National Market, we are subject to the Marketplace Rules of the National Association of Securities Dealers, or NASD. Accordingly, we are required to obtain shareholder approval of the bridge conversion under NASD Marketplace Rule 4350(i).

Q: WILL THE BRIDGE DEBT CONVERT AT A PURCHASE PRICE THAT IS ABOVE MARKET VALUE AND BOOK VALUE?

         If the bridge conversion and warrant issuance proposal is approved by our shareholders and the other conditions are satisfied, the bridge debt (excluding the additional cash payment) will convert at the ratio of approximately $1.10 per share. On January 7, 2003, the last full trading day before the closing of the Asera asset acquisition, the last per share sales price for our common stock on the Nasdaq National Market was $1.10. As of March 31, 2003, the end of our 2003 fiscal year, the per share book value of our common stock (determined by dividing our shareholders' equity by the number of our outstanding shares) was $1.65 per share. Accordingly, the bridge debt will convert at a price that is equal to the per share sales price of our common stock as of January 8, 2003, but lower than the per share book value of our common stock as measured as of March 31, 2003.

Q: WHAT EFFECTS WILL THE CONVERSION OF THE BRIDGE DEBT HAVE ON OUR SHAREHOLDERS, IF APPROVED?

A: The issuance of our common stock upon conversion of the bridge debt would impact our shareholders in several ways. Among these, the bridge conversion would result in a dilution in the percentage ownership interest of our existing shareholders. If the bridge conversion and warrant issuance proposal is approved by our shareholders, and the other conditions are satisfied the bridge debt would be converted into 1,646,129 shares of our common stock. Based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003, this would represent approximately 22.5% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of the consulting warrants or creditor warrant). The bridge conversion would also result in a dilution to our per share book value. See, the "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 53.

         Additionally, the bridge conversion could result in the accelerated vesting of certain stock options granted under our 1997 stock option plan. As of June 11, 2003, our 1997 stock option plan, or the 1997 Plan, provides that all stock options granted under the plan would automatically become fully exercisable upon the occurrence of certain events described in the plan including any transaction or series of transactions in which any person (or group deemed a person under Section 13(d)(3) of the Exchange Act of 1934) becomes a beneficial owner of 20% or more of our common stock then outstanding. Our board of directors intends to adopt an amendment to the 1997 Plan to grant the board the authority to determine whether a change of control (as defined in the 1997 Plan) will accelerate the vesting of stock options under the 1997 Plan. However, this amendment will not be effective with respect to certain options granted prior to the effective date of the amendment. We are currently seeking the agreement of holders of such options to be bound by the terms of the amendment. However, we cannot guarantee that we will be successful in obtaining these agreements. If we do not obtain any these agreements, options to acquire up to 166,100 shares of our common stock under the 1997 Plan will automatically vest upon the closing of the bridge conversion. The exercise prices for these options are between $1.09 and $1.34 per share.

         Lastly, the issuance of shares of our common stock to KPCB Holdings in the bridge conversion, taken together with the issuance of the shares of our common stock upon the full exercise of the consulting warrants, would result in KPCB Holdings and its affiliates having an even greater percentage ownership of our company than they currently have. As a result, KPCB Holdings and its affiliates will have significant influence over the management and direction of our company. For a description of the potential ownership interest which KPCB Holdings and its affiliates could have in our company after the completion of the transactions described in the bridge conversion and warrant issuance proposal set forth in this proxy statement, see "Bridge Conversion and Warrant Issuance- Interests of Certain Persons" on page 41.

Q: WHAT WILL HAPPEN TO THE BRIDGE DEBT IF THE BRIDGE CONVERSION IS NOT APPROVED BY OUR SHAREHOLDERS?

A: If our shareholders do not approve the bridge conversion and warrant issuance proposal or if our shareholders approve the bridge conversion and warrant exercise proposal but we are unable to satisfy the other conditions to the bridge conversion, the entire bridge debt (including accrued interest) will remain outstanding and will become immediately due and payable on August 15, 2003.

                                CREDITOR WARRANT

Q:       WHAT IS THE CREDITOR WARRANT?

A: As partial consideration for our purchase of the Asera assets from Sherwood Partners, we agreed to issue to Sherwood Partners, for the benefit of the unsecured creditors of Asera, a warrant to purchase up to 20,000 shares of our common stock at an exercise price of $1.35 per share. We sometimes refer to this warrant as the "creditor warrant." A more complete description of the creditor warrant is set forth below in the section entitled "Bridge Conversion and Warrant Issuances- Creditor Warrant" beginning on page 35.

Q:       IS SHAREHOLDER APPROVAL REQUIRED FOR THE ISSUANCE OF THE CREDITOR
         WARRANT?

A: Yes. We are required to obtain shareholder approval of the issuance of the creditor warrant under NASD Marketplace Rule 4350(i).

Q: IS THE EXERCISE PRICE OF THE CREDITOR WARRANT ABOVE MARKET PRICE AND BOOK VALUE?

A: If the bridge conversion and warrant issuance proposal is approved by our shareholders, the creditor warrant to be issued will have an exercise price of $1.35 per share. On January 7, 2003, the last full trading day before the closing of the Asera asset acquisition, the last per share sales price for our common stock on the Nasdaq National Market was $1.10. As of March 31, 2003, the end of our fiscal year 2003, the per share book value of our common stock (determined by dividing our shareholders' equity by the number of our outstanding shares) was $1.65 per share. Accordingly, the exercise price of the creditor warrant will be higher than the per share sales price of our common stock as of January 8, 2003, but lower than the per share book value of our common stock as measured as of March 31, 2003.

Q: WHAT EFFECTS WILL THE ISSUANCE OF THE CREDITOR WARRANT HAVE ON OUR SHAREHOLDERS, IF APPROVED?

A: Due to the relatively small number of shares issuable upon exercise of the creditor warrant, we do not believe that either the issuance or exercise of the creditor warrant will have any material effect on our shareholders.

Q: WHAT WILL HAPPEN IF THE ISSUANCE OF THE CREDITOR WARRANT IS NOT APPROVED BY THE SHAREHOLDERS?

A: If our shareholders do not approve the bridge conversion and warrant issuance proposal, the creditor warrant will not be issued to Sherwood Partners. This will result in fewer assets being available for Sherwood Partners to satisfy unsecured creditors of Asera.

                  CONSULTING AGREEMENT AND CONSULTING WARRANTS

Q:       WHAT IS THE CONSULTING AGREEMENT AND WHAT ARE THE CONSULTING WARRANTS?

A: On January 8, 2003, we conditionally entered into a two-year consulting agreement with KPCB Holdings, pursuant to which KPCB Holdings agreed to provide consulting services to us in exchange for the issuance of three separate performance warrants to purchase up to an aggregate of 2,500,000 shares of our common stock, at a weighted average exercise price of $1.43 per share. We sometimes refer to these warrants as the "consulting warrants." The first consulting warrant, representing the right to acquire up to 1,000,000 shares of common stock, vests monthly over a 24-month period, subject to certain acceleration events. The two other consulting warrants, representing the right to acquire up to an aggregate of 1,500,000 shares of common stock, will only be exercisable if we meet certain revenue targets in the fiscal year ending March 31, 2004. The effectiveness of the consulting agreement and the issuance of the consulting warrants are subject to certain conditions, including the approval of our shareholders.

         The terms of the consulting agreement and consulting warrants are described in more detail below in the section entitled "Bridge Conversion and Warrant Issuances- Consulting Agreement and Consulting Warrants" beginning on page 36.

Q:       HAVE WE GRANTED ANY OTHER RIGHTS IN CONNECTION WITH THE CONSULTING
         WARRANTS?

A: Yes. We have granted to KPCB Holdings certain registration rights that require us to prepare and file with the SEC a Form S-3 registration statement under the Securities Act of 1933 registering the resale by KPCB Holdings of the shares issuable upon exercise of these warrants. In the event that we register any other shares of our capital stock under the Securities Act of 1933 for sale to the public (whether for our own account for the account of other security holders), we would, at the option of the holder of the consulting warrants, be obligated to include the shares underlying the consulting warrants in the registration statement, subject to certain limitations. The terms of these registration rights are described in more detail below in the section entitled "Bridge Conversion and Warrant Issuances-Consulting Agreement and Consulting Warrants" beginning on page 36.

Q:       IS SHAREHOLDER APPROVAL REQUIRED FOR THE ISSUANCE OF THE CONSULTING
         WARRANTS?

A: Yes. We are required to obtain shareholder approval of the issuance of the consulting warrants under NASD Marketplace Rule 4350(i).

Q: IS THE EXERCISE PRICE OF THE CONSULTING WARRANTS ABOVE MARKET PRICE AND BOOK VALUE?

         If the bridge conversion and warrant issuance proposal is approved by our shareholders and the other conditions are satisfied, the three consulting warrants to be issued will have exercise prices of $1.10, $1.35 and $1.80, respectively, with a weighted average exercise price of $1.43 per share. On January 7, 2003, the last full trading day before the day on which we executed the consulting agreement, the last per share sales price for our common stock on the Nasdaq National Market was $1.10. As of March 31, 2003, the end of our fiscal year 2003, the per share book value of our common stock (determined by dividing our shareholders' equity by the number of our outstanding shares) was $1.65 per share. Accordingly, the individual exercise price for each of the consulting warrants and the weighted average exercise price for the consulting warrants will be equal to or above the per share sales price of our common stock as of January 8, 2003. However, while the individual exercise price of one of the consulting warrants will also be higher than the per share book value of our common stock as measured as of March 31, 2003, the individual exercise prices of the other two consulting warrants and the weighted average exercise price for the consulting warrants will be lower than such per share book value as of such date.

Q: WHAT EFFECTS WILL THE CONSULTING WARRANTS HAVE ON OUR SHAREHOLDERS, IF APPROVED?

A: The issuance and exercise of the consulting warrants would impact our shareholders in several ways. Among these, the issuance of our common stock upon the exercise of the consulting warrants would result in a dilution in the percentage ownership interest of our existing shareholders. If the bridge conversion and warrant issuance proposal is approved by our shareholders and the other conditions are satisfied, subject to the attainment of performance targets contained in two of the consulting warrants, the consulting warrants would be exercisable for up to an aggregate of 2,500,000 shares of our common stock. Based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003, this would represent approximately 34.2% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of any consulting warrants or creditor warrant).

         In addition, any exercise of the consulting warrants, taken together with the issuance of the shares of our common stock in the bridge conversion, would result in KPCB Holdings and its affiliates having an even greater percentage ownership of our company than they currently have. As a result, if the shareholders approve the bridge conversion and warrant issuance proposal and the other conditions are satisfied, KPCB and its affiliates will have significant influence over the management and direction of our company. For a description of the potential ownership interest which KPCB Holdings and its affiliates could have in our company after the completion of the transactions described in the bridge conversion and warrant issuance proposal set forth in this proxy statement, see "Bridge Conversion and Warrant Issuance-Interests of Certain Persons" on page 41.

Q: WHAT WILL HAPPEN IF THE CONSULTING WARRANTS ARE NOT APPROVED BY THE SHAREHOLDERS?

A: If our shareholders do not approve the bridge conversion and warrant issuance proposal or if our shareholders approve the bridge conversion and warrant issuance proposal but we are unable to satisfy the other conditions to the warrant issuance, the consulting warrants will not be issued, the consulting agreement will not become effective, and we will not receive the consulting services of KPCB Holdings.

           AMENDMENT TO OUR ARTICLES OF INCORPORATION -- SUBCHAPTER E

Q.       WHAT IS SUBCHAPTER E OF CHAPTER 25 OF THE PENNSYLVANIA BUSINESS
         CORPORATION LAW

A: Subchapter E is an anti-takeover provision contained in the Pennsylvania Business Corporation Law of 1988. In general, Subchapter E provides that, subject to certain exceptions, any holder of voting shares of a registered Pennsylvania corporation (which we are) who objects to a "control transaction" is entitled to make a written demand of the "controlling person or group" for payment of the fair value of the voting shares of the corporation held by the shareholder. In general, with certain exceptions, a "control transaction" occurs when a person or group acquires at least 20% of the votes entitled to be cast in an election of directors of the corporation.

         Subchapter E is described in more detail below in the section entitled "Proposal to be Voted on at Annual Meeting- Proposal Two" beginning on page 74.

Q:       HOW DOES SUBCHAPTER E RELATE TO THE ASERA ASSET ACQUISITION?

A: As discussed elsewhere in this proxy statement, KPCB Holdings currently owns approximately 16.5% of our outstanding common stock. The issuance of shares to KPCB Holdings pursuant to either the bridge conversion or the exercise of the consulting warrants would result in KPCB Holdings owning more than 20% of our common stock and would trigger Subchapter
         E. For this reason, and as a condition to the conversion of the bridge debt and the issuance of the consulting warrants, we are asking our shareholders to adopt an amendment to our articles of incorporation to eliminate the applicability of Subchapter E to us and our shareholders.

Q: IS SHAREHOLDER APPROVAL REQUIRED FOR THE PROPOSED ARTICLES AMENDMENT REGARDING SUBCHAPTER E?

A: Yes. Under Section 1914 of the Pennsylvania Business Corporation Law of 1988, shareholder approval is required in order to adopt the proposed amendment to the articles of incorporation relating to Subchapter E.

Q: WHAT EFFECTS WILL THE ELIMINATION OF THE SUBCHAPTER E ANTI-TAKEOVER PROVISIONS HAVE ON SHAREHOLDERS?

         The most immediate effect of any approval of the proposed amendment regarding Subchapter E is that it will allow us to complete the bridge conversion, issue the consulting warrants and gain the benefit of the consulting services of KPCB Holdings. Over the longer term, however, approval of the proposed amendment could permit or encourage in the future certain "control transactions" to take place without entitling other holders of our common stock to demand that they receive fair value for their shares as provided in Subchapter E. It would also remove whatever deterrent effect Subchapter E might have on possible changes of control and unfair or coercive takeovers of our company. We believe that these risks are justified in light of the potential flexibility and other benefits to be received from the elimination of such provisions, including our ability to complete the bridge conversion and to issue the consulting warrants.

Q: WHAT WILL HAPPEN IF THE PROPOSED ARTICLES AMENDMENT REGARDING SUBCHAPTER E IS NOT APPROVED BY OUR SHAREHOLDERS?

A: If our shareholders do not approve the proposed articles amendment regarding Subchapter E, our articles of incorporation will stay the same as they were prior to the vote, and Subchapter E will remain applicable to us and our shareholders. As the approval of our shareholders of the proposed articles amendment regarding Subchapter E is a condition to the bridge conversion and the issuance of the creditor and consulting warrants, if we do not receive such shareholders approval, it is unlikely that either of these transactions will occur.

        AMENDMENT TO 1997 STOCK OPTION PLAN TO INCREASE AUTHORIZED SHARES

Q:       WHAT IS THE PROPOSED AMENDMENT TO THE 1997 STOCK OPTION PLAN?

A: Our board of directors has approved, subject to shareholder approval, an amendment to our 1997 stock option plan, whereby the number of shares authorized for issuance under the plan would be increased by 500,000, from 1,300,000 to 1,800,000 shares of common stock.

Q: WHY ARE WE PROPOSING TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE 1997 STOCK OPTION PLAN?

A: In connection with the Asera asset acquisition, our board granted options to acquire 363,900 shares of our common stock to persons who were previously employed by Asera and who joined us in connection with the Asera asset acquisition. At the same time, our board granted options to acquire approximately 370,000 shares to our existing employees, of which options to acquire 295,000 shares were granted under our 1997 stock option plan, with the remainder being granted under our 1994 stock option plan. As a result of these issuances, we have depleted the available option pool. Our board has determined it is in the best interest of our company to increase the number of shares under the 1997 stock option plan by 500,000 shares of common stock.

Q: IS SHAREHOLDER APPROVAL REQUIRED FOR THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE 1997 STOCK OPTION PLAN?

A: Yes. Under the terms of the 1997 stock option plan, and under applicable rules of the Internal Revenue Code, we are required to obtain shareholder approval of the proposed increase in the number of shares authorized for grant under the plan.

Q: WHAT EFFECT WILL THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT UNDER THE 1997 STOCK OPTION PLAN HAVE ON OUR SHAREHOLDERS?

A: The proposed amendment to increase the number of shares of common stock available for grant under the 1997 stock option plan, if approved, will likely result in more options being granted and available for grant to our employees. If these options are exercised, it will result in dilution in the percentage ownership interest of our existing shareholders.

Q: WHAT WILL HAPPEN IF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE 1997 STOCK OPTION PLAN IS NOT APPROVED BY THE SHAREHOLDERS?

A: If the proposed amendment to increase the number of shares of common stock available for grant under the 1997 stock option plan is not approved by our shareholders, the option pool will not be increased, and our ability to grant future options to employees will be significantly constrained.

                           OTHER IMPORTANT INFORMATION

Q: HAVE ANY OF OUR SHAREHOLDERS ENTERED INTO VOTING AGREEMENTS WITH RESPECT TO THE MATTERS BEING VOTED ON AT THE ANNUAL MEETING?

A: Yes. As an inducement for the bridge lenders to enter into the consent and agreement (relating to the bridge conversion), and for KPCB Holdings to enter into the consulting agreement, several of our directors, officers and other shareholders, who collectively own 1,081,912, or approximately 14.8%, of our outstanding common stock (based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003), entered into voting agreements dated as of January 8, 2003, with KPCB Holdings. These voting agreements obligate these shareholders to vote all of their shares of common stock in favor of the bridge conversion and warrant issuance proposal.

Q: DO ANY OF OUR DIRECTORS OR EXECUTIVE OFFICERS HAVE AN INTEREST IN THE MATTERS BEING VOTED ON?

A: Yes. KPCB Holdings (together with its affiliates) is currently our single largest shareholder. Vinod Khosla, one of our directors, is an affiliate of KPCB Holdings. KPCB Holdings and its affiliates currently own approximately 16.5% of our outstanding capital stock, all of which was issued in the private placement transaction. This does not include an additional 1,081,912 shares of our common stock with respect to which KPCB Holdings has sole voting power pursuant to the terms of certain voting agreements described above. If the bridge conversion and warrant issuance proposal is approved by our shareholders and the other conditions are satisfied, KPCB Holdings (and its affiliates), would upon conversion of the bridge debt beneficially own 2,763,802 shares of our common stock. Based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003, this would represent approximately 30.8% of our common stock then outstanding (including the shares issued in the bridge conversion, but excluding the shares issuable upon exercise of the consulting warrants or the creditor warrant). In addition, if the revenue targets contained in the second and third consulting warrants are actually achieved and assuming the full exercise of all of the consulting warrants, KPCB Holdings and its affiliates could beneficially own up to 5,263,802 shares of our common stock, representing approximately 45.9% of our common stock then outstanding (including the shares issued in the bridge conversion and upon the full exercise of the consulting warrants). As a result, if the shareholders approve the bridge conversion and warrant issuance proposal and the other conditions are satisfied, KPCB and its affiliates will have significant influence over the management and direction of our company.

         For a description of the potential ownership interest which KPCB Holdings and its affiliates could have in our company after the completion of the transactions described in the bridge conversion and warrant issuance proposal set forth in this proxy statement, see "Bridge Conversion and Warrant Issuance Proposal- Interests of Certain Persons" on page 41.

Q: DO OUR SHAREHOLDERS HAVE APPRAISAL OR DISSENTERS RIGHTS WITH RESPECT TO THE ASERA ACQUISITION OR THE OTHERS DESCRIBED IN THIS PROXY STATEMENT?

A: No. Our shareholders do not have any "dissenters' rights" or rights to an appraisal of the value of their shares in connection with either the Asera asset acquisition or the other matters described in this proxy statement.

         Although Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, which provides rights similar to appraisal rights, could apply to the bridge conversion and the issuance of the consulting warrants, we are requesting as a part of the bridge conversion and warrant issuance proposal that our shareholders approve an amendment to our articles of incorporation to provide that we are not subject to Subchapter E.

Q: WHEN DO WE EXPECT THE BRIDGE CONVERSION AND THE WARRANT ISSUANCES TO BE COMPLETED?

A: We are working towards completing the bridge conversion and the warrant issuances as quickly as possible. We hope to complete the bridge conversion and the warrant issuances during the third calendar quarter promptly following the receipt of shareholder approval at the annual meeting and satisfaction of the other conditions to consummate these transactions.

                              INFORMATION ON VOTING

Q:       WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A: Only the holders of shares of our common stock as of June 20, 2003, the record date for the annual meeting, are entitled to vote at the annual meeting.

Q:       WHEN AND WHERE WILL THE VOTE TAKE PLACE?

A: Our annual meeting will be held at the Wyndham Pittsburgh Airport, 100 Aten Road, Pittsburgh, Pennsylvania on Wednesday, August 6, 2003 starting at 10:00 A.M, Eastern Standard Time.

Q: WHAT IS THE REQUIRED VOTE OF THE SHAREHOLDERS TO APPROVE THE MATTERS DESCRIBED IN THIS PROXY STATEMENT?

A: Under Pennsylvania law and our bylaws, directors are to be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the annual meeting. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected.

         Under Pennsylvania law and the rules of the NASD, approval of Proposals Two through Four require the affirmative vote of the majority of shares of common stock cast in respect of such proposal at the annual meeting.

Q: WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION ON HOW TO VOTE ON THE MATTERS DESCRIBED IN THIS PROXY STATEMENT?

A: Our board of directors unanimously recommended that you vote "FOR" each of the matters to be voted upon at the annual meeting.

Q:       WHAT DO I NEED TO DO NOW?

A: First, read this proxy statement carefully. Then, as soon as possible, you should submit your proxy by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Your shares represented by proxy will be voted in accordance with your directions. If you submit a proxy, but have not specified any directions, your shares will be voted "FOR" approval of each of the matters to be voted upon at the annual meeting.

Q: IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide your broker with instructions on how to vote your shares by following the information provided to you by your broker.

Q:       WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: You can change your vote at any time before your proxy is voted at the annual meeting. There are three ways to do this:

         1.       Attend the annual meeting and vote in person;

         2. Give written notice to our corporate secretary at our principal executive office that you wish to revoke your proxy prior to the vote at the annual meeting; or

         3. Deliver a completed proxy to our corporate secretary at our principal executive office bearing a date later than your original proxy prior to the vote at the annual meeting.

Q: HOW WILL VOTES, INCLUDING "ABSTENTIONS," AND "BROKER NON-VOTES," BE COUNTED AT THE ANNUAL MEETING?

A: Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count "For" votes, "Against" votes, "Abstain" votes, and broker non-votes. Under Pennsylvania law, only those shareholders who indicate an affirmative or negative decision on a matter are treated as voting. Abstentions and broker non-votes are not considered to be votes cast. Therefore, an abstention or broker non-vote will not have the effect of a vote for or against any of the proposals and will not be counted in determining the number of votes required for approval.

Q:       WHO CAN HELP ANSWER QUESTIONS I MAY HAVE?

A: If you have any questions concerning any of the proposals contained in the proxy statement or the annual meeting itself, if you would like additional copies of the proxy statement, or if you will need special assistance at the meeting, please call Richard Goldbach, our chief financial officer, at (412) 893-0300.

                               RECENT DEVELOPMENTS

         On May 22, 2002, we announced that in connection with the preparation of our financial results for the fiscal year ended March 31, 2003 we determined that the financial results for the prior fiscal year 2003 quarters required restatement. The accounting issues that give rise to the restatement relate to revenue recognition for certain annual software license sales which include license and maintenance fees. We have now determined that the proper accounting treatment for these transactions is to amortize both the license and maintenance revenues, over four quarters, rather than to recognize the license revenues up-front and amortize the maintenance portion only. The principal cumulative effect of the restatements will be a $179,000 reduction in previously reported revenues, and a corresponding increase in previously reported net losses, for the nine months ended December 31, 2002. We will provide further information on the restatements as soon as possible.

                           FORWARD LOOKING STATEMENTS

         This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential synergies and benefits of the Asera asset acquisition and the potential costs and benefits arising from the debt conversion, the issuance of the creditor warrants and consulting warrants and the disapplication of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify such forward-looking statements. We believe that our expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties. We caution that a variety of factors, including but not limited to the following, could cause our business and financial results to differ materially from those expressed or implied in the forward-looking statements:

         - combining and successfully integrating the Asera assets and business with our assets and business may cost more or be more difficult than we expect;

         - we may be unsuccessful in maintaining Asera's customer relationships or contracts;

         - general economic conditions or conditions may be less favorable than we currently anticipate, which may result in, among other things, lower than expected revenues or poorer results of operations for our company;

         -        our revenues may be lower than we expect;

         - changes in technology may increase the number of competitors we face or require significant capital expenditures to provide competitive products and services;

         - the effects of vigorous competition in the markets in which we operate may be materially different from that anticipated;

         -        adverse changes may occur in the securities market;

         -        retaining key personnel may be more difficult than we expect;

         - contingencies may arise of which we were not aware or of which we underestimated the significance;

         - we may be unable to obtain any benefits from KPCB Holdings consulting services and/or its contacts and relationships; and

         -        we may be unable to achieve anticipated synergies.

         We caution you not to place undue reliance on such forward-looking statements contained in this proxy statement, which speak only as of the date of this proxy statement. We are not under any obligation, and we expressly disclaim any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this proxy statement might not materialize.

                   SELECTED HISTORICAL FINANCIAL DATA OF SEEC

         The following selected consolidated financial information for SEEC is only a summary and should be read in conjunction with SEEC's financial statements and related notes included in SEEC's annual reports and other financial information included in SEEC's filings with the SEC. The selected financial information for SEEC presented below as of and for the years ended March 31, 2002, 2001, 2000, 1999 and 1998 is derived from our financial statements audited by BDO Seidman, independent certified public accountants, which are not included in this proxy statement. The selected financial information for SEEC presented below as of and for the year ended March 31, 2003 is unaudited but has been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results of operations for such period.

         In accordance with FASB's Emerging Issues Task Force ("EITF") issued EITF Topic No. D-103, "Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred," prior period amounts have been reclassified to include in revenues and in cost of revenues billings for reimbursements received for out-of-pocket expenses incurred. We have historically netted reimbursements received against the related expenses in the consolidated statements of operations.

                                                                            YEAR ENDED MARCH 31,
                                                    -----------------------------------------------------------------------------
                                                     2003           2002          2001            2000         1999         1998
                                                     ----           ----          ----            ----         ----         ----
                                                 (unaudited)      (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

REVENUES:
  Software license and maintenance fees......       $ 3,668        $ 1,464       $ 2,261        $ 3,821       $ 7,936     $10,397
  Professional services                                1,87            921           858          2,595         3,473       2,097
                                                    -------        -------       -------        -------        ------     -------
          Total revenues.....................         5,543          2,385         3,119          6,416        11,409      12,494
                                                    -------        -------       -------        -------        ------     -------
OPERATING EXPENSES:
  Cost of revenues:
    Software license and maintenance fees....           686            372           455            560           813       1,434
      Professional services..................         1,670            927         1,147          1,759         2,506       1,763
                                                    -------        -------       -------        -------        ------     -------
          Total cost of revenues.............         2,356          1,299         1,602          2,319         3,319       3,197
  General and administrative.................         2,185          1,729         2,268          2,472         2,307       1,753
  Sales and marketing........................         3,186          4,350         4,437          5,402         5,303       4,342
  Research and development...................         1,824          1,632         1,799          1,825         1,302       1,105
  Amortization of goodwill and other
  intangible assets..........................            53            177           559            446           155          --
  Write-down of impaired assets..............            --            136         2,092             --            --          --
  Restructuring costs........................           344             --            --             --            --          --
  Acquired in-process research and
  development................................            --             --            --            531            --          --
                                                    -------        -------       -------        -------        ------     -------
          Total operating expenses...........         9,948          9,323        12,757         12,995        12,386      10,397
                                                    -------        -------       -------        -------        ------     -------
  Loss from operations.......................        (4,405)        (6,938)       (9,638)        (6,579)         (977)      2,097
Interest and other income, net...............           247            680         1,307          1,455         1,608         778
                                                    -------        -------       -------        -------        ------     -------
Income (loss) before income taxes............        (4,158)        (6,258)       (8,331)        (5,124)          631       2,875
Income tax provision (benefit)...............            --             --            --           (395)          225         365
                                                    -------        -------       -------        -------        ------     -------
Net income (loss)............................       $(4,158)       $(6,258)      $(8,331)       $(4,729)      $   406     $ 2,510
                                                    =======        =======       =======        =======       =======     =======
Net income (loss) per common share:
  Basic......................................       $  (.65)       $ (1.03)      $ (1.37)       $  (.79)      $   .07     $   .49
  Diluted....................................       $  (.65)       $ (1.03)      $ (1.37)       $  (.79)      $   .07     $   .46
Weighted average number of common and
common equivalent shares outstanding:

  Basic......................................         6,356          6,095         6,089          5,986         5,954       5,145
  Diluted....................................         6,356          6,095         6,089          5,986         6,122       5,417

                                                                                    AS OF MARCH 31,
                                                    ----------------------------------------------------------------------------
                                                     2003           2002          2001           2000          1999         1998
                                                     ----           ----          ----           ----          ----         ----
                                                  (unaudited)                       (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments..............................         $10,068        $14,406       $20,345        $26,202       $30,901     $30,829
Working capital............................           5,568         14,023        19,880         25,355        31,764      32,056
Total assets...............................          18,915         16,180        22,722         31,946        36,008      39,241
Total shareholders' equity.................          12,086         14,914        21,220         29,597        33,242      34,024

                   SELECTED HISTORICAL FINANCIAL DATA OF ASERA

         The following selected financial information for Asera is only a summary and should be read in conjunction with the other information contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations of Asera" on pages F-1 to F-33, and Asera's financial statements and related notes and other financial information included elsewhere in this proxy statement. The selected financial information for Asera presented below as of and for the year ended December 31, 2002 is derived from Asera's financial statements audited by BDO Seidman, LLP, independent public accountants, which are included in this proxy statement. The selected financial information of Asera presented below as of and for the years ended December 31, 2001 and 2000 is derived from Asera's financial statements audited by Deloitte & Touche LLP, independent public accountants, which are included in this proxy statement. The selected financial information for Asera presented below as of and for the years ended December 31, 2000 and 1999 is derived from audited Asera financial statements, which are not included in this proxy statement.

                                                                      YEAR ENDED DECEMBER 31
                                                       ---------------------------------------------------
                                                         2002          2001          2000          1999
                                                         ----          ----          ----          ----
                                                                          (IN THOUSANDS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net Revenues:
  Software license...........................          $ 11,801      $  8,133      $     --      $      --
  Services...................................            34,451        28,963         6,049             33
                                                       --------       -------      --------      ---------
          Total revenues.....................            46,252        37,096         6,049             33
                                                       --------       -------      --------      ---------
Costs and expenses:
  Cost of revenues:
     Software license........................               674           311            --             --
     Services................................            22,866        53,988        41,194          3,030
                                                       --------       -------      --------      ---------
          Total cost of revenues.............            23,540        54,299        41,194          3,030
  General and administrative.................             5,453         7,263         5,236          1,417
  Sales and marketing........................            13,998        26,057        31,409          6,372
  Research and development...................            14,830        21,757        19,584          5,446
  Stock-based compensation...................            (1,079)        3,287         5,070             34
  Restructuring costs........................             2,429            --            --             --
                                                       --------       -------      --------      ---------
          Total costs and expenses...........            59,171       112,663       102,493         16,299
                                                       --------       -------      --------      ---------
Loss from operations.........................           (12,919)      (75,567)      (96,444)       (16,266)
Interest expense.............................            (7,630)       (3,245)         (623)            --
Other income (expense), net..................               (12)        2,322         3,969            222
                                                       --------       -------      --------      ---------
Net loss.....................................          $(20,561)     $(76,490)     $(93,098)     $ (16,044)
                                                       ========      ========      ========      =========

                                                                         AS OF DECEMBER 31
                                                       ---------------------------------------------------
                                                         2002          2001          2000          1999
                                                         ----          ----          ----          ----
                                                                         (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents..................            $  2,730     $  36,006      $ 74,016      $  39,149
Working capital (deficit)..................              (6,955)        1,129        52,284         32,406
Total assets...............................               4,499        57,955       102,628         48,435
Long term debt, net of current portion.....               1,567         3,902         1,294          2,833
Total shareholders' deficit................             (12,425)     (172,490)      (99,333)       (17,222)

         COMPARATIVE UNAUDITED HISTORICAL AND PRO FORMA PER SHARE DATA

         The following tables set forth the unaudited historical net loss per share data of SEEC and unaudited pro forma loss per share data after giving effect to the bridge conversion and the issuance of the first consulting warrant assuming these transactions had occurred as of January 8, 2003. The unaudited historical net loss per share and unaudited pro forma loss per share include the results of operations of Asera for the period from January 8, 2003 (the date of the closing of the Asera asset acquisition) through March 31, 2003.

         The following tables set forth the unaudited historical book value per share data of SEEC and unaudited pro forma book value per share data after giving effect to the bridge conversion and the issuance of the first consulting warrant assuming these transactions had occurred as of March 31, 2003.

         The pro forma data does not give effect to the issuance of the two additional consulting warrants, representing the right to acquire up to an aggregate of 1,500,000 shares of SEEC common stock at exercise prices of $1.35 and $1.80 per share. Although the issuance of these warrants is also subject to shareholder approval, these warrants will only be exercisable if we attain certain revenue targets in the fiscal year ending March 31, 2004. Pro forma recognition is not accorded these consulting warrants because their ultimate value is contingent on future events and factors that cannot be predicted for purposes of this presentation. In addition, the pro forma data does not give effect to the creditor warrant, which represents the right to acquire up to 20,000 shares of SEEC common stock at an exercise price of $1.35 per share. The issuance of this warrant is subject to shareholder approval. However, the estimated value of the warrant as measured by the Black-Scholes method is not material to this presentation.

         The unaudited pro forma per share data is presented for informational purposes and is not necessarily indicative of the operating results or financial position that would have occurred had the transactions been consummated as of the dates described above, nor is it necessarily indicative of our future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of the filing of this proxy statement. The information set forth below is derived from and should be read in conjunction with our financial statements and related notes included in our annual reports and other financial information included in our filings with the SEC. Historical information as of March 31, 2003 is unaudited.

HISTORICAL SEEC

                                           Year Ended
                                         March 31, 2003
                                         --------------
                                          (unaudited)
Loss per share
   (basic and diluted):                     $ (0.65)

Book value per share as of the
   end of the period(1)                     $  1.65

SEEC PRO FORMA

                                           Year Ended
                                         March 31, 2003
                                         --------------
                                          (unaudited)
Loss per share
   (basic and diluted)(2):                  $  (0.65)

Book value per share as of the
   end of the period(3)                     $   1.55

(1) Unaudited historical book value per share is computed by dividing total stockholders' equity by the number of shares of SEEC common stock outstanding at the end of the period.

(2) The pro forma consolidated per share information is computed by dividing the pro forma net loss by SEEC's weighted average common shares outstanding plus the number of shares of SEEC common stock to be issued to the bridge lenders upon conversion of the bridge debt.

(3) Pro forma consolidated book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of SEEC common stock outstanding at March 31, 2003 assuming the bridge conversion had occurred on that date and the isssuance of the first consulting warrant had been approved by shareholders as of that date. The other consulting warrants, whose issuance is subject to shareholder approval, and which are exercisable contingent on SEEC attaining certain revenue targets in the fiscal year ending March 31, 2004, are excluded from the pro forma computation of book value per share. Pro forma consolidated book value per share has been presented only as of March 31, 2003, the end of our 2003 fiscal year.

                       COMPARATIVE PER SHARE MARKET PRICE

SEEC'S MARKET PRICE DATA

         Our common stock is listed on The Nasdaq National Market under the symbol "SEEC." On January 7, 2003, the last full trading day before the public announcement of the Asera asset acquisition and related transactions, the last sale price per SEEC common share on the Nasdaq National Market was $1.10. On June 11, 2003, the most recent practicable date prior to the printing of this proxy statement, the last sale price per SEEC common share on the Nasdaq National Market was $1.08. Our fiscal year ends on March 31 of each year. As of June 11, 2003, we estimate that we had approximately 2,300 shareholders of record. The following table sets forth, for the periods indicated, the range of high and low sales prices for our common stock as reported on the Nasdaq National Market.

                                                      SEEC
                                                  Common Stock
                                              -------------------
                                              High           Low
                                              -------------------
Fiscal Year Ended March 31, 2002

         First quarter                        $3.37         $1.75
         Second quarter                       $2.70         $1.16
         Third quarter                        $1.77         $0.95
         Fourth quarter                       $3.19         $0.85

Fiscal Year Ended March 31, 2003

         First quarter                        $1.80         $1.12
         Second quarter                       $1.38         $0.62
         Third quarter                        $1.26         $0.67
         Fourth quarter                       $1.38         $0.80

ASERA'S MARKET PRICE DATA

         Asera's stock is not, and has not been at any time, publicly traded. Asera's fiscal year ended on December 31 of each year.

                                 ANNUAL MEETING

DATE, TIME, PLACE, PURPOSE

         The enclosed proxy statement is furnished in connection with the solicitation of proxies from holders of our common stock by our board of directors for use at our annual meeting. The annual meeting will be held on Wednesday, August 6, 2003, at 10:00 A.M., Eastern Standard Time, at the Wyndham Pittsburgh Airport, 100 Aten Road, Pittsburgh, Pennsylvania 15275. At the annual meeting, our shareholders will be asked to consider and vote upon the following proposals:

         1. To elect two Class I Directors to serve for a term of three years and until their respective successors are duly elected and qualified.

         2.       To consider, as one proposal, the approval of:

                     (a) The issuance of 1,646,129 shares of our common stock to certain lenders including KPCB Holdings, Inc., a California corporation (an affiliate of Kleiner, Perkins, Caufield & Byers), as nominee, upon the conversion of debt owed to such lenders;

                     (b) The issuance to Sherwood Partners, Inc., as nominee and assignee for the benefit of creditors of Asera, of a warrant to acquire up to 20,000 shares of our common stock, for the benefit of unsecured creditors of Asera;

                     (c) The issuance to KPCB Holdings of warrants to acquire up to an aggregate of 2,500,000 shares of our common stock in exchange for KPCB Holdings providing us with consulting services pursuant to the terms of a consulting agreement; and

                     (d) An amendment to our articles of incorporation to provide that Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, an anti-takeover provision, does not apply to us or our shareholders.

         3. To amend our 1997 stock option plan to increase the number of shares of common stock authorized for issuance under that plan by 500,000 shares, from 1,300,000 shares to 1,800,000 shares.

         4. To ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending March 31, 2004.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         For more information regarding the proposals described above, see "Proposals to be Voted on at Annual Meeting" beginning on page 73.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS

         Our board of directors has fixed the close of business on June 20, 2003 as the record date for the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at the annual meeting and any adjournment or postponement of the annual meeting. At the close of business on June 11, 2003, there were 7,319,992 shares of common stock outstanding and entitled to vote.

         Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. Shares can be voted at the annual meeting only if the shareholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the annual meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by our board of directors. The proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

QUORUM REQUIREMENT

         The presence at the annual meeting, in person or by proxy, of shares of common stock representing at least a majority of the total number of shares of common stock entitled to vote on the record date will constitute a quorum for purposes of the annual meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

ABSTENTIONS

         We will count a properly executed proxy marked "Abstain" as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the annual meeting. Because only votes cast on the proposals presented at the annual meeting will determine the outcome of any vote on the proposals, if you mark your proxy "Abstain" with respect to any proposal, your proxy will have no effect on such proposal presented at the annual meeting.

BROKER NON-VOTES

         If your shares of common stock are held by your broker, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of common stock without specific instructions from you. Because only votes cast on the proposals presented at the annual meeting will determine the outcome of any vote on the proposals, if you do not instruct your broker how to vote, your proxy will have no effect on the proposals.

VOTING SHARES IN PERSON THAT ARE HELD THROUGH BROKERS

         If your shares of common stock are held by your broker or another nominee and you wish to vote those shares in person at the annual meeting, you must obtain from the nominee holding your common stock a properly executed legal proxy identifying you as a SEEC shareholder, authorizing you to act on behalf of the nominee at the annual meeting and identifying the number of shares with respect to which the authorization is granted.

REVOCABILITY OF PROXIES

         A proxy may be revoked by any shareholder at any time before it is exercised by any of the following actions:

         - attending the annual meeting and voting in person (attendance at the meeting will not, by itself, revoke the proxy);

         - giving written notice of such revocation to our corporate secretary at our principal executive office, if such notice is actually received prior to the taking of any vote at the annual meeting; or

         - delivering to our corporate secretary at our principal executive office a duly executed proxy bearing a later date, if such proxy is actually received prior to the taking of any vote at the annual meeting.

         Our principal executive office is located at Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

EXPENSES OF SOLICITATION OF PROXIES

         We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Our directors, officers or other regular employees may solicit proxies by telephone, facsimile or in person. It is estimated that the total costs of solicitation will not be material.

SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our annual meeting of shareholders by submitting such proposals to us in a timely manner. In order to be so included for the annual meeting, shareholder proposals must have been received by us no later than February 28, 2003 and must otherwise have complied with the requirements of Rule 14a-8. Proposals submitted by a shareholder for consideration at our 2004 annual meeting must be received by us no later than on or prior to February 28, 2004, and proxies solicited by our board for such meeting will confer discretionary authority with respect to any matters as to which we do not receive written notice on or prior to such date. We advise you to review our by-laws, which contain additional requirements regarding shareholder proposals and director elections.

OTHER MATTERS AND DISCRETIONARY AUTHORITY

         We know of no matters that are to be brought before the annual meeting other than those set forth in the accompanying notice of annual meeting. If any other matters properly come before the annual meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the annual meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

PRESENCE OF AUDITORS

         Representatives of BDO Seidman, LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

VOTE REQUIRED

         Under applicable Pennsylvania law and our bylaws, directors are to be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the annual meeting. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected.

         Under Pennsylvania law and the rules of the NASD, approval of Proposals Two through Four require the affirmative vote of the majority of the shares of common stock cast in respect of such proposal at the annual meeting.

         UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE "FOR" APPROVAL OF EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Our board of directors believes that each of the proposals is in the best interests of our company and our shareholders. Our board of directors has, by unanimous vote, approved each of the proposals described in this proxy statement and unanimously recommends that our shareholders vote "FOR" the approval of each of these proposals.

         TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                ASERA ASSET ACQUISITION AND RELATED TRANSACTIONS

GENERAL

         On January 8, 2003, we acquired certain of the assets and liabilities of Asera from Sherwood Partners, as assignee for the benefit of Asera's creditors. The Asera asset acquisition was approved by our board of directors on January 5, 2003. No shareholder approval of the Asera asset acquisition was or is required under applicable law or our organizational documents. The Asera asset acquisition is effective and completed regardless of whether the shareholders approve the bridge conversion and warrant issuance proposal.

REASONS FOR SHERWOOD PARTNERS' INVOLVEMENT

         On January 6, 2003, Asera transferred all of its assets to Sherwood Partners in an assignment for the benefit of creditors transaction under California law. As the assignee for the benefit of Asera's creditors, Sherwood Partners had a fiduciary duty to the Asera creditors to complete a sale of the Asera assets and to distribute the proceeds, if any, to repay the Asera creditors. We were not a party to the assignment for the benefit of creditors transaction. That transaction was between Asera and Sherwood Partners. Sherwood Partners thereupon determined to sell certain of those assets to us in accordance with the asset purchase agreement described below.

         Sherwood Partners is a business continuity and consulting firm that brings senior-level financial and operational advisory services to distressed, entrepreneurial companies. The firm specializes in corporate restructuring, crisis management, corporate due diligence, interim management, strategic planning, strategic partnerships, corporate culturing, corporate finance, efficiency integration, debt restructuring, asset liquidation and assignments for the benefit of creditors. The firm's offices are located at 1849 Sawtelle Blvd., Suite 543, Los Angeles, California 90025, and its telephone number is
(310) 477-8990 (ext. 221).

ASSET PURCHASE AGREEMENT

         The following is a summary of the terms of the asset purchase agreement dated January 8, 2003 between Sherwood Partners, solely as assignee for the benefit of Asera's creditors, and us, under which we acquired certain of Asera's assets and liabilities. This summary might not include all of the information that is important to you. For more complete information, we urge you to read the asset purchase agreement in its entirety, a copy of which is attached as ANNEX A to this proxy statement.

Asera Assets

         Under the asset purchase agreement, we purchased from Sherwood Partners, solely as assignee for the benefit of creditors of Asera, the following assets that had been transferred to it by Asera:

         -        All cash and cash equivalents in excess of $650,000;

         - All accounts receivable, subject to adjustment as more fully described below;

         - All equipment, machinery, computer hardware and software, materials, prototypes, tools, supplies, vehicles, furniture and fixtures;

         - All raw materials, work-in-process and finished goods inventory;

         -        All intellectual property;

         -        Certain customer lists;

         -        Certain of Asera's contracts; and

         -        All advertising, marketing and promotional materials.

         To the extent that the cash and cash equivalents of Asera as of the closing were less than $650,000, we agreed that Sherwood Partners could retain an amount of cash proceeds received by it on behalf of Asera from the collection of accounts receivable equal to that shortfall.

         We specifically did not acquire from Sherwood Partners certain of the assets of Asera including the capital stock or assets of Asera's wholly owned subsidiaries, Asera Ltd. (UK), Asera GmbH (Germany) and Asera India (India), or any real property leases to which Asera or any of its subsidiaries was a party.

         We also offered employment to key Asera employees, of which 44 accepted and remained employed by us as of March 31, 2003.

Consideration for the Asera Assets

         As consideration for the assets, we assumed the following liabilities and indebtedness of Asera:

         - $1,065,213.80 of secured debt of Asera owing to Venture Lending & Leasing III, Inc., Third Coast Capital, Venture Banking Group, GATX Ventures, Inc. and Heller Financial Leasing, Inc.;

         -        $506,440.37 of secured debt of Asera owing to Comdisco
                  Ventures, Inc.;

         - $2,112,525 of secured debt of Asera (plus accrued but unpaid interest) owing to bridge lenders, including KPCB Holdings; and

         - The obligations of Asera arising under certain maintenance and other contracts.

         On January 8, 2003, we paid off in full the debt described in the first two bullet points above. Additionally, subject to shareholder approval, as discussed in greater detail below, we agreed to convert the assumed bridge debt described in the third bullet point above into 1,646,129 shares of our common stock and the right to receive, in certain circumstances, an aggregate of $301,782.32 in cash.

         As further consideration for the purchased assets, subject to shareholder approval, we agreed to issue to Sherwood Partners, for the benefit of unsecured creditors of Asera, a warrant to purchase up to 20,000 shares of our common stock. The issuance of this creditor warrant, and its material terms, are described in greater detail below. We also agreed to deliver from time to time, in our sole and absolute discretion, cash to Sherwood Partners for the purpose of directing Sherwood Partners to pay certain unsecured creditors of Asera. In determining whether to deliver any cash payments to Sherwood for this purpose, we would consider a number of factors including the type, size and validity of the unsecured claim which the unsecured creditor may have against Asera as well as the continuing or prospective business relationship which the unsecured creditor has or may have with our company. Under no circumstances will these cash payments exceed $500,000 in the aggregate.

         The amount of consideration paid by us in connection with the asset acquisition was determined through arm's length negotiation between us and Sherwood Partners, solely as assignee for the benefit of Asera's creditors.

Representations and Warranties

         Because we entered into the asset purchase agreement with Sherwood Partners, solely as assignee for the benefit of Asera's creditors, rather than Asera, the agreement varied from those typically used in asset acquisitions. For example, there were very few representations and warranties given by Sherwood Partners, as seller, and the assets were conveyed to us on an "as is" basis (or, in other words, without warranties).

Closing Conditions

         The asset purchase agreement for the Asera asset acquisition contained customary conditions to closing, including the accuracy of representations, delivery of closing documentation, as well as the consent to the purchase by certain secured creditors of Asera, including the bridge lenders. However, since the asset purchase agreement was signed and closed simultaneously, these closing conditions did not cause any delay in the consummation of the transaction.

BACKGROUND OF THE ASERA ASSET ACQUISITION

         In early to mid-2002, we had several discussions with Asera regarding a potential business alliance in order to take advantage of perceived synergies between our companies. At that time, the transaction was not proposed to be in the form of an acquisition, but rather as a joint marketing or original equipment manufacturing arrangement. Subsequently, we decided not to pursue a transaction upon learning that Asera was experiencing some financial and restructuring difficulties.

         In or about October of 2002, our president, Ravindra Koka, was approached by Asera, which indicated that Asera had engaged an investment banking firm to assist Asera with a potential strategic relationship or acquisition. Mr. Koka presented the possibility of an acquisition of Asera to our board of directors. However, given our own financial and restructuring situation at the time, our board decided that it needed more information both on Asera's and our financial position before any action could be taken.

         In November of 2002, our management had further discussions with Asera, including meetings with Asera management in California and New York to further explore a possible business transaction. At that point, the board delegated responsibility to a special committee comprised of Radha Basu, Abe Ostrovsky and Glen Chatfield to assist our management in assessing a possible transaction with Asera. In November of 2003, a meeting of the special committee of our board of directors was convened to hear a presentation by our management on the possibility of an Asera transaction.

         On December 13, 2002, a day-long meeting was held in Pittsburgh, Pennsylvania among representatives of Asera, KPCB Holdings and us to discuss a possible transaction between us and Asera involving the acquisition by us of certain assets of Asera. In attendance at the meeting were Vinod Khosla of Kleiner, Perkins, Caufield & Byers and a member of Asera's board of directors, David Murphy and John Keast of Asera, Ravindra Koka, Shankar Krish and Richard Goldbach of our company, all three members of the special committee of our board of directors and Daniel Wessels and Neil Siegel of the law firm of Cohen & Grigsby, P.C., our outside legal counsel. At the day-long meeting, the parties discussed operational and management synergies, as well as the benefits of expanded product offerings and customer service capabilities that we might obtain from a possible transaction with Asera. The parties also discussed various structures that a proposed transaction might take, including a potential assignment by Asera to Sherwood Partners for the benefit of its creditors.

         Following the December 13 meeting, the relevant parties engaged in a series of communications with respect to the proposed transaction, and the special committee of our board of directors held several meetings to discuss the proposed transaction, including a meeting on December 18, 2002, at which outside counsel was present to discuss several legal questions regarding the proposed transaction.

         On December 26, 2002, Mr. Koka met in Belmont, California with representatives of Asera and Sherwood Partners to discuss the proposed transaction. On December 27, Mr. Koka was joined by Messrs. Goldbach and Krish, as well as legal counsel from Cohen & Grigsby, to negotiate further terms of a proposed transaction and to conduct legal and financial due diligence. Meetings and conference calls were held between SEEC and Asera representatives, SEEC and representatives of Sherwood Partners, and SEEC and representatives of KPCB Holdings. Following those meetings, the special committee of our board of directors held several meetings to discuss the proposed transaction. Negotiations by telephone and by e-mail continued among all of the relevant parties.

         On Sunday, December 29, our board of directors held a special meeting, via telephone, to discuss the proposed transactions, including the proposed Asera asset acquisition, the assumption of indebtedness and the

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proposed consulting agreement. Our outside counsel was present at the meeting and assisted in the discussions. Negotiations, legal work on the transaction documents and due diligence continued through the week of December 29.

         On Friday, January 3, 2003, our board of directors held another special meeting to discuss the proposed transaction and all open issues. Among other items, this meeting focused on the strategic rationale for and the terms of the proposed asset acquisition, as well as Asera's intellectual property portfolio. Negotiations, legal preparation and due diligence continued following that meeting.

         On Saturday, January 4, 2003 our board of directors held another special meeting to continue to discuss the proposed transaction and all open issues. Among other items, the board focused on the proposed structure of the transaction and the effects of, and protections afforded by, Asera's assignment for the benefit of creditors to Sherwood Partners, as well as certain issues uncovered in the due diligence conducted by our legal counsel and our personnel. Representatives of Cohen & Grigsby also discussed the board's fiduciary duties in considering the proposed transaction. Negotiations and legal drafting continued following that meeting.

         On Sunday, January 5, 2003, our board of directors met to continue to discuss the proposed transaction and all open issues. Among other items, the board discussed timing, dilution, expenses, post-closing integration, synergies, and legal and regulatory requirements. At the end of that board meeting, our board of directors formally and unanimously approved the Asera asset acquisition, including the related debt conversion, creditor warrant and consulting warrants. Negotiations and document preparation continued until the closing on January 8, 2003.

FACTORS CONSIDERED IN APPROVING THE ASERA ASSET ACQUISITION

         At a meeting held on January 5, 2003, our board of directors concluded that the Asera asset acquisition, the bridge conversion and the warrant issuances were in the best interests of our company and our shareholders. Accordingly, our board of directors unanimously approved the Asera asset acquisition, the bridge conversion and the warrant issuances. The summary set forth below briefly describes certain of the reasons, factors and information taken into account by our board of directors in reaching its conclusion. Our board of directors did not assign any relative or specific weights to the factors considered in reaching such determination and individual directors may have given differing weights to different factors.

         In reaching its determination, our board consulted with management and legal advisors and carefully considered a number of factors, including:

         - The potential strategic benefits derived from the Asera asset acquisition, including the ability to expand and enhance our comprehensive product offerings, expand our market opportunities, increase our global presence and expand our potential customer base.

         - The potential revenue synergies including cross-selling opportunities for our combined product offering to our expanded customer base.

         - Historical information concerning Asera's and our business, operations, financial condition, earnings, technology and management including our familiarity with, and the results of our due diligence review of, the purchased Asera assets and Asera's business, operations, financial condition and earnings.

         - Our management's view of the financial condition, results of operations and business of our company before and after giving effect to the Asera asset acquisition and the transaction's effect on our shareholder value.

         - The terms of the asset purchase agreement and the consideration to be paid by us in the Asera asset acquisition.

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         -        The structure of the Asera asset acquisition as an acquisition of certain of the assets and liabilities of Asera from Sherwood Partners, as assignee for the benefit of Asera's creditors.

         - The terms of the consent and agreement relating to the bridge conversion.

         -        The terms of the consulting agreement and consulting warrants.

         - The possibility, as an alternative to the Asera asset acquisition, of pursuing an acquisition of, or a business combination or joint venture with, another entity.

         - The impact which the issuance of additional shares of our common stock in connection with the debt conversion and the warrant issuances would have on our shareholders.

         - The fact that KPCB Holdings and its affiliates would hold approximately 30.8% of our common stock then outstanding upon completion of the bridge conversion and up to 45.9% of our common stock then outstanding upon the full exercise of each of the consulting warrants.

         - The synergies that should result from combining certain assets and employees of Asera with our company and the challenges associated with such integration.

         - The fact that we would be leveraged prior to the conversion of the bridge debt.

         - The possibility that our shareholders would not approve the debt conversion or that we may not satisfy the other conditions to effect the bridge conversion, in which case the bridge debt would have to be paid by us in full, although after its stated maturity date.

         - The various operational and integration issues (e.g., marketing, personnel, product positioning and other matters) that would be associated with the proposed transaction.

         In its decision to approve the Asera asset acquisition, the bridge conversion and warrant issuance, the most important benefits identified by our board were the following:

         - Our management's belief that the Asera asset acquisition would enhance our potential to realize improved long-term operating results and achieve a stronger financial position.

         - The belief that the Asera asset acquisition would enable us to broaden our mission and enhance our technology and product offerings. Prior to the Asera asset acquisition, our product offerings focused primarily on providing a software platform and vertical business components that enable our customers to reuse first-generation host applications to build configurable composite applications in a service oriented architecture. Asera's technology expanded our product offerings by providing capabilities for leveraging second generation legacies such as packaged applications for enterprise resource planning.

         - The belief that the Asera asset acquisition would enable us to broaden our industry focus and enhance our revenue and market opportunities. Prior to the Asera asset acquisition, our product offerings focused on providing integrated customer service and product configuration and pricing for the insurance and financial services industries. Asera's product offerings expanded our industry focus to include order management and supply chain management for resource industries (chemicals, energy, metals, forestry/paper) and high technology manufacturing companies.

         - The potential revenue opportunities derived from access to Asera's larger customer base.

         - The belief that the Asera asset acquisition would enhance our potential to offer customers additional ways to leverage their existing substantial technology investments into new applications and to deliver configurable cross enterprise business processes and associated technology support in a cost effective and timely manner.

         - The potential synergies that could potentially be realized by leveraging the strengths of both organizations while eliminating redundancies.

         - The belief that the terms of the Asera asset acquisition, the bridge conversion and the warrant issuances were reasonable.

         -        The technical expertise and experience of Asera's employees.

         - The opportunity for our shareholders to participate in the potential growth of our company after the Asera asset acquisition.

         Potential risks or other negative factors identified by our board of directors included the following:

         - The risk that the potential benefits and cost synergies of the Asera asset acquisition may not be realized.

         - The challenges and costs of integrating the assets and employees of Asera with our company and management and employee disruption associated with the Asera asset acquisition.

         - The diversion of management focus and resources from other strategic opportunities and operations matters for an extended period of time.

         - The risk that despite our efforts key Asera personnel might not remain employed with our company.

         - The risk that we may be unable to migrate Asera's customer base to our product offerings.

         - The risk that our financial results will not meet expectations given the current market environment.

         - The dilutive effect resulting from the issuance of our common stock in connection with the debt conversion and the exercise of the consulting and creditor warrants described elsewhere in this proxy statement.

         - The risk that the debt conversion and warrant issuance could result in an acceleration of certain outstanding options under the terms of our 1997 stock option plan.

         - The fact that we would be leveraged prior to the conversion of the bridge debt, and the possibility that if our shareholders do not approve the debt conversion or we are unable to satisfy the other conditions, we would be required to pay the bridge debt in full.

         - The risks associated with the structure of the Asera asset acquisition in which we acquired the Asera assets from Sherwood Partners following the assignment for the benefit of creditors transaction including the limited representations and warranties and indemnification provisions we received from Sherwood Partners in the asset purchase agreement.

         - The ownership interest which KPCB Holdings would hold, and the significant influence which KPCB Holdings would have on us and our business, if the bridge conversion and warrant issuances are completed.

         The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive but includes the material factors considered by our board of directors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by our board of directors, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, our board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, our board of directors conducted an overall analysis of the factors described above,

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

including discussions with our management and legal, financial and accounting advisors. In considering the factors described above, individual members of our board of directors may have given different weight to different factors. Our board considered all these and other factors as a whole and believed the factors supported its determination to approve the Asera asset acquisition, the bridge conversion and the warrant issuances.

         AFTER TAKING INTO CONSIDERATION ALL OF THE FACTORS SET FORTH ABOVE AND OTHER FACTORS, OUR BOARD OF DIRECTORS UNANIMOUSLY CONCLUDED THAT THE ASERA ASSET ACQUISITION, THE BRIDGE CONVERSION AND THE WARRANT ISSUANCES WERE CONSISTENT WITH AND IN FURTHERANCE OF THE LONG-TERM BUSINESS STRATEGY OF SEEC AND IN THE BEST INTERESTS OF SEEC AND OUR SHAREHOLDERS AND THAT WE SHOULD PROCEED WITH THE ASERA ASSET ACQUISITION, THE BRIDGE CONVERSION AND THE WARRANT ISSUANCES.

NO VOTE; NO APPRAISAL RIGHTS

         Our board of directors unanimously approved the Asera asset acquisition on January 5, 2003, and that transaction was completed on January 8, 2003. No shareholder vote was required for the Asera asset acquisition to be completed. Under Pennsylvania law, our shareholders do not have any "dissenters' rights" or rights to an appraisal of the value of their shares in connection with the Asera asset acquisition. Although Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, which provides rights similar to appraisal rights, could apply to the bridge conversion and the issuance of the consulting warrants, we are requesting as a part of the bridge conversion and warrant issuance proposal that our shareholders approve an amendment to our articles of incorporation to provide that we are not subject to Subchapter E.

ACCOUNTING TREATMENT OF THE ASERA ASSET ACQUISITION

         The Asera asset acquisition has been accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

MATERIAL FEDERAL TAX CONSEQUENCES OF ASERA ASSET ACQUISITION AND BRIDGE
CONVERSION

         The following discussion is not tax advice. This discussion summarizes the material U.S. federal income tax consequences to us of the Asera asset acquisition and the bridge conversion under the Internal Revenue Code, or the Code, existing regulations under the Code, including final, temporary or proposed regulations, and current administrative rulings and court decisions, all of which are subject to change, retroactively or prospectively, and possibly to differing interpretations.

         None of our company, Sherwood Partners or Asera has requested, or, to our knowledge, plans to request, any ruling from the Internal Revenue Service with regard to any of the U.S. federal income tax consequences of the transactions described in this proxy statement, and the statements in this proxy statement are not binding on the IRS or any court. Thus, there can be no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

         The Asera asset acquisition will be treated as a taxable purchase of assets for federal income tax purposes. We will take a tax basis in the Asera assets equal to the amount it paid for such assets, including the amount of Asera debt that SEEC assumed. The issuance by us of shares of our common stock to the bridge lenders upon conversion of the bridge debt that we assumed in connection with the Asera asset acquisition should not result in income from the discharge of indebtedness to us. Assuming the fair market value of our stock distributed in satisfaction of the bridge debt is equivalent to the amount of debt being discharged, we should qualify for the exception to income from the discharge of indebtedness provided for in Code Section 108(e)(8).

         The foregoing discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences or any other consequences of the Asera asset acquisition and the bridge conversion.

REGULATORY APPROVALS

         No U.S. or foreign regulatory approvals were implicated in the Asera asset acquisition.

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                      PRIVATE PLACEMENT AND RELATED MATTERS

GENERAL

         On January 8, 2003, the same date as the Asera asset acquisition, we sold 1,205,354 shares of our common stock to KPCB Holdings, as nominee, for cash consideration of $1,301,782.32, or $1.08 per share. Based on 7,319,992 shares of our common stock outstanding as of June 11, 2003, this represents approximately 16.5% of our common stock then outstanding (including the private placement shares). These shares of common stock were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act.

         Although the private placement occurred at the same time as the Asera acquisition, we believe it was a separate and independent transaction from the Asera asset acquisition and from the matters for which shareholder approval is being sought in this proxy statement. The private placement transaction was not contractually conditioned on any of the transactions described in this proxy statement. Further, we did not use the proceeds from the private placement transaction as consideration for the Asera assets. The private placement transaction is completed and will not be affected if our shareholders do not approve the matters set forth in bridge conversion and warrant issuance proposal.

         No shareholder approval was required in connection with the private placement transaction. The private placement transaction is being discussed in this proxy statement because it occurred simultaneously with the Asera asset acquisition, and because each of the Asera asset acquisition, the matters being discussed in this proxy statement, and the private placement transaction involve KPCB Holdings. We believe that an understanding of the material terms of the private placement transaction is important to a full understanding of the matters being proposed in this proxy statement.

BACKGROUND AND REASONS FOR THE PRIVATE PLACEMENT TRANSACTION

         Prior to the Asera asset acquisition, KPCB Holdings, as nominee, had been the majority shareholder of Asera and the holder of a substantial portion of the bridge debt. In addition, Vinod Khosla of Kleiner, Perkins, Caufield & Byers and one of our directors, served as a member of Asera's board of directors. At the same time that we held discussions with Asera and Sherwood Partners concerning a potential Asera asset acquisition and related matters, we also held discussions with KPCB Holdings concerning a potential investment in us by KPCB Holdings in a private placement transaction.

         We were aware of the reputation of KPCB Holdings in assisting technology companies in their development and operations, as well as KPCB Holdings' extensive industry contacts. Our board determined that our value could potentially be enhanced if KPCB Holdings made a significant investment in us because it would provide them with a financial motivation to assist us in our future development and operations. We also believed that entering into a significant relationship with KPCB Holdings would enhance our ability to realize additional value from the Asera asset acquisition.

COMMON STOCK PURCHASE AGREEMENT

         The private placement transaction occurred pursuant to the terms of a common stock purchase agreement dated January 8, 2003 between us and KPCB Holdings. The common stock purchase agreement contained customary provisions, including mutual representations and warranties and indemnification provisions. The common stock purchase agreement also included registration rights provisions and board representation rights, both of which are discussed below.

         The purchase price per share for the private placement shares was determined through arm's length negotiations between us and KPCB Holdings and was based upon the average closing price of our common stock as quoted on the Nasdaq National Market during the thirty (30) trading day period immediately prior to January 7, 2003.

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

         Any of our shareholders who wishes to obtain a copy of the common stock purchase agreement may do so by submitting a written request to our corporate secretary at our principal offices at Park West One, Suite 200, Cliff Mine Road, Pittsburgh, PA 15275.

REGISTRATION RIGHTS ASSOCIATED WITH PRIVATE PLACEMENT SHARES

         The common stock purchase agreement for the private placement transaction contained registration rights provisions. These provisions require us to prepare and file a Form S-3 registration statement under the Securities Act of 1933, registering the resale from time to time of the private placement shares. Consequently, we filed a Form S-3 with the SEC on April 7, 2003, which has not yet been declared effective. We are obligated to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement continuously effective until the earlier of:

         - the date that is the later of (a) January 8, 2005, or (b) the date that neither KPCB Holdings or any of its affiliates is deemed to be an "affiliate" of our company;

         - the date on which all unsold securities registered on such registration statement may be sold in a single three-month period under Rule 144 promulgated under the Securities Act of 1933; and

         - the date that all securities registered on such registration statement have been resold.

         We may suspend use of the registration statement for a period of up to 90 days in any 12 month period if, among other conditions, our board of directors determines in good faith and upon advice of counsel that such registration would be substantially contrary to the best interest of our company because it either (a) would require the disclosure of material non-public information prior to the time such information would otherwise be disclosed or
(b) would materially interfere with a material transaction or negotiations relating to such a transaction. We have agreed to bear all of the expenses incurred in connection with such registration other than expenses relating to any underwriting discounts and selling commissions, which shall be borne by KPCB Holdings. The registration rights provisions also contains customary cross-indemnification covenants between KPCB Holdings and us.

BOARD OF DIRECTOR RIGHTS; DESIGNEES

         The common stock purchase agreement also contained several provisions relating to the size and composition of our board of directors. We agreed to increase to eight the number of directors comprising our board. We also agreed that, for so long as KPCB Holdings owns at least 200,000 shares of the private placement shares, we will use our best efforts to cause two designees of KPCB Holdings to be appointed to our board of directors. Effective as of the closing of the private placement transaction, Vinod Khosla was named to our board of directors as one of these two designees. KPCB Holdings has not yet designated its second nominee. We also agreed to cause a third individual to be appointed to our board of directors who is mutually acceptable to KPCB Holdings and to the other members of our board of directors. This third director has not yet been appointed. Each of the foregoing directors elected to our board is to be fully covered by our existing directors' and officers' liability insurance.

ACCELERATED VESTING OF OPTIONS UPON CLOSING OF PRIVATE PLACEMENT TRANSACTION

         Under our 2000 non-employee directors stock option plan, the acquisition by any person or group of shares representing 10% or more of all votes to which all of our shareholders would be entitled in the election of directors causes accelerated vesting of all previously unvested options under that plan. Since KPCB Holdings acquired in excess of 10% of our outstanding common stock in the private placement transaction, the vesting of all unvested options under that plan accelerated. Accordingly, options representing the right to acquire approximately 90,000 shares of our common stock automatically vested upon the closing of the private placement transaction on January 8, 2003. Each of our non-employee directors has agreed to waive such accelerated vesting with respect to the private placement transaction as well as the matters described in this proxy statement.

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                     BRIDGE CONVERSION AND WARRANT ISSUANCES

GENERAL

         Our board of directors has approved, and it is recommending that our shareholders approve, as one proposal:

         - the issuance of 1,646,129 shares of our common stock to the bridge lenders including KPBCB Holdings, as nominee, upon the conversion of certain secured bridge debt owing to the bridge lenders that we assumed in the Asera asset acquisition;

         - the issuance to Sherwood Partners, for the benefit of unsecured creditors of Asera, of a warrant to acquire up to 20,000 shares of our common stock;

         - the issuance to KPCB Holdings of warrants to acquire up to an aggregate of 2,500,000 shares of our common stock in exchange for consulting services; and

         - an amendment to our articles of incorporation to provide that Subchapter E, an anti-takeover provision, does not apply to us or our shareholders.

BRIDGE CONVERSION

         Assumption of Bridge Debt

         As partial consideration for the assets we acquired in the Asera asset acquisition, we assumed from Sherwood Partners $2,112,525 (plus accrued interest) of senior secured debt that was owed by Asera to its bridge lenders, including KPCB Holdings, as nominee. As of June 11, 2003, the accrued interest under the bridge debt was $96,000, bringing the total bridge debt to $2.208 million. KPCB Holdings holds approximately 95% of the bridge debt. The asset purchase agreement is described in more detail in the section entitled "Asera Asset Acquisition and Related Transactions," and a copy of the asset purchase agreement (excluding exhibits thereto) is attached as Annex A to this proxy statement.

         Bridge Loan Assumption Agreement

         Our assumption of the bridge debt was also reflected in a bridge loan assumption agreement dated January 8, 2003 among Sherwood Partners (solely as assignee for the benefit of Asera's creditors), KPCB Holdings (as nominee and in its capacity as the collateral agent for and on behalf of the bridge lenders), and us. Under the bridge loan assumption agreement, we assumed from Sherwood Partners the $2,115,525, plus accrued but unpaid interest thereon, owed to the bridge lenders in exchange for, among other things, the bridge lenders' waiver of prior defaults of Asera under the documentation previously evidencing the bridge debt. We also agreed with the bridge lenders that we would only be bound by certain of the covenants and restrictions contained in such prior documentation.

         Consent and Agreement

         Concurrently with our completion of the Asera asset acquisition, we entered into a consent and agreement dated January 8, 2003 with KPCB Holdings (as nominee and in its capacity as collateral agent for all of the bridge lenders), and Sherwood Partners, solely as assignee for the benefit of creditors of Asera. The foregoing is only a summary of the terms of the consent and acknowledgment agreement and might not include all of the information that is important to you. For more complete information, we urge you to the consent and acknowledgement agreement, copy of which is attached as ANNEX B to this proxy statement. Pursuant to the terms of the consent and agreement, KPCB Holdings, in its capacity as the collateral agent for and on behalf of the bridge lenders:

         - consented to Asera's making of a general assignment for the benefit of creditors and naming Sherwood Partners as the assignee;

         - consented to the Asera asset acquisition between Sherwood Partners and us; and

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

         - agreed that, subject to certain conditions, all of the bridge debt (and accrued interest) assumed by us would convert into 1,646,129 shares of our common stock (which would be ratably distributed among the bridge lenders based on their respective loan amounts).

         We also agreed in the consent and agreement that upon such bridge conversion, we would pay to KPCB Holdings (in its capacity as collateral agent for and on behalf of the bridge lenders) a cash payment of $301,782.32, which would be allocated among each bridge lender who, during the period commencing on January 8, 2003 and ending on the date of the bridge conversion, acquired at least its pro-rata share (based on the amount of bridge debt held by such lender) of 1,000,000 shares of our common stock. As of June 11, 2003, KPCB Holdings was the only bridge lender that purchased its full pro rata amount of these shares (in connection with the private placement transaction described elsewhere in this proxy statement). Accordingly, if conversion of the bridge debt were to occur in the manner described herein, KPCB Holdings would receive the full cash payment of $301,782.32.

         Pursuant to the terms of the consent and agreement, if the satisfaction of the conditions to the conversion of the bridge debt, including shareholder approval of such conversion, does not occur by August 15, 2003, the actual bridge debt (with accrued interest) will be immediately due and payable by us on such date. This due date is later than the due date originally established for the bridge debt.

         If the bridge conversion and warrant issuance proposal is approved by our shareholders and the other conditions are satisfied, the bridge debt (excluding the additional cash payment) will convert at the ratio of approximately $1.10 per share. On January 7, 2003, the last full trading day before the closing of the Asera asset acquisition, the last per share sales price for our common stock on the Nasdaq National Market was $1.10. As of March 31, 2003, the end of our fiscal year 2003, the per share book value of our common stock (determined by dividing our shareholders' equity by the number of our outstanding shares) was $1.65 per share. Accordingly, the bridge debt will convert at a price that is equal to the price per share sales price of our common stock as of January 8, 2003, but lower than the per share book value of our common stock as measured as of March 31, 2003.

         The conversion price of the bridge debt was determined through arm's length negotiations between us and KPCB Holdings and was based upon the last per share sales price for our common stock on the Nasdaq National Market on January 7, 2003, the last full trading day before the closing of the Asera acquisition.

         Registration Rights Associated with Bridge Shares

         Under the terms of the consent and agreement, we agreed to prepare and file no later than ten days following the date of conversion of the bridge debt a registration statement on Form S-3 under the Securities Act of 1933, registering the resale from time to time by the bridge lenders of any of the shares issued upon the bridge conversion. We are obligated to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement continuously effective until the earlier of:

         - the date that is the later of (a) the second anniversary of the bridge conversion or (b) the date that neither any bridge lender (including KPCB Holdings) or any of its affiliates is deemed to be an "affiliate" of us;

         - the date on which all unsold securities registered on such registration statement may be sold in a single three-month period under Rule 144 promulgated under the Securities Act of 1933; and

         - the date that all securities registered on such registration statement have been resold.

         We may suspend use of the registration statement for a period of up to 90 days in any 12 month period if, among other conditions, we determine in good faith and upon advice of counsel that such registration would be substantially contrary to the best interest of our company because it either (a) would require the disclosure of material non-public information prior to the time such information would otherwise be disclosed or (b) would

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

materially interfere with a material transaction or negotiations relating to such a transaction. We have agreed to bear all of the expenses incurred in connection with such registration other than expenses relating to any underwriting discounts and selling commissions, which shall be borne by the bridge lenders. The registration rights provisions contain other customary covenants and obligations on both us and the bridge lenders, including customary cross-indemnification covenants between the bridge lenders and us.

         Conditions to and Timing of the Bridge Conversion

         The obligations of the bridge lenders to complete the bridge conversion are subject to the satisfaction or waiver of each of the following conditions:

         -        the closing of the Asera asset acquisition must have occurred;

         - all necessary corporate approvals of our company required to effect the bridge conversion must have been obtained including the approval of the shareholders of the bridge conversion and warrant issuance proposal described elsewhere in this proxy statement;

         - all necessary permits, authorizations, consents, notices and approvals as may be required to effect the bridge conversion under applicable laws must have been obtained;

         - the representations and warranties of our company contained in the consent and agreement must be true and correct immediately prior to the completion of the debt conversion except in each case, or in the aggregate, where the failure to be true and correct does not constitute a material adverse effect on us; and

         - KPCB Holdings, in its capacity as collateral agent for and on behalf of the bridge lenders, must have received from our counsel a legal opinion, addressed to the bridge lenders.

         The obligations of our company to complete the debt conversion are subject to the satisfaction or waiver of each of the following conditions:

         -        the closing of the Asera asset acquisition must have occurred;

         - all necessary corporate approvals of our company required to effect the bridge conversion must have been obtained including the approval of the shareholders of the bridge conversion and warrant issuance proposal described elsewhere in this proxy statement;

         - all necessary permits, authorizations, consents, notices and approvals as may be required to effect the bridge conversion under applicable laws must have been obtained; and

         - we must have received from each bridge lender an investor representation letter.

         We anticipate that, if approved by our shareholders and assuming the other conditions are satisfied, the bridge conversion will occur immediately following the annual meeting.

         Effects of Bridge Conversion

         The issuance of common stock upon conversion of the bridge debt would impact our shareholders in several ways. Among these, the bridge conversion would result in a dilution in the percentage ownership interest of our existing shareholders. If bridge conversion and warrant issuance proposal is approved by our shareholders, the bridge debt would be converted into 1,646,129 shares of our common stock. Based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003, this would represent approximately 22.5% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of the consulting warrants or creditor warrant).

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

         The bridge conversion would also result in a dilution to our per share book value. On a pro forma combined basis, the per share book value of our common stock as of March 31, 2003 was $1.65 per share. If the debt conversion had occurred immediately prior to that date, the per share book value of our common stock would have been $1.55. See, the "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 53.

         Additionally, the bridge conversion could result in the accelerated vesting of certain stock options granted under our 1997 stock option plan. As of June 11, 2003, our 1997 stock option plan provides that all stock options granted under the plan will automatically become fully exercisable upon the occurrence of certain events described in the plan including any transaction or series of transactions in which any person (or group deemed a person under Section 13(d)(3) of the Exchange Act of 1934) becomes a beneficial owner of 20% or more of our common stock then outstanding. Our board of directors intends to adopt an amendment to the 1997 stock option plan to grant the Board the authority to determine whether a change of control (as defined in the 1997 stock option plan) will accelerate the vesting of stock options under the 1997 stock option plan. However, this amendment will not be effective with respect to certain options granted prior to the effective date of the amendment. We are currently seeking the agreement of holders of such options to be bound by the terms of the amendment. However, we cannot guarantee that we will be successful in obtaining these agreements. If we do not obtain any these agreements, options to acquire up to 166,100 shares of our common stock under the 1997 stock option plan will automatically vest upon the closing of the bridge conversion. The exercise prices for these options are between $1.09 and $1.34 per share.

         Lastly, the issuance of shares of our common stock to KPCB Holdings in the bridge conversion, taken together with the issuance of the shares of our common stock upon the full exercise of the consulting warrants, would result in KPCB Holdings and its affiliates having an even greater percentage ownership of our company than they currently have. As a result, KPCB Holdings and its affiliates would have significant influence over the management and direction of our company. For a description of the potential ownership interest which KPCB Holdings and its affiliates could have in our company after the completion of the transactions described in the bridge conversion and warrant issuance proposals set forth in this proxy statement, see "Bridge Conversion and Warrant Issuance- Interests of Certain Persons" on page 41.

         If our shareholders do not approve the bridge conversion and warrant issuance proposal or if our shareholders do approve the bridge conversion and warrant issuance proposal but we are unable to satisfy the other conditions to the bridge conversion, the entire bridge debt (including accrued interest) will remain outstanding and will become immediately due and payable on August 15, 2003. On August 15, we will owe the bridge lenders $2.208 million, which represents $2,112,525 in principal and $96,000 in accrued interest.

         Shareholder Approval Requirements for Bridge Conversion

         As a company quoted on the Nasdaq National Market, we are subject to the Marketplace Rules of the NASD. Although we were not required to obtain shareholder approval in connection with the Asera acquisition itself, we are required under Marketplace Rule 4350(i) to seek shareholder approval of our proposed issuance of common stock upon the bridge conversion for the following three reasons.

         First, Marketplace Rule 4350(i)(1)(B) requires shareholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company. Our proposed issuance of common stock to KPCB Holdings as a result of the bridge conversion and/or upon exercise of the consulting warrants, when considered together with our previous issuance to KPCB Holdings in connection with the private placement transaction, may be deemed to be a change of control under the Marketplace Rules, although it is our position that these securities issuances will not result in a change of control.

         Second, Marketplace Rule 4350(i)(1)(C)(ii) requires shareholder approval prior to the issuance of securities "in connection with" the acquisition of the stock or assets of another company, where due to the present issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) is or will be in excess of 20% of the outstanding common stock prior to the issuance or (b) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. Because the bridge debt to be converted into our common stock in the bridge conversion was assumed in the Asera asset acquisition, such issuance could be deemed to be "in connection with" the Asera asset acquisition. In addition, the bridge debt would convert into a total of 1,646,129 shares of our common stock. Based on the 7,319,992 shares of our common stock outstanding as on June 11, 2003, this would constitute approximately 22.5% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of the consulting warrants or creditor warrant).

         Finally, Marketplace Rule 4350(i)(1)(D)(ii) requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the issuance by us of our common stock (or securities convertible into or exercisable for common stock) equal to: (a) 20% or more of the common stock, or (b) 20% or more of the voting power outstanding before the issuance, in either case for a price that is less than the greater of the book or market value of the stock. As noted above, the bridge debt would convert into a total of 1,646,129 shares of our common stock, or approximately 22.5% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of the consulting warrants or creditor warrant). Without taking into consideration the cash payment of $301,782.32 to be paid by us to the bridge lenders upon conversion of the bridge debt, the bridge debt will convert at a rate of approximately $1.10 per share. As of March 31, 2003, the per share book value of our common stock was $1.65 per share. Accordingly, the bridge conversion will convert at a price that is lower than the per share book value of our common stock as measured as of March 31, 2003.

CREDITOR WARRANT

         General

         Under the terms of the asset purchase agreement, as partial consideration for our purchase of the Asera assets from Sherwood Partners, we agreed to issue to Sherwood Partners for the benefit of the unsecured creditors of Asera, a warrant to purchase up to 20,000 shares of our common stock. A copy of the asset purchase agreement is attached as ANNEX A to this proxy statement. Any proceeds received by Sherwood Partners upon the exercise of the creditor warrant must be used solely for the benefit of Asera's unsecured creditors and not for its own benefit.

         Creditor Warrant

         The creditor warrant entitles Sherwood Partners, solely as assignee for the benefit of Asera's unsecured creditors, to purchase from us up to 20,000 shares of our common stock at an exercise price of $1.35 per share. This warrant may be exercised at any time from the date it is issued until the second anniversary of its date of issuance. The warrant may be exercised for cash or through cashless net exercise.

         On January 7, 2003, the last full trading day before the closing of the Asera asset acquisition, the last per share sales price for our common stock on the Nasdaq National Market was $1.10. As of March 31, 2003, the end of our fiscal year 2003, the per share book value of our common stock (determined by dividing our shareholders' equity by the number of our outstanding shares) was $1.65 per share. Accordingly, the exercise price of the creditor warrant will be higher than the per share sales price of our common stock as of January 8, 2003, but lower than the per share book value of our common stock as measured as of March 31, 2003.

         The exercise price of the creditor warrant was determined through arm's length negotiations between us and Sherwood Partners, solely as assignee for the benefit of Asera's creditors.

         The foregoing is only a summary of the terms of the creditor warrant and might not include all of the information that is important to you. For more complete information, we urge you to read the creditor warrant in its entirety, a copy of which is attached as ANNEX C to this proxy statement.

         Conditions to and Timing of the Issuance of Creditor Warrant

         The issuance of the creditor warrant is subject to the approval of our shareholders as described in this proxy statement. We anticipate that, if approved by our shareholders, the creditor warrant will be issued immediately following the annual meeting.

         Effect of Issuance of Creditor Warrant

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

         Due to the limited number of shares issuable upon exercise of the creditor warrant, we do not believe that either the issuance or the exercise of the creditor warrant will have a material effect on our shareholders.

         If our shareholders do not approve the bridge conversion and warrant issuance proposal, the creditor warrant will not be issued to Sherwood Partners. This will result in fewer assets being available for Sherwood Partners to satisfy unsecured creditors of Asera.

         Shareholder Approval Requirements for Issuance of Creditor Warrant

         Under NASD Marketplace Rule 4350(i), we must obtain shareholder approval prior to an issuance of securities "in connection with" the acquisition of the stock or assets of another company, where due to the present issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) is or will be in excess of 20% of the outstanding common stock prior to the issuance or (b) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. Under the terms of the asset purchase agreement for the Asera asset acquisition, we agreed to issue, subject to shareholder approval, the creditor warrant. Consequently, the creditor warrant is being issued "in connection with" the Asera asset acquisition. Although the creditor warrant is only exercisable for 20,000 shares, representing less than 1% of our outstanding common stock, it is possible that the issuance of shares of our common stock upon exercise of the creditor warrant could be integrated with the shares of stock to be issued upon the bridge conversion or upon exercise of the consulting warrants. In this case, the combined issuance would exceed 20% of our outstanding common stock.

CONSULTING AGREEMENT AND CONSULTING WARRANTS

         Consulting Agreement

         Concurrent with the completion of the Asera asset acquisition, we conditionally entered into a consulting agreement dated January 8, 2003 with KPCB Holdings. Under the consulting agreement, KPCB Holdings will provide consulting services to us for two years, including advice and assistance regarding selling, strategy and operational matters. Additionally, KPCB Holdings will cause Vinod Khosla and certain other partners and employees of Kleiner Perkins Caufield & Byers to be available to provide these services as they and we may agree. The consulting agreement will not be effective, and KPCB Holdings will have no obligation to provide us with, any consulting services until certain conditions are satisfied, including the approval of our shareholders of the bridge conversion and warrant issuance proposal. The foregoing is only a summary of the terms of the consulting agreement and might not include all of the information that is important to you. For more complete information, we urge you to read the consulting agreement in its entirety, a copy of which is attached as ANNEX D to this proxy statement.

         Consulting Warrants

         As consideration for the consulting services provided under the consulting agreement, we agreed to issue to KPCB Holdings three separate warrants to acquire, in the aggregate, up to 2,500,000 shares of our common stock.

         The first consulting warrant is exercisable for up to 1,000,000 shares of our common stock at an exercise price of $1.10 per share. Subject to our receipt of shareholder approval, the warrant will be issued and will be immediately exercisable as of February 8, 2003 for 41,667 shares of common stock. On or after the eighth day of each calendar month after February 8, 2003, through and including December 8, 2004, the warrant will become exercisable for an additional 41,667 shares of stock. On or after January 8, 2005, the warrant will become exercisable for the entire 1,000,000 shares of common stock. In addition, the warrant will automatically become exercisable for the full 1,000,0000 upon certain occurrences, including:

         -        a change of control of our company; or

         - a termination of the consulting agreement by KPCB Holdings as a result of a material breach by us of that agreement.

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

A "change of control" refers to any merger or similar transaction or series of related transactions in which our shareholders immediately prior to such transaction own immediately after such transaction less than fifty percent of the voting power of the surviving entity or its parent. The warrant may be exercised at any time until the fifth anniversary of its date of issuance. The warrant may be exercised for cash or through a cashless net exercise.

         The second consulting warrant is exercisable for 500,000 shares of our common stock at an exercise price of $1.35 per share if our aggregate reported revenues for our fiscal year ending March 31, 2004 (calculated in accordance with generally accepted accounting principles) are at least $16,000,000. Otherwise, the warrant is not exercisable for any shares. The warrant may be exercised at any time on or after April 1, 2004 until April 1, 2009. The warrant may be exercised for cash or through a cashless net exercise.

         The third consulting warrant is exercisable for 1,000,000 shares of our common stock at an exercise price of $1.80 per share if our aggregate reported revenues for our fiscal year ending March 31, 2004 are at least $20,000,000. If our revenues for that fiscal year are between $16,000,000 and $20,000,000, then the warrant will only be exercisable for a pro-rata portion of the full 1,000,000 shares of our common stock. For example, the warrant would be exercisable for 500,000 shares of our common stock if our revenues in that fiscal year are $18,000,000. If our revenues for that fiscal year are $16,000,000 or less, the warrant would not be exercisable for any shares of our common stock. The warrant, if exercisable for any shares, may be exercised at any time on or after April 1, 2004 until April 1, 2009. The warrant may be exercised for cash or through a cashless net exercise.

         If the bridge conversion and warrant issuance proposal is approved by our shareholders and the other conditions are satisfied, the three consulting warrants will have exercise prices of $1.10, $1.35 and $1.80, respectively, with a weighted average of $1.43 per share. On January 7, 2003, the last full trading day before the day on which we executed the consulting agreement, the last per share sales price for our common stock on the Nasdaq National Market was $1.10. As of March 31, 2003, the end of our fiscal year 2003, the per share book value of our common stock (determined by dividing our shareholders' equity by the number of our outstanding shares) was $1.65 per share. Accordingly, the individual exercise price for each of the consulting warrants and the weighted average exercise price for the consulting warrants will be equal to or above the per share sales price of our common stock as of January 8, 2003. While the individual exercise prices of one of the consulting warrants will also be higher than the per share book value of our common stock as measured as of March 31, 2003, the individual exercise prices of the other two consulting warrants and the weighted average exercise price for the consulting warrants will be lower than such per share book value as of such date.

         The terms of the consulting agreement were determined through arm's length negotiations between us and KPCB Holdings.

         The foregoing is only a summary of the terms of the consulting warrants and might not include all of the information that is important to you. For more complete information, we urge you to read the consulting warrants in their entirety, copies of which are attached as ANNEXES E, F AND G to this proxy statement.

         Registration Rights Associated with Consulting Warrants

         Each of the consulting warrants provides that the holder of the stock issuable upon exercise of such warrant shall be provided with certain registration rights, as set forth in a form of registration rights agreement attached to each of the warrants. Subject to limitations specified in the respective agreements, these registration rights include an unlimited number of "piggyback" registration rights in the event that we register any shares of our capital stock under the Securities Act of 1933 for sale to the public (whether for our own account for the account of other security holders). In such event, we would, at the option of the holder of such shares, be obligated to include such shares in the registration statement (subject to limited underwriter cutback in the case of an underwritten offering). We would also be obligated to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement continuously effective until the earlier of:

         - the date that is the later of (a) two years after the anniversary of the issuance date of the consulting warrant to which such registration rights relate, or (b) the date that neither the holder of such warrant or any of its affiliates is deemed to be an "affiliate" of us;

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

         - the date on which all unsold securities registered on such registration statement may be sold in a single three-month period under Rule 144 promulgated under the Securities Act of 1933; and

         - the date that all securities registered on such registration statement have been resold.

         We may suspend use of the registration statement for a period of up to 90 days in any 12 month period if, among other conditions, our board of directors determines in good faith and upon advice of counsel that such registration would be substantially contrary to the best interest of our company because it either (a) would require the disclosure of material non-public information prior to the time such information would otherwise be disclosed or
(b) would materially interfere with a material transaction or negotiations relating to such a transaction. We would be required to bear all registration expenses associated with such registrations, other than underwriting discounts and commissions. The registration rights provisions also contains customary cross-indemnification covenants between the holder of the warrants and us.

         The foregoing is only a summary of the terms of the registration rights. This summary might not include all of the information that is important to you. For more complete information, we urge you to read the registration rights in their entirety, which are part of the consulting warrants, which are attached as ANNEXES E, F, and G to this proxy statement.

         Conditions to and Timing of Issuance of Consulting Warrants

         The consulting agreement will only become effective, and the consulting warrants will only be issued, upon the satisfaction of certain specified conditions, including the approval of our shareholders as described in this proxy statement. We anticipate that, if approved by our shareholders and assuming the other conditions are satisfied, the consulting warrants will be issued immediately following the annual meeting.

         Effect of Issuance of Consulting Warrants

         The issuance and exercise of the consulting warrants will impact our shareholders in several ways. Among these, the issuance of our common stock upon the exercise of the consulting warrants would result in a dilution in the percentage ownership interest of our existing shareholders. If the bridge conversion and warrant issuance proposal is approved by our shareholders and assuming the other conditions are satisfied, subject to the attainment of revenue targets in the fiscal year ending March 31, 2004 contained in two of the consulting warrants, the consulting warrants would be exercisable for up to an aggregate of 2,500,000 shares of our common stock. Based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003, this would represent approximately 34.2% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of the consulting warrants or the creditor warrant).

         In addition, the issuance of common stock to KPCB Holdings upon any exercise of the consulting warrants, taken together with the issuance of the shares of our common stock to KPCB Holdings in the bridge conversion, would result in KPCB Holdings and its affiliates having an even greater percentage ownership of our company than they currently have. As a result, KPCB Holdings and its affiliates will have significant influence over the management and direction of our company. For a description of the potential ownership interest which KPCB Holdings and its affiliate could have in our company after the completion of the transactions described in the bridge conversion and warrant issuance proposal set forth in the proxy statement, see "Bridge Conversion and Warrant Issuance- Interests of Certain Persons" on page 41.

         If our shareholders do approve the bridge conversion and warrant issuance proposal or if our shareholders do approve the bridge conversion and warrant issuance proposal but we are unable to satisfy the other conditions relating to the issuance of the consulting warrants, the consulting warrants will not be issued, the consulting agreement will not become effective, and we will not receive the consulting services of KPCB Holdings.

         Accounting Treatment of Consulting Warrants

         The first consulting warrant will be valued as a series of twenty-four individual warrants, coinciding with the two-year term of the underlying consulting agreement and the monthly amounts that become exercisable during that term. Values will be determined according to the Black-Scholes options valuation model, initially as of the date of shareholder approval (which is expected to take place in the fiscal 2004 second quarter), and then monthly as additional amounts become exercisable. Based on recent trading prices of our common stock as reported on the Nasdaq National Market and on Black-Scholes modeling assumptions of the warrant's expected life of five years, expected volatility of 60%, zero dividend rate and risk-free interest rate of 2%, the value of the first consulting warrant would be approximately $500,000. Of that amount, the estimated expense to be recorded in the second quarter of fiscal year 2004 would be $375,000, representing the cumulative expense from January 8, 2003 to the date of shareholder approval. If the same Nasdaq trading prices and expectations for volatility and risk-free interest rate would apply after the second fiscal quarter, the remaining $125,000 of warrant value would be recognized through the term of the consulting agreement. Changes in our trading price on the Nasdaq National Market and in the Black-Scholes modeling assumptions will impact the individual warrants' values, and thus the expense recognized.

         The ultimate values of the second and third consulting warrants, if issuance is approved by shareholders, will be contingent upon our company attaining prescribed revenue goals for fiscal year 2004, as described above. No accounting recognition will be given to these warrants, and no expense recognized, unless and until the revenue goals are attained. Then, the warrant(s) would be valued according to the Black-Scholes model and the resulting expense would be recorded in our company's fourth quarter of fiscal year 2004.

         Shareholder Approval Requirements for Issuance of Consulting Warrants

         We are required under Marketplace Rule 4350(i) to seek shareholder approval of our proposed issuance of the consulting warrants for the following three reasons.

         First, Marketplace Rule 4350(i)(1)(B) requires shareholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of the company. Our proposed issuance of common stock to KPCB Holdings as a result of the bridge conversion and/or upon exercise of the consulting warrants, when considered together with our previous issuance to KPCB Holdings in connection with the private placement transaction, may be deemed to be a change of control under the Marketplace Rules, although it is our position that these securities issuances will not result in a change of control.

         Second, Marketplace Rule 4350(i)(1)(C)(ii) requires shareholder approval prior to the issuance of securities "in connection with" the acquisition of the stock or assets of another company, where due to the present issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) is or will be in excess of 20% of the outstanding common stock prior to the issuance or (b) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. The proposed issuance of the consulting warrants could be deemed "in connection with" the Asera asset acquisition, although it is our position that it is not. In addition, subject to the attainment of the performance targets contained in the second and third consulting warrants, the consulting warrants would be exercisable for up to an aggregate of 2,500,000 shares of our common stock. Based on the 7,319,992 shares of common stock outstanding on June 11, 2003, this would constitute approximately 34.2% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of the consulting warrants or creditor warrant).

         Finally, Marketplace Rule 4350(i)(1)(D)(ii) requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the issuance by us of our common stock (or securities convertible into or exercisable for common stock) equal to (a) 20% or more of our common stock or (b) 20% or more of the voting power outstanding before the issuance, in either case for a price that is less than the greater of book or market value of the stock. As noted above, the three consulting warrants represent the right to acquire up to 2,500,000 shares, or approximately 34.2% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of the consulting warrants). The consulting warrants also have exercise prices of $1.10, $1.35 and $1.80 per share, respectively. As of March 31, 2003, the per share book value of our common stock was $1.65 per share. While the individual exercise prices of one of the consulting warrants will also be higher than the per share book value of our common stock as measured as of March 31, 2003, the individual exercise prices of the other two consulting warrants and the weighted average exercise price for the consulting warrants will be lower than such per share book value as of such date.

VOTING AGREEMENTS

         As an inducement for the bridge lenders to enter into the consent and agreement (relating to the bridge conversion), and for KPCB Holdings to enter into the consulting agreement, several of our significant shareholders, who collectively own 1,081,912 shares, of our common stock entered into voting agreements, dated January 8, 2003, with KPCB Holdings, for itself and in its capacity as collateral agent on behalf of all bridge lenders. Based on the 7,319,992 shares outstanding as of June 11, 2003, this represents approximately 14.8% of our common stock (excluding the shares issued in the bridge conversion or upon the exercise of the consulting warrants or creditor warrant). These shareholders included the following of our directors, executive officers and significant shareholders:

         -        Ravindra Koka;

         -        the Ravindra Koka Annuity Trust I;

         -        the Ravindra Koka Annuity Trust II;

         -        Adam D. Young;

         -        ADY Consulting Profit Sharing Keough;

         -        Adam D. Young Qualified Annuity Trust;

         -        Dana Young;

         -        Glen Chatfield;

         -        Geetha Reddy;

         -        Shyamala Reddy;

         -        T.N. Rajshekhar Reddy;

         -        T.N. Prithvi Reddy; and

         -        Nikhil Reddy Brochini.

         Pursuant to these voting agreements, these shareholders agreed to vote all of their shares of common stock (and any additional shares of common stock that they may later acquire), to the extent required under applicable law, rule or regulation and unless otherwise directed in writing by KPCB Holdings, in favor of (i) the conversion of the bridge debt, (ii) the issuance of the consulting warrants and (iii) such other actions as are approved by our board of directors and presented to our shareholders for their approval in connection with the Asera asset acquisition, and against any matter that is intended or could reasonably be expected to interfere with or adversely affect any or all of the foregoing matters.

         In the voting agreements, each such significant shareholder, also irrevocably appointed KPCB Holdings as its lawful attorney and proxy to vote such shares of common stock in favor of such matters at any meeting of our shareholders, including the annual meeting to which this proxy statement relates. KPCB Holdings therefore has sole voting control with respect to the shares governed by the voting agreements. Under the voting agreements, these significant shareholders also agreed to not sell or otherwise dispose of the shares of our common stock subject to such agreements except in certain limited circumstances. The voting agreements terminate upon the earlier to occur of (i) the conversion of the bridge debt and issuance of the consulting and creditor warrants, or (ii) the last valid termination of the agreements giving effect to such transactions, unless otherwise terminated by the parties. When the shares subject to the voting agreements are taken together with the shares beneficially owned by KPCB Holdings (which consist solely of those issued in the private placement transaction), they represent approximately 2,287,147 shares of our common stock, or approximately 31.3% of the shares entitled to vote at the annual meeting. Neither KPCB Holdings or any of its affiliates paid any consideration to any such shareholder in connection with the execution and delivery of the voting agreements.

         The foregoing is only a summary of the terms of the voting agreements. This summary might not include all of the information that is important to you. For more complete information, we urge you to read the form of voting agreement in its entirety, a copy of which is attached as ANNEX H to this proxy statement.

INTERESTS OF CERTAIN PERSONS

         KPCB Holdings, together with its affiliates, is currently our single largest shareholder. Vinod Khosla, one of our directors, is an affiliate of KPCB Holdings. Based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003, KPCB Holdings and its affiliates own approximately 16.5% of our outstanding capital stock, all of which was issued in the private placement transaction. KPCB Holdings also has the sole voting power over an additional 1,081,912 shares of our common stock pursuant to the terms of the voting agreements described above.

         If the bridge conversion and warrant issue proposal is approved by our shareholders and the other conditions to the bridge conversion and consulting warrant issuances are satisfied, KPCB Holdings (and its affiliates), would upon conversion of the bridge debt beneficially own 2,763,802 shares of our common stock. In addition, if the revenue targets contained in the second and third consulting warrants are actually achieved and KPCB Holdings (and its affiliates) elected to fully exercise all of the consulting warrants, KPCB Holdings could beneficially own up to 5,263,802 shares.

         The following table sets forth information about the potential beneficial ownership interest which KPCB Holdings (and its affiliates) could have in our company if the bridge conversion and warrant issuance proposal is approved by our shareholders. This table shows the number of shares of our common stock that would be held by KPCB Holdings (and its affiliates) upon completion of the bridge conversion and, assuming that the first consulting warrant has fully vested and the revenue targets for the fiscal year ending March 31, 2004 for the second and third consulting warrants have been fully achieved, the exercise of such consulting warrants by KPCB Holdings (and its affiliates). The potential beneficial ownership interest of KPCB Holdings in each case is calculated based on the assumption that, with respect to the exercise of each consulting warrant, our capitalization will consist of the sum of: (i) the 7,319,992 shares of our common stock outstanding as of June 11, 2003, (ii) the 1,646,129 shares of our common stock issuable upon completion of the bridge conversion and (iii) the number of shares of our common stock issuable upon full exercise of such consulting warrant. This information excludes from our capitalization all other incentive stock options, non-qualified stock options or warrants exercisable for our common stock which are currently outstanding or which may be issued by us in the future as well as purchases of our common stock under our employee stock purchase plan.

        POTENTIAL OWNERSHIP INTEREST OF KPCB HOLDINGS AND ITS AFFILIATES

---------------------------------------------------------------------------------------------------
                           NUMBER OF SHARES ISSUABLE
NUMBER OF SHARES                UPON EXERCISE OF           NUMBER OF SHARES           PERCENTAGE OF
      (1)                   CONSULTING WARRANTS(2)            COMBINED(3)             VOTING POWER
---------------------------------------------------------------------------------------------------
   2,763,802                            --                     2,763,802                  30.8%
---------------------------------------------------------------------------------------------------
   2,763,802                     1,000,000 (4)                 3,763,802                  37.8%
---------------------------------------------------------------------------------------------------
   2,763,802                     1,500,000 (5)                 4,263,802                  40.7%
---------------------------------------------------------------------------------------------------
   2,763,802                     2,500,000 (6)                 5,263,802                  45.9%
---------------------------------------------------------------------------------------------------

(1) Represents the total number of shares to be held by KPCB Holdings and its affiliates following the bridge conversion which shall include (i) 1,205,354 shares which KPCB Holdings and its affiliates acquired in connection with the private placement transaction and (ii) 1,558,448 shares which KPCB Holdings and its affiliates would acquire in connection with the bridge conversion.

(2) Represents the total number of shares to become issuable to KPCB Holdings upon the exercise of the consulting warrants, assuming in each case the full vesting and/or achievement of the performance targets contained in such consulting warrants.

(3) Represents the combined total number of shares to be held by KPCB Holdings and its affiliates and to become issuable to KPCB Holdings upon the exercise of the consulting warrants, assuming in each case the full vesting and/or achievement of the performance targets contained in such consulting warrants.

(4) Represents the total number of shares to become issuable to KPCB Holdings upon exercise of the first consulting warrant following the full vesting thereof.

(5) Represents the total number of shares to become issuable to KPCB Holdings upon exercise of the first and second consulting warrants following the full vesting of the first consulting warrant and the achievement of the performance targets contained in second consulting warrant.

(6) Represents the total number of shares to become issuable to KPCB Holdings upon exercise of the first, second and third consulting warrants following the full vesting of the first consulting warrant and the achievement of the performance targets contained in the second and third consulting warrants.

         For a description of the terms of the consulting warrants, see "Bridge Conversion and Warrant Issuance-Consulting Warrants" beginning on page 31.

         In connection with the private placement transaction described above, we agreed that for so long as KPCB Holdings owns at least 200,000 of the shares issued in connection with the private placement transaction, we will use our best efforts to cause two designees of KPCB Holdings to be appointed to our board of directors. Currently, KPCB Holdings has designated Vinod Khosla to our board of directors as one of these two designees.

         If the shareholders approve the matters set forth in this proxy statement and the other conditions to the bridge conversion and consulting warrant issuances are satisfied, KPCB Holdings and its affiliates will have significant control over the management and direction of our company, and will be able to exert significant influence over matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other significant transactions. This concentration of voting stock could have the effect of delaying, preventing or causing a change in control. The interests of this shareholder group may also conflict with the interests of the other holders of our common stock.

NO APPRAISAL RIGHTS

         Under Pennsylvania law, our shareholders do not have any "dissenters' rights" or rights to an appraisal of the value of their shares in connection with the Asera asset acquisition or the matters being proposed in Proposal Two. Although Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, which provides rights similar to appraisal rights, could apply to the conversion of the bridge debt that we assumed in the Asera asset acquisition or upon the issuance of the consulting warrants, as described elsewhere in this proxy statement, a condition to the issuance of the consulting warrants and the bridge conversion is that we amend our articles of incorporation to provide that neither we nor our shareholders are subject to Subchapter E. For a description of Subchapter E, please see "Proposals to be Voted Upon At Annual Meeting - Proposal Two" beginning on page 73.

                                 ASERA BUSINESS

         Prior to the assignment of its assets and liabilities to Sherwood Partners, solely as assignee for the benefit of Asera creditors, Asera had developed and marketed order management and supply chain management solutions and a software platform for building flexible, composite applications that leverage existing enterprise software systems including enterprise resource planning, customer relationship management, enterprise application integration and business to business integration, application servers, security and content management systems and other back-end packages. We intend to continue to use the equipment and other physical property of Asera acquired from Sherwood Partners for these or similar purposes. The shares of Asera were not traded in established public trading markets at the time of the Asera asset acquisition. Immediately prior to the Asera asset acquisition, the principal office of Asera was located at 600 Clipper Drive, Belmont, California 94002.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ASERA

OVERVIEW

         Asera was founded in 1998. Upon the assignment of all of Asera's assets to and the assumption of all liabilities by Sherwood Partners, as assignee for the benefit of Asera's creditors, Asera ceased operations in January 2003 and is in the process of liquidating. On January 8, 2003, we acquired certain of the transferred Asera assets and assumed certain Asera liabilities from Sherwood Partners. For a description of the Asera asset acquisition, please see "Asera Asset Acquisition and Related Matters" beginning on page 22.

         Prior to the Asera asset acquisition, Asera developed and marketed real-time software solutions that powered collaborative business processes for customers, partners, suppliers and employees. Asera's solutions integrated a company's existing software into new "composite" applications that enabled the enterprise to migrate these functions to the Internet. Asera's composite applications were available for Web solutions in order management and supply chain management solutions, and a software platform for building flexible, composite applications that leverage existing enterprise software systems including enterprise resource planning. Asera's product offerings focused on providing order management and supply chain management for resource industries and high technology manufacturing companies.

         The principal office of Asera was located in Belmont, California. From its inception in 1998, Asera experienced rapid growth, achieving revenues of $37,096,000 in 2001 and $46,252,000 in 2002. Over the same period, however,
Asera invested heavily to meet an expected level of continued growth that did not occur and never achieved profitable operations. As the demand for Asera's products and solutions diminished with the economic downturn and reductions in technology spending worldwide, revenues were insufficient to support the existing cost structure.

         Asera had expanded its worldwide presence by establishing subsidiaries in Germany, India, and the United Kingdom. Asera GmbH, consisting principally of a sales and service office located in Germany, effectively ceased operations in October 2002. Asera India, consisting of a software development facility in Bangalore, India, also ceased all business activities and liquidated its assets in 2002. Activities previously performed by these subsidiaries continued to be performed by Asera, Inc. and Asera Ltd, as necessary. Asera Ltd., a wholly-owned subsidiary of Asera with offices in London, England, ceased operations in January 2003. A liquidation administrator has been appointed to liquidate the assets of Asera Ltd., resolve creditor claims and dissolve the company. In January 2003, the employment agreements of the Asera Ltd. employees were assumed by SEEC.

         Prior to 2001, Asera's software solutions were delivered under a Web-hosting model, with Asera serving as the Web host for its customers. Under this model, customers accessed the Asera software and process over the Web, with the software and databases residing on Asera's computer equipment, and Asera generated revenue from hosting fees and subscription fees. Hosting fees were generally billed and recognized as the services were used by the customer. Hosting fees included software usage fees as well as fees for hardware usage, bandwidth, and technical support for customer employees, on-going site administration, bug fixes, updates, and performance monitoring and training. Subscription-based arrangements provided customers with access to Asera's software and typically included maintenance and support services. Asera recognized revenue from subscription arrangements on a monthly basis.

         During 2001, Asera decided to phase out the provision of hosting services and migrate its customers to license-based arrangements. Accordingly, in 2001 and 2002, Asera renegotiated its existing hosting arrangements to convert these arrangements to license contracts. Under the licensed-based model, customers purchased a perpetual license to install and use Asera's software on their own computer systems. As more fully described below, software license revenues under license arrangements were generally recognized when an order or agreement was in hand, the fee was fixed and determinable, and delivery of the product to the customer was completed. Licensed software was delivered to customers electronically or on a CD-ROM. Maintenance revenues were recognized ratably over the maintenance period.

         Asera derived a significant portion of its revenues from consulting services. Consulting services included installation and set up fees provided to customers in connection with new hosting arrangements or the sales of licensed software. For hosting arrangements, the consulting, installation and setup fees were recorded as deferred hosting revenue and recognized ratably over the contractual life of the customer hosting contract, once the service was activated and the customer had accepted such activation. Some of Asera's consulting services post-activation or post-license purchase were contracted on a time-and-materials basis.

         A number of the hosting contracts required transitional hosting services to be performed for a limited period of time subsequent to the conversion to a license arrangement. During 2002, Asera ceased providing any hosting services and entered into assignment agreements with its customers and a third party to assign its obligations to provide such hosting services to the third party. At December 31, 2002, Asera had no remaining obligations to provide hosting services to any of its customers, and Asera's only continuing customer obligations were the provision of maintenance services.

         Additionally, under the licensed-based model, customers were billed separately for services, including fees for installation and set-up in connection with sales of software licenses, for consulting and for ongoing support and maintenance of Asera's software solutions.

         In view of the rapidly changing nature of Asera's business and its limited operating history, as well as the fact that the Asera asset acquisition has been completed, the management of SEEC believes that period to period comparisons of revenues and operating results for Asera are not necessarily meaningful and should not be relied upon as indications of SEEC's future performance.

         CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Asera's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, which require estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. These estimates, including those related to revenue recognition, allowance for doubtful accounts, and intangible assets, were evaluated periodically. Estimates were based on historical experience and various other assumptions that are believed to be reasonable based on the specific circumstances, the results of which form the basis for making judgments about the carrying value of certain assets and liabilities that were not readily apparent from other sources. Actual results could differ from these estimates.

         The following critical accounting policies impact the most significant judgments and estimates used by Asera in the preparation of its financial statements.

         Basis of Presentation. The financial statements were prepared on a going-concern basis, which contemplates the likelihood of realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability or classification of asset amounts or the amounts and classification of recorded liabilities to reflect the net realizable values of such assets and liabilities based on the Asera asset acquisition discussed above.

         Revenue Recognition. Asera's revenue recognition policy is significant because revenue is a key component of results of operations. Asera recognized revenue in accordance with generally accepted accounting principles that have been prescribed for the software industry. The accounting rules related to revenue recognition are complex and are affected by interpretations of the rules and an understanding of industry practices, both of which are subject to change. Consequently, the revenue recognition accounting rules required management to make significant judgments.

         Since 2001, Asera's revenues were generated from licensing Asera's software solutions and through the provision of services. Services consisted of providing customers with access to Asera's software solutions under hosting and subscription arrangements, consulting services and ongoing support and maintenance of Asera's software solutions.

         Asera recognized revenue for licensed software in accordance with Statement of Position 97-2, "Software Revenue Recognition" and related interpretations and Securities and Exchange Commission Staff Accounting Bulletin
(SAB) 101, upon meeting all of the following criteria:

     - execution of a written software license agreement signed by Asera and the customer;

     -   delivery of software had occurred;

     -   the fee for the software was fixed or determinable;

     -   collection was reasonably assured and

     - vendor specific objective evidence ("VSOE") of fair value existed to allocate the total fee to elements of an arrangement.

         Asera used a signed contract or purchase order as evidence of an arrangement for professional services, hosting (subscription and operations) services, licenses and maintenance renewals. Licensed software was delivered to customers electronically or on a CD-ROM. In all contracts that required acceptance by the customer, Asera deferred any revenue until it had received a signed acceptance from the customer. Asera assessed whether the fee was fixed and determinable based on the payment terms associated with the transaction and assessed collectability based on a number of factors, including the customer's past payment history and its current creditworthiness. If Asera determined that collection of a fee was not reasonably assured, Asera deferred the revenue and recognized it at the time collection became reasonably assured, generally upon receipt of cash payment. VSOE of fair value was based on the price generally charged when an element was sold separately, or if not yet sold separately, the price established by authorized management. Maintenance revenues were deferred and recognized ratably over the maintenance and/or hosting period.

         Prior to 2001, Asera recognized revenue for hosting arrangements in accordance with Emerging Issues Task Force (EITF) No. 00-03, "Application of AICPA Statement of Position 97-2, 'Software Revenue Recognition, to Arrangements That Include the Right To Use Software Stored on Another Entity's Hardware," and SAB 101. Hosting fees were generally billed and recognized as revenue on a monthly basis as the services were performed and included software usage fees as well as fees for hardware usage, bandwidth, and technical support for customer employees, on-going site administration, bug fixes, updates, and performance monitoring and training. Subscription-based arrangements provided customers with access to Asera's software and typically included maintenance and support services. Asera recognized revenue from subscription arrangements on a monthly basis.

         Consulting services included installation and setup provided to customers in connection with new hosting arrangements or the sales of licensed software. For hosting arrangements, the consulting, installation and setup fees were recorded as deferred hosting revenue and recognized ratably over the estimated life of the customer hosting contract, generally considered to be four years, once the service was activated and the customer accepted such activation. Some of Asera's customers contracted for consulting services after activation or license purchase on a time-and-materials basis. Revenue for such consulting services was generally recognized as services were performed, as it represented a separate and distinct earnings process. For license arrangements, installation and setup fees were recorded as deferred revenues and recognized when the customer had accepted the installed software.

         Cost of license revenues includes the costs of third party software that was bundled with Asera's license arrangements. Cost of service revenues includes internal and external compensation, equipment costs and the costs of third party software used in providing the services. Third party software costs were expensed upon recognition of the related revenues for license sales, and amortized over the term of the license for software used in providing services. Compensation costs were expensed as incurred and equipment was depreciated over the applicable estimated useful lives.

         During 2001, Asera's management started phasing out the provision of hosting services and migrated its customers to license-based arrangements. Accordingly, in 2001 and 2002, Asera renegotiated its existing hosting arrangements to convert these arrangements to license contracts. A number of these contracts required transitional hosting services to be performed for a limited period of time subsequent to the conversion. At the time of the conversion, maintenance revenue was allocated from the license contract fee as the sum of the contractual license fee and the remaining unamortized deferred hosting revenue multiplied by a maintenance rate of 18%, which represents VSOE of fair value of the maintenance. Maintenance revenue was amortized over the maintenance period. The remaining license contract fee, together with the remaining unamortized deferred hosting revenue and subsequent conversion hosting revenue, was deferred and amortized ratably over the longer of the hosting or the maintenance period.

         In 2002, Asera ceased providing any hosting services, and entered into assignment agreements with its customers and a third party to assign to the third party its remaining obligations to provide such hosting services. At December 31, 2002, Asera had no remaining obligations to provide hosting services to any of its customers. Upon termination of the hosting services, Asera's only remaining customer obligations were the provision of maintenance services. As such, upon termination of the hosting services, all unamortized deferred revenues excluding maintenance revenue were recognized immediately.

         During 2002, prior to the termination of hosting services described above, Asera entered into a Master Subcontractor Agreement with a third party whereby Asera subcontracted the provision of certain hosting services. Asera reported the hosting fees received from customers related to subcontracted services as revenues, and the corresponding fees paid to the third party as a cost of service revenues, in accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Subcontract fees of $2,972,000 were included in cost of services revenue in 2002.

         Equity Investment. Asera recorded an impairment loss of approximately $1,000,000 in 2000, which was the full value of an equity investment in an early development stage company. The impairment charge was recorded in other expenses, net. There were no impairment charges for equity investments in 2002 or 2001, and at December 31, 2002, the Company had no recorded equity investments.

         Allowance for Doubtful Accounts. Asera recorded allowances for estimated losses resulting from the inability of customers to make required payments. Asera assessed the credit worthiness of customers based on past collection history and specific risks identified in outstanding accounts receivable.

RESULTS OF OPERATIONS

         The following table sets forth the percentage of total revenues represented by certain income and expense items.

                                           YEAR ENDED DECEMBER 31,
                                       ----------------------------
                                        2002       2001       2000
                                       -------    ------    -------
NET REVENUES:
  Software license................          26%       22%        --%
  Services........................          74        78        100
                                       ----------------------------
        Total revenues............         100       100        100
                                       ----------------------------
COSTS AND EXPENSES:
  Cost of revenues:
     Software license.............           2         1         --
     Services.....................          49       145        681
                                       ----------------------------
        Total cost of revenues....          51       146        681
  General and administrative......          12        20         86
  Selling and marketing...........          30        70        519
  Research and development........          32        59        324
  Stock-based compensation........          (2)        9         84
  Restructuring costs.............           5        --         --
                                       ----------------------------
        Total costs and expenses..         128       304      1,694
                                       ----------------------------

Loss from operations..............         (28)     (204)    (1,594)
Interest expense..................         (16)       (8)       (10)
Other income, net.................          --         6         66
                                       ----------------------------
Net loss..........................         (44)%    (206)%   (1,538)%
                                           ===      ====     ======

COMPARISON OF YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

         Revenues. Total revenues for 2002 were $46,252,000 compared to $37,096,000 for 2001, an increase of $9,156,000 or 25%. Software license revenues were $11,801,000 for 2002 compared to $8,133,000 for 2001, an increase of $3,668,000 or 45%. Services revenues, consisting of hosting services (applications management and operations management), software maintenance services, subscription services, consulting services and training services, were $34,451,000 in 2002 compared to $28,963,000 in 2001, an increase of $5,488,000 or 19%. The increases in software license revenues and in total revenues in 2002 were primarily due to the phase-out of the provision of hosting services and the migration of customers to license-based arrangements, as described above. Upon termination of hosting services, all previously unamortized deferred revenues, excluding deferred maintenance revenues, were recognized immediately. The increase in services revenue in 2002 was primarily due to an increase in services delivered during the year and the recognition of revenue that was deferred in prior years.

         Cost of Revenues. Cost of revenues includes cost of software license revenue and cost of services revenue. The cost of software license revenue consists primarily of the cost of third-party software that is embedded in, or used in conjunction with, Asera's software. Cost of services revenue consists primarily of a) personnel costs of employees or subcontracted personnel required to provide services, b) third-party costs associated with providing hosting services and c) depreciation expense related to equipment used in providing hosting services. Total cost of revenues was $23,540,000 for 2002 compared to $54,299,000 for 2001, a decrease of $30,759,000 or 57%. The decrease in cost of revenues was primarily due to company-wide actions taken to generally reduce all expenses including reducing the number of employees, and a decrease in expenses associated with providing hosting services. Asera ceased offering or providing hosting services by the end of 2002.

         Gross Margins. Total gross margin (total revenues less total cost of revenues) as a percentage of total revenues was 49% for 2002 compared to (46)% for 2001. The improvement in the gross margin as a percentage of revenues in 2002 from 2001 is primarily due to the combined impact of the decrease in the cost of revenues and an increase in total revenues. Total revenue increased primarily due to recognition of revenue that was deferred in prior years. Total cost of revenue decreased primarily due to company-wide actions taken to generally reduce all expenses, including a reduction in the number of employees, and a decrease in expenses associated with providing hosting services.

         General and Administrative. General and administrative expenses include the costs of general management, finance, legal, accounting, office facilities and other administrative functions. General and administrative expenses were $5,453,000 for 2002 compared to $7,263,000 for 2001, a decrease of $1,810,000 or
25%. The decrease is primarily due to company-wide actions taken to generally reduce all expenses, including a reduction in the number of employees.

         Selling and Marketing. Selling and marketing expenses consist primarily of salaries, incentive compensation and related taxes and benefits of sales, sales support, and marketing personnel, plus the costs of travel, advertising, and other promotional activities. Selling and marketing expenses were $13,998,000 for 2002 compared to $26,057,000 for 2001, a decrease of $12,059,000 or 46%. The decrease is primarily due to company-wide actions taken to generally reduce all expenses, including a reduction in the number of employees.

         Research and Development. Total expenditures for research and development were $14,830,000 in 2002 compared to $21,757,000 in 2001, a decrease of $6,927,000 or 32%. The decrease was primarily due to company-wide actions taken to generally reduce all expenses, including a reduction in the number of employees.

         Stock-Based Compensation. Total stock-based compensation was a credit of $1,079,000 in 2002 compared to an expense of $3,287,000 in 2001, a change of $4,366,000. The reversal of expense is attributable to the multiple option award method of accounting for employee-related stock compensation that arose in connection stock option grants in 2000 and 2001.

         Restructuring Costs. Restructuring costs consist primarily of expenses incurred as a part of a company-wide cost reduction effort. Restructuring costs incurred in 2002 totaled $2,429,000. The restructuring consisted of actions taken to generally reduce expenses, including a reduction in the number of employees, restructuring of certain loans and office leases, and the liquidation of surplus assets.

         Interest Expense. Interest expense consists principally of interest incurred on short- and long-term debt, including the amortization of the value of warrants issued in connection with debt. Interest expense was $7,630,000 in 2002 compared to $3,245,000 in 2001, an increase of $4,385,000 or 135%. The increase is primarily due to interest expense recorded in connection with restructuring an existing loan and expense recorded in connection with warrants issued to lenders who provided a bridge loan in 2002.

         Interest Income. Interest income totaled $280,000 in 2002 compared to $2,261,000 in 2001, a decrease of $1,981,000 or 88%. The decrease is primarily due to a decrease in interest-bearing cash equivalents outstanding during 2002.

         Other Income (Expense), net. Other income (expense), net consists primarily of an impairment loss on an equity investment, foreign exchange gain or loss, gain or loss on disposition of fixed assets and other non-operating income and expense. Other income (expense), net totaled $(292,000) in 2002 compared to $61,000 in 2001, a change of ($353,000). The change is primarily due to losses recognized on the disposition of certain fixed assets in 2002.

COMPARISON OF YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000

         Revenues. Total revenues for 2001 were $37,096,000 compared to $6,049,000 for 2000, an increase of $31,047,000 or 513%. Software license revenues were $8,133,000 for 2001, while there were none in 2000. Services revenues were $28,963,000 in 2001 compared to $6,049,000 in 2000, an increase of $22,914,000 or 379%. The increase in total revenue in 2001 was primarily due to an increase in the number of customers purchasing Asera's software and services. The increase in software license revenue in 2001 was due to a change in Asera's business model. Prior to 2001, Asera offered access to its software as a service on a subscription basis but did not sell licenses for its software. In 2001, Asera began selling licenses for its software. During 2001, certain customers were converted from subscribers to licensees of Asera's software. The increase in services revenue in 2001 was primarily due to an increase in the number of customers.

         Cost of Revenues. Total cost of revenues was $54,299,000 for 2001 compared to $41,194,000 for 2000, an increase of $13,105,000 or 32%. The increase in cost of revenues was primarily due to an increase in the costs associated with providing software and services to a larger number of customers.

         Gross Margins. Total gross margin (total revenues less total cost of revenues) as a percentage of revenues was (46)% for 2001 compared to (581)% for 2000. The improvement in the percentage of gross loss to revenues from 2000 to 2001 was primarily the result of a) the economies of scale associated with the increase in revenues and b) a change in the mix of revenues in 2001. While the cost of services revenues generally increases in proportion to an increase in services revenues, the cost of software license revenues generally increases at a slower rate than the increase in software license revenues due to the lower proportion of variable costs in cost of software license revenues. The gross margin for software license revenue is significantly higher than the gross margin for services revenue. In 2001, software license revenue comprised 22% of total revenue, whereas there was no software license revenue in 2000.

         General and Administrative. General and administrative expenses were $7,263,000 for 2001 compared to $5,236,000 for 2000, an increase of $2,027,000 or 39%. The increase is primarily due to a) an increase in the number of administrative employees and b) an increase in other non-employee administrative expenses. Such increases in general and administrative expenses are associated with an increase in the number of customers, number of total employees, and total revenues.

         Selling and Marketing. Selling and marketing expenses were $26,057,000 for 2001 compared to $31,409,000 for 2000, a decrease of $5,352,000 or 17%. The decrease is primarily due to lower marketing expenditures.

         Research and Development. Research and development expenses were $21,757,000 in 2001 compared to $19,584,000 in 2000, an increase of $2,173,000 or 11%. The increase was primarily the result of an increase in both employee and non-employee related research and development expenses.

         Stock-Based Compensation. Total stock-based compensation was $3,287,000 in 2001 compared to $5,070,000 in 2000, a decrease of $1,783,000 or 35%. The decrease is primarily due to the application of the multiple option award method for amortizing and recognizing employee-related stock compensation that arose in connection with stock option grants in 2000 and 2001.

         Interest Expense. Interest expense was $3,245,000 in 2001 compared to $623,000 in 2000, an increase of $2,622,000 or 421%. The increase is primarily due to an increase in the short and long-term debt outstanding during 2001.

         Interest Income. Interest income totaled $2,261,000 in 2001 compared to $5,066,000 in 2000, a decrease of $2,805,000 or 55%. The decrease is primarily due to a decrease in interest-bearing cash equivalents outstanding during 2001.

         Other Income (Expense), net. Other income (expense), net was $61,000 in 2001 compared to $(1,097,000) in 2000, a change of $1,158,000. The increase is primarily due to a $1,000,000 impairment loss on an equity investment that was recorded in 2000. No such loss was reported in 2001.

LIQUIDITY AND CAPITAL RESOURCES

         At December 31, 2002, Asera had cash and cash equivalents of $2,730,000 and negative working capital of $6,955,000.

         On January 6, 2003, Asera transferred all of its assets to Sherwood Partners in an assignment for the benefit of creditors transaction. Sherwood Partners is in the process of liquidating the remaining assets of Asera and will distribute all remaining cash (after payment of expenses related to the liquidation) to the creditors of the Company. It is anticipated that, to the extent that a distribution occurs, Asera's creditors will receive payment that is less than the full amount of Asera's obligations to those creditors.

IMPACT OF INFLATION

         Inflationary cost increases have not been material in recent years, and to the extent allowed in light of competitive pressures, such increases are passed on to customers through increased billing rates.

FOREIGN CURRENCY TRANSLATION

         The overall effects of foreign currency exchange rates on Asera's business during the periods discussed have not been material. Asera's billings were denominated in U.S. dollars, Pound Sterling and Euros.

         The functional currency of Asera's foreign subsidiaries was the U.S. dollar. Monetary assets and liabilities of Asera's foreign subsidiaries were translated at year-end exchange rates, and non-monetary items were translated at historical rates. Revenues and expenses were translated at average exchange rates in effect during the period.

SEASONALITY

         Asera's operations are not materially affected by seasonal fluctuations. Asera's cash flows may at times fluctuate due to the timing of cash receipts from large individual sales.

RECENT ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized, but rather be tested at least annually for impairment. Asera adopted SFAS No. 142 for its fiscal year beginning January 1, 2002. As Asera did not carry any goodwill or other intangible assets on its balance sheet as of December 31, 2001, the adoption of SFAS No. 141 and SFAS No. 142 did not have an impact on Asera's financial position, results of operations or cash flows.

         In November 2001, the staff of the FASB reached consensus on EITF No. 01-14 "Income Statement Characterization of Reimbursements Received for `Out of Pocket' Expenses Incurred." EITF No. 01-14 addresses whether reimbursements received for out-of-pocket expenses incurred should be characterized in the income statement as revenue or as a reduction of expenses incurred. The FASB staff concluded that reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the income statement. EITF No. 01-14 is effective for financial reporting periods beginning after December 15, 2001, and comparative financial statements for prior periods should be reclassified to comply with the guidance in this issue. During 2002, Asera recorded reimbursements by its customers for out-of-pocket expenses totaling $392,000 as a component of revenue. Prior to adoption of EITF No. 01-14 on January 1, 2002, Asera recorded reimbursement by its customers for out-of-pocket expenses as a reduction to cost of revenue. Prior periods have been reclassified to comply with the guidance of EITF No. 01-14. The effect of this reclassification was to increase revenues and increase cost of revenue for the year ended December 31, 2001 by $874,000. The effect of this reclassification for the year ended December 31, 2000 could not be determined because it was impracticable, as Asera did not track and separately record reimbursements for out-of-pocket expenses incurred until 2001.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. However, SFAS No. 144 retains the requirement in APB No. 30 to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Asera adopted SFAS No. 144 on January 1, 2002. The adoption did not have a material impact on Asera's financial condition or results of operations.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF Issue No. 94-3. Asera is required to adopt SFAS No. 146 for restructuring activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of Asera's commitment to an exit plan. SFAS No. 146 also established that the liability should initially be measured and recorded at fair value.

         In November 2002, the FASB issued Financial Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). The interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations do not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 is not expected to have a material effect on Asera's financial statements.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation." Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS No. 123, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. Asera has adopted the disclosure requirements of this standard.

         In January 2003 the FASB issued Financial Interpretation No. 46, "Consolidation of Various Interest Entities" (FIN 46), which requires the consolidation of certain interest entities. FIN 46 is applicable to financial statements issued after 2002; however, disclosures are required currently if Asera expects to consolidate any variable interest entities. There are no entities that will be consolidated with Asera's financial statements as a result of FIN 46.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances), because that instrument represents an obligation. Many of those instruments were previously classified as equity. The statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Therefore, the adoption of SFAS No. 150 would not be applicable to Asera's reported historical financial position, results of operations or cash flows.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIALS

         The following unaudited pro forma consolidated financial statements have been prepared to give effect to certain transactions arising from, or associated with, the acquisition of certain of the assets of Asera, Inc. ("Asera") by SEEC, Inc. ("SEEC") (the "Asset Purchase"). The Asset Purchase occurred on January 8, 2003. SEEC has a fiscal year end of March 31, while Asera had a fiscal year end of December 31.

         The unaudited pro forma consolidated financial statements are based on SEEC's historical consolidated financial statements as of March 31, 2003 and for the year then ended, and the unaudited pro forma adjustments as described in the accompanying notes, giving effect to the following transactions which are dependent, among other conditions, upon shareholder approval:

         1. The issuance of 1,646,129 shares of our common stock to certain lenders including KPCB Holdings, upon the conversion of certain bridge debt that SEEC assumed in the Asera asset acquisition (the "Bridge Conversion"); and

         2. The issuance of a warrant to KPCB Holdings to purchase 1,000,000 shares of our common stock at an exercise price of $1.10 per share, in exchange for KPCB Holdings providing us with consulting services ("Consulting Warrant #1").

         The unaudited pro forma consolidated balance sheet gives effect to (i) the Bridge Conversion and (ii) the issuance of Consulting Warrant #1, with both events assumed to have occurred on March 31, 2003. The unaudited pro forma consolidated statement of operations gives effect for the period from January 8, 2003 of (i) the Bridge Conversion and (ii) the issuance of Consulting Warrant #1. The related adjustments are described in the accompanying notes. The unaudited pro forma consolidated financial statements are based upon available information and certain assumptions set forth in the notes to the unaudited pro forma consolidated financial statements, which assumptions have been made solely for purposes of developing such unaudited pro forma financial information.

         The pro forma data gives effect to the Asera asset acquisition only after January 8, 2003, the date of the closing of the Asera asset acquisition. The pro forma data does not include the results of operations of Asera for any period prior to January 8, 2003.

         The pro forma data does not give effect to two additional consulting warrants, representing the right to acquire up to an aggregate of 1,500,000 shares of SEEC common stock at exercise prices of $1.35 and $1.80 per share. The issuance of these warrants is also subject to, among other conditions, shareholder approval, but the warrants will only be exercisable if SEEC attains certain revenue targets in the fiscal year ending March 31, 2004. Pro forma recognition is not accorded these consulting warrants because their ultimate value is contingent on future events and factors that cannot be predicted for purposes of this presentation. In addition, the pro forma data does not give effect to the creditor warrant, which represents the right to acquire up to 20,000 shares of SEEC common stock at an exercise price of $1.35 per share. The issuance of this warrant is subject to, among other conditions, shareholder approval. However, the estimated value of the warrant as measured by the Black-Scholes method is not material to this presentation.

         The unaudited pro forma consolidated financial statements are presented for information purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of SEEC that would have been reported had the assumed transactions been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition. The historical information as of March 31, 2003 is unaudited.

         The unaudited pro forma consolidated financial statements should be read in conjunction with SEEC's historical financial statements and related notes thereto included in SEEC's annual reports and other financial information included in SEEC's filings with the SEC.

SEEC, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2003
(UNAUDITED)
(IN THOUSANDS)

                                                                      PRO FORMA
                                                        HISTORICAL   ADJUSTMENTS        PRO FORMA
                                                        ----------   -----------        ---------
                                                        (unaudited)
                               ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                             $  9,532     $  (302) (a)       $ 9,230
    Short-term investments                                    537                            537
    Accounts receivable - trade, net                        1,810          --              1,810
    Prepaid expenses and other current assets                 518          --                518
                                                         --------     -------            -------
      Total current assets                                 12,397        (302)            12,095
PROPERTY AND EQUIPMENT, NET                                   824          --                824
INTANGIBLE ASSETS, NET                                      5,694          --              5,694
                                                         --------     -------            -------
                                                         $ 18,915     $  (302)           $18,613
                                                         ========     =======            =======

CURRENT LIABILITIES:
   Accounts payable - trade                              $    922     $    --            $   922
   Accrued compensation                                       775          --                775
   Other current liabilities                                  948          --                948
   Deferred revenues                                        2,046          --              2,046
   Income taxes payable                                        25          --                 25
   Notes payable                                            2,113      (2,113) (a)            --
                                                         --------     -------            -------
      Total current liabilities                             6,829      (2,113)             4,716
                                                         --------     -------            -------

SHAREHOLDERS' EQUITY:
   Common stock                                                75          16 (a)             91
   Additional paid-in capital                              35,883       1,795 (a)         37,871
                                                                          193 (b)
   Accumulated deficit                                    (23,299)       (193)(b)        (23,492)
   Less treasury stock, at cost                              (584)         --               (584)
   Accumulated other comprehensive income                      11          --                 11
                                                         --------     -------            -------
      Total shareholders' equity                           12,086       1,811             13,897
                                                         --------     -------            -------
                                                         $ 18,915     $  (302)           $18,613
                                                         ========     =======            =======

              The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SEEC, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 2003
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      PRO FORMA
                                                        HISTORICAL   ADJUSTMENTS        PRO FORMA
                                                        ----------   -----------        ---------
                                                        (unaudited)
REVENUES                                                 $  5,543     $    --            $ 5,543
                                                         --------     -------            -------
OPERATING EXPENSES:
  Cost of revenues                                          2,356          --              2,356
  General and administrative                                2,185         193(b)           2,378
  Sales and marketing                                       3,186          --              3,186
  Research and development                                  1,824          --              1,824
  Amortization of intangible assets                            53          --                 53
  Restructuring costs                                         344          --                343
                                                         --------     -------            -------
      Total operating expenses                              9,948         193             10,141
                                                         --------     -------            -------
LOSS FROM OPERATIONS                                       (4,405)       (193)            (4,598)

INTEREST AND OTHER INCOME, NET                                247          --                247
                                                         --------     -------            -------
NET LOSS                                                 $ (4,158)    $  (193)           $(4,351)
                                                         ========     =======            =======

Basic and diluted net loss per common share              $  (0.65)                       $ (0.65)
                                                         ========                        =======
Weighted average number of basic and
diluted common and common equivalent
shares outstanding                                          6,356                          6,726
                                                         ========                        =======

              The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SEEC, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

    On January 8, 2003, SEEC acquired certain of the assets and liabilities of Asera, Inc., from Sherwood Partners, Inc., as assignee for the benefit of Asera's creditors. In connection with the Asera asset purchase, SEEC's board of directors approved the following matters:

    1. The issuance of 1,646,129 shares of our common stock and payment of $301,782.32 in cash to KPCB Holdings, Inc. ("KPCB") and certain other parties (collectively, the "Bridge Lenders") upon the conversion of $2,112,525 in debt that SEEC assumed in the Asera asset purchase (the "Bridge Conversion");

    2. The issuance to KPCB of warrants to acquire shares of SEEC common stock in exchange for KPCB Holdings' providing us with consulting services pursuant to the terms of a consulting agreement (the "Consulting Warrants").

         On January 8, 2003, SEEC entered into a two-year consulting agreement with KPCB, pursuant to which KPCB will provide consulting services to SEEC in exchange for the issuance of three separate performance warrants to purchase up to an aggregate of 2,500,000 shares of SEEC common stock. Consulting Warrant #1, representing the right to acquire up to 1,000,000 shares of common stock at an exercise price of $1.10 per share, vests monthly over a 24-month period, subject to certain acceleration events. Two additional consulting warrants, representing the right to acquire up to an aggregate of 1,500,000 shares of common stock at exercise prices of $1.35 and $1.80 per share, will only be exercisable if SEEC attains certain revenue targets in the fiscal year ending March 31, 2004. Pro forma recognition is given to Consulting Warrant #1 only. The other consulting warrants' ultimate value is contingent on future events and factors that cannot be predicted for purposes of this presentation.

    These unaudited pro forma consolidated financial statements are based on SEEC's unaudited historical consolidated financial statements as of March 31, 2003 and for the year then ended, as adjusted by the unaudited pro forma adjustments described below. The pro forma data gives effect to the Asera asset acquisition only after January 8, 2003, the date of the closing of the Asera asset acquisition. The pro forma data does not include the results of operations of Asera for any period prior to January 8, 2003.

2.  PRO FORMA ADJUSTMENTS

    (a) As partial consideration for the Asera asset acquisition, SEEC assumed $2,112,525 (plus accrued interest) of senior secured debt of Asera owed to Asera's bridge lenders, with KPCB holding approximately 95% of the bridge debt. Pursuant to a consent and agreement dated January 8, 2003, subject to certain conditions including the approval of SEEC's shareholders, it was agreed that all of the bridge debt (including accrued interest) would convert into:

                           -        1,646,129 shares of SEEC common stock; and

                           -        the right to receive, under certain
                                    circumstances, an aggregate of $301,782.32 in cash.

         This adjustment represents the effect of the above conversion and cash payment, assuming it occurred on January 8, 2003.

    (b) Represents the effect of the issuance of Consulting Warrant #1 under the two-year consulting agreement with KPCB. The value of the warrant is based on its estimated fair value as of January 8, 2003, the effective date of the consulting agreement, using the Black-Scholes valuation model and assuming the following: risk-free interest rate of 2.00%, dividend yield of zero, term of five years, and expected volatility of 60%.

         In the accompanying unaudited pro forma consolidated balance sheet it is assumed that the issuance of Consulting Warrant #1, and shareholder approval thereof, occurred on March 31, 2003. The adjustment amount represents the resultant charge to accumulated deficit for the expense of the consulting agreement for the period from January 8 through March 31, 2003. Under generally accepted accounting principles as they apply to this warrant, a cumulative charge to expense will occur upon shareholder approval of the issuance of the warrant. The expense will be based on the value of the warrant, and will apply to the period from the warrant's date of issuance to the date of shareholder approval.

         In the accompanying unaudited pro forma consolidated statement of operations, it is assumed that the issuance of Consulting Warrant #1, and shareholder approval thereof, occurred on January 8, 2003. The adjustment amount represents the resultant charge to operating expenses of the consulting agreement for the period from January 8 through March 31, 2003. No such expense is included in SEEC's actual results of operations for the year ended March 31, 2003, because generally accepted accounting principles require initial valuation of the warrant and expense recognition only upon approval of the warrant's issuance by shareholders.

         No recognition is given to the other consulting warrants in these unaudited pro forma consolidated financial statements, because their value is contingent on future revenues and factors that cannot be predicted.

                                 SEEC MANAGEMENT

BOARD OF DIRECTORS

         The following table sets forth certain information as of June 11, 2003 for our current directors, including those standing for election or re-election at the annual meeting.

                                CLASS I DIRECTORS

      NAME OF NOMINEE                               PRINCIPAL OCCUPATION AND DIRECTORSHIPS
      ---------------                               --------------------------------------
Abraham Ostrovsky..............     Abraham Ostrovsky has been a director of SEEC since January 1997. Until recently,
Age 60                              Mr. Ostrovsky was chairman of the board of directors of Accelio Corporation
                                    (formerly JetForm Corporation), a provider of forms-based workflow automation software. Mr. Ostrovsky also serves on the boards of directors of CenterBeam,
                                    Inc. and NetManage, Inc. From February 1996 to December 1997 Mr. Ostrovsky
                                    served as chairman and chief executive officer of Compressent Corporation, a company that developed color facsimile and communications software.

Glen F. Chatfield..............     Mr. Chatfield has been a director of SEEC since in April 1998. He has been
Age 60                              chairman of the board of directors of Emprise Technologies, Inc. and president of
                                    OPTIMUM Power Technology, L.P. since December 1992. Mr. Chatfield has been a general partner of the CEO Venture Fund since January 1986, and he was a founder of Duquesne Systems, Inc. a predecessor of LEGENT Corporation, which was acquired by Computer Associates International, Inc.

                               CLASS II DIRECTORS

        NAME AND AGE                                PRINCIPAL OCCUPATION AND DIRECTORSHIPS
        ------------                                --------------------------------------
Radha Basu.....................     Radha R. Basu has been a director of SEEC since August 1996. Since July 1999,
Age 52                              Ms. Basu has served as president and chief executive officer of SupportSoft,
                                    Inc., a leading provider of support infrastructure software essential for digital business and was appointed chairman of the board in January 2001. Ms. Basu worked at Hewlett-Packard Company from November 1978 to January 1999, and held various general management positions, most recently the general manager of the Electronic
                                    Business Software organization. Ms. Basu also serves on the board of directors for Contrado, an eBusiness solutions company.

Vinod Khosla...................     Vinod Khosla has been a director of SEEC since January 8, 2003. He was a co-
Age 48                              founder of Daisy Systems and founding chief executive officer of Sun
                                    Microsystems, where he pioneered open systems and commercial RISC processors. Mr. Khosla has also been a general partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1986. He serves on the board of directors of Juniper Networks, Inc. and Qwest Communications International,
                                    Inc., as well as several private companies.

                               CLASS III DIRECTORS

        NAME AND AGE                                PRINCIPAL OCCUPATION AND DIRECTORSHIPS
        ------------                                --------------------------------------
Ravindra Koka..................     Ravindra Koka is a co-founder of SEEC and has been president and chief executive
Age 52                              officer and a director of SEEC since its inception in 1988. Mr. Koka was a founding shareholder and director of ERA Software Systems Private Limited, a software consulting firm based in India. He is a founding shareholder and director of ACS Technologies, Ltd., an Indian company engaged in providing computer hardware maintenance and service. Prior to founding SEEC, Mr. Koka was a program analyst with System Development Corporation, a software development company, a senior systems analyst and mainframe application developer for Roan
                                    Consolidated Mines, Ltd., a copper mining company, and a visiting scientist and
                                    Adjunct Associate Professor at the Department of Computer Science at Carnegie
                                    Mellon University.

Beverly Bruce..................     Beverly Bruce has been a director of SEEC since August 1999.
Age 58                              Ms. Bruce was executive vice president and chief marketing officer of Exodus
                                    Communications, Inc., a provider of complex Internet hosting for enterprises with mission-critical Internet systems, from 1999 to 2001. Prior to joining Exodus
                                    Communications, Ms. Bruce was president and chief executive officer of DataMan
                                    Software, Inc., a general management software consulting business, from 1996 to
                                    1999. She was executive vice president of Praxis International, Inc., a privately-held software company specializing in proprietary, high-performance mainframe database systems, from 1994 to 1996, and was vice president of marketing for the Ask Group, INGRES Database and Connectivity Business Unit,
                                    from 1992 through 1994. Ms. Bruce served in various management and executive capacities with the IBM Corporation during her 24 years in the company.

         Our by-laws provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of our board of directors. Our board is currently comprised of six persons.

         The members of the board of directors are divided into three classes, designated Class I, Class II, and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of our board of directors. The term of the Class I directors expires at the annual meeting. The terms of the Class II and Class III directors will expire at the 2004 and 2005 annual meetings, respectively. At each annual meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected, and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

         Under the terms of the common stock purchase agreement dated January 8, 2003 between us and KPCB Holdings, we have agreed that, for so long as KPCB Holdings owns at least 200,000 shares of the private placement shares, we will use our best efforts to cause two designees of KPCB Holdings to be appointed to our board of directors. Effective January 8, 2003, Vinod Khosla was named to our board of directors as one of these two designees. KPCB Holdings has not yet designated its second nominee.

EXECUTIVE OFFICERS

         In addition to Mr. Koka, our executive officers and their respective ages and positions as of June 11, 2003 are as follows:

                 NAME                AGE                               POSITION
                 ----                ---                               --------
John H. Keast....................     49       Chief Operating Officer

Richard J. Goldbach..............     47       Treasurer, Chief Financial Officer and Assistant Secretary

Shankar Krish....................     48       Vice President--Research and Development

         John H. Keast joined SEEC in January 2003 as chief operating officer, in connection with the Asera asset acquisition. From March 2001 until January 2003, he had served as executive vice president, worldwide services, operations and support at Asera Inc. Prior to Asera, Mr. Keast co-founded Tasavo, a company that developed clearing and settlement systems for eCommerce, and he has held executive IT management positions with worldwide responsibilities at NetworkOil, PG&E Corporation, DHL Worldwide Express and Claris, a subsidiary of Apple Computer. He has served as a member of the British Institute of Management and the Hewlett Packard Technical Advisory Board.

         Richard J. Goldbach joined SEEC in October 1996 as chief financial officer. In August 1997, Mr. Goldbach assumed the role of Treasurer of the Company. Mr. Goldbach had previously served as finance director for ADVO, Inc., a direct mail marketing company, from May 1991 to September 1996, and as chief financial officer and treasurer of Scribe Systems, Inc., a computer software publishing company, from January 1986 to December 1990. Prior to that time, Mr. Goldbach was a senior audit manager with a global accounting firm.

         Shankar Krish joined SEEC in August 1992 and has served as vice president -- research and development since August 1999. Previously, Mr. Krish was vice president-software for Era Software Systems Private Limited in Hyderabad, India, from 1984 to 1992. Era Software Systems was involved in development of custom software applications for clients in India and the United States, including the collaborative development with SEEC of its COBOL Analyst line of products. Prior to that time, Mr. Krish was a senior software engineer with Patni Computer Systems in Mumbai, India.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our board of directors met four times during the fiscal year ended March 31, 2002. No director attended or participated in fewer than 75% of the total number of meetings of the board and of all committees on which the director served during the last fiscal year.

         The board has audit and compensation committees to assist in the management of our affairs. The board does not have a standing nominating committee. The board will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to our secretary together with a statement of the nominee's qualifications. Such information should be received no later than 120 days in advance of the annual meeting with respect to nominations.

Audit Committee

         Our audit committee charter sets forth in detail the duties of and functions performed by the audit committee. The audit committee is responsible for making an annual recommendation, based on a review of qualifications, to the board of directors for the appointment of independent public accountants to audit our financial statements and to perform other duties as directed by the board. The audit committee is also responsible for reviewing and making recommendations to the board with respect to (i) the scope of audits conducted by our independent public accountants and (ii) the accounting methods and the system of internal control used by us. During fiscal 2003, the audit committee consisted of three members, Mr. Ostrovsky, Mr. Chatfield and Mr. Yablonsky, all of whom are

"independent" directors as defined in Rule 4200. Mr. Yablonsky resigned from our board of directors on January 31, 2003. The audit committee met five times during fiscal year 2003.

Compensation Committee

         The compensation committee is responsible for administering our stock option plans, to the extent provided in the authorizing board resolutions for such plans, and for reviewing and making recommendations to the board with respect to the salaries, bonuses and other compensation of executive officers, including the terms and conditions of their employment, and other compensation matters. The members of the compensation committee are Ms. Basu, Mr. Chatfield and Mr. Ostrovsky. The compensation committee met three times during fiscal 2003.

         There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Summary

         The following tables disclose compensation awarded to, earned by or paid to each of (a) our chief executive officer during the fiscal year ended March 31, 2003, (b) our three other most highly compensated executive officers during the fiscal year ended March 31, 2003, and (c) the individuals listed in subparagraphs (a) and (b) during the fiscal years ended March 31, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                    ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                                    -------------------                    -------------------
                                                                                              SECURITIES
                                                                                              UNDERLYING
     NAME AND PRINCIPAL              FISCAL    ANNUAL       INCENTIVE        OTHER         STOCK         STOCK
        POSITION(S)                   YEAR     SALARY         BONUS       COMPENSATION    OPTIONS        AWARDS
     ------------------              ------   --------      ----------    ------------    -------        ------
Ravindra Koka                         2003    $180,000       $74,833         ---          75,000           ---
President, Chief Executive Officer    2002    $180,000           ---         ---          40,000           ---
and Director                          2001    $180,000           ---         ---             ---           ---

Richard J. Goldbach                   2003    $108,243       $39,911         ---          66,682           ---
Treasurer, Chief Financial Officer    2002    $110,500           ---         ---          20,000           ---
and Assistant Secretary               2001    $110,500           ---         ---             ---           ---

Shankar Krish                         2003    $114,563       $32,925         ---          17,500           ---
Vice President--Research and          2002    $117,050           ---         ---          20,000           ---
Development                           2001    $107,500       $13,000         ---             ---           ---

Stock Option Plans

         We currently maintain two stock option plans under which stock option awards may be made to eligible employees: the 1994 stock option plan and the 1997 stock option plan. The terms of the 1997 stock option plan are described below. The number of shares authorized to be issued under these stock option plans may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change. As of June 11, 2003, the number of options granted and outstanding under these stock option plans was 1,435,714.

Option Grants in Fiscal Year 2003

         The following table provides information with respect to stock options granted to the executive officers named in our summary compensation table in the last fiscal year. In addition, the table sets forth the hypothetical gains that would exist for the stock options based on assumed rates of annual compound stock price appreciation during the option term. No stock appreciation rights were granted to these individuals during the year.

                                                                    INDIVIDUAL GRANTS
                                            -----------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                              NUMBER OF                                                               VALUE AT ASSUMED
                              SECURITIES     PERCENTAGE OF                                         ANNUAL RATES OF STOCK
                              UNDERLYING     TOTAL OPTIONS                                         PRICE APPRECIATION FOR
                               OPTIONS        GRANTED TO                                               OPTION TERM (D)
                               GRANTED       EMPLOYEES IN     EXERCISE PRICE    EXPIRATION      -------------------------
        NAME                   (A)(B)         FISCAL YEAR      PER SHARE(C)        DATE             5%              10%
        ----                -------------    -------------    --------------    ----------          --              ---
Ravindra Koka                  75,000            10.4%            $1.09           1-8-13         $ 51,412        $130,288
Richard J. Goldbach            66,682             9.2%            $1.09           1-8-13         $ 45,710        $115,839
Shankar Krish                  17,500             2.4%            $1.09           1-8-13         $ 11,996        $ 30,401

-----------------

(A) All options in this table granted to Mr. Koka were so granted under our 1994 stock option plan. All other options in this table were granted under our 1997 stock option plan. The options expire 10 years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with us.

(B) Options vest and become exercisable as follows: one-sixth at July 9, 2003, one-sixth at January 8, 2004, one-third at January 8, 2005 and one-third at January 8, 2006.

(C) Options were granted at an exercise price equal to the fair market value of our common stock, as determined by reference to the closing price of our common stock on the Nasdaq National Market on the last trading date prior to the date of grant.

(D) The dollar amounts indicated in these columns are the result of calculations required by the SEC rules, which assume that the share price (based on the fair market value of our common stock) increases from the date of grant until the end of the ten-year option term at the annual rate specified (5% and 10%). These growth rates are not intended by us to forecast future stock price appreciation of our common stock. Amounts assume that options will be held to the maximum term before exercise. There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level and that no exercises occur before the end of the holding period. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values

         The following table provides information with respect to stock options exercised by the executive officers named in the summary compensation table during the last fiscal year. In addition, the table sets forth the number of shares covered by stock options as of the last fiscal year and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to the option at the end of the fiscal year.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003 AND
                          FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF                  VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                                              HELD AT FISCAL YEAR-END          AT FISCAL YEAR-END(1)
                                 SHARES                       -----------------------          ---------------------
                                ACQUIRED           VALUE
     NAME                     ON EXERCISE         REALIZED  EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------                -----------         --------  -----------   -------------     -----------     -------------
Ravindra Koka                     ---                ---       82,084        107,916          $   ---           $  ---
Richard J. Goldbach               ---                ---       69,599         83,765          $   ---           $  ---
Shankar Krish                     ---                ---       22,292         32,708          $   ---           $  ---

------------------

(1) Represents the difference between the closing price of $1.02 per share of our common stock as reported on the Nasdaq Stock Market on March 31, 2003 and the exercise price of the options, multiplied by the number of shares of common stock issuable upon exercise of the options. An option is an "in-the-money option" when the market value of our common stock exceeds the exercise price of the option.

DIRECTOR COMPENSATION

Fees

         We compensate our non-employee directors $2,000 per board meeting attended in person and $1,000 per board meeting attended by telephone. Directors who are employees do not receive any compensation for services performed in their capacity as directors. We reimburse each director for reasonable out-of-pocket expenses incurred in attending meetings of the board and any of its committees.

Stock Options

         In connection with their agreeing to serve on the board, on September 30, 1996, we granted to each of Radha R. Basu and Abraham Ostrovsky ten-year options to purchase 4,526 shares of our common stock at $3.62 per share. The options vested 50% each on the first and second anniversaries of their commencement of service as directors. On August 8, 1997, we granted to both Radha R. Basu and Abraham Ostrovsky ten-year options to purchase 15,000 shares of our common stock at $20.75 per share. The options vest ratably over a three-year period following the date of grant. On August 12, 1998, we granted to each of Ms. Basu, Mr. Ostrovsky, and Glen F. Chatfield ten-year options to purchase 20,000 shares of our common stock at $6.00 per share. The options vest ratably over a four-year period following the date of the grant. During fiscal 2000, we granted to both Ms. Basu and Beverly Bruce ten-year options to purchase 20,000 shares of our common stock at $4.00 per share. Ms. Basu's options vested in full on October 1, 1999. Ms. Bruce's options vest ratably over a four-year period ending August 24, 2003.

         On November 3, 2000, the outside directors (Basu, Bruce, Chatfield and Ostrovsky) were each granted ten-year options to purchase 10,000 shares of our common stock at $3.00 per share, pursuant to the terms of our 2000 non-employee directors stock option plan, or the Non-Employee Directors Plan. Twenty-five percent of the options vested and became exercisable on August 1, 2001 and the remaining options will vest 25% at September 1 of 2002, 2003 and 2004.

         The outside directors were each granted ten-year options to purchase 10,000 shares of our common stock on August 10, 2001 and again on August 8, 2002, at $1.98 and $0.76 per share, respectively, pursuant to the terms of the Non-Employee Directors Plan. The options vest ratably over four-year periods measured from the dates of grant.

EQUITY COMPENSATION PLAN INFORMATION

         As required by applicable regulations of the SEC, the table below sets forth certain information regarding our equity compensation plans as of the year ended March 31, 2003.

                                                                                          NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES                                   FUTURE ISSUANCE UNDER
                                    TO BE ISSUED UPON          WEIGHTED-AVERAGE            EQUITY COMPENSATION
                                       EXERCISE OF            EXERCISE PRICE OF             PLANS (EXCLUDING
                                   OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,        SECURITIES REFLECTED IN
       PLAN CATEGORY               WARRANTS AND RIGHTS       WARRANTS AND RIGHTS                COLUMN (A))
       -------------               --------------------      -------------------         -----------------------
                                          (a)                         (b)                          (c)
Equity compensation plans              1,565,714                     $2.67                      282,408(1)
approved by security holders

Equity compensation plan not             158,885(2)                  $8.01                           --
approved by security holders

Total                                  1,724,599                     $3.16                      282,408

------------------

(1) Of these shares, 10,717 remained available as of March 31, 2003 for purchase under the SEEC, Inc. 1997 Employee Stock Purchase Plan.

(2) Includes 148,052 shares of common stock to be issued as of March 31, 2003 upon the exercise of non-qualified stock options. From 1996 to 1999, and prior to the adoption of The 2000 Non-Employee Directors Stock Option Plan, non-employee directors were granted options to purchase 139,052 shares. In addition, a terminated employee was granted non-qualified options to purchase 9,000 shares in 1998. Also included are warrants to purchase 10,833 shares of common stock, issued as partial payment for professional services provided by a third-party vendor.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our compensation committee is currently comprised of Radha Basu, Glen Chatfield and Abraham Ostrovsky. None of our executive officers serves as a director or member of the compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on our board of directors or compensation committee.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

         We have employment agreements with each Messrs. Ravindra Koka, Richard Goldbach and Shankar Krish that renew automatically for one-year renewal terms unless the employee gives thirty days notice of intent not to renew, and each agreement is terminable by us immediately for cause. Mr. Koka is prohibited from directly or indirectly selling products that compete with our products for two years following termination, under specified circumstances, of his employment with us. Mr. Krish's non-compete covenant prohibits him from engaging in certain software development activities for two years following termination of his employment with us. Each executive officer is prohibited from improperly disclosing or using our proprietary information.

         Our employment agreements with Messrs. Koka and Goldbach provide that if we, for any reason, terminate the employee's employment or the employee resigns for "good reason" (as defined below), then we shall pay to the employee following the date of termination or date of resignation:

                  (i) at the next regular pay date, the employee's salary and benefits through the termination date or resignation date;

                  (ii) during a specified period following the termination or resignation date, the amount of any bonus payable to the employee for the fiscal year in which the termination or resignation occurred, prorated to take into account the number of days in such fiscal year prior to the termination or resignation date;

                  (iii) during such specified period, a continuation of the employee's annual salary or a portion thereof, as in effect on the day prior to the termination or resignation date; and

                  (iv) during such specified period, at no cost to the employee, we shall continue to provide the benefits the employee was receiving on the day prior to the termination or resignation date, or benefits substantially similar thereto.

In the case of (iii), Mr. Koka shall receive his total annual salary and Mr. Goldbach shall receive 50% of his total annual salary. In the case of (ii),
(iii), and (iv) above, the specified period is twelve months for Mr. Koka, and six months for Mr. Goldbach, and payments are to be made on the dates when salaries would have been payable had the employee remained employed by us.

         The term "good reason" is defined as: (i) a material diminution by us of the employee's title or responsibilities, as that title and those responsibilities existed prior to the action complained of, or (ii) a material diminution by us of the highest salary, benefits, bonuses, and incentive or other forms of compensation paid to the employee during any period covered by the employment agreement; or (iii) any reassignment of the employee or relocation of our principal executive offices outside of the greater Pittsburgh area.

                             BOARD COMMITTEE REPORTS

         The following are the respective reports of the compensation committee and the audit committee of our board of directors. Neither the compensation committee report, the audit committee report or any other information required to be disclosed in this proxy statement pursuant to Item 306(a) or (b) of Regulation S-K or Item 7(e)(3) of Schedule 14A shall be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                      REPORT OF THE COMPENSATION COMMITTEE

Introduction

         The Compensation Committee (the "Committee") of SEEC, Inc. (the "Company") determines compensation levels and stock option grants for certain of our Company's executive officers.

         Below is a report submitted by Ms. Basu, Mr. Chatfield, and Mr. Ostrovsky, the members of the Committee, addressing the Company's compensation policies for fiscal year 2003 as they impacted the current executive officers of the Company: Ravindra Koka, President and Chief Executive Officer; John H. Keast, Chief Operating Officer; Richard J. Goldbach, Treasurer and Chief Financial Officer; and Shankar Krish, Vice President--Research and Development.

General Compensation Philosophy

         The Company's compensation philosophy is that a significant portion of an executive's income should be based upon the financial performance of the Company. In addition, compensation should reflect not only short-term performance but should also provide long-term incentives designed to tie the executive's economic return to the return to the Company's shareholders.

         The Committee believes that the annual remuneration for executive officers should be set so that a large percentage of total cash compensation is at risk under the incentive programs. For fiscal year 2003, the Committee made its compensation decisions based on a review of the Company's fiscal year 2002 performance and on the Company's budget and other projections for fiscal year 2003. Executive officer incentive compensation was tied primarily to Company-wide achievement of financial goals.

Components of Compensation

         The components of compensation for the Company's executive officers, which are designed to reflect the compensation philosophy, are addressed below:

                  (a) Salary. The Committee establishes salaries for the executive officers based upon recommendations by Mr. Koka and consideration of various subjective factors such as the responsibilities, positions and qualifications of the executives and the Company's financial position and operating results. No formal surveys or analyses of comparable companies' compensation practices have been undertaken. However, the Committee does rely on their collective experience and knowledge of compensation practices in determining the salary levels for the executives.

                  (b) Short-Term Incentive Compensation/Bonus Pool. For fiscal year 2003, the Company's executive management bonus plan was designed to provide short-term incentive bonuses primarily for the achievement of specified quarterly and annual performance goals. The Committee established that approximately 75% of potential bonuses would be linked to the Company's attaining its revenue goals, and the remaining 25% would be tied to other criteria. For performance above the Company's targeted financial goals, additional bonuses would be paid. The Committee revised the revenue goals upward in connection with the Asera acquisition. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to achieving financial goals, the target bonuses for Messrs. Koka, Keast, Goldbach and Krish were established at 28% to 50% of total compensation.

                  The Company's revenue performance for the first three quarters of fiscal year 2003 met the targets set by the Committee at the beginning of the fiscal year. Likewise, revenues for the fourth quarter and fiscal year met the Committee-established goals, revised to give effect to anticipated additional revenues following the Asera acquisition. Incentive bonuses tied to revenue and other goals were accrued for the executive officers, in the amounts set forth in the Summary Compensation Table above.

                  (c) Stock Options. The primary purpose of granting stock options is to link the executive officers' financial success to that of the shareholders of the Company. The exercise prices of stock options are determined by the Committee, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Stock options granted to the executive officers during fiscal year 2003 are listed on the table entitled "Option Grants in Fiscal Year 2003."

FISCAL YEAR 2003 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         Reference is made to the discussion above with respect to subjective criteria applicable to fiscal year 2003 compensation for executive officers, including Ravindra Koka, the Company's President and Chief Executive Officer.

         Mr. Koka's base annual salary for fiscal year 2003 was $180,000, unchanged since fiscal year 1998. As described above, Mr. Koka's bonus for fiscal year 2003 reflects the Company's and Mr. Koka's achievement of the target revenue and other goals set by the Committee.

         The Committee approved a grant of 75,000 incentive stock options with an exercise price of $1.09 to Mr. Koka in January 2003, in recognition of his responsibilities as the Company's CEO and his efforts in connection with the Asera acquisition and integration of operations. In addition, the grant recognizes Mr. Koka's role in the Company's ability to achieve its future financial and other growth objectives, and it is intended to further align his interests with those of the Company's shareholders. Finally, the grant of options to Mr. Koka is designed to promote and reward long-term performance by the Company, which the Committee believes will be substantially dependent on Mr. Koka's leadership.

INTERNAL REVENUE CODE SECTION 162(m)

         The Committee reviewed the potential consequences of Section 162(m) of the Internal Revenue Code with respect to executive compensation. Section 162(m) imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the five most highly-compensated executive officers. The Company does not anticipate that Section 162(m) will have an adverse effect on the Company in the short term. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Over the longer term, the Committee will continue to examine the effects of this tax provision and will monitor the level of compensation paid to the executive officers in order to avoid, to the extent possible, the potential adverse effects of Section 162(m).

              RADHA R. BASU       GLEN F. CHATFIELD       ABRAHAM OSTROVSKY

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee (the "Committee") of SEEC, Inc. (the "Company") is to be comprised of three of our independent directors. The recent resignation of one of our directors, due to a government appointment that precluded him from further participation on the board of directors, has left two directors on the Committee. The board of directors plans to fill the temporary vacancy as soon as possible.

         Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. On behalf of the board of directors, the Audit Committee, among other duties, monitors the Company's financial reporting processes and systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal accountants.

         Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent accountants in accordance with SAS Codification of Statements on Auditing Standards, AU Sec. 380).

         The Audit Committee has received from the independent accountants a letter describing any relationships with the Company that may bear on their independence required by Independence Standards Board Standard No. 1 (Independence Board Standard No. 1 Independence Discussion with Audit Committee) and has discussed with the independent accountants the accountants' independence from the Company and its management. The Committee has reviewed the audit fees of the independent accountants. It has also reviewed non-audit services and fees to assure compliance with the Company's and the Committee's policies restricting the independent accountants from performing services that might impair their independence.

         The Audit Committee discussed with the Company's independent accountants the overall scope of and plans for their audit. The Committee has met with the independent accountants, separately and together, with and without management present, to discuss the Company's financial reporting processes and internal controls. The Committee has reviewed significant audit findings prepared by the independent accountants and those prepared by the Company's staff, together with management's responses.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

              GLEN F. CHATFIELD             ABRAHAM OSTROVSKY

                             STOCK PERFORMANCE CHART

         The following graph shows the cumulative total shareholder return on a percentage basis to holders of our common stock from March 31, 1998 through March 31, 2003, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Common Stock on March 31, 1998, and in the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index and assumes reinvestment of dividends. No dividends have been declared or paid on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

         The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

                                      Mar. 31, 1998  Mar. 31, 1999    Mar. 31, 2000   Mar. 31, 2001   Mar. 28, 2002  Mar. 31, 2003
                                      -------------  -------------    -------------   -------------   -------------  -------------
SEEC, Inc.                                100.00         29.17            92.59            14.81          12.96           7.56
Nasdaq National Market
     Composite Index                      100.00        135.08           250.99           100.60         101.32          74.37
Nasdaq Computer and Data
     Processing Services Stock Index      100.00        162.85           293.39            99.73         101.58          73.96

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 11, 2003 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock on such date, (ii) each of our directors, (iii) each executive officer named in the summary compensation table and (iv) all of our current directors and executive officers as a group. This table is based upon information supplied by officers and directors and from Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                            SHARES OWNED
                                                                            BENEFICIALLY(1)
                                                                            ---------------
              NAME OF BENEFICIAL OWNER                                  NUMBER          PERCENT(2)
              ------------------------                                  ------          ----------
Entities affiliated with Kleiner Perkins Caufield & Byers,
      and Vinod Khosla(3)                                             2,287,266           31.3%
Ravindra Koka(4)                                                        496,678            6.7%
Al Frank Asset Management, Inc.(5)                                      429,500            5.9%
Glen F. Chatfield (6)                                                    82,849            1.1%
Richard J. Goldbach(7)                                                   86,192            1.2%
Radha R. Basu(8)                                                         76,165            1.0%
Abraham Ostrovsky(9)                                                     57,514             *
Shankar Krish(10)                                                        47,960             *
Beverly Bruce(11)                                                        27,500             *
John H. Keast(12)                                                        19,166             *
All current directors and executive officers as a group
   (9 persons)(13)                                                      916,946           11.9%

---------------------

*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under such rules, shares of Common Stock subject to options or warrants exercisable within 60 days of June 3, 2003 are deemed outstanding for computing the percentage beneficially owned by the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 7,319,992 shares outstanding as of June 11, 2003.

(3) Consists of 22,973 shares held directly by Mr. Khosla, 937,042 shares held by Kleiner Perkins Caufield & Byers IX-A, L.P. ("KPCB IX-A"), 28,929 shares held by Kleiner Perkins Caufield & Byers IX-B, L.P. ("KPCB IX-B"), 216,410 shares held by certain other persons associated with KPCB IX Associates LLC ("KPCB Associates"), and 1,081,912 shares held by other shareholders of SEEC who entered into the Voting Agreements (as described elsewhere in this proxy statement) with KPCB Holdings, Inc. ("KPCB Holdings"). Mr. Khosla is a member of our board of directors and a managing member of KPCB Associates. KPCB Associates is the general partner of KPCB IX-A and KPCB IX-B.

Mr. Khosla has voting and dispositive power with respect to 1,205,354 shares consisting of the following: (i) the 22,973 shares held directly by Mr. Khosla;
(ii) the 937,042 shares held by KPCB IX-A; (iii) the 28,929 shares held by KPCB IX-B; and (iv) the 216,410 shares held by certain other persons associated with KPCB Associates. Mr. Khosla has sole voting and dispositive power with respect to the 22,973 shares held directly by him. Mr. Khosla has shared voting and dispositive power with respect to the remaining 1,182,381 shares. Mr. Khosla expressly disclaims beneficial ownership of any shares not held directly by him. Mr. Khosla's address is in care of Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, California 94025.

KPCB Associates has shared voting and dispositive power with respect to 1,182,381 shares consisting of the following: (i) the 937,042 shares held by KPCB IX-A; (ii) the 28,929 shares held by KPCB IX-B; and (iii) the 216,410 shares held by certain other persons associated with KPCB Associates.

KPCB IX-A holds directly 937,042 issued and outstanding shares of SEEC common stock. KPCB IX-A shares voting and dispositive power with respect to these shares. KPCB IX-A's address is in care of Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, California 94025.

KPCB IX-B holds directly 28,929 issued and outstanding shares of SEEC common stock. KPCB IX-B shares voting and dispositive power with respect to these shares. KPCB IX-B's address is in care of Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, California 94025.

KPCB Holdings has sole voting power with respect to the 1,081,912 shares held by certain SEEC stockholders pursuant to the Voting Agreements (as described elsewhere in this proxy statement). KPCB Holding's address is in care of Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, California 94025.

(4) Includes 94,584 shares issuable upon the exercise of outstanding options, which options are exercisable within 60 days of June 3, 2003. Excludes 100,000 shares of our common stock held by Ravindra Koka Annuity Trust II for which the daughter of Mr. Koka is the beneficiary. Mr. Koka disclaims beneficial ownership of these shares. Mr. Koka's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.


(5) Based on information as of March 31, 2003 contained in a Schedule 13F filed by Al Frank Asset Management, Inc. with the Securities and Exchange Commission. Al Frank Asset Management, Inc.'s address is 465 Forest Avenue, Suite One, Laguna Beach, California 92651.

(6) Includes 32,500 shares issuable upon exercise of outstanding options, which options are exercisable within 60 days of June 11, 2003. Mr. Chatfield's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(7) Includes 80,713 shares issuable upon the exercise of outstanding options, which options are exercisable within 60 days of June 11, 2003. Mr. Goldbach's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(8) Includes 72,026 shares issuable upon the exercise of outstanding options, which options are exercisable within 60 days of June 11, 2003. Ms. Basu's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(9) Includes 52,026 shares issuable upon the exercise of outstanding options, which options are exercisable within 60 days of June 11, 2003. Mr. Ostrovsky's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(10) Includes 25,209 shares issuable upon the exercise of outstanding options, which options are exercisable within 60 days of June 11, 2003. Mr. Krish's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(11) Represents 27,500 shares issuable upon the exercise of outstanding options, which options are exercisable within 60 days of June 11, 2003. Ms. Bruce's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(12) Includes 16,666 shares issuable upon the exercise of outstanding options, which options are exercisable within 60 days of June 11, 2003. Mr. Keast's address is in care of SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

(13) Includes 401,224 shares issuable upon exercise of outstanding options, which options are exercisable within 60 days of June 11, 2003.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of common stock are required to file with the SEC, within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the SEC require such persons to furnish us with copies of all Section 16(a) forms they file. Such officers, directors and ten percent holders are also required by the SEC's rules to furnish to us copies of all Section 16(a) forms that they file.

         Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that its executive officers, directors and ten percent holders complied with all applicable Section 16 (a) filing requirements during the last fiscal year.

                              CERTAIN TRANSACTIONS

         Except as set forth in the following paragraphs, during fiscal year 2003, there were no transactions to which we were a party and in which certain of our executive officers, directors or shareholders had a direct or indirect material interest.

         On January 8, 2003, we acquired certain assets and liabilities of Asera from Sherwood Partners, as assignee for the benefit of Asera's creditors. Prior to the Asera asset acquisition, KPCB Holdings had been the majority shareholder of Asera and was the holder of approximately 95% of Asera's bridge debt. Vinod Khosla, a partner of Kleiner, Perkins, Caufield & Byers and an affiliate of KPCB Holdings, and one of our current directors, was a member of Asera's board of directors. At the time of closing the Asera asset acquisition, Vinod Khosla was not a member of our board of directors and KPCB Holdings did not own any shares of our common stock. For additional information about the Asera asset acquisition, please see "Asera Asset Acquisition and Related Transactions" beginning on page 22.

         On January 8, 2003, we completed a private placement with KPCB Holdings pursuant to which we sold 1,205,354 shares of our common stock to KPCB Holdings for $1,301,782. Vinod Khosla, one of our current directors, is an affiliate of KPCB Holdings. At the time of closing the private placement, Vinod Khosla was not a member of our board of directors and KPCB Holdings did not own any shares of our common stock. For additional information about the private placement, please see "Private Placement and Related Matters" beginning on page 29.

         On January 8, 2003, we conditionally entered into a consent and agreement with KPCB Holdings, as nominee, and collateral agent for certain lenders, pursuant to which we agreed to convert the bridge debt assumed in the Asera asset acquisition into shares of our common stock and certain cash payments, subject to the satisfaction of certain conditions. KPCB Holdings holds approximately 95% of the bridge debt. The bridge conversion is subject to, among other conditions, the approval of our shareholders at our annual meeting. Vinod Khosla, one of our current directors, is an affiliate of KPCB Holdings. For additional information about the bridge conversion, please see "Bridge Conversion and Warrant Issuances- Bridge Conversion" beginning on page 31.

         On January 8, 2003, we conditionally entered into a two-year consulting agreement with KPCB Holdings pursuant to which KPCB Holdings agreed to provide consulting services to us in exchange for three separate warrants to purchase up to 2,500,000 shares of our common stock. The issuance of these consulting warrants is subject to, among other conditions, the approval of our shareholders at our annual meeting. Vinod Khosla, one of our directors, is an affiliate of KPCB Holdings. For additional information about the consulting agreement and the consulting warrants, please see "Bridge Conversion and Warrant Issuance-Consulting Agreement and Consulting Warrants" beginning on page 36.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL ONE- ELECTION OF DIRECTORS

General

         Our shareholders are being asked to consider and vote upon the election of two Class I Directors, Abraham Ostrovsky and Glen Chatfield, to each serve for a term of three years and until their respective successors are duly elected and qualified.

         The two incumbent Class I directors are nominees for election this year for three-year terms as directors expiring at the 2006 annual meeting of shareholders. In the election, the two persons who receive the highest number of votes actually cast are elected. The proxies named in the proxy card intend to vote for the election of the two Class I nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the board, or the board may reduce the number of directors. We have no reason to believe that any nominee will be unable to serve. Our articles of incorporation do not permit cumulative voting in the election of directors.

         The name of the nominees and certain other information about each nominee are set forth below. There are no family relationships between any director, executive officer or person nominated to become a director of us.

NAME OF NOMINEE           DIRECTOR SINCE
---------------           --------------
Abraham Ostrovsky         January 1997
Age 60

Glen F. Chatfield         April 1998
Age 60

         For biographical summaries and other information regarding Messrs. Ostrovsky and Chatfield, see "SEEC Management - Board of Directors" beginning on page 58.

Vote Required

         Under Pennsylvania law and our bylaws, directors are to be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the annual meeting. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected.

         Unless otherwise instructed, the proxies will vote "FOR" the election of Messrs. Ostrovsky and Chatfield.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
              "FOR" THE ELECTION OF MESSRS. OSTROVSKY AND CHATFIELD

PROPOSAL TWO- BRIDGE CONVERSION AND WARRANT ISSUANCE

General

         Our shareholders are being asked to consider and vote upon the following proposal:

         (a) To approve the issuance of 1,646,129 shares of our common stock to certain lenders including KPCB Holdings, Inc., a California corporation (and an affiliate of Kleiner, Perkins, Caufield & Byers), as nominee, upon the conversion of debt owed to such lenders;

         (b) To approve the issuance to Sherwood Partners of a warrant to acquire up to 20,000 shares of our common stock, for the benefit of unsecured creditors of Asera;

         (c) To approve the issuance to KPCB Holdings of warrants to acquire up to an aggregate of 2,500,000 shares of our common stock in exchange for KPCB Holdings providing us with consulting services pursuant to the terms of a consulting agreement; and

         (d) To approve an amendment to our articles of incorporation to provide that Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, an anti-takeover provision, does not apply to us or our shareholders.

Bridge Conversion

         Our board of directors has unanimously determined that the proposed conversion of the bridge debt assumed in the acquisition of the Asera assets from Sherwood Partners is in the best interests of our shareholders. Accordingly, our board of directors has unanimously adopted a resolution approving the bridge conversion. The bridge conversion is being submitted for the approval of our shareholders pursuant to the requirements of the NASD applicable to companies with securities quoted on the Nasdaq National Market. For a description of the bridge conversion, please see "Bridge Conversion and Warrant Issuance - Bridge Conversion" beginning on page 31.

Issuance of Creditor Warrant to Sherwood Partners

         Our board of directors has unanimously determined that the proposed issuance of creditor warrant to Sherwood Partners issuable in connection to the acquisition of the Asera assets from Sherwood Partners is in the best interests of our shareholders. Accordingly, our board of directors has unanimously adopted a resolution approving the issuance of the creditor warrant to Sherwood Partners. The issuance of the creditor warrant is being submitted for the approval of our shareholders pursuant to the requirements of the NASD applicable to companies with securities quoted on the Nasdaq National Market. For a description of the issuance of the creditor warrant to Sherwood Partners, please see "Bridge Conversion and Warrant Issuance - Creditor Warrant" beginning on page 35.

Issuance of Consulting Warrants to KPCB Holdings

         Our board of directors has unanimously determined that the proposed issuance of the consulting warrants to KPCB Holdings in connection with the consulting agreement is in the best interests of our shareholders. Accordingly, our board of directors has unanimously adopted a resolution approving the issuance of the consulting warrants to KPCB Holdings. The issuance of the consulting warrants is being submitted for the approval of our shareholders pursuant to the requirements of the NASD applicable to companies with securities quoted on the Nasdaq National Market. For a description of the issuance of the consulting warrants to KPCB Holdings, please see "Bridge Conversion and Warrant Issuance - Consulting Agreement and Consulting Warrants" beginning on page 36.

Amendment to Articles of Incorporation

         Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 is one of a number of anti-takeover laws which Pennsylvania enacted during the 1980s to afford corporations incorporated in Pennsylvania and their shareholders protection against certain types of takeovers and acquisitions of control by third parties.

Subchapter E only applies to "registered corporation" which includes all Pennsylvania corporations, like us, whose common stock is registered under the Securities Exchange Act of 1934. However, registered corporations can also elect not to be governed by Subchapter E by amending their articles of incorporation to so provide. Over the years many Pennsylvania corporations have elected not to be governed by Subchapter E, although so far we have not done so.

         Subchapter E would ordinarily be applicable to the bridge conversion described above and the issuance of shares upon the exercise of the consulting warrants. Accordingly, a condition to the effectiveness of the consent and agreement (relating to the bridge conversion) and the consulting agreement (relating to the issuance of the consulting warranty) is that we amend our articles of incorporation to provide that Subchapter E is inapplicable to us or our shareholders. Our board of directors has approved, subject to shareholder approval, an amendment of Section 8 of the our amended and restated articles of incorporation to add Subchapter E (defined below) to the list of subchapters that are not applicable to us or our shareholders.

         Subchapter E provides that, subject to certain grandfathering and other exceptions, any holder of voting shares of a registered corporation (which we are) who objects to a "control transaction," is entitled to make a written demand of the "controlling person or group" for payment of the fair value of the voting shares of the corporation held by the shareholder. A "control transaction" is defined as the acquisition by a person or group of the status of a "controlling person or group." For this purpose, a "controlling person or group" is defined as a person or group which has voting power over voting shares of the registered corporation that would entitle the holder thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation, with certain exceptions. As discussed elsewhere in this proxy statement, we have already issued to KPCB Holdings shares of our common stock representing approximately 16.5% of our outstanding common stock (based on the 7,319,992 shares of our common stock outstanding as of June 11, 2003). Any issuance of shares to KPCB Holdings (or its affiliates), pursuant to the conversion of the bridge debt or upon the exercise of the consulting warrants could result in the KPCB Holdings controlling more than 20% of our common stock. Thus, in the absence of the proposed amendment, these issuances could constitute a "control transaction" under Subchapter E.

         Under Subchapter E, the "controlling person or group" is obligated to give prompt notice following the occurrence of a control transaction to which Subchapter E applies to all shareholders of record of the corporation. If a control transaction occurs, a shareholder making written demand in accordance with Subchapter E is entitled to receive cash for each of the shareholder's shares in an amount equal to the fair value of each voting share of the corporation as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for the acquisition of control over the corporation. The minimum per share value the shareholder can receive under Subchapter E is the highest price per share paid by the controlling person or group for shares of the corporation at any time during the 90-day period ending on and including the date of the control transaction. If a shareholder believes the fair value of his or her shares to be higher than this minimum value, Subchapter E allows the shareholder to proceed to court supervised appraisal proceedings, with payment of the minimum value being made within the time period set forth in Subchapter
E. If the shareholder and the controlling person or group are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares within the time set forth in Subchapter E, the shareholder is entitled to receive the minimum value, if any, as a partial payment within a statutorily defined time period. Any additional amount potentially owed to the shareholder will be determined by a court appointed appraiser with experience in appraising the share value of companies "of like nature" to the acquired company.

         Approval of the proposed amendment to our articles of incorporation to make Subchapter E inapplicable to us would have a number of effects on us and our shareholders. The immediate effect of the amendment (subject to the approval of the bridge conversion and warrant issuance proposal) would be to allow us to complete the bridge conversion, issue the consulting warrants and gain the benefit of the consulting services of KPCB Holdings. Over the longer term, approval of the proposed amendment could have a number of additional effects on us, including:

         - permitting or encouraging "control transactions" to take place without entitling other holders of our common stock to demand that they receive fair value for their shares as provided in Subchapter E; and

         - removing whatever deterrent effect Subchapter E might have on possible changes of control and unfair or coercive takeovers of our company.

However, we believe that Subchapter E also limits our flexibility in pursuing various possible strategic directions that involve entering into transactions which might be deemed to be "control transactions" within the meaning of Subchapter E.

         Even if Subchapter E were no longer applicable to us, other provisions of our amended and restated articles of incorporation, by-laws and the Pennsylvania Business Corporation Law could have the effect of delaying or discouraging, to an extent, certain takeovers or changes in control of our company. Our by-laws divide our board of directors into three classes, with each class to be as equal in number of directors as possible. At each annual meeting of the shareholders, our directors are elected for three-year terms to succeed the directors of the class whose terms are expiring. In accordance with the Pennsylvania Business Corporation Law, directors serving on classified boards of directors may only be removed from office for cause. In addition, under our articles of incorporation, our board of directors has the authority to fix the rights and preferences of, and issue shares of, preferred stock without further action of the shareholders. Therefore, preferred stock could be issued, without shareholder approval, that could have voting, liquidation and dividend rights superior to that of the common stock. The issuance of preferred stock could materially and adversely affect the voting power of holders of common stock and the likelihood that such holders of common stock would receive dividend payments and payments on liquidation. We have no present plan to issue any shares of preferred stock. One or all of these provisions could, under certain circumstances, operate to delay, deter or prevent a change in control of our company or limit the price that potential acquirers or investors may be willing to pay in the future for our company or shares of our common stock. Similarly, Subchapter F (Business Combinations) of Chapter 25 of the Pennsylvania Business Corporation Law, which would continue to apply to us, would impose certain board approval, shareholder approval and "fair price" requirements on certain mergers or business combinations with a person, entity or group beneficially owning 20% or more of our outstanding common shares.

         In light of the foregoing, we believe that the risks associated with the amendment to eliminate Subchapter E are justified in light of the potential flexibility and other benefits to be received from the elimination of such provisions, including our ability to complete the bridge conversion and the issuance of the consulting warrants.

         Under Section 1914 of the Pennsylvania Business Corporation Law of 1988, shareholder approval of the proposed amendment to our articles of incorporation is required. Except as otherwise provided in the Pennsylvania Business Corporation Law of 1988, an amendment to the articles of incorporation may only be proposed to the shareholders by the adoption by the board of directors of a resolution setting forth the proposed amendment.

Vote Required

         Under Pennsylvania law and the rules of the NASD, approval of Proposal Two requires the affirmative vote of the majority of the shares of common stock cast in respect of such proposal at the annual meeting.

         Unless otherwise instructed, the proxies will vote "FOR" Proposal Two.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE "FOR" PROPOSAL TWO

PROPOSAL THREE -- AMENDMENT TO 1997 STOCK OPTION PLAN- INCREASE IN AUTHORIZED SHARES

General

         Our 1997 stock option plan, or the 1997 Plan, was adopted by our board of directors and approved by our shareholders in August 1997 and provides for the granting to employees, including employee directors and officers, of incentive stock options within the meaning of Section 422 of the Code and for the granting of nonstatutory stock options and stock appreciation rights to employees and consultants. Under the 1997 Plan, options to acquire a total of 1,300,000 shares of our common stock is authorized. In connection with the Asera asset acquisition, our board of directors granted options to acquire 363,900 shares of our common stock under the 1997 Plan to persons who joined us from Asera. At the same time, our board granted options to acquire approximately 370,000 shares to existing SEEC employees, of which options to acquire 295,000 shares were granted under our 1997 Plan with the remainder being granted under our 1994 stock option plan. As of June 11, 2003, a total of 10,700 shares remained available for future grant under the 1997 Plan.

         In May 2003, our board of directors adopted, subject to shareholder approval, an amendment to the 1997 Plan to increase the number of shares reserved for issuance by an additional 500,000, for any aggregate of 1,800,000 shares reserved for issuance. This amendment will allow us to continue to grant options to eligible employees and consultants under the terms and conditions of the 1997 Plan.

         Our board of directors believes that the approval of the amendment to the 1997 Plan is in the best interests of our company and our shareholders, as the availability of an adequate number of shares for issuance under the 1997 Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to our success. As a result of the Asera asset acquisition, we have grown our business and employee base more rapidly than we had anticipated when the 1997 Plan was last amended.

Summary of the 1997 Plan

         The following is a description of the material terms of the 1997 Plan and as such is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is available to any shareholder upon written request to our corporate secretary.

         Administration of the 1997 Plan. The 1997 Plan is administered by the compensation committee of our board of directors. The compensation committee has the power to interpret and amend the 1997 Plan, subject to further approval by the shareholders for certain amendments relating to the number of option shares and eligibility under the 1997 Plan. The compensation committee has the full and final authority, in its discretion, to grant stock options (with or without stock appreciation rights), determine the employees to whom stock options (with or without stock appreciation rights) shall be granted, the number of shares subject to the granted options, whether options are to be incentive stock options or nonqualified options, and the exerciseability of the options.

         Eligibility; Limitations. Those persons eligible for participation in the 1997 Plan are our employees, the employees of our subsidiaries and consultants. No employee may be granted a stock option or stock options under the 1997 Plan (disregarding canceled, terminated or expired stock options) for an aggregate number of shares in excess of ten percent (10%) of the total number of shares which may be issued or delivered under the 1997 Plan.

         Terms and Conditions of Options. Each option granted under the 1997 Plan is evidenced by a written stock option agreement between the optionee and us and is subject to the following conditions:

                  (a) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, the 1997 Plan provides that no option granted under that plan shall be exercisable during the first six months of its term, except if the optionee dies during such six-month period or if the optionee becomes disabled within the meaning of Section 422(c)(6) of the Code, or if the optionee's employment is voluntarily terminated with our consent during such six-month period.

                  (b) Exercise Price. The compensation committee determines the exercise price to purchase shares of common stock at the time the option is granted. However, in no event shall the option price per share be less than 100% of the fair market value of a share of our common stock on the date of the option grant, and, in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of us or any subsidiary of ours, the option price shall not be less than 110% of such fair market value on the date of the option grant.

                  (c) Form of Consideration. The holder of an option under the 1997 Plan may exercise such option by giving written notice to us and by paying the exercise price in cash, or by surrendering other shares of common stock with a market value equal to the exercise price.

                  (d) Transfer Limitations. A participant who is granted an option under the 1997 Plan may not transfer the option other than by will or by the laws of descent and distribution. No person other than the participant to whom an option is granted may exercise such option during such participant's lifetime.

                  (e) Exercise of Options under Certain Events. If a participant's employment with us is voluntarily terminated with our consent or as a result of retirement under one of our retirement plans, the participant will have three months to exercise any vested incentive stock options. If a participant's employment terminates as a result of retirement under one of our retirement plans, however, the participant will have one year to exercise any non-statutory stock options, whether or not vested at the time of termination. If a participant's employment with us is voluntarily terminated with our consent, the participant will have one year to exercise any vested non-statutory stock options. In the case of termination of employment arising from disability or death, the participant or the participant's estate or beneficiary, as the case may be, will have one year to exercise any stock options outstanding, whether or not vested at the time of termination. The ability of the participant to exercise options in each case described above is subject to any earlier expiration date of such options.

         In addition, each option granted under the 1997 Plan shall become exercisable in full upon certain events relating to a change in control or possible change in control of us, whether or not such option is then exercisable under the stock option agreement relating to such option. This feature of the 1997 Plan is discussed elsewhere in this proxy statement and is the subject of a proposed amendment that is described in Proposal Two.

                  (f) Forfeiture and Expiration of Options. Options issued under the 1997 Plan will cease to become exercisable upon the termination of the participant's employment by us for any reason other than voluntary termination with our consent, retirement under any retirement plan of ours, voluntary termination while disabled with our consent, or death. No incentive stock option granted under the 1997 Plan shall have a term in excess of ten years from the grant date. No incentive option granted under the 1997 Plan to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of us or any subsidiary of ours, shall have a term in excess of five years from the grant date. No non-statutory stock option shall be exercisable after the expiration of ten years and six months from the grant date.

         Stock Appreciation Rights. The 1997 Plan provides that stock appreciation rights, or SARs, may be granted in connection with either incentive stock options (at the time such stock option is granted) or non-statutory stock options (at the time such stock option is granted or at any time thereafter during the option term). SARs are exercisable only to the extent the related stock option is exercisable and only by the same person or persons entitled to exercise the related stock option. Each SAR entitles the holder to surrender the related stock option, or any portion thereof, in exchange for that number of shares of common stock having an aggregate fair market value equal to the excess of the fair market value per share of common stock on the date of exercise over the option exercise price per share, multiplied by the number of shares covered by the stock option or portion thereof being surrendered.

         Limited Stock Appreciation Rights. The 1997 Plan provides for the grant, in the discretion of the compensation committee, of limited stock appreciation rights, or LSARs, in connection with all or part of an incentive stock option at the time of the grant of such option, or in connection with a non-statutory option at the time such option is granted or at any time thereafter during the term of such option. Each LSAR entitles the holder of the related stock option, upon exercise of the LSAR, to surrender the stock option, to the extent unexercised, and receive an amount of cash, in respect of each share of common stock subject to such stock option (or the portion thereof surrendered), equal to the excess of the fair market value per share of the common stock over the exercise price of such stock option. LSARs are to be exercisable for a period of 60 days following the occurrence of certain events specified in the 1997 Plan relating to a change in control or possible change in control of our company. No LSAR may be exercised until the holder has completed at least six months of continuous service with us or one of our subsidiaries immediately following the date of grant of the LSAR.

         Termination and Amendment. The 1997 Plan terminates on June 6, 2007, subject to earlier termination by our board of directors. The board of directors may amend or terminate the 1997 Plan, provided that such amendment or termination does not adversely affect any outstanding option, SAR or LSAR unless the holder of such option has consented in writing thereto. In addition, no such amendment of the 1997 Plan shall, without prior shareholder approval, (a) increase the number of shares which may be issued or delivered under the 1997 Plan or (b) make any changes in the class of eligible employees.

Plan Benefits under the 1997 Plan

         We cannot currently determine the number of shares subject to options that may be granted in the future to executive officers, directors and employees under the 1997 Plan, as existing or as proposed to be amended. In addition, we cannot determine the number of shares which would have been granted under the 1997 Plan to executive officers, directors and employees for the last fiscal year had such amendment been made at such time. However, the following table sets forth information with respect to the stock options granted (both exercised and unexercised) under the 1997 Plan in fiscal year ended March 31, 2003, to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees and consultants (including all current officers who are not executive officers) as a group under the 1997 Plan.

                             1997 STOCK OPTION PLAN

------------------------------------------------------------------------------------------------------------
                                                                                          NUMBER OF SHARES
                                                                  WEIGHTED AVERAGE       UNDERLYING OPTIONS
                                                                 EXERCISE PRICE PER    GRANTED IN FISCAL YEAR
NAME AND POSITION                                                       SHARE                   2003
------------------------------------------------------------------------------------------------------------
Ravindra Koka, President and Chief Executive Officer(1)                     -                       -

Richard J. Goldbach, Treasurer and Chief Financial Officer             $ 1.09                  66,682

Shankar Krish, President--Research and Development                     $ 1.09                  17,500

John H. Keast, Chief Operating Officer                                 $ 1.09                 100,000

Executive Group                                                        $ 1.09                 184,182

Non-Executive Director Group                                                -                       -

Non-Executive Officer Employee Group                                   $ 1.13                 464,650
------------------------------------------------------------------------------------------------------------

(1) Mr. Koka was granted 75,000 incentive stock options under the 1994 Stock Option Plan.

Federal Income Tax Consequences of 1997 Plan

         Set forth below is a brief description of certain aspects of the federal income tax consequences of the grant and exercise of options under the 1997 Plan and any subsequent disposition of stock acquired thereby (based upon provisions of the Code, and the Treasury regulations promulgated thereunder). For avoidance of confusion, the term "Company" as used in the following paragraphs is used to mean our company, SEEC, Inc.

         Non-Statutory Stock Options. A participant who is granted a non-statutory stock option will not realize taxable income at the time such option is granted or when it vests. In general, a participant will be subject to tax at ordinary income rates (see "Rate Structure" below) in the year of exercise on the excess of the fair market value of the shares underlying the option on the date of exercise over the option exercise price (the "spread"). Because the spread is compensation income for federal income tax purposes, income tax withholding requirements apply upon exercise, and the Company will receive a corresponding deduction. The participant's basis in the shares so acquired will be equal to the fair market value thereof on the exercise date (i.e., the option exercise price plus the spread upon which the participant is taxed). Upon subsequent disposition of such shares, the participant will realize long-term capital gain or loss if he has held the shares for more than one year since the option was exercised; otherwise, such capital gain or loss will be short-term.

         Incentive Stock Options. A participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the participant to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise prices and the lower of
(i) the fair market value of the shares at the date of option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than 12 months are currently taxed at a minimum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon a premature disposition may apply if the participant is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the participant.

         SARs and LSARs. A participant is not taxed upon the grant of SARs or LSARs. Upon exercise of such rights, he or she will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in any shares acquired through the exercise of SARs and LSARs will be equal to the amount of ordinary income on which he or she was taxed, and upon subsequent disposition, any gain or loss will be a capital gain or loss (long-term or short-term depending on the length of time the shares were held).

         Rate Structure. Except where the special holding period rules for incentive stock options apply, a capital gain or loss is long-term or short-term depending upon whether the stock has been held for more than one year. For individuals under the present rate structure provided by the Code, both ordinary income and short-term capital gain are taxed at a maximum rate of 38.6%, and long-term capital gain is taxed at a maximum rate of 20%. Legislation has recently been passed by Congress that will reduce the maximum rate for ordinary income and short-term capital gain to 35% and the maximum rate on long-term capital gain to 15%. However, this legislation has not been formally enacted into law and we cannot affirmatively comment as to the impact of this legislation to participants.

Shareholder Approval Requirements

         Section 11 of the 1997 Plan requires shareholder approval of any increase in the total number of shares which may be issued or delivered under the 1997 Plan. In addition, we are also seeking shareholder approval of the amendment to the 1997 Plan to the extent necessary to comply with Section 422 of the Internal Revenue Code.

Vote Required

         Under Pennsylvania law, the approval of Proposal Three requires the affirmative vote of the majority of the shares of common stock cast in respect of such proposal at the annual meeting.

         Unless otherwise instructed, the proxies will vote "FOR" Proposal
Three.

               OUR BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED
                       THAT YOU VOTE "FOR" PROPOSAL THREE

PROPOSAL FOUR - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

         The independent certified public accounting firm of BDO Seidman, LLP audited our annual financial statements for the fiscal year ended March 31, 2003 and performed other non-audit services for us. The shareholders are now being requested to ratify the appointment by our board of directors of BDO Seidman, LLP, as our independent auditors to audit our financial statements for the current fiscal year.

Audit and Other Fees

         During the fiscal year ended March 31, 2003, BDO Seidman, LLP provided various audit, audit related and non-audit services to us as follows:

Audit Fees(1)                                                       $      72,900
Audit-Related Fees(2)                                                     367,978
Tax Fees(3)                                                                14,975
All Other Fees(4)                                                              --
                                                                    -------------
Total fees                                                          $     455,853
                                                                    -------------

(1) Audit fees include the financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. Approximately 70% of the total hours spent by the auditors in carrying out the audit of our financial statements for the year ended March 31, 2003 were spent by members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP.

(2) Audit fees incurred in connection with the audit of Asera's financial statements for the fiscal year ended December 31, 2002.

(3) Tax fees include tax return preparation, tax compliance, tax planning and advice.

(4) Fees for products and services other than those in the above three categories.

Retention of Independent Auditors for Fiscal Year 2004

         Upon the recommendation of the audit committee, the board of directors has appointed BDO Seidman, LLP, certified public accountants, as the independent auditors to audit our financial statements for the current fiscal year. The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the annual meeting is required to ratify the selection of BDO Seidman, LLP as our independent auditors. Although shareholder approval is not required, the board desires to obtain shareholder ratification of this appointment. If the appointment is not ratified at the annual meeting, the board will review its future selection of auditors.

         A representative of the firm of BDO Seidman, LLP is expected to be present at the annual meeting, and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required

         Under Pennsylvania law and the rules of the NASD approval of Proposal Four requires the affirmative vote of the majority of the shares of common stock cast in respect of such proposal at the annual meeting.

         Unless otherwise instructed, the proxies will vote "FOR" Proposal Four.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        THAT YOU VOTE "FOR" PROPOSAL FOUR

         TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                  OTHER MATTERS

         The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illiois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrival services at the web site maintained by the SEC at "http://www.sec.gov."

         Shareholders may obtain a copy (without exhibits) of any reports, statements and other information described in this proxy statement that we file with the SEC without any charge by writing to: Investor Relations, SEEC, Inc., Park West One, Suite 200, Cliff Mine Road, Pittsburgh, Pennsylvania 15275.

                                   ASERA, INC.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----
Reports of Independent Certified Public Accountants                  F-2 - F-3

Consolidated Balance Sheets                                                F-4

Consolidated Statements of Operations                                      F-5

Consolidated Statements of Changes in Stockholders' Deficit          F-6 - F-7

Consolidated Statements of Cash Flows                                      F-8

Notes to Consolidated Financial Statements                          F-9 - F-33

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
Asera, Inc.
Redwood City, California

We have audited the accompanying consolidated balance sheet of Asera, Inc. as of December 31, 2002 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Notes 1 and 5 to the consolidated financial statements, the Company ceased all business activities at its foreign subsidiaries, and on January 6, 2003, the Company assigned its assets to a third party trustee who sold substantially all of these assets on January 8, 2003. Consequently, the Company has ceased its operations, and intends to liquidate and dissolve as soon as practicable.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asera, Inc. at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP

San Francisco, California
March 10, 2003

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
  Asera, Inc.:

We have audited the accompanying consolidated balance sheet of Asera, Inc. and its subsidiaries (the "Company") as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 1. The financial statements do not include any adjustments that might result from this uncertainty.



                                                  /s/ Deloitte & Touche LLP


San Jose, California
February 26, 2003

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

                                                                                                       December 31,
                                                                                                  ----------------------
                                                                                                       2002         2001
                                                                                                  ---------    ---------
Assets (Notes 1 and 4)
Current Assets:
    Cash and cash equivalents                                                                     $   2,730    $  36,006
    Accounts receivable (no allowance for doubtful accounts in both periods)                            225        5,540
    Prepaid expenses and other current assets                                                           197        1,512
                                                                                                  ---------    ---------
Total current assets                                                                                  3,152       43,058
                                                                                                  ---------    ---------
Property and Equipment, net (Notes 2 and 5)                                                             666       11,060
Restricted Cash (Note 1)                                                                                 --        3,000
Lease Deposits and Other Assets (Notes 5 and 10)                                                        681          837
                                                                                                  ---------    ---------
Total Assets                                                                                      $   4,499    $  57,955
                                                                                                  =========    =========

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current Liabilities:
    Accounts payable                                                                              $   2,806    $   4,492
    Accrued compensation and related benefits (Note 5)                                                  984        4,776
    Other accrued liabilities (Note 3)                                                                  451        2,001
    Deferred revenue                                                                                  2,516       27,268
    Current portion of long-term debt (Note 4)                                                        3,350        3,392
                                                                                                  ---------    ---------
Total current liabilities                                                                            10,107       41,929
Long-Term Debt, net of current portion (Note 4)                                                       1,567        3,902
Deferred Rent, long-term                                                                                 --        1,146
Deferred Revenue, long-term                                                                           5,250        3,641
Commitments and Contingencies (Notes 5 and 6)
Redeemable Convertible Preferred Stock (Note 7)                                                          --      179,827
Stockholders' Deficit (Notes 4, 6 and 10):
    Common stock, $0.001 par value; 1,000,000,000 shares authorized;
    43,618,500 and 24,573,109 shares issued and  outstanding in 2002 and 2001, respectively              44           25
    Additional paid-in capital                                                                      194,148       15,278
    Deferred stock compensation                                                                        (110)      (2,066)
    Accumulated deficit                                                                            (206,386)    (185,825)
    Accumulated other comprehensive income (loss)                                                      (121)          98
                                                                                                  ---------    ---------
Total stockholders' deficit                                                                         (12,425)    (172,490)
                                                                                                  ---------    ---------
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Deficit               $   4,499    $  57,955
                                                                                                  =========    =========

See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

                                                                     Year Ended December 31,
                                                               -----------------------------------
                                                                  2002         2001         2000
                                                               ---------    ---------    ---------
Net Revenues (Notes 1 and 9):
   Software Licenses                                           $  11,801    $   8,133    $      --
   Services                                                       34,451       28,963        6,049
                                                               ---------    ---------    ---------
Total net revenues                                                46,252       37,096        6,049
                                                               ---------    ---------    ---------

Costs and Expenses:
  Cost of license revenue                                            674          311           --
  Cost of service revenue                                         22,866       53,988       41,194
  Selling and marketing                                           13,998       26,057       31,409
  Research and development                                        14,830       21,757       19,584
  General and administrative (Note 10)                             5,453        7,263        5,236
  Restructuring (Notes 1 and 8)                                    2,429           --           --
  Stock-based employee compensation* (Notes 6 and 10)             (1,079)       3,287        5,070
                                                               ---------    ---------    ---------
Total costs and expenses                                          59,171      112,663      102,493
                                                               ---------    ---------    ---------
Loss from Operations                                             (12,919)     (75,567)     (96,444)

Interest and Other Income (Expense):
  Interest expense (Note 4)                                       (7,630)      (3,245)        (623)
  Interest income                                                    280        2,261        5,066
  Other income (expense), net (Note 1)                              (292)          61       (1,097)
                                                               ---------    ---------    ---------
Net Loss                                                       $ (20,561)   $ (76,490)   $ (93,098)
                                                               =========    =========    =========

* Stock-Based Employee Compensation Is Allocated as Follows:
  Cost of revenue                                              $    (364)   $     724    $   1,376
  Selling and marketing                                             (512)         964        2,198
  Research and development                                          (142)         590          865
  General and administrative                                         (61)       1,009          631
                                                               ---------    ---------    ---------
                                                               $  (1,079)   $   3,287    $   5,070
                                                               =========    =========    =========

See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2002, 2001 and 2000 (In thousands, except share amounts)


                                   Common Stock and Additional                            Accumulated
                                         Paid in Capital         Deferred                    Other          Total
                                   ---------------------------    Stock      Accumulated  Comprehensive  Stockholders' Comprehensive
                                       Shares       Amount     Compensation    Deficit    Income (Loss)    Deficit          Loss
                                   ----------------------------------------------------------------------------------  -------------
Balances, January 1, 2000            22,429,672  $     1,147   $    (2,122)  $  (16,237)  $       (10)   $   (17,222)
Issuance of common stock
pursuant to stock option
exercises                             3,558,884        4,635            --           --            --          4,635
Repurchase of restricted common
stock issued upon exercise
of stock options                     (1,005,968)      (1,150)           --           --            --         (1,150)
Revaluation of restricted
Series B convertible preferred
stock issued for consulting
services                                     --           --        (2,082)          --            --         (2,082)
Return of restricted Series B
convertible preferred stock issued
for consulting services                      --           --         4,082           --            --          4,082

Deferred stock compensation                  --       13,032       (13,032)          --            --             --
Amortization of deferred stock
compensation                                 --                      5,070           --            --          5,070
Vesting of options issued to
consultants                                  --          266                         --            --            266

Foreign currency translation
income                                       --           --            --           --           166            166   $       166
Net loss                                     --           --            --      (93,098)                     (93,098)      (93,098)
                                                                                                                       -----------
Comprehensive loss                           --           --            --           --            --             --   $   (92,932)
                                    -----------  -----------   -----------   ----------   -----------    -----------   ===========
Balances, December 31, 2000          24,982,588       17,930        (8,084)    (109,335)          156        (99,333)

Issuance of common stock pursuant
to stock option exercises               432,875          322            --           --            --            322
Issuance of common stock to
executive                               200,000          200            --           --            --            200
Repurchase of restricted common
stock issued upon exercise of
stock options and issued to
founders                             (1,042,354)        (152)           --           --            --           (152)
Reversal of deferred stock
compensation due to forfeitures                       (3,610)        3,610           --            --             --
Amortization of deferred stock
compensation, net of forfeitures of
unvested shares                              --           --         2,408           --            --          2,408

Vesting of stock options issued to
consultants                                  --          (66)           --           --            --            (66)
Modification of vesting terms of
restricted stock                                         679            --           --            --            679

Foreign currency translation loss            --           --            --           --           (58)           (58)  $       (58)
Net loss                                     --           --            --      (76,490)           --        (76,490)      (76,490)
                                                                                                                       -----------
Comprehensive loss                           --           --            --           --            --             --   $   (76,548)
                                    -----------  -----------   -----------   ----------   -----------    -----------   ===========
Balances, December 31, 2001          24,573,109  $    15,303   $    (2,066)  $ (185,825)  $        98   $  (172,490)


See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000 (In thousands, except share amounts) (Continued)




                                   Common Stock and Additional                             Accumulated
                                         Paid in Capital         Deferred                     Other          Total
                                   ---------------------------    Stock      Accumulated  Comprehensive  Stockholders' Comprehensive
                                      Shares        Amount     Compensation    Deficit    Income (Loss)     Deficit         Loss
                                   ----------------------------------------------------------------------------------- -------------
Balances, December 31, 2001          24,573,109  $    15,303    $  (2,066)   $  (185,825)  $       98    $  (172,490)
Conversion of Series A, B and C
preferred stock into common stock    19,285,272      179,827           --            --            --        179,827
Issuance of Series A-1 preferred
stock warrants                               --        2,113           --            --            --          2,113
Shares issued upon exercise of
stock option                                275           --           --            --            --             --
Repurchase of restricted common
stock issued upon exercise of
stock options                           (40,156)          --           --            --            --             --
Repurchase of shares issued to
executive                              (200,000)          --           --            --            --             --
Reversal of deferred stock
compensation due to forfeitures              --       (3,035)       3,035            --            --             --
Reversal of stock compensation
expense related to forfeiture of
unvested shares                              --           --       (1,079)           --            --         (1,079)
Vesting of stock options issued
to consultants                               --          (16)          --            --            --            (16)

Foreign currency translation loss            --           --           --            --          (219)          (219)  $      (219)

Net loss                                     --           --           --       (20,561)                     (20,561)      (20,561)
                                                                                                                       -----------
Comprehensive loss                           --           --           --            --            --             --   $   (20,780)
                                    -----------  -----------    ---------    ----------   -----------    -----------   ===========
Balances, December 31, 2002          43,618,500  $   194,192    $    (110)   $ (206,386)  $      (121)   $   (12,425)
                                    ===========  ===========    =========    ==========   ===========    ===========

See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                                                YEAR ENDED DECEMBER 31,
                                                                                        ------------------------------------
                                                                                           2002          2001         2000
                                                                                         ---------    ---------    ---------
OPERATING ACTIVITIES:
Net loss                                                                                 $ (20,561)   $ (76,490)   $ (93,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                                8,232       13,119        7,148
Non-cash interest expense                                                                    5,572        1,592           --
Loss (gain) on sale of property and equipment                                                1,066          (80)          --
Impairment loss on property and equipment                                                      525           --           --
Stock compensation expense                                                                  (1,079)       3,287        5,070
Compensation to executive                                                                      989          890           --
Stock-based compensation for consulting services                                                --           --        3,582
Compensation expense for warrants and stock options issued to consultants                      (16)         (66)         266
Consulting services paid with issuance of Series C convertible stock                            --          272           --
Changes in operating assets and liabilities:
    Accounts receivable                                                                      5,315       (1,873)      (3,405)
    Prepaid expenses and other current assets                                                1,315          384         (505)
    Accounts payable                                                                          (157)        (978)       1,919
    Accrued expenses and deferred rent                                                      (6,488)      (2,367)       8,702
    Deferred revenue                                                                       (23,143)      20,327        9,977
                                                                                         ---------    ---------    ---------
Net cash used in operating activities                                                      (28,430)     (41,983)     (60,344)
                                                                                         ---------    ---------    ---------
INVESTING ACTIVITIES:
Decrease (increase) in restricted cash                                                       3,000           (8)        (174)
Loans to executive                                                                            (789)      (1,090)          --
Other assets                                                                                   (44)         226         (746)
Purchase of property and equipment                                                             (29)      (4,975)     (20,942)
Proceeds from sale of property and equipment                                                    71          305           --
                                                                                         ---------    ---------    ---------
Net cash provided by (used in) investing activities                                          2,209       (5,542)     (21,862)
                                                                                         ---------    ---------    ---------
FINANCING ACTIVITIES
Proceeds from long-term borrowings                                                              --       15,414           --
Proceeds from short-term borrowings and warrant issuance                                     2,113           --           --
Principal payments on long-term debt and capital lease obligations                          (8,949)      (6,011)      (2,040)
Proceeds from issuance of common stock                                                          --          322        4,635
Payments for repurchase of restricted stock                                                     --         (152)      (1,150)
Proceeds from issuance of Series C convertible preferred stock                                  --           --      115,387
                                                                                         ---------    ---------    ---------
Net cash (used in) provided by financing activities                                         (6,836)       9,573      116,832
                                                                                         ---------    ---------    ---------
IMPACT ON CASH FROM CHANGES IN EXCHANGE RATES                                                 (219)         (58)         242
                                                                                         ---------    ---------    ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                       (33,276)     (38,010)      34,868
CASH AND CASH EQUIVALENTS, beginning of year                                                36,006       74,016       39,148
                                                                                         ---------    ---------    ---------
CASH AND CASH EQUIVALENTS, end of year                                                   $   2,730    $  36,006    $  74,016
                                                                                         =========    =========    =========

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of note payable to offset accounts payable                                    $   1,000    $      --    $      --
                                                                                         =========    =========    =========
  Conversion of preferred stock to common stock                                          $ 179,827    $      --    $      --
                                                                                         =========    =========    =========
  Exchange of property and equipment to offset accounts payable                          $     529    $      --    $      --
                                                                                         =========    =========    =========
  Issuance and revaluation of restricted Series B convertible preferred stock issued
    for consulting services                                                              $      --    $      --    $   5,664
                                                                                         =========    =========    =========
  Forfeiture of restricted Series B convertible preferred stock issued for consulting
    services                                                                             $      --    $      --    $  (4,082)
                                                                                         =========    =========    =========
  Issuance of warrants to purchase Series C convertible preferred stock in connection
    with term loan facility                                                              $      --    $   6,373    $     789
                                                                                         =========    =========    =========
  Issuance of warrants to purchase Series C convertible preferred stock in connection
    with lease payment guarantee                                                         $      --    $      85    $      --
                                                                                         =========    =========    =========
  Reversal of deferred stock compensation due to forfeiture of unvested awards           $   3,035    $   3,610    $      --
                                                                                         =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for interest                                                 $   1,411    $   1,327    $     423
                                                                                         =========    =========    =========

See notes to consolidated financial statements.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Asera, Inc. (collectively with its subsidiaries, the "Company" or "Asera") was incorporated in Delaware in 1998 to provide real-time software solutions that power collaborative business processes for customers, partners, suppliers and employees. The Company's composite applications are available for eBusiness requirements in commerce, supply chain management and marketplace. In connection with the sale of substantially all assets and the assumption of certain liabilities of the Company, as described below, the Company ceased its operations and intends to liquidate and dissolve as soon as practicable.

Sale of Substantially All Assets and Assumption of Certain Related Liabilities of the Company

On January 6, 2003 the Company entered into a General Assignment Agreement with Sherwood Partners, Inc. ("Sherwood") whereby the Company assigned to Sherwood, for the benefit of the Company's creditors, substantially all of the Company's property. Sherwood was authorized a) to sell or dispose of such property and to pay to the Company's creditors, pro rata, the proceeds from such sale or disposition, after deducting any costs incurred to discharge any lien on such property and b) to appoint and compensate such agents and other professionals as deemed necessary. Sherwood was also entitled to a reasonable fee and payment of expenses, including legal expenses.

On January 6, 2003, all United States based employees of the Company were terminated and operations ceased. Certain of the Company's United States-based employees became employees of SEEC, Inc. ("SEEC") immediately thereafter.

On January 8, 2003, Sherwood, solely as assignee for the benefit of creditors of the Company, entered into an Asset Purchase Agreement with SEEC whereby SEEC purchased substantially all of the assets of the Company, excluding any assets existing at the Company's foreign subsidiaries. After consummation of the asset purchase by SEEC, it is contemplated that Sherwood will liquidate the remaining assets and undertake the winding down of the Company. In this regard, Sherwood retained $650,000 to make payments to the Company's unsecured creditors and cover its fees and expenses. The terms of the Asset Purchase Agreement also provide that SEEC may deliver, in its sole and absolute discretion, up to $500,000 cash to Sherwood for the purpose of paying certain unsecured creditors of the Company.

As payment for the assets acquired under the Asset Purchase Agreement, SEEC agreed to issue to Sherwood, as agent for the Company's creditors, warrants for the purchase of 20,000 shares of SEEC common stock with an exercise price of $1.35 per share and a two year term. SEEC also assumed certain liabilities of the Company consisting of, among other things, obligations under certain maintenance contracts, and outstanding debt and accrued interest of approximately $3,684,000 at December 31, 2002, net of a $1 million loan repayment made by the Company subsequent to December 31, 2002 and a debt forgiveness of $1,571,000 in connection with the asset purchase transaction (see
Note 4).

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Basis of Presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses and negative cash flows from operations since inception. As discussed above, the Company has ceased its operations, and intends to liquidate and dissolve as soon as practicable. The financial statements do not include all adjustments relating to the recoverability and classification of certain asset amounts or the amounts and classification of recorded liabilities to reflect the net realizable values of such assets and liabilities based on their planned liquidation.

Principles of Consolidation

The consolidated financial statements include the Company and its wholly-owned subsidiaries, Asera Ltd., Asera GmbH and Asera Software India (Pvt.) Ltd ("Asera India"). All significant intercompany accounts and transactions have been eliminated in consolidation. As more fully discussed in Note 5, the Company wrote off its investments in Asera GmbH and Asera India during 2002. As such, the consolidated statements of operations for the years ended December 31, 2002, 2001 and 2000 includes the operating results of these two subsidiaries through October 31, 2002, while the consolidated balance sheet at December 31, 2002 only includes Asera, Inc. and Asera Ltd. The consolidated balance sheet at December 31, 2001 includes the Company and all three of its subsidiaries, Asera Ltd., Asera GmbH and Asera India.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, deferred revenue, the allowance for uncollectible accounts receivable, the valuation allowance for deferred tax assets and accrued liabilities. Actual results could differ from those estimates.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivables. The Company only invests its cash in highly liquid investment grade instruments. The Company sells its products to a limited number of companies (Note 9) in diverse industries and generally does not require its customers to provide collateral to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition and includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in the overall allowance for doubtful accounts based on historical losses and existing economic conditions. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, management believes no allowance for doubtful accounts is required as of December 31, 2002 and 2001. However, actual write-offs might be necessary.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Cash and Cash Equivalents

The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents

Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, accounts receivable and long-term debt. Cash and cash equivalents are reported at their respective fair values on the balance sheet dates. The recorded carrying amount of accounts receivable approximates their fair value due to their short-term maturities. At December 31, 2002, the estimated fair value of the Company's long-term debt approximates its carrying value since the debt had been adjusted to its fair value in connection with a modification of the loan agreement during the year.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost and are depreciated using the straight-line method over the shorter of the lease term or estimated useful lives of the underlying assets. Estimated useful lives range from two to six years.

Restricted Cash

At December 31, 2001, the Company had approximately $3 million in restricted cash related to the Company's office lease, which required a security deposit. This restricted cash was utilized during 2002 to pay monthly rent payments and ultimately settle the lease upon early termination in November 2002 (see Note
5).

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During 2002, as a result of current and expected future negative net operating cash flows, the Company recorded a $525,000 impairment loss relating to the recoverability of certain property and equipment (see Note 2).

Equity Investments

The Company recorded an impairment loss of approximately $1,000,000 in 2000, which was the full value of an equity investment in an early development stage company. The impairment charge was recorded in other expenses, net. There were no impairment charges for equity investments in 2002 or 2001, and at December 31, 2002, the Company had no equity investments.

Revenue Recognition

The Company's revenues are generated from licensing the Company's software solutions and through the provision of services. Services include providing customers with access to the

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Company's software solutions under hosting and subscription arrangements, consulting services and ongoing support and maintenance of the Company's software solutions.

The Company recognizes revenue for licensed software in accordance with Statement of Position 97-2, "Software Revenue Recognition" and related interpretations and Securities and Exchange Commission Staff Accounting Bulletin
(SAB) 101, upon meeting all of the following criteria: execution of a written software license agreement signed by the Company and the customer; delivery of software has occurred; the fee for the software is fixed or determinable; collection is reasonably assured and vendor specific objective evidence (VSOE) of fair value exists to allocate the total fee to elements of the arrangement. The Company uses a signed contract or purchase order as evidence of an arrangement for professional services, hosting (subscription and operations) services, licenses and maintenance renewals. Licensed software is delivered to customers electronically or on a CD-ROM. In all contracts that require acceptance by the customer, the Company defers any revenue until it has received a signed acceptance from the customer. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction and assesses collectibility based on a number of factors, including the customer's past payment history and its current creditworthiness. If the Company determines that collection of a fee is not reasonably assured, the Company defers the revenue and recognizes it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment. VSOE is based on the price generally charged when an element is sold separately, or if not yet sold separately, the price established by authorized management. Maintenance revenues are deferred and recognized ratably over the maintenance or hosting period.

The Company recognizes revenue for hosting arrangements in accordance with Emerging Issues Task Force (EITF) No. 00-03, "Application of AICPA Statement of Position 97-2, 'Software Revenue Recognition,' to Arrangements That Include the Right To Use Software Stored on Another Entity's Hardware," and SAB 101. Hosting fees are generally billed and recognized as revenue on a monthly basis as the services are performed and include software usage fees as well as fees for hardware usage, bandwidth, and technical support for customer employees, on-going site administration, bug fixes, updates, and performance monitoring and training. Subscription based arrangements provide customers with access to the Company's software and typically include maintenance and support services. The Company recognizes revenue from subscription arrangements on a monthly basis.

Consulting services include installation and set up fees provided to customers in connection with new hosting arrangements or the sales of licensed software. For hosting arrangements, the consulting, installation and set-up fees are recorded as deferred hosting revenue and recognized ratably over the contractual life of the customer hosting contract once the service is activated and the customer has accepted such activation. Some of the Company's customers contract for consulting services after activation or license purchase on a time and materials basis. Revenue for such consulting services is generally recognized as services are performed as it represents a separate and distinct earnings process. For license arrangements, installation and set-up fees are recorded as deferred revenue and recognized when the customer has accepted the installed software.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Cost of license revenues includes the cost of third party software that is bundled with the Company's license arrangements. Cost of services includes internal and external compensation cost, equipment cost and the cost of third party software used in providing the services. Compensation cost is expensed as incurred and equipment is depreciated over the applicable estimated useful lives. Third party software cost is expensed upon recognition of the related revenue for license sales, and amortized over the term of the license for software used in providing services.

During 2001, the Company decided to phase out the provision of hosting services and migrate its customers to license-based arrangements. Accordingly, in 2001 and 2002, the Company renegotiated its existing hosting arrangements to convert these arrangements to license contracts. A number of these contracts required transitional hosting services to be performed subsequent to the conversion for a limited period of time. At the time of the conversion, maintenance revenue was allocated from the license contract fee as the sum of the contractual license fee and the remaining unamortized deferred hosting revenue multiplied by a maintenance rate of 18%, which represents VSOE of fair value of the maintenance. Maintenance revenue is amortized over the maintenance period. The remaining license contract fee together with the remaining unamortized deferred hosting revenue, and subsequent conversion hosting revenue, was deferred and amortized ratably over the longer of the hosting or the maintenance period.

In 2002, the Company ceased providing any hosting services, and entered into assignment agreements with its customers and a third party to assign its obligations to provide such hosting services to the third party. At December 31, 2002, the Company had no remaining obligations to provide hosting services to any of its customers. Upon termination of the hosting services, the Company's only remaining customer obligations are the provision of maintenance services. As such, upon termination of the hosting services, all unamortized deferred revenue excluding maintenance revenue was fully recognized.

During 2002, prior to the termination of hosting services described above, the Company entered into a Master Subcontractor Agreement with a third party whereby the Company subcontracted the provision of certain hosting services. The Company reported the hosting fees received from customers related to subcontracted services as revenues, and the corresponding fees paid to the third party as a cost of service revenues in accordance with EITF Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." Subcontract fees of $2,972,000 were included in service revenue and cost of service revenue in 2002.

Customer Set-Up Costs

The Company incurs direct costs associated with the configuration and set-up of new customers within its hosted environment. Such costs include, among others, the integration with the customers' web sites and the set up of customer profiles and preferences within the Company's hosted platform. Such costs are expensed when incurred.

Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with SFAS No. 86,

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

"Computer Software To Be Sold, Leased or Otherwise Marketed." The costs to develop such software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility.

Research and Development

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). For the year ended December 31, 2000, the Company recorded $13,032,000 in deferred stock compensation for stock options to purchase common stock granted at an exercise price below the estimated fair market value of the common stock. During 2002 and 2001, no stock options were granted at an exercise price below the estimated fair market value of the common stock. Deferred stock compensation recognized under APB 25 for fixed awards with pro rata vesting is amortized to compensation expense using the multiple option valuation approach over the vesting periods of the applicable stock options, generally four years. The multiple option method provides for vesting of portions of the overall awards at interim dates and results in greater vesting and compensation expense in earlier years than the straight-line method. Subsequent forfeitures of unvested stock options which had previously been considered vested under the multiple option approach are recorded as credits to compensation expense. A net credit to compensation expense of $(1,079,000) was recorded as a result of using the multiple option method for the year ended December 31, 2002. Compensation expense of $2,408,000 and $5,070,000 was recognized using the multiple option method for the years ended December 31, 2001 and 2000, respectively. Subsequent stock option forfeitures before vesting are recorded as reductions in deferred stock compensation. During 2002 and 2001, the Company recorded forfeitures of $3,035,000 and $3,610,000, respectively.

The Company accounts for stock-based awards to nonemployees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services," under the fair value method. SFAS No. 123 requires the disclosure of pro forma net income and earnings per share as if the Company had adopted the fair value method for stock-based awards to employees. Under SFAS No. 123, the fair value of the stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value pricing model with the following assumptions: expected life, one year from vest date; risk free interest rate of 4%, 5.06% and 6% in 2002, 2001 and 2000, respectively, and no dividends during the expected term. The Company's calculations are based on a multiple option award valuation and amortization approach and forfeitures are recognized as a credit to pro forma compensation expense as they occur. If the computed fair values of the stock-based awards had been amortized over the vesting period of the awards under the multiple option method, the effect would have been a decrease in the net loss by $1,341,000

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

for the year ended December 31, 2002 and an increase in the net loss by $1,286,000 and $849,000 for the years ended December 31, 2001 and 2000.

The following table represents the effect on net loss if the Company had applied the fair value based method and recognition provisions of SFAS No. 123 (in thousands):

                                                   2002       2001       2000
                                                 --------   --------   --------
Net loss, as reported                            $(20,561)  $(76,490)  $(93,098)
Add:  Stock-based employee compensation
    expense (credit) included in reported loss     (1,079)     3,287      5,070
Deduct: Total stock-based employee compensation
    expense determined under fair value based
    method for all awards                           2,420     (4,573)    (5,919)
                                                 --------   --------   --------
Pro forma net loss                               $(19,220)  $(77,776)  $(93,947)
                                                 ========   ========   ========

Foreign Currency Translation

The functional currencies of the Company's foreign subsidiaries are their local currencies. The assets and liabilities are translated into U.S. dollars at period-end rates of exchange, and income and expenses are translated at average exchange rates during the period. Gains and losses resulting from translating financial statements into U.S. dollars are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive loss in the statements of stockholders' deficit. Gains and losses from foreign currency transactions are included in results of operations.

Income Taxes

The Company accounts for income taxes using the asset and liability approach for financial reporting. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and net operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets to amounts that are more likely than not to be realized.

Comprehensive Loss

In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company reports the change in net assets during the period from non-owner sources in a consolidated statement of comprehensive loss, which has been included with the consolidated statements of stockholders' deficit. Accumulated other comprehensive loss at December 31, 2002 and 2001 included foreign currency translation adjustments.

Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives not be amortized, but rather be tested at least annually for impairment. The Company adopted SFAS No. 142 for its fiscal year beginning January 1, 2002. As the Company did not carry any goodwill or other intangible assets on its balance sheet as of December 31, 2001, the adoption of SFAS No. 141 and SFAS No. 142 did not have an impact on the Company's financial position, results of operations or cash flows.

In November 2001, the staff of the FASB reached consensus on EITF No. 01-14 "Income Statement Characterization of Reimbursements Received for 'Out of Pocket' Expenses Incurred." EITF No. 01-14 addresses whether reimbursements received for out-of-pocket expenses incurred should be characterized in the income statement as revenue or as a reduction of expenses incurred. The FASB staff concluded that reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the income statement. EITF No. 01-14 is effective for financial reporting periods beginning after December 15, 2001, and comparative financial statements for prior periods should be reclassified to comply with the guidance in this issue. During 2002, the Company recorded reimbursements by its customers for out-of-pocket expenses totaling $392,000 as a component of revenue. Prior to adoption of EITF No. 01-14 on January 1, 2002, the Company recorded reimbursement by its customers for out-of-pocket expenses as a reduction to cost of revenue. Prior periods should be reclassified to comply with the guidance of EITF No. 01-14. The effect of this reclassification was to increase revenues and increase cost of revenue for the year ended December 31, 2001 by $874,000. The effect of this reclassification for the year ended December 31, 2000 could not be determined since it was impracticable as the Company did not track and separately record reimbursements for out-of-pocket expenses incurred until 2001.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. However, SFAS No. 144 retains the requirement in APB No. 30 to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. The Company adopted SFAS No. 144 on January 1, 2002. The adoption did not have a material impact on the Company's financial condition or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF Issue No. 94-3. The Company is required to adopt SFAS No. 146 for restructuring activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

recognized at the date of the Company's commitment to an exit plan. SFAS No. 146 also established that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring plans.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation." Although it does not require use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS No. 123, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements is effective for fiscal years ending after December 15, 2002. The Company has adopted the disclosure requirements of this standard in the accompanying financial statements.

In November 2002, the FASB issued Financial Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). The interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations do not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 is not expected to have a material effect on the Company's financial statements.

In January 2003 the FASB issued Financial Interpretation No. 46, "Consolidation of Various Interest Entities" (FIN 46), which requires the consolidation of certain interest entities. FIN 46 is applicable to financial statements issued after 2002, however, disclosures are required currently if the Company expects to consolidate any variable interest entities. There are no entities that will be consolidated with the Company's financial statements as a result of FIN 46.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

2. PROPERTY AND EQUIPMENT, NET

Property and equipment as of December 31 consisted of the following (in thousands):

                                                                2002       2001
                                                           ----------   --------
Computers and equipment                                    $     835    $ 23,392
Software                                                         592       5,063
Furniture and fixtures                                           245       2,062
Leasehold improvements                                           154       1,351
                                                           ---------    --------

                                                               1,826      31,868
Less accumulated depreciation and amortization                (1,160)    (20,808)
                                                           ---------    --------
Total property and equipment, net                          $     666    $ 11,060
                                                           =========    ========

Depreciation and amortization expense of property and equipment totaled $8,232,000, $13,119,000 and $7,148,000 for the years ended December 31, 2002,
2001 and 2000 respectively.

During 2002, as a result of current and expected future negative net operating cash flows, the Company recorded a $525,000 impairment loss relating to the recoverability of certain property and equipment, consisting principally of computer equipment, leasehold improvements and furniture and fixtures which were abandoned in connection with the contraction of the Company's operations. This amount has been included in restructuring expense in the accompanying financial statements (see Note 8).

3. OTHER ACCRUED LIABILITIES

Other accrued liabilities as of December 31 consisted of the following (in thousands):

                                                      2002          2001
                                                  -----------    ---------
Professional fees                                  $     175     $    211
Other accrued liabilities                                276        1,790
                                                  -----------    ---------

Total                                              $     451     $  2,001
                                                  ===========    =========

4. DEBT

Debt as of December 31 consisted of the following (in thousands):

                                                      2002         2001
                                                   -----------   ----------
Term loan facility                                 $   3,125    $   12,075
Discount relating to term loan facility                     -       (4,781)
Bridge loan facility                                   2,113             -
Discount relating to bridge loan facility             (1,321)            -
Short term note payable (Note 5)                       1,000             -
                                                   -----------   ----------
Total                                                  4,917         7,294

Current portion                                       (3,350)       (3,392)
                                                   -----------   ----------

Long-term portion                                  $   1,567     $   3,902
                                                   ===========   ==========

In 1999, the Company entered into a financing loan agreement for equipment and other asset purchases bearing interest at 7.25% per annum and a senior loan agreement bearing interest at 12% per annum. Both loans were paid off during 2001. In connection with these loan agreements, the Company issued warrants to purchase Series A convertible preferred stock (see Note 6).

In April 2001, the Company entered into a secured term loan facility ("Term Loan Facility") with a syndicated group of lenders (the "Syndicate") which consists of an equipment loan facility

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

to provide financing of equipment and related software and a working capital facility for general working capital purposes. The Term Loan Facility provides for maximum borrowings of $28,500,000. Amounts outstanding under the facility are secured by substantially all of the Company's assets. Borrowings under the equipment loan facility bear interest at the prime rate plus 0.27%, but not less than 8.27% per annum and borrowings under the working capital facility bear interest at the prime rate plus 5.09%, but not less than 13.09% per annum.

The Term Loan Facility contains certain financial covenants that are evaluated on a monthly basis. Included in these financial covenants, among other stipulations, is a requirement that the Company must maintain at all times, cash and cash equivalents in an aggregate amount not less than the cumulative net loss ("minimum liquidity coverage ratio"), excluding non-cash charges, for the two consecutive calendar months ended prior to such date of determination. The Company has not been in compliance with the minimum liquidity coverage ratio since December 31, 2001. The loan does not become callable as a result of this default, however, the Company is unable to borrow any additional amounts under the term loan facility.

In August and November 2002, the Company entered into successive amendments to the loan agreements with the Syndicate whereby the Company and the Syndicate agreed to modify the repayment terms of the Term Loan Facility. As part of the August 2002 amendment, the Company paid $2,500,000 to the Syndicate, of which $254,000 represented loan fees due in connection with the modification of the loan. The terms of the November 2002 amendment are as follows:

   - On November 15, 2002, the Company paid to the Syndicate $3,098,000. This amount was originally due November 15, 2002 under the terms of the August amendment.

   - On or before December 31, 2002, the Company shall pay to the Syndicate $1,000,000. This amount was subsequently paid in January 2003.

   - From November 15, 2002 through September 1, 2003, the Company shall accrue and make interest-only payments on the outstanding balance under the Term Loan Facility at a rate of 10% per annum.

   - Commencing October 1, 2003 and continuing on the first calendar day of each month, the Company shall make 12 equal monthly payments to the Syndicate that will fully amortize the loan balance. Effective September 1, 2003, and continuing until the loan is repaid, interest shall accrue at the rate of 14.1% per annum.

Because the fair value of the modified terms of the restructured debt was greater than the carrying amount of the debt prior to restructuring, the modifications of the loan agreements do not qualify for accounting treatment as a troubled debt restructuring in accordance with FASB No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings."

In connection with the Term Loan Facility, in 2001, the Company issued warrants to purchase Series C convertible preferred stock (see Note 6). The value of these warrants, together with other costs paid in connection with obtaining the term loan facility totaled $6,373,000. This amount was recorded as a discount to the carrying amount of the facility to be amortized to interest expense over the life of the facility using the effective interest rate method. For the year ended December 31, 2001, the Company recorded $1,592,000 of interest expense resulting from the amortization of this discount. In connection with the changes in repayment terms arising

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

from the amendments to the loan agreement, the Company determined that a substantial modification of terms had occurred as defined in EITF Issue No.96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." Under EITF Issue No. 96-19, a modification of a debt instrument by a debtor and a creditor in a nontroubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. As such, the Company adjusted the balance of the debt to its fair value and charged the remaining unamortized discount balance to interest expense, resulting in total discount amortization in 2002 of $4,781,000. In addition, $254,000 of loan fees paid in connection with the August 2002 amendment to the loan agreement were charged to interest expense.

In November and December 2002, the Company obtained a bridge loan for an aggregate principal amount of $2,113,000 under a Senior Secured Promissory Note and issued to the lenders ("Bridge Lenders") warrants to purchase 249,973,373 shares of a newly designated Series A-1 preferred stock with an exercise price per share of $.001. The bridge loan and warrant agreement specifies that a facility fee of 11.8329% of the principal amount, or approximately $250,000, is due on a pro rata basis upon the exercise of the warrants. As a result, this facility fee reduces the exercise price of the warrants to zero. One of the lenders who loaned $2,000,000 of the bridge loan and received 236,658,383 of the related warrants ultimately obtained a majority ownership and voting interest the Company's outstanding capital stock upon the exercise of 8,750,000 of these warrants on January 4, 2003 (see Note 10). The bridge loan bears interest at the rate of 8% per annum and is due on the earlier of March 15, 2003, upon the closing of an equity financing transaction or the closing of an acquisition. The Company ascribed the total value received of $2,113,000 to the value of the warrants, and this value has been treated as a discount on the bridge loan to be amortized to interest expense over the four-month period ending March 15, 2003. The Company recorded $792,000 in interest expense during 2002 resulting from amortization of this discount, and at December 31, 2002, the remaining unamortized discount was $1,321,000.

In connection with the termination of a sublease agreement in November 2002, the Company executed a $1,000,000 promissory note to the former guarantor of a sublease as partial payment of its reimbursement obligation. The note bears interest at 8.75% per annum with all principal and interest due on August 15, 2003 (see Note 5).

In connection with the November 2002 amendment to the Term Loan Facility, two intercreditor agreements were entered into between the Bridge Lenders, the Syndicate and the former guarantor of a sublease which specified the shared security interest and priority that each party has in the assets of the Company.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Future minimum payment requirements under debt instruments outstanding at December 31, 2002 are as follows (in thousands):

Year ended December 31,
2003                                                                   $  4,975
2004                                                                      1,661
                                                                        -------
                                                                          6,636
Amount representing interest                                             (1,719)
                                                                        -------
                                                                       $  4,917
                                                                        -------

In connection with the sale of substantially all of the Company's assets on January 8, 2003 (see Note 1), SEEC assumed a portion of the above debt instruments and certain obligations under maintenance contracts, and the Company was released from all remaining liability under these obligations as follows (in thousands):

                                                Assumed by SEEC     Forgiven by Lender
                                                ---------------     ------------------
Term loan facility, including interest,
   excluding $1,000,000 principal paid
   by the Company on January 2, 2003                  $1,065              $1,065
Bridge loan                                            2,113                   -
Short term note payable, including interest              506                 506
                                                      ------              ------
                                                      $3,684              $1,571
                                                      ------              ------

In addition, the balance of the unamortized discount relating to the bridge loan was expensed in January 2003.

5. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office facilities under various noncancelable-operating leases. These leases expire at various dates through November 2012 and generally require monthly payment of the prorata share of common area operating expenses. Future minimum lease payments under all noncancelable-operating leases, as of December 31, 2002, are as follows (in thousands):

Year ended December 31,                                                  Amount
2003                                                                   $    882
2004                                                                        889
2005                                                                        875
2006                                                                        841
2007                                                                        684
Thereafter                                                                  873
                                                                       ---------

Total minimum lease payments                                           $  5,044
                                                                       =========

Rent expense was approximately $8,233,000, $9,366,000 and $5,450,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

On November 15, 2002, the Company entered into a lease termination agreement whereby the old lease agreement for office space located in Belmont, California was terminated and a new office lease agreement for a smaller office space located in the same building was executed. In connection with the termination of the old lease agreement, the landlord received the remaining $1,075,000 of restricted cash set aside as a deposit on the old lease, being settlement for past and

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

future obligations under the lease, which has been recorded in restructuring expense in the accompanying financial statements. The new lease agreement commenced on November 1, 2002, expires on October 31, 2007 and required a $150,000 security deposit, which is included in lease deposits and other assets. Base monthly rent under the new lease is $45,519, plus the prorata share of operating expenses, and is subject to adjustment. In addition, the terms of the new lease include a termination provision whereby the lease may be terminated upon not less than 90 days notice if substantially all of the Company's stock or assets are transferred. A termination payment is required upon giving notice of termination to the landlord prior to November 1, 2003 equal to 36 months of base rent plus operating expenses. On January 7, 2003, the Company vacated this office facility without giving notice of termination to the landlord. Since the cease-use date of the office facility was subsequent to December 31, 2002, no accrual for the fair value of the terminated lease agreement or write-down of the $150,000 security deposit has been recorded in the accompanying financial statements. Management of the Company expects that the landlord will retain the security deposit.

During 2000, the Company entered into a facility sublease which originally was to expire in 2006. The Company arranged for a financing company ("the Guarantor") to make a payment guarantee of up to $10,000,000 as security for the Company's payment obligations under the sublease. The Company granted to the Guarantor a security interest in substantially all of the Company's assets. In connection with the lease guarantee, the Company issued warrants to purchase Series C convertible preferred stock to the Guarantor in 2000. On November 15, 2002, the Company entered into a termination and release agreement with the sublessor and Guarantor whereby a) the sublease was terminated, b) the Guarantor made a $2,000,000 settlement payment to the sublessor, and c) the Company paid the Guarantor $1,000,000 and executed a $1,000,000 promissory note in favor of the Guarantor as reimbursement for the $2,000,000 settlement payment, being settlement for past and future obligations under the lease (see Note 4). The Company recorded the $2,000,000 aggregate lease termination charge primarily as a reduction of the amount payable to the sublessor, with $272,000 of the settlement payment being recorded as rent expense which has been included in restructuring in the accompanying financial statements. Since the sublease agreement was terminated, the remaining unamortized value of the warrants issued in connection with the sublease guarantee was recognized as an expense in 2002 (see Note 6).

Liquidation of wholly-owned subsidiaries

Asera GmbH, consisting principally of a sales and service office located in Germany, applied for commencement of insolvency proceedings with the Lower Court of Munich, Germany in October 2002. In connection with this application for insolvency, Asera GmbH terminated its employees, vacated its office space, transferred the control of its bank accounts to the liquidation administrator and ceased all business activities. In January 2003, the insolvency application was accepted by the court, and the court-appointed liquidation administrator started the process of liquidating the assets of Asera GmbH, resolving creditor claims and winding down operations. As a result of the above actions, the Company ceased the consolidation of its investment in Asera GmbH in October 2002, and recorded a gain of $30,000 upon the write-off of this investment. In connection with the liquidation process, the court-appointed liquidation administrator may assert a claim against the Company and its successors related to the transfer of funds from Asera GmbH to Asera, Inc. in the amount of approximately $745,000 that occurred in August 2002. No claim has formally been asserted, and the Company does not believe it has any further financial

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

obligations related to Asera GmbH. Accordingly, no amounts have been provided as of December 31, 2002 related to this potential claim.

Asera India, consisting of a software development facility in Bangalore, India, liquidated its assets, resolved creditor claims, terminated its employees, vacated its office space and ceased all business activities during 2002. As a result of the above actions, the Company deconsolidated its investment in Asera India in October 2002, and recorded a loss of $309,000 upon the write off of this investment. The Company does not believe it has any further financial obligations related to this subsidiary.

Although Asera GmbH and Asera India were separate legal entities with separate accounting records, they did not consist of operations and cash flows that could be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company since they were not managed as separate sales, support and development business units, and did not have separate independent sources of cash flows. Activities previously performed by these subsidiaries continued to be performed by Asera, Inc. and Asera Ltd as necessary. Accordingly, the historical results of operations of these foreign subsidiaries have not been reflected as discontinued operations in the accompanying consolidated financial statements.

Asera Ltd., a wholly-owned subsidiary of the Company with offices in London, England, intends to file for a Creditors Involuntary Liquidation in April 2003. It is anticipated that a liquidation administrator will liquidate the assets of Asera Ltd., resolve creditor claims and wind down operations. As of January 16, 2003, the employment agreements of all Asera, Ltd. employees had been assumed by SEEC. Management expects that Asera Ltd.'s office lease agreement, which is scheduled to expire in 2012, will be successfully terminated upon giving notice to the landlord and forfeiting the lease deposit. As of December 31, 2002, the lease deposit relating to Asera Ltd., which represents approximately two years of rental payments, totaled $401,000 and is included in other assets in the accompanying financial statements. At December 31, 2002, Asera Ltd. had current and total assets of $272,000 and $1,001,000 (including $136,000 in the net book value of leasehold improvements), respectively, and total liabilities of $2,526,000. The Company does not believe it has any further financial obligations related to this subsidiary.

Legal matters

In November 2002, a former employee of the Company filed employment-related complaints in Massachusetts and California alleging that the Company breached its agreement to pay approximately $590,000 in sales commission to the former employee. Given the assignment of the Company's assets for the benefit of creditors on January 6, 2003, Sherwood instructed the Company's counsel to do no further work on this matter, and no representatives from Sherwood or the Company were present at a scheduled arbitration hearing on February 5, 2003. Accordingly, the Company has accrued $590,000 for this matter which is included in accrued compensation and related benefits in the accompanying consolidated financial statements as of December 31, 2002.

The Company is involved in various other legal proceedings incidental to its normal business activities. The amount of ultimate liability with respect to these actions cannot be reasonably estimated. However, in the opinion of management, any liability resulting from an unfavorable outcome will not materially affect the financial position of the Company.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

6. STOCKHOLDERS' EQUITY

On April 3, 2000, the Board of Directors of the Company declared a three-for-two stock split. All share and per share amounts have been adjusted to give effect to this stock split.

Common Stock

In 1999, pursuant to restricted stock purchase agreements, the founders of the Company purchased 6,600,000 shares of restricted common stock for $22,000. In November 1999 and June 2001, the Company repurchased 1,096,875 and 487,500 shares of restricted common stock upon the withdrawal of two of the founders, respectively. During 2001, the Company accelerated the vesting of 681,250 shares of restricted common stock in conjunction with the withdrawal of a founder. The restricted common stock was originally purchased by the founders at a price of $0.0033 per share. As a result of the modification of the restricted stock purchase agreement, the 681,250 shares of restricted common stock were remeasured on the modification date. As a result, for the year ended December 31, 2001, the Company recorded $679,000 in compensation expense. At December 31, 2002, 112,500 shares of common stock were subject to repurchase at $0.0033 per share under restricted stock agreements entered into with the founders.

In 1999, certain employees and directors entered into agreements to purchase 3,360,000 shares of restricted common stock for $0.0033 per share. These agreements were made as part of the 1999 Equity Incentive Plan. In 2002, 2001 and 2000, the Company repurchased a total of 37,500, 120,625 and 153,750 shares, respectively, of restricted common stock and these shares were returned to the 1999 Equity Incentive Plan and made available for grant. At December 31, 2002, 116,249 shares of common stock were subject to repurchase at $0.0033 per share under the agreements.

On October 31, 2002, the Company's Certificate of Incorporation was amended to increase the number of authorized shares of Common Stock to 1,000,000,000.

Stock Option Plan

The 1999 Equity Incentive Plan (the "Plan") authorized the grant of options to purchase up to 22,000,000 shares of the Company's common stock. During 2002, the shareholders approved an increase in the number of shares of common stock available and reserved for issuance under the Plan to 137,000,000 shares. Under the Plan, incentive options may be granted at a price per share no less than the fair market value of common stock at the date of grant. Nonqualified stock options may be granted at a price per share no less than 85% of the fair market value on the date of grant. Options granted to any 10% stockholder may have an exercise price per share that is not less than 110% of the fair market value per share of common stock on the date of grant. Options granted are immediately exercisable, and unvested shares are subject to repurchase by the Company at the amount originally paid. Options granted generally have a maximum term of ten years and generally vest over four years. At December 31, 2002, 789,318 shares issued under the Plan were subject to repurchase by the Company because such shares were not vested.

On August 1, 2001, the Board of Directors of the Company estimated the market value of the common stock to be $1.00 per share. In connection with the valuation, the Company introduced an option exchange program whereby eligible employees, consultants, officers and directors of the Company could tender to the Company unexercised options to purchase the common stock of

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

the Company, with an exercise price in excess of $2.00. Under the program, any participants electing to exchange must also cancel all options granted to them on or after July 9, 2001, even if those options have an exercise price of $2.00 per share or less. These options would then be cancelled in exchange for options to be granted by the Company at least six months and one day after the expiration of the offering period applicable to the program at the current market price. By August 1, 2001, options to purchase 109,475 shares of common stock with an average exercise price of $4.00 per share were cancelled in connection with this program. On February 4, 2002, the Company issued to employees participating in this program new replacement options to purchase 93,875 shares of common stock with an average exercise price of $1.00, which was determined to be the fair value of the Company's common stock on that date.

Stock option activity under the Plan is summarized as follows:

                                                         Options Outstanding
                                                      --------------------------
                                                                        Weighted
                                                                         Average
                                                          Number of     Exercise
                                                           Shares         Price
                                                           ------         -----
Balances, January 1, 2000                                 4,588,575    $ 0.6223
Granted (weighted average fair value of $3.177 per
  share)                                                  8,090,029      2.8257
Exercised                                                (3,558,884)     1.3025
Canceled                                                 (1,501,494)     1.4357
--------------------------------------------------------------------------------
Balances, December 31, 2000 (3,890,472 vested at a
  weighted average exercise price of $1.497 per
  share)                                                  7,618,226      2.4841
Granted (weighted average fair value of $0.26 per
  share)                                                  6,691,214      1.2528
Exercised                                                  (632,875)     0.8247
Canceled                                                 (3,467,944)     2.7244
--------------------------------------------------------------------------------

Balances, December 31, 2001 (2,145,283 vested at a
  weighted average exercise price of $2.310 per
  share)                                                 10,208,621      1.6983
Granted (weighted average fair value of $0.87 per
  share)                                                  2,340,984      1.0000
Exercised                                                      (275)     1.0000
Canceled                                                 (7,924,562)     1.6936
--------------------------------------------------------------------------------

Balances, December 31, 2002                               4,624,768    $ 1.3529
                                                         ===========   =========


ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Options Outstanding

At December 31, 2002, 127,296,550 shares were available under the Plan for future grant. The following table summarizes information concerning stock options outstanding as of December 31, 2002:

                                     Options Outstanding                 Options Vested
                            --------------------------------------     --------------------
                                             Weighted
                                              Average     Weighted                 Weighted
                                            Remaining      Average                  Average
                             Number of    Contractual     Exercise     Number      Exercise
Range of Exercise Prices       Shares     Life (Years)       Price     of Shares      Price
                            ------------ ------------- -----------     --------- ----------
       $0.0417 - $0.3333        305,863          6.55     $0.0964        282,132    $0.0913
        $1.0000               3.327,450          8.96      1.0000      1,544,462     1.0000
        $1.3333                 399,768          7.00      1.3333        319,653     1.3333
        $4.0000                 591,687          7.68      4.0000        404,064     4.0000
                            ------------ ------------- -----------     --------- ----------
                              4,624,768          8.47     $1.3529      2,550,311    $1.4166
                            ============ ============= ===========     ========= ==========

Non-Employee Stock Options Issued for Services

During 2000, the Company granted 47,950 nonstatutory stock options at an exercise price of between $1.33 and $4.00 per share to nonemployees. No stock options were granted to nonemployees in 2002 or 2001. The values attributable to the grants are determinable at each vesting date and have been amortized over the service period. Subsequent decreases in the values of the unvested portion of the grants subject to variable accounting are recorded as reductions to compensation expense. For the year ended December 31, 2000, the Company recorded $266,000 in fair value of such awards as an expense using the Black-Scholes option pricing model with the following assumptions: contractual term of ten years; risk-free interest rate ranging from 5% to 6%; annualized volatility of 50% and no dividends during the expected term. For the year ended December 31, 2001, the Company recorded a credit to stock compensation expense of approximately $66,000 using the Black-Scholes option pricing model with the following assumptions: contractual term of ten years; risk-free interest rate ranging from 4.72% to 5.68%; annualized volatility of 130% and no dividends during the expected term. For the year ended December 31, 2002, the Company recorded a credit to stock compensation expense of approximately $16,000 using the Black-Scholes option pricing model with the following assumptions: contractual term of ten years; risk-free interest rate of 4%; annualized volatility of 130% and no dividends during the expected term.

Warrants

In 1999, in connection with a senior loan agreement and with an equipment financing loan agreement (see Note 4), the Company issued warrants to purchase 305,364 and 49,179 shares of Series A convertible preferred stock at an exercise price of $1.017 per share. The warrants expire the earlier of in 2004 or three years after the closing of the Company's initial public offering of its common stock. The warrants were valued at $182,000 using the Black-Scholes pricing model with the following assumptions: contractual life of five years; risk-free interest rate of 6.00%; volatility of 50% and no dividends during the expected term. The value of the warrants is amortized to interest expense ratably over the life of the underlying loan and was fully amortized in 2000.

In 1999, in connection with a service agreement, the Company issued a warrant to purchase 16,715 shares of Series B convertible preferred stock at $5.983 per share. The warrant expired on November 1, 2002. The warrant was valued at $39,000 using the Black-Scholes pricing model with the following assumptions: contractual life of three years; risk-free interest rate of 5.70%; volatility of 50% and no dividends during the expected term. The value of the warrant was fully amortized in 2000.

In 1999, in connection with a service agreement, the Company issued a warrant to purchase 6,686 shares of Series B convertible preferred stock at $5.983 per share. The warrant expired on October 28, 2002. The warrant was valued at $15,000 using the Black-Scholes pricing model with the following assumptions: contractual life of 2.83 years; risk-free interest rate of 5.9%;

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

volatility of 50% and no dividends during the expected term. The value of the warrant was fully amortized in 2000.

In 2000, in connection with entering into a sublease payment guarantee with a financial institution (see Note 5), the Company issued warrants to purchase Series C convertible preferred stock at an exercise price of $19.54. The number of shares subject to purchase under the warrant agreement ranges from 66,531 to 102,355 shares depending on the date of the next round of financing. The warrants expire in five years or three years from the effective date of the Company's initial public offering, whichever comes earlier. The Company valued the warrant at $671,000 for the first 66,531 shares using the Black-Scholes pricing model with the following assumptions: contractual life of five years; risk free interest rate of 6.50%; volatility of 50% and no dividends during the expected term. Approximately $130,000 and $224,000 was recognized as an expense in 2000 and 2001. The remaining value of the warrant of $317,000 was fully amortized during 2002 due to a termination of the sublease subject to the guarantee agreement. The Company valued the remaining 35,824 warrants issued in 2001 at $85,000 using the Black-Scholes pricing model with the following assumptions: contractual life of 3.6 years; risk-free interest rate of 3.43%; volatility of 130% and no dividends during the expected term. Approximately $76,000 and $9,000 was recognized as an expense in 2002 and 2001, respectively.

In 2000, in connection with service agreements, the Company issued a warrant to purchase 15,352 shares of Series C convertible preferred stock at $19.54 per share with a term of three years. The warrants were valued at $118,000 using the Black-Scholes pricing model with the following assumptions: contractual life of three years; risk free interest rate of 5.70%; volatility of 50% and no dividends during the expected term. The value of the warrants was expensed in 2000.

In 2001, in connection with a term loan facility, the Company issued warrants to purchase Series C convertible preferred stock, which expire six years from date of issuance. The number of shares of Series C convertible preferred stock that can be purchased under the warrants is based on total proceeds to be received upon exercise of the warrants of $4,845,000 divided by the lesser of $19.54 or 70% of the price per share of the next issuance of preferred stock. The warrants were valued at approximately $6,373,000 using the Black-Scholes option pricing model with the following assumptions: contractual life of six years; risk-free interest rate of 5.00%; volatility of 130% and no dividends during the expected term. The value of the warrants was classified as a debt discount and amortized to interest expense. Approximately $4,781,000 and $1,592,000 was recognized as an expense in 2002 and 2001, respectively (see Note 4).

As more fully described in Note 4, in November and December 2002, the Company obtained a bridge loan and issued to the lenders warrants to purchase 249,973,373 shares of a newly designated Series A-1 preferred stock with an exercise price per share of $0.001 and a five year term. One of the lenders who loaned $2,000,000 of the bridge loan and received 236,658,383 of the related warrants ultimately obtained a majority ownership and voting interest in the Company's outstanding capital stock upon the exercise of 8,750,000 of these warrants on January 4, 2003 (see Note 10).

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

Common Stock Reserved

The Company has reserved shares of common stock for issuance at December 31, 2002 as follows:

Exercise of stock options                                            4,624,768
Options available under the plan for future grant                  127,296,550
Exercise of warrants and conversion of underlying stock            251,077,016
                                                                  -------------
Total                                                              382,998,334
                                                                  =============

7. REDEEMABLE CONVERTIBLE PREFERRED STOCK

In October 2002, the shareholders of the Company consented to the automatic conversion to common shares of each share of outstanding Series A, Series B and Series C convertible preferred stock, effective immediately prior to the closing of any debt, convertible debt or equity financing through which the Company raises at least $2,000,000. In accordance with this consent, all of the Company's outstanding Series A, Series B and Series C convertible preferred stock were converted into 19,285,272 common shares at a 1:1 exchange ratio immediately prior to the closing of the bridge loan on November 15, 2002 (see
Note 4).

On October 31, 2002, the Company's Certificate of Incorporation was amended to authorize the issuance of up to an additional 750,000,000 shares of undesignated preferred stock, of which 475,000,000 shares were subsequently designated as Series A-1 convertible preferred stock.

The significant terms of the convertible preferred stock are as follows:

- Each share of convertible preferred stock is convertible into one share of common stock (subject to adjustment for events of dilution) and has the same voting rights as the number of common shares into which it is convertible.

- Each share of Series A-1 convertible preferred stock is convertible at the option of the holder or will automatically be converted to common stock upon a public offering of common stock at a public offering price of at least $0.0507059 per share and which yields gross proceeds of at least $30,000,000 or written consent of at least two thirds of the outstanding shares of all classes of preferred stock.

- If and when declared by the Board of Directors, and in preference to dividends on the common and Series A, Series B and Series C convertible preferred stock, the holders of the Series A-1 convertible preferred stock are entitled to receive noncumulative dividends of $0.0013522 per share per annum. After the Series A-1 convertible preferred stockholders receive their dividend preference, the holders of the Series A, Series B and Series C convertible preferred stock are then entitled to receive noncumulative dividends of $0.045, $0.479 and $1.563 per share per annum, respectively.

- Holders of Series A-1 convertible preferred stock have a liquidation preference over the common and Series A, Series B and Series C convertible preferred stock of $0.025353 per share, plus any declared but unpaid dividends. After this payment to the holders of the Series A-1 convertible preferred stock and payment of the liquidation preference to the holders of the Series A, Series B and Series C convertible preferred stock of $0.557, $5.983 and $19.54

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

   per share, respectively, the entire remaining assets and funds of the Company shall be distributed among the holders of the common, Series A-1 and Series C convertible preferred stock in proportion to the equivalent number of shares of common stock on an "as converted basis" then held by them until each holder of the Series A-1 and Series C convertible preferred stock shall have received $0.0845099 and 29.31 per share, respectively. Because the convertible preferred stock has conditions for liquidation or redemption that are deemed outside the control of the Company, such preferred stock has been classified outside of stockholders' deficit.

At December 31, 2002, there were 772,054,460 authorized shares of preferred stock, 5,173,767 shares of which were designated Series A Preferred Stock; 9,204,053 shares of which were designated Series B Preferred Stock; 7,676,640 shares of which were designated Series C Preferred Stock; 475,000,000 shares of which were designated Series A-1 Preferred Stock; and 275,000,000 shares of which were undesignated. At December 31, 2002, there were no outstanding shares of Preferred Stock

A summary of Convertible Preferred Stock outstanding at December 31, 2001 is as follows (in thousands, except share amounts):

December 31,                                                             2001
                                                                     -----------
Series A, 5,173,767 shares designated; 4,819,224 shares issued and
  outstanding (aggregate liquidation preference - $2,684)             $   2,899
Series B, 9,204,053 shares designated; 8,546,868 shares issued and
  outstanding (aggregate liquidation preference - $51,136)               54,022
Series C, 7,676,640 shares designated; 5,919,180 shares issued and
  outstanding (aggregate liquidation preference - $115,661)             122,906
                                                                     -----------
                                                                      $ 179,827
                                                                     ===========

In April and June 1999, the Company issued 4,745,454 and 73,770 shares of Series A convertible preferred stock at $0.557 and $1.017 per share, respectively. In September, October and December 1999, the Company issued 8,755,796 shares of Series B convertible preferred stock at $5.983 per share for cash and consulting services.

In 1999, the Company entered into an agreement with a consulting firm, under which it issued 417,855 shares of Series B convertible preferred stock initially valued at $2,500,000 for services to be rendered. In May 2000, this arrangement was terminated, and 208,928 shares were forfeited and returned to the Company. The grant of shares was accounted as a variable award contingent on performance. Accordingly, the fair value of the stock grant was re-measured until the shares were vested or forfeited. The remaining 208,921 shares which were not forfeited became fully vested in 2000. In connection with the 208,927 shares which vested, the Company recorded expenses of $3,582,000 during 2000.

In August 2000, the Company completed a round of financing in which 5,905,248 shares of Series C convertible preferred stock were issued at $19.54 per share.

In October 2001, the Company issued 13,932 shares of Series C convertible preferred stock at $19.54 per share in exchange for services.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

8. RESTRUCTURING

During the 2002, the Company undertook restructuring activities to, among other things, reduce its workforce by approximately 162 employees, terminate its office facility lease and sublease agreements (see Note 5) and dispose of certain excess property and equipment. These restructuring actions were taken to align the Company's cost structure with changing market conditions in an attempt to create a more efficient organization and were essentially completed by December 31, 2002. Restructuring related expenses of $2,429,000 were recorded in 2002 as a result of these activities. The following table summarizes charges recorded during 2002 for restructuring activities (in thousands):

                                                                SEVERANCE         LEASE         EXCESS
                                                               AND BENEFITS   TERMINATIONS      ASSETS     TOTAL
                                                               -------------  --------------  ---------- ---------
 Cash payments                                                 $        320   $       1,665   $      --  $   1,985
 Reversal of deferred rent liability                                     --          (1,147)         --     (1,147)
 Net book value of assets disposed                                       --              --       1,666      1,666
 Cash proceeds from sale of property and equipment                       --              --         (71)       (71)
 Non-cash exchange of fixed assets to offset accounts payable            --              --        (529)      (529)
 Impairment write-down of property and equipment                         --              --         525        525
                                                               -------------  --------------  ---------- ---------
    Total Restructuring  Expense                               $         320  $          518  $   1,591  $   2,429
                                                               -------------  --------------  ---------- ---------

The nature of the charges summarized above is as follows:

- Severance and Benefits: The Company initiated a reduction in workforce in January, July and October 2002 resulting in employee terminations of 36, 109 and 17, respectively. As such, the Company paid severance benefits, including severance and payroll taxes, to its terminated employees located principally in the United States resulting in a $320,000 restructuring charge. All severance benefits had been paid as of December 31, 2002.

- Lease Terminations: As discussed in Note 5, the Company terminated its office facility lease and sublease agreements in November 2002 resulting in $1,665,000 in cash payments to the landlords, which was partially offset by the reversal of a $1,147,000 deferred rent liability established in connection with recording rent expense on a straight line basis.

- Excess Assets: In connection with the office facility lease terminations and the contraction of the Company's operations, the Company liquidated certain fixed assets, consisting principally of leasehold improvements, computer equipment and furniture and fixtures, resulting in cash proceeds of $71,000, a $529,000 non cash exchange of fixed assets to offset accounts payable and a $1,066,00 net loss on disposal. In addition, the Company recorded a $525,000 impairment loss on fixed assets that are not expected to be used in operations.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

9.  SIGNIFICANT CUSTOMERS

Revenues recognized from customers representing more than 10% of total revenues for the year are as follows:

                                    2002           2001            2000
                                    ----           ----            ----
                 Customer A          10%            16%              --
                 Customer B          15%            11%             45%
                 Customer C           --            14%              --
                 Customer D          18%            --%              --
                 Customer E           --            30%              --
                 Customer F          28%             --              --

Customer concentrations of accounts receivable at December 31, 2002 were not considered significant due to the minimal balance of accounts receivable on that date.

10. RELATED PARTY TRANSACTIONS

In 2001, in connection with the termination of an executive, the Company accelerated the vesting of 681,250 shares of restricted stock previously issued to the executive. As a result of the modification of the award the Company recognized stock compensation expense of approximately $679,000 during the year ended December 31, 2001.

In 2001, the Company engaged its principal shareholder to search for a candidate to fill an executive management position. The search was conducted by a third party management recruiting firm. The Company paid $258,000 to reimburse the shareholder during 2001.

During 2001, as part of the Company's Chief Executive Officer's ("CEO") acceptance of employment with the Company, the CEO received, among other things, 200,000 fully vested shares of common stock. The Company also loaned its CEO $1,000,000 under the terms of his employment contract. In addition to the initial principal amount of the loan of $1,000,000 ("original loan"), the CEO was also entitled to receive additional loans of $15,000 per month ("monthly loans") until the earlier of the maturity date of the original loan, the date when the CEO was no longer employed with the Company or upon occurrence of an initial public offering. Both the original loan and the monthly loans bear interest at a rate of 4.91% per annum, compounded monthly and have a maturity date of June 15, 2005. The original and monthly loans are recourse only to the extent of 200,000 shares of common stock and a stock option for 1,800,000 shares awarded to the CEO in connection with his employment. As such, the Company recorded the value of the original and monthly loans at the fair value of the collateral, which was $200,000 and recorded compensation expense for $890,000 in the accompanying statement of operations in 2001. At December 31, 2001, the $200,000 balance of the loan was included in lease deposits and other assets.

During January through August 2002, the Company loaned its CEO an additional $789,000 under the terms of his employment agreement. In September 2002, the Company and the CEO entered into stock repurchase and note cancellation agreements whereby the Company purchased from the CEO the 200,000 fully vested shares issued to him during 2001 in consideration for the cancellation of the entire amount owed to the Company by the CEO. As of September 2002, the estimated value of the 200,000 shares was nominal. Accordingly, the Company recorded the $789,000 in loans made during 2002 and the $200,000 value of the original and monthly loans made during 2001 as compensation expense in the accompanying statement of operations in 2002.

As more fully described in Note 4, in November and December 2002, the Company obtained a bridge loan and issued to the lenders warrants to purchase 249,973,373 shares of a newly designated Series A-1 preferred stock with an exercise price per share of $.001. One of the

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

lenders who loaned $2,000,000 of the bridge loan and received 236,658,383 of the related warrants has a significant ownership interest in the Company and ultimately obtained a majority ownership and voting interest in the Company's outstanding capital stock upon the exercise of 8,750,000 of these warrants on January 4, 2003. This warrant exercise facilitated the shareholder approval of the Asset Purchase Agreement dated January 8, 2003 (see Note 1).

Contemporaneously with the Asset Purchase Agreement, on January 8, 2003, the Company's majority shareholder purchased 1,205,354 shares of SEEC common stock at a price of $1.08 per share and entered into a two year consulting agreement with SEEC whereby SEEC agreed (subject to shareholder approval) to issue to the Company's majority shareholder three warrants for the purchase of shares of SEEC common stock as follows:

- Up to a maximum of 1,000,000 shares, at a per share price of $1.10, with the right to acquire 41,667 shares on February 8, 2003 and increasing by 41,667 shares per month on the 8th day of each calendar month thereafter until December 8, 2004; and an additional 41,659 shares on January 8, 2005. In the event that the Company's majority shareholder is terminated as the consultant under the consulting agreement as a result of a material breach by the consultant, this warrant will represent the number of shares that were purchasable immediately prior to such termination. Upon certain other termination events, including a termination by the consultant due to a material breach by SEEC, the warrant will be exercisable for the full 1,000,000 shares. This warrant is exercisable for a period of five years.

- 500,000 shares, at a per share price of $1.35, provided that SEEC's aggregate revenues for the fiscal year ended March 31, 2004, as reported in accordance with generally accepted accounting principles are at least $16,000,000. This warrant is exercisable at any time from April 1, 2004 until April 1, 2009.

- Up to a maximum of 1,000,000 shares, at a per share price of $1.80, provided that SEEC's aggregate revenues for the fiscal year ended March 31, 2004, as reported in accordance with generally accepted accounting principles are at least $20,000,000. In the event that the aggregate revenues for the subject fiscal year are less than $20,000,000 but more than $16,000,000, the number of shares subject to this warrant shall be equal to the prorata share of aggregate revenues in excess of $16,000,000. This warrant is exercisable at any time from April 1, 2004 until April 1, 2009.

11. INCOME TAXES

The Company accounts for income taxes using an asset and liability approach. Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts more likely than not to be realized. No income taxes were provided for any periods presented due to the Company's net losses.

ASERA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

The Company's deferred income tax assets at December 31 are comprised of the following (in thousands):

                                                         2002          2001
                                                    --------------  ------------
Net deferred tax assets:
Net operating loss carryforwards                    $      70,769   $    54,164
Deferred income                                             3,016        10,022
Accruals deductible in different periods                      508         1,623
Research and development credits                            4,526         3,476
Depreciation and amortization                                  30         1,775
                                                    --------------  ------------
Total deferred tax assets                                  78,849        71,060
Valuation allowance                                       (78,849)      (71,060)
                                                    --------------  ------------
Net deferred tax assets                             $          --   $        --
                                                    ==============  ============

Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, as of December 31, 2002, the Company has fully reserved its net deferred tax assets.

At December 31, 2002, the Company has available net operating loss (NOL) carryforwards of approximately $172,223,000 and $128,816,000 to offset future federal and state taxable income, respectively. The federal NOL carryforwards expire in various years through 2022, while the state NOL carryforwards expire in various years through 2012.

At December 31, 2002, the Company also has research and development credit carryforwards of approximately $3,052,000 and $2,233,000 available to offset future federal and state income taxes, respectively. The federal credit carryforward expires in various years through 2022, while the state credit carryforward has no expiration.

Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. If there should be an ownership change, the Company's ability to utilize its carryforwards could be limited.

                                                                         Annex A


================================================================================



                            ASSET PURCHASE AGREEMENT

                                  by and among:


                             SHERWOOD PARTNERS, INC.

                                       and

                                   SEEC, INC.

                          ----------------------------

                           Dated as of January 8, 2003

                          ----------------------------


================================================================================

                            ASSET PURCHASE AGREEMENT

              THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of January 8, 2003, by and among SHERWOOD PARTNERS, INC., a California corporation ("SELLER"), solely as Assignee for the Benefit of Creditors of ASERA, INC., a Delaware corporation ("ASSIGNOR"), SEEC, INC., a Pennsylvania corporation ("PARENT" or the "Purchaser"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         A. By resolutions of the board of directors and stockholders of Assignor, as memorialized in the duly executed minutes, Assignor has transferred ownership of all of its Assets to Seller, and in so doing has also designated Seller to act, pursuant to California law, as the Assignee for the Benefit of Creditors of Assignor (the "ASSIGNMENT"). The General Assignment Agreement (the "GENERAL ASSIGNMENT AGREEMENT") between Assignor and Seller is attached hereto as EXHIBIT B.

         B. The board of directors of the Purchaser believe that it is in the best interest of the company and its shareholders that the Purchaser purchase substantially all of the Assets from the Seller as more fully identified in
Section 1.2 below (the "REQUIRED ASSETS") on the terms and conditions set forth in this Agreement and, in furtherance thereof, have approved the same.

         C. The Seller wishes to sell the Required Assets to the Purchaser, and Purchaser wishes to purchase the Required Assets from the Seller, on the terms set forth in this Agreement. After consummation of the Closing contemplated under this Agreement, the Seller will liquidate any Assets that are not Required Assets hereunder and will undertake the winding down of Assignor, which shall ultimately include, but shall not be limited to, the distribution of net funds, after payment of fees and costs associated with the liquidation and winding down, to Assignor's creditors, which are generated from the sale of such assets.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties to this Agreement, intending to be legally bound, agree as follows:

1.       SALE OF ASSETS; RELATED TRANSACTIONS.

         1.1 SALE OF REQUIRED ASSETS. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller agrees to sell, assign, transfer and convey to Purchaser at the Closing (as defined below), and Purchaser agrees to purchase and acquire from Seller at the Closing, all of Seller's right, title and interest in and to all of the Required Assets. The Required Assets, subject to the provisions hereof, including, without limitation, Section 1.4 below, will be sold, assigned, transferred and conveyed to Purchaser on the Closing Date "as is" and "where is", with no representations or warranties from the Seller other than those specifically set forth below, and subject to any and all pledges, liens, security interests, encumbrances, charges, title retention, claims, conditional sale or other security arrangements of any nature whatsoever (collectively, "ENCUMBRANCES").

         1.2 REQUIRED ASSETS DEFINED.

             (A) As used in this Agreement, subject to the provisions contained herein, the term "REQUIRED ASSETS" means, collectively, Seller's right, title and interest, if any, in and to the Assets (other than Excluded Assets), including, without limitation, the following:

               (I) All cash and cash equivalents (including marketable securities and short-term investments) held by Seller as Assignee for the Benefit of Creditors of Assignor as of the Closing Date hereof ("CASH") in excess of $650,000;

               (II) All Accounts Receivable of Seller as Assignee for the Benefit of Creditors of Assignor as of the Closing Date hereof, subject to the provisions of Section 1.2 (c) below ("REQUIRED ACCOUNTS RECEIVABLE");

               (III) All equipment, machinery, computer hardware and software, materials, prototypes, tools, supplies, vehicles, furniture and fixtures, and other tangible assets held by Seller as Assignee for the Benefit of Creditors of Assignor as of the Closing Date hereof, including, without limitation, those tangible assets held by Seller as Assignee for the Benefit of Creditors of Assignor as of the Closing Date hereof ("FIXED ASSETS");

               (IV) All raw materials, work-in-process and finished goods inventory held by Seller as Assignee for the Benefit of Creditors of Assignor as of the Closing Date;

               (V) All Intellectual Property and Intellectual Property Rights of Seller as Assignee for the Benefit of Creditors of Assignor as of the Closing Date hereof including, without limitation, all Intellectual Property and Intellectual Property Rights of Seller as Assignee for the Benefit of Creditors of Assignor as of the Closing Date listed on EXHIBIT C attached hereto;

               (VI) Those customer lists as set forth in EXHIBIT C attached hereto;

               (VII) All Assignor Contracts (other than the General Assignment Agreement) including, without limitation, all software licenses, maintenance contracts, partner agreements and contracts or agreements set forth in EXHIBIT C attached hereto; and

               (VIII) All advertising, marketing and promotional materials of Assignor in the possession of Seller as Assignee for the Benefit of Creditors of Assignor as of the Closing Date hereof.

             For purposes of this Agreement, "EXCLUDED ASSETS" shall mean
(i) all claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment relating to (x) any Liability of Assignor that is not included in the Assumed Liabilities, (y) any Asset other than a Required Asset, and/or (y) any preference or fraudulent conveyance recoveries of Seller or Assignor under applicable law, (ii) state or federal Tax refunds owing to Seller or Assignor, (iii) insurance refunds or recoveries owing to Seller or Assignor, (iv) utility or leasehold security deposits owing to Seller or Assignor, (v) any of the rights of the Seller under this Agreement, (vi) Cash up to the aggregate amount equal to $650,000, (vii) Excluded Receivables (as defined in Section 1.2(c) below), (viii) any rights of Seller under any Assignor Contracts other than those Contracts included as part of the Required Assets, including, without limitation, those Contracts listed on EXHIBIT C and (ix) the Assets expressly identified on EXHIBIT D as Excluded Assets. Notwithstanding anything contained herein to the contrary, within thirty
(30) days following the Closing, the Purchaser may exclude any Assets which would otherwise be Required Assets under this Section 1.2, and such Assets shall be deemed Excluded Assets, by delivery to Assignor of an amendment to EXHIBIT D hereof including such Assets thereon.

          (b) For purposes hereof, to the extent that the amount of Cash as of the Closing Date is less than $650,000 (the "CASH SHORTFALL AMOUNT"), then
(i) Seller shall be entitled to retain the first cash proceeds received by Seller on behalf of Assignor from those Accounts Receivable of Seller as Assignee for the Benefit of Creditors of Assignor in an amount equal to the Cash Shortfall Amount, (ii) such Accounts Receivable shall be deemed "EXCLUDED RECEIVABLES" hereunder, and (iii) the Required Accounts Receivable shall be reduced by, and shall not include, those Accounts Receivable of Seller as Assignee for the Benefit of Creditors of Assignor representing such Excluded Receivables.

     1.3 ASSET TRANSFER; PASSAGE OF TITLE; DELIVERY.

                    (A) TITLE PASSAGE. Except as otherwise provided in this Section, upon the Closing, title to all of the Required Assets shall pass to Purchaser, and Seller shall make available to Purchaser possession of all of the Required Assets as provided in subsection 1.3(b), and shall further, upon Purchaser's request, execute assignments, conveyances and/or bills of sale reasonably requested to convey to Purchaser title to all the Required Assets, subject to the Encumbrances, in accordance with Section 1.1 of this Agreement, as well as such other instruments of conveyance as counsel for Purchaser may reasonably deem necessary to effect or evidence the transfers contemplated hereby.

          (B) DELIVERY OF REQUIRED ASSETS. On the Closing Date (as defined herein), Seller shall make available to Purchaser possession of the Required Assets, provided however, that the expenses of retrieving, removing and transferring the Required Assets shall be borne exclusively by Purchaser.

          (C) RETENTION OF DOCUMENTS. As Assignee, Seller is responsible for maintaining business records during the assignment process and, among other things, will have to prepare and file final tax returns. Seller shall make available to Purchaser upon reasonable prior written notice and as reasonable and appropriate all of the books and records held by Seller as Assignee for the Benefit of Creditors of Assignor relating to the Required Assets, and permit Purchaser to review and make copies as reasonable and appropriate; PROVIDED, HOWEVER, that (i) Seller does not have any delivery obligation whatsoever hereunder, and (ii) Purchaser shall be solely responsible for all costs and expenses incurred in connection with this Section

1.3(c), including, without limitation, all copy charges associated therewith .

     1.4 NON-ASSIGNABILITY. Anything to the contrary contained herein notwithstanding, to the extent that any asset which would otherwise be a Required Asset, or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, conveyed, assigned, transferred or delivered without the approval, consent or waiver of any Persons (including any Governmental Body) other than Seller or Assignor, and such approval, consent or waiver of such Person is not obtained prior to the Closing or if such sale, conveyance, assignment, transfer or delivery would constitute a breach or termination right thereof or a violation of any Legal Requirements or Order, this Agreement shall not constitute a sale, conveyance, assignment, transfer or delivery thereof. Any such assets shall be "NON-TRANSFERRED ASSETS" and shall not be deemed a Required Asset as of the Closing Date. Purchaser shall take such actions as necessary and appropriate to obtain whatever approval, consent or waiver is necessary to permit Purchaser to derive the benefits and assume the obligations with respect to any such Non-Transferred Asset in accordance with this Agreement. Seller shall use good faith commercially reasonable efforts to execute any such approval, consent, waiver or instruments as reasonable or appropriate to permit such sale, conveyance, assignment, transfer or delivery of such Non-Transferred Asset. As soon as practicable after such approval, consent or waiver has been received, or is no longer required, Seller shall sell, convey, assign, transfer or deliver of such Non-Transferred Asset to Purchaser for no additional consideration, and such Transferred Assets shall be deemed a Required Asset, and subject to the terms and conditions hereof relating to the sale, conveyance, assignment, transfer and delivery of Required Assets hereunder. Notwithstanding the foregoing, the parties acknowledge and agree that, assuming that Seller has used good faith commercially reasonable efforts in performing its obligations as contemplated in this Section 1.4, the failure to obtain any such approval, consent or waiver shall in no way modify or amend the rights of the parties under this Agreement, or otherwise be deemed a Breach by Seller in whole or in part whatsoever. Anything to the contrary contained herein notwithstanding, Purchaser shall be solely responsible for any and all licensing, transfer, conveyance or other fees, costs, expenses or charges that may be associated with obtaining the subject approval, consent or waiver as contemplated in this Section or that may otherwise be associated with the use, possession or ownership of the Required

Assets, including, without limitation, those Non-Transferred Assets which become Required Assets pursuant to the provisions hereof.

2.   PURCHASE PRICE; ASSUMED LIABILITIES; CLOSING

     2.1 PURCHASE PRICE. As consideration for the sale, transfer, conveyance and assignment of all of the Required Assets to the Purchaser, at the Closing or as otherwise provided herein, the Purchaser shall (i) assume the Assumed Liabilities pursuant to Section 2.2 hereof, (ii) issue and deliver to Seller the Seller Warrants pursuant to Section 2.3 hereof and (iii) deliver such funds as shall be payable under the Business Continuity Fund pursuant to Section 2.4 hereof (the "PURCHASE PRICE").

     2.2 ASSUMED LIABILITIES.

          (A) For purposes of this Agreement, "ASSUMED LIABILITIES" shall mean the following liabilities of Seller and of Assignor expressly listed below which the Purchaser agrees, upon the consummation of, and effective as of, the Closing to assume:

               (I) The indebtedness of Assignor owing to Venture Lending & Leasing III, Inc. ("VLL"), Third Coast Capital ("TCC"), Venture Banking Group ("VBG"), GATX Ventures, Inc. ("GATX") and Heller Financial Leasing, Inc. ("HELLER" and, together with VLL, TCC, VBG and GATX, the "SYNDICATE") pursuant to that certain Loan Agreement dated as of April 24, 2001, as amended by that certain letter agreement dated August 6, 2002 and that certain letter agreement dated November 15, 2002 (the "SYNDICATE LOAN AGREEMENT")(collectively, all amounts owing under the Syndicate Loan Agreement, the "SYNDICATE INDEBTEDNESS"); PROVIDED, that in no event shall the Syndicate Indebtedness exceed $1,065,213.60;

               (II) The indebtedness of Assignor owing to Comdisco Ventures, Inc. ("COMDISCO") pursuant to that certain Restructuring Agreement dated as of November 15, 2002 (the "COMDISCO LOAN AGREEMENT")(collectively, all amounts owing under the "COMDISCO INDEBTEDNESS"); PROVIDED, that in no event shall the Comdisco Indebtedness exceed $506,440.37;

               (III) The indebtedness of Assignor owing to KPCB Holdings, Inc., as nominee, and certain other lenders (collectively, the "BRIDGE LENDERS") pursuant to that certain

Note and Warrant Purchase Agreement dated as of November 15, 2002 (the "Bridge Purchase Agreement") (collectively, all amounts owing under the Bridge Purchase Agreement, the "BRIDGE INDEBTEDNESS"); PROVIDED, that in no event shall the aggregate principal amount of all promissory notes issued pursuant to the Bridge Purchase Agreement exceed $2,112,525; and

               (IV) the obligations of Assignor arising under the Maintenance Contracts and other Contracts identified on EXHIBIT C, but only to the extent such obligations (A) arise after the Closing Date, (B) do not arise from or relate to any Breach by Seller or Assignor of any provision of such Contracts and (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of such Contracts.

     (B) Notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the "ASSUMED LIABILITIES" shall not include, and the Purchaser shall not assume or be required to perform or discharge: (1) any Liability of Seller or any other Person other than those Liabilities expressly assumed in Section 2.2(a); (2) any Liability of Seller or Assignor arising out of or relating to the execution, delivery or performance of the General Assignment, this Agreement or any of the Transactional Agreements other than any Claim or Liability whatsoever of Seller arising out of a Breach by Purchaser or other obligation by Purchaser in connection with this Agreement and the Transactional Agreements; (3) any Liability of Seller or Assignor arising from or relating to any action taken by Seller or Assignor, or any failure on the part of Seller or Assignor to take any action, at any time after the Closing Date, except with respect to the Non-Transferred Assets to the extent that such assets are transferred hereunder pursuant to Section 1.4 hereof and there are Encumbrances with respect to such Non-Transferred Assets as of the time of such transfer pursuant to Section 1.4 hereof; (4) any Liability of Seller or Assignor arising from or relating to (x) any services performed by Seller or Assignor for any customer, or (y) any claim or Proceeding against Seller or Assignor; (5) any Liability of Seller or Assignor for the payment of any Tax except for such Taxes and any other charges, costs, expenses and fees relating to the sale of the Required Assets as contemplated herein; (6) any Liability of Seller or Assignor to any employee or former employee of Assignor under or with respect to any Employee Plan or Employee Agreement including, without limitation, any vacation pay and similar accruals, COBRA benefits or severance or termination pay; (7) any Liability under any Contract, if Seller or Assignor shall not have obtained, prior to the Closing Date, any Consent required to be obtained from any Person with respect to the assignment or delegation to the Purchaser of any rights or obligations under such Contract; (8) any Liability for (i) any indebtedness or accounts payable of Assignor, whether secured or unsecured, not specifically assumed in
Section 2.2 above, (ii) any Syndicate Indebtedness in excess of $1,065,213.60,
(iii) any Comdisco Indebtedness in excess of $506,440.37, or (iv) any Bridge Indebtedness which relates to any promissory notes issued pursuant to the Bridge Purchase Agreement in the aggregate principal amount in excess of $2,112,525,
(9) any Liability which may be sustained, suffered or incurred under the WARN Act in connection with the operation of the business of Assignor or the consummation of the Assignment or the Transactions, (10) any Liability arising out of or connected to the liquidation and winding down of Assignor's business and (11) any other Liability that is not specially assumed in Section 2.2(a) above.

                  (C) The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties to this Agreement. Assumption by Purchaser of any liabilities or obligations of Seller under this Section shall in no way expand the rights or remedies of third parties against Purchaser as compared to the rights and remedies such parties would have against Seller if the Closing were not consummated.

     2.3 BUSINESS CONTINUITY FUND. Following the Closing, from time to time during the period commencing as of the Closing Date and continuing through the first anniversary of the Closing Date (the "BUSINESS CONTINUITY FUND PERIOD"), the Purchaser, in its sole and absolute discretion, shall deliver to Sherwood cash for the purpose of paying certain unsecured creditors of Assignor listed on
SCHEDULE 2.3 attached hereto (collectively, the "BUSINESS CONTINUITY UNSECURED CREDITORS"), and in such amounts as expressly directed by Purchaser in writing from time to time, which designation of Business Continuity Unsecured Creditors and payment directions shall be determined by Purchaser in its sole and absolute discretion. Upon receipt of such funds, which funds shall be made payable to Seller solely as Assignee for the Benefit of Creditors of Assignor and which funds, upon receipt, will be deposited separately by Seller as Assignee for the Benefit of Creditors of Assignor from all other funds used in connection with the administration of the estate of Assignor for the sole and limited purpose as set forth in this Section 2.3 hereof, and at the direction of the Purchaser, Sherwood shall promptly pay to such Business Continuity Unsecured Creditors such amounts as shall be determined and directed by the Purchaser in writing. Notwithstanding anything contained herein to the contrary: (i) the maximum amount of cash which the Purchaser shall pay in connection with the Business Continuity Fund shall be $500,000 ("MAXIMUM BUSINESS CONTINUITY FUND PAYMENTS"); (ii) if at any time following the Closing any additional Audit Fees must be paid by the Purchaser, such amounts shall be credited towards the Maximum Business Continuity Fund Payments; (iii) the Business Continuity Fund is an express condition of Purchaser in entering into this Agreement and performing the Transactions contemplated herein; and (iv) the provisions of this Section
2.3 shall in no manner be deemed to expand the obligations or Liability, if any, of Seller, as Assignee for the Benefit of Creditors of Assignor, to any creditor of Assignor whatsoever, including, without limitation, any Business Continuity Unsecured Creditor.

     2.4 SELLER WARRANTS. Subject to the provisions of Section 6.6 hereof, Purchaser shall issue to the Seller as Assignee for the Benefit of Creditors of Assignor the Seller Warrants (as defined below) in favor of Seller to purchase an aggregate of 20,000 shares of Parent Common Stock.

     2.5 ALLOCATION. Within a reasonable time following the Closing, the parties shall use good faith reasonable efforts to prepare and deliver a mutually acceptable statement detailing a good faith allocation of the consideration among the Required Assets hereof, such schedule to be attached hereto as
SCHEDULE 2.5 hereof. To the extent that the parties hereto mutually agree to an acceptable allocation as contemplated herein, such allocation prescribed by such statement, as between the parties hereto, shall be conclusive and binding, and no party hereto may file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

     2.6 CLOSING. The closing of the purchase and sale of the Required Assets contemplated hereby to the Purchaser (the "CLOSING") shall take place at a closing at the offices of Sulmeyer, Kupetz, Baumann & Rothman, a professional corporation, 300 South Grand Avenue, Suite 1400, Los Angeles, California 90071 at 10:00 a.m. on January 8, 2003 (the "CLOSING DATE"), or at such other time or date, and at such place, or by such other means of exchanging documents, as may be agreed to by the parties hereto. If the Closing does not occur on or prior to January 8, 2003, or such later date upon which Purchaser and Seller may agree in writing, this Agreement shall terminate upon written notice of termination given by either party hereto that is not in default of its obligations hereunder, and thereupon this Agreement shall become null and void and no party hereto will have any further rights or obligations hereunder, except that Sections 5.1, 6.1 and 6.2 below shall survive such termination.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     The Seller represents and warrants to the Purchaser that all of the following statements are true, accurate and correct:

     3.1 DUE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. Seller has all requisite corporate power and authority to enter into and to perform its obligations under the General Assignment, this Agreement and each of the other Transactional Agreements and to consummate the Assignment and the Transactions. The execution, delivery and performance by the Seller of the General Assignment, this Agreement and each of the other Transactional Agreements, and the consummation of the Assignment and the Transactions, have been duly authorized by all necessary corporate action on the part of the Seller. The General Assignment and this Agreement have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms. Upon the execution and delivery of the other Transactional Agreements, such Transactional Agreements will constitute the legal, valid and binding obligations of the Seller and will be enforceable against the Seller in accordance with their terms. To the best of Seller's knowledge, (i) the execution, delivery and performance by the Assignor of the General Assignment was duly authorized by all necessary corporate action on the part of Assignor, (ii) the General Assignment has been duly executed and delivered by Assignor and (iii) the General Assignment constitutes a valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms.

     3.3 NON-CONTRAVENTION; CONSENTS. The execution, delivery and performance of the General Assignment, this Agreement or any of the other Transactional Agreements by Seller, and the consummation of the Assignment and the Transactions by Seller, do not and will not directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with, or result in a violation of, any term of Seller's Articles of Incorporation or Bylaws, (ii) to the best of Seller's knowledge, require any material filing with, or permit, authorization, consent or approval of, any Governmental Body or other Person, except for any consents, approvals or waivers which must be obtained from the Syndicate, Comdisco or the Bridge Lenders or (iii) to the best of Seller's knowledge, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Assignment or any of the Transactions or exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller, Assignor or any of the Required Assets is subject, except as such may be limited by applicable bankruptcy laws of the United States. To the best of Seller's knowledge, Seller was not, is not or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of the General Assignment, this Agreement or any of the other Transactional Agreements or the consummation or performance of the Assignment or the Transactions, except for any consents, approvals or waivers which must be obtained from the Syndicate, Comdisco or the Bridge Lenders.

     3.4 LITIGATION. To the best of Seller's knowledge, there is no Proceeding by or before any Governmental Body or threatened against or involving Seller or Assignor, or any of Assignor's subsidiaries or affiliates, (i) that relates to or might affect in any material way any Required Asset or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the ability of Seller or Assignor to consummate the Assignment or any of the Transactions. Seller is not aware nor have grounds to know of any reasonable basis for the commencement of any such Proceeding. To the best of Seller's knowledge, there are no Orders of any Governmental Body against Seller or Assignor, or any of Assignor's subsidiaries or affiliates, affecting the Required Assets or either Seller's or Assignor's ability to consummate the Assignment or the Transactions.

     3.5 ASSIGNEE. All rights of Seller with regard to the ownership and possession of the Required Assets are rights held as Assignee pursuant to the General Assignment made by Assignor. Pursuant to the General Assignment, Assignor has informed Seller that it transferred all of Assignor's right, title and interest in and to the Required Assets to Seller. Pursuant to this Agreement, Seller, solely in its capacity as Assignee, sells, assigns, and transfers all of its right, title and interest in and to the Required Assets to Purchaser.

     3.6 TITLE TO ASSETS. To the best of Seller's knowledge after reasonable inquiry, including, without limitation, competent assessment of a national UCC search, Seller, as Assignee, has good and marketable title to, all of the Required Assets. Seller sells, assigns, transfers and conveys the Required Assets to Purchaser "as is" and "where is", with no representations or warranties as to merchantability, fitness or use, and the Required Assets shall be subject to the Encumbrances and the following:

         (A) AS-IS SALE; DISCLAIMERS; RELEASE. IT IS UNDERSTOOD AND AGREED THAT, UNLESS EXPRESSLY STATED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE REQUIRED ASSETS, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (B) PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS." PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE REQUIRED ASSETS OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ITS REPRESENTATIVES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT AS EXPRESSLY STATED HEREIN. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE REQUIRED ASSETS ARE BEING SOLD "AS IS, WHERE IS, WITH ALL FAULTS."

         (C) PURCHASER ACKNOWLEDGES TO SELLER THAT PURCHASER WILL HAVE THE OPPORTUNITY TO CONDUCT PRIOR TO CLOSING SUCH INSPECTIONS AND INVESTIGATIONS OF THE REQUIRED ASSETS AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE REQUIRED ASSETS AND ITS ACQUISITION THEREOF. PURCHASER FURTHER WARRANTS AND REPRESENTS TO SELLER THAT PURCHASER WILL

RELY SOLELY ON ITS OWN REVIEW AND OTHER INSPECTIONS AND INVESTIGATIONS IN THIS TRANSACTION AND NOT UPON THE INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT THERETO. PURCHASER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS INCLUDING, BUT NOT LIMITED TO, LATENT OR PATENT DEFECTS, ADVERSE PHYSICAL OR OTHER ADVERSE MATTERS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S REVIEW AND INSPECTIONS AND INVESTIGATIONS.

     3.7 INVESTMENT EXPERIENCE. Seller is an "accredited investor" as defined in Rule 501(A) under the Securities Act.

     3.8 INVESTMENT INTENT. Seller is hereby granted the Seller Warrants to purchase the Warrant Shares as contemplated herein for its own account as principal solely in its capacity as Assignee for the Benefit of Creditors of Assignor, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. The Seller understands that its acquisition of the Seller Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Seller's investment intent as expressed herein. Seller shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Seller Warrants or the underlying Warrant Shares, except in compliance with the terms of this Agreement and the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, or an exemption thereunder.

     3.9 OPPORTUNITY TO OBTAIN INFORMATION. Seller has had an opportunity to ask questions of and receive answers from the Purchaser or a person acting on behalf of Purchaser concerning the terms and conditions of the Transactions and the business, properties and financial condition of Purchaser and has received and considered all information it deems relevant to make an informed investment decision.

     3.10 REGISTRATION OR EXEMPTION REQUIREMENTS. Seller acknowledges and agrees that the Seller Warrants and the Warrant Shares may not be resold, transferred, pledged or hypothecated (i) except in a transaction registered under the Securities Act or (ii) unless an exemption from such registration is available and, if the Purchaser so requests in writing, an opinion of counsel reasonably satisfactory to the Purchaser is obtained to the effect that the transaction is so exempt; PROVIDED, HOWEVER, that an opinion of counsel shall not be required upon the transfer by the Investor of any securities to its Affiliates if such Affiliate is an "accredited investor" as defined in Rule 501(A) under the Securities Act and such Affiliate agrees to be bound by this Agreement. The Seller understands that the certificate(s) evidencing the Seller Warrants shall be imprinted with appropriate legends describing the above restrictions. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended, which permit the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about Purchaser, the resale occurring not less than one year after a party has acquired and given full consideration for the security to be acquired, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three-month period not exceeding specified limitations under certain circumstances.

     3.11 NO LEGAL, TAX OR INVESTMENT ADVICE. Seller understands that nothing in this Agreement or any other materials presented to Seller in connection with the purchase of Seller Warrants constitutes legal, tax or investment advice. Seller has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Seller Warrants.

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser represents and warrants to the Seller that all of the following statements are true, accurate and correct:

     4.1 DUE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     4.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Agreements to which it is or may become a party, and to consummate the Transactions. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Agreements, and the consummation of the Transactions, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. Upon the execution and delivery of the other Transactional Agreements to which the Purchaser is a party, such Transactional Agreements will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

     4.3 NON-CONTRAVENTION; CONSENTS. The execution, delivery and performance of this Agreement and each of the other Transactional Agreements to which it is a party by the Purchaser, and the consummation of the Transactions by the Purchaser, do not and will not directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with, or result in a violation of, any term of such party's Articles of Incorporation or Bylaws, or (ii) to the best of Purchaser's knowledge, require any material filing with, or permit, authorization, consent or approval of, any Governmental Body or other Person or
(iii) to the best of Purchaser's knowledge, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Purchaser is subject, except in the case of any of (i), (ii) or (iii) where such contravention, conflict or violation, or the failure to so file or obtain such permit, authorization, consent or approval, would not have a material adverse effect on the ability of the Purchaser to consummate the Transactions.

     4.4 LITIGATION. To the best of each of the Purchaser's knowledge, there is no Proceeding by or before any Governmental Body or threatened against or involving the Purchaser that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the ability of the Purchaser to consummate the Transactions. The Purchaser is not aware and has no grounds to know of any reasonable basis for the commencement of any such Proceeding. To the best of Purchaser's knowledge, there are no Orders of any Governmental Body against the Purchaser affecting the Purchaser's ability to consummate the Transactions.

5.   COVENANTS OF THE SELLER.

     Seller covenants and agrees with Purchaser as follows:

     5.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Seller shall not issue any press release or make any disclosure or public announcement relating to this Agreement or the Transactions without the prior written approval of the Purchaser, which shall not be unreasonably withheld. The previous sentence notwithstanding, (a) Seller may disclose certain information relating to this Agreement if required to do so by law or applicable governmental regulation, (b) Seller shall not be prevented from making any disclosures whatsoever concerning the General Assignment or the Assignment except with respect to any mention of the identity of the Purchaser or the terms of this Agreement, and (c) Seller shall not publish a tombstone regarding the General Assignment, the Assignment and this Agreement without the prior written approval of the Purchaser, which shall not be unreasonably withheld.

     5.2 FURTHER ASSURANCES. From and after the Closing Date, except as otherwise expressly provided herein, Seller shall use good faith commercially reasonable efforts to cooperate with and otherwise assist the Purchaser and the Purchaser's affiliates and promptly sign and deliver to Purchaser any and all such additional documents, instruments, endorsements and related information and take actions, or omit to take action, as the Purchaser may reasonably request for the purpose of effecting the transaction contemplated herein; PROVIDED, HOWEVER, that such documents, instruments, endorsements or related information shall be prepared solely by Purchaser at Purchaser's sole cost and expense. Without limiting the generality of the foregoing, from and after the Closing Date, Seller shall promptly remit to the Purchaser any funds that are received by Seller or Assignor and that are included in, or that represent payment of receivables included in, the Required Assets except as otherwise contemplated herein relating to Excluded Receivables. Seller: (a) hereby irrevocably authorize the Purchaser, at all times on and after the Closing Date, to endorse in the name of Seller or Assignor any check or other instrument that is made payable to Seller or Assignor and that represents funds included in, or that represents the payment of any receivable included in, the Required Assets; and
(b) hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of Seller or Assignor (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of Seller or Assignor, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Required Assets, (ii) defending or compromising any claim or Proceeding relating to any of the Required Assets, or
(iii) otherwise carrying out or facilitating the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of Seller or Assignor.

     5.3 NOTIFICATION. Seller shall promptly notify the Purchaser in writing of:
(a) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by Seller in this Agreement, (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement and (c) any Breach of any covenant or obligation of Seller set forth in this Agreement.

     5.4 AUDITED FINANCIAL STATEMENTS. Seller shall use good faith commercially reasonable efforts to cooperate with and otherwise assist Purchaser in connection with the preparation of an audit of Assignor's books and records in connection with the transaction contemplated hereby (the "AUDIT"). To the extent not previously paid by the Assignor prior to the Closing Date, the Purchaser agrees to pay all audit fees ("AUDIT FEES") associated with any such audit, including, without limitation, all fees, costs, expenses and charges in connection with (a) the auditors, (b) the contractors, audit support personnel and other Persons providing direct or indirect assistance or support in the preparation, review and completion of the audit(s) contemplated in connection with the transaction contemplated herein. Anything contained herein notwithstanding, the parties acknowledge and agree that, assuming that the Seller has used good faith commercially reasonable efforts to cooperate with and otherwise assist the Purchaser in the manner required pursuant to this Section 5.4, the failure of Purchaser to complete the audit of Assignor's books as contemplated hereunder shall in no way modify or amend the rights of the parties under this Agreement, or otherwise be deemed a Breach by Seller in whole or in part whatsoever.

     5.5 SELLER INFORMATION. In connection with the preparation, filing or mailing by the Purchaser of any Regulation M-A Filing, Proxy Statement or Form 8-K, Seller shall use commercially reasonable good faith efforts to cooperate with and otherwise assist Purchaser in connection with the preparation, filing or compliance with all applicable securities laws, rules and regulations required of Purchaser in connection with the transaction contemplated hereby at Purchaser's sole cost and expense. Notwithstanding the foregoing, the parties acknowledge and agree that, assuming that the Seller has used good faith commercially reasonable efforts to cooperate with and otherwise assist Purchaser as contemplated in this Section 5.5, the failure of Purchaser to comply with applicable securities laws, rules and regulations required of Purchaser in connection with the transaction contemplated hereby shall in no way modify or amend the rights of the parties under this Agreement, or otherwise be deemed a Breach by Seller in whole or in part whatsoever.

     5.6 SURVIVAL OF COVENANTS. Each of the covenants set forth in this Section 5 shall survive the Closing.

6.   COVENANTS OF THE PURCHASER.

     6.1 CONFIDENTIALITY. The Purchaser shall ensure that all copies, if any, of financial information, pricing, marketing plans, business plans, and other confidential and/or proprietary information of Assignor and/or Seller disclosed to the Purchaser in the course of negotiating the transaction contemplated by this Agreement ("SELLER CONFIDENTIAL INFORMATION"), will be held in confidence and not used or disclosed by Purchaser or any of its employees, affiliates or stockholders, except to any public or private lender, for a period of six (6) months from the Closing Date and will be promptly destroyed by the Purchaser, as the case may be, or returned to Seller, upon Seller's written request to the Purchaser, as the case may be; PROVIDED, HOWEVER that from and after the Closing, the foregoing covenant shall not be applicable to any Seller Confidential Information included in the Required Assets. It is agreed that Seller Confidential Information will NOT include information that: (a) is proven to have been known to Purchaser prior to receipt of such information from Seller; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to Seller; (c) is now, or later becomes part of the general public knowledge or literature, other than as a result of a breach of this Agreement by Purchaser; (d) is independently developed by Purchaser without the use of any Seller Confidential Information or (e) is required to be disclosed by law or applicable governmental regulation including, without limitation, in connection with the Purchaser's preparation and mailing to its shareholders of the Proxy Statement or the filing of the Regulation M-A Filing or Form 8-K with the SEC.

     6.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. The Purchaser shall not issue any press release or make any disclosure or public announcement relating to the financial terms of this Agreement or identifying Seller without the prior written approval of Seller, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Purchaser may disclose certain information relating to this Agreement if required to do so by law or applicable governmental regulation.

     6.3 TAXES AND ANY OTHER CHARGES RELATED TO THE SALE. Purchaser agrees to promptly pay all sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that become payable in connection with the sale of the Required Assets to the Purchaser under this Agreement.

     6.4 FURTHER ASSURANCES. From and after the Closing Date, Purchaser shall use good faith commercially reasonable efforts to cooperate with and otherwise assist Seller and promptly sign and deliver to Seller any and all such additional documentation, instruments, endorsements and related information and take such actions, or omit to take such actions, as Seller may reasonably request for the purpose of effecting the transaction contemplated herein.

     6.5 REPORTING. Purchaser shall provide Seller with quarterly status reports regarding the Assumed Liabilities no later than fifteen (15) days after the conclusion of each fiscal quarter until such time as all Assumed Liabilities are fully satisfied (paid and/or released). Such reports shall contain a list of all Assumed Liabilities, identifying the name, address and amount of the claim of each claimant, and the amount of each Assumed Liability that has been paid and/or released. Upon satisfaction of the Assumed Liabilities by Purchaser, Purchaser shall provide Seller a certificate or other evidence acceptable to Seller evidencing the satisfaction of such Assumed Liabilities.

6.6  WARRANTS.

     (A) Subject to all required approvals of the Purchaser in connection with the issuance thereof, and as soon as practicable following the receipt thereof, Purchaser shall issue to Seller in the name of Seller as Assignee for the Benefit of Creditors of Assignor warrants (the "SELLER WARRANTS") to purchase an aggregate of 20,000 shares of common stock, par value $0.01 per share ("PARENT COMMON STOCK") of Purchaser ("WARRANT SHARES") at an exercise price of $1.35 per share. The Seller Warrants shall be substantially in the form that is attached hereto as EXHIBIT E. Prior to the issuance of such Seller Warrants, and as a condition thereto, Seller shall deliver to Purchaser an Investor Representation Letter in the form attached hereto as EXHIBIT F. Subject to the provisions of this Section 6.6, the parties expressly contemplate that:

         (i) Seller shall not sell, transfer or assign the Seller Warrants, the Warrant Shares or any interest therein, to the creditors of Assignor,

         (ii) Seller, upon exercise of the Seller Warrants, will use any net proceeds derived from the sale of such Warrant Shares for the benefit of the unsecured creditors of Assignor as of the Assignment consistent with Seller's fiduciary duties in connection with the estate of Assignor; provided, however, that the provisions hereof shall in no manner be deemed to expand the obligations or Liability, if any, of Seller as Assignee for the Benefit of Creditors of Assignor to any creditor of Assignor; and

         (iii) Except for fees and expenses incurred in connection with the exercise of the Seller Warrants and the sale of any Warrant Shares (including, without limitation, any legal, accounting or other fees, expenses and costs incurred by or on behalf of Seller in connection with any opinion required or appropriate for such exercise and sale as contemplated herein, and including, without limitation, in connection with the registration and/or sale of the Warrant Shares, or as otherwise reasonable and appropriate in connection with compliance with the terms hereof, the Securities Act, the rules and regulations promulgated thereunder, or any other relevant securities law, rule or regulation), Seller shall not be entitled to use any proceeds from the sale of such Warrant Shares for its own benefit including, without limitation, for the payment of any Seller fees or expenses except as otherwise provided herein.

         (B) Purchaser shall use good faith commercially reasonable efforts to seek all necessary approvals, including, without limitation, the approval of its board of directors and shareholders, as applicable, following the Closing Date in connection with the issuance of the Seller Warrants as contemplated herein.

     6.7 SURVIVAL OF COVENANTS. The covenants set forth in this Section 6 shall survive the Closing.

7.   CONDITIONS PRECEDENT TO CLOSE.

     7.1 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as the Purchaser may expressly waive the same in writing:

         (A) ACCURACY OF REPRESENTATIONS. The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the date hereof;

         (B) PERFORMANCE OF OBLIGATIONS. As of the Closing Date, Seller shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on Seller and required to be performed or complied with by Seller at, or prior to, the Closing Date;

         (C) DELIVERY OF REQUIRED ASSETS. Seller shall have made the Required Assets available to Purchaser as set forth in Section 1.3 above; and

         (D) DELIVERY OF CLOSING DOCUMENTS. Seller shall have delivered, and Purchaser shall have received, the documents described in Section 8.2 hereof in form and substance reasonably acceptable to Purchaser.

         (E) COMDISCO LOAN ASSUMPTION AGREEMENT. Comdisco shall have executed and delivered to the Purchaser the Comdisco Loan Assumption Agreement, in the form attached hereto as EXHIBIT G.

         (F) SYNDICATE LOAN ASSUMPTION AGREEMENT. Each of the members of the Syndicate shall have executed and delivered to the Purchaser the Syndicate Loan Assumption Agreement, in the form attached hereto as EXHIBIT H.

         (G) BRIDGE LOAN ASSUMPTION AGREEMENT. The Collateral Agent (as such term is defined in the Bridge Purchase Agreement) shall have executed and delivered to the Purchaser the Bridge Loan Assumption Agreement, in the form attached hereto as EXHIBIT I.

         (H) CONSENT AND AGREEMENT. The Collateral Agent (as such term is defined in the Bridge Purchase Agreement) shall have executed and delivered to the Purchaser the Consent and Agreement, in the form attached hereto as EXHIBIT J.

         7.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Seller may expressly waive the same in writing:

             (A) ACCURACY OF REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects on and as of the date hereof and at and as of the Closing with the same force and effect as if they had been made on and as of such date;

             (B) PERFORMANCE OF OBLIGATIONS. As of the Closing Date, Purchaser shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on Purchaser and required to be performed or complied with by the Purchaser at, or prior to, the Closing Date; and

             (C) DELIVERY OF CLOSING DOCUMENTS. Purchaser shall have delivered, and Seller shall have received, the documents described in Section 8.1 hereof, in form and substance reasonably satisfactory to Seller.

8.  CLOSING OBLIGATIONS.

     8.1 PURCHASER'S CLOSING OBLIGATIONS. At the Closing, Purchaser shall deliver to Seller the following:

         (A) The Assignment and Assumption Agreement, in the form attached hereto as EXHIBIT K, signed by an authorized officer of Purchaser on behalf of Purchaser; and

         (B) Such other documents, instruments, endorsements, certificates and agreements as reasonably requested by Seller to effectuate the transaction contemplated herein.

     8.2 SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller shall deliver to Purchaser the following:

         (A) The Required Assets in accordance with Section 1.3;

         (B) The Assignment and Assumption Agreement in the form attached hereto as EXHIBIT K signed by an authorized officer of Seller on behalf of Seller, as Assignee for the Benefit of Creditors of Assignee;

         (C) The Bill of Sale Agreement, in the form attached hereto as EXHIBIT L, signed by an authorized officer of Seller on behalf of Seller, as Assignee for the Benefit of Creditors of Assignee;

         (D) The Assignment of Trademarks, in the form attached hereto as EXHIBIT M, signed by an authorized officer of Seller on behalf of Seller, as Assignee for the Benefit of Creditors of Assignee; and

         (E) Such other documents, instruments, endorsements, certificates and agreements as reasonably requested by Purchaser to effectuate the transaction contemplated herein.

9.   MISCELLANEOUS PROVISIONS.

     9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties made by Seller or the Purchaser herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing for a period of one (1) year after the Closing.

9.2      INDEMNIFICATION

         (A) INDEMNIFIED LOSSES. For the purpose of this Section 9.2 and when used elsewhere in this agreement, "Loss" shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable attorneys' fees and other legal costs and expenses relating thereto.

         (B) NO INDEMNIFICATION BY SELLER. Seller is selling to the Purchaser the Required Assets defined in this Agreement "as is" and "where is", with no representations or warranties as to merchantability, fitness or usability or in any other regard (except for the limited representations and warranties specifically set forth above) and does not agree to defend, indemnify or hold harmless Purchaser, any parent, or any subsidiary or affiliate of Purchaser or any director, officer, employee, stockholder, agent or attorney of Purchaser or of any parent, subsidiary or affiliate of Purchaser from and against and in respect of any Loss which arises out of or results from the transaction described herein.

         (C) INDEMNIFICATION BY PURCHASER. Subject to the provisions and limitations set forth in this Section 9.2, Purchaser agrees to defend, indemnify and hold harmless Seller, any parent, subsidiary or affiliate of Seller and any director, officer, employee, stockholder, agent or attorney of Seller or of any parent, subsidiary or affiliate of Seller (individually, a "SELLER INDEMNITEE" and, collectively, the "SELLER INDEMNITEES") from and against and in respect of any Loss which arises out of or results from: (i) the use of the Required Assets after the Closing; or (ii) any Breach by the Purchaser with respect to the payment or discharge by Purchaser in connection with any Assumed Liabilities listed in Section 2.2(a) above; PROVIDED, HOWEVER, that nothing in this Section
9.2 shall impose on Purchaser any duty to indemnify Seller for any Excluded Liabilities.

         (D) PERIOD FOR MAKING CLAIMS. A claim for indemnification by a Seller Indemnitee under this Section 9.2 may be brought, if at all, at any time after the Closing Date, with respect to any claim or claims for indemnification under this Section 9

         (E) MAXIMUM LIABILITY. Notwithstanding anything contained herein to the contrary, the liability of the Purchaser with respect to any claim for indemnification by a Seller Indemnitee pursuant to Section 9.2(c)(ii) shall be limited to $3,682,037; PROVIDED, HOWEVER, that the liability of the Purchaser under this Section 9.2 shall not be limited pursuant to this Section 9.2(e) with respect to any claim for indemnification by a Seller Indemnitee either (i) pursuant to Section 9.2(c)(i) or (ii) pursuant to Section 9.2(c)(ii) solely with respect to any Assumed Liability for which a claim for indemnification by a Seller Indemnitee may be made pursuant to Section 2.2(a)(iv) and which relates to the use of the Required Assets after the Closing Date.

     9.3 FEES AND EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear its own expenses (including without limitation attorneys' fees) in connection with the negotiation and consummation of the transaction contemplated hereby.

     9.4 ATTORNEYS' FEES. If any legal action or other legal proceeding, including, without limitation, a suit or arbitration, relating to the enforcement or interpretation of any provision of this Agreements or the documents executed in connection herewith, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled) to be fixed in an amount by the court or arbitrator(s) (including, without limitation, costs, expenses and fees on appeal). The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

     9.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Seller:

          Sherwood Partners, Inc.                 COPY TO:

          849 Sawtelle Blvd., Suite 543       Sulmeyer, Kupetz, Baumann
          Los Angeles, CA 90025-7011           & Rothman
          Tel: 310-477-8990                   300 S. Grand Ave., 14th Floor
          Fax: 310-477-8402                   Los Angeles, CA 90071
          Email: mam@shrwood.com              Tel: 213-626-2311
          Attention: Michael Maidy            Fax: 213-629-4520
                                              Email: dkupetz@skbr.com
                                              Attention: David S.  Kupetz, Esq.


                   if to the Purchaser:

         SEEC, Inc.                           COPY TO:
         Park West One

         Suite 200                            Cohen & Grigsby, P.C.
         Cliff Mine Road                      11 Stanwix St., 15th Floor
         Pittsburgh, PA 15275                 Pittsburgh, PA 15222-1319
         Tel: 412-893-0300                    Tel: 412-297-4985
         Fax: 412-893-0417                    Fax:  412-209-0672
         Email: rkoka@seec.com                Email: dwessels@cohenlaw.com
         Attention: Ravi Koka                 Attention: Daniel L. Wessels

     9.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

     9.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     9.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     9.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     9.10 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

         (A) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns. Notwithstanding anything contained herein to the contrary, Purchaser expressly agrees to assume any and all immigration-related obligations of Assignor and as such, and solely for purposes of the applicable federal and state immigration regulations, Purchaser is the "successor-in-interest" to Assignor; PROVIDED, HOWEVER, that the preceding sentence shall neither expand or limit the obligations of the parties hereto except as expressly provided with respect to Purchaser in connection with applicable federal and state immigration regulations.

         (B) The Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other Person. Seller may not assign any of its rights or delegate any of its obligations under this Agreement without the Purchaser's prior written consent (which consent shall not be unreasonably withheld).

         (C) None of the provisions of this Agreement is intended to expressly or impliedly provide, or shall be construed to confer upon or give, any rights or remedies to any Person other than the parties to this Agreement, the Syndicate, Comdisco and the Bridge Lenders, and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of Assignee shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of Assignor shall have any rights under this Agreement or any of the other Transactional Agreements except as otherwise contemplated herein and therein.

     9.11 AMENDMENT; WAIVER. Any term or provision of this Agreement may be amended only by a writing signed by Seller and Purchaser. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

     9.12 SEVERABILITY. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

     9.13 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules attached hereto (which are hereby incorporated herein by reference), and any agreements or documents to be executed in connection herewith, together constitute the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof, and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement.

     9.14 CONSTRUCTION.

         (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (D) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement, Schedules to this Agreement and Exhibits to this Agreement.

         9.15 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Asset Purchase Agreement as of the date first above written.

                                    SEEC, INC.,
                                      a Pennsylvania corporation

                                    By: /s/ Ravindra Koka
                                        -----------------------------
                                    Name: Ravindra Koka
                                    Title: President and CEO


                                   SHERWOOD PARTNERS, INC.,
                                      a California corporation

                                    By: /s/ Michael A. Maidy
                                        -----------------------------
                                    MICHAEL A. MAIDY, PRESIDENT

                   LIST OF SCHEDULE OF EXHIBITS AND SCHEDULES

Exhibit A Certain Definitions
Exhibit B General Assignment Agreement
Exhibit C Required Assets
Exhibit D Excluded Assets
Exhibit E Seller Warrants
Exhibit F Seller Representation Letter
Exhibit G Comdisco Loan Assumption Agreement
Exhibit H Syndicate Loan Assumption Agreement
Exhibit I Bridge Loan Assumption Agreement
Exhibit J Consent and Agreement
Exhibit K Assignment and Assumption Agreement
Exhibit L Bill of Sale
Exhibit M Assignment of Trademarks

Schedule 2.3 List of Business Continuity Unsecured Creditors

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACCOUNTS RECEIVABLE. "Accounts Receivable" shall mean, with respect to the rights assigned by Assignor to Seller under the Assignment, and subject to the terms and conditions hereof, all trade accounts receivable, all evidences of indebtedness arising out of the sale of Inventory or other property, assets or services to any Person and, to the extent earned by performance which has occurred, all rights to receive payments arising out of the sales of Inventory or other property, assets or services to such Person.

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached, as it may be amended from time to time.

         ASSIGNOR CONTRACT. "Assignor Contract" shall mean any Contract to which Assignor is a party as of immediately prior to the Assignment or otherwise related to or involving the business of Assignor or the Assets, including those in which any of the Required Assets is or may become bound.

         ASSETS. "Assets" shall mean all of Asera's right, title and interest in and to tangible and intangible assets owned by or on behalf of Asera, or otherwise used in connection with the business of Asera (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles).

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any material inaccuracy in or material breach (including any inadvertent or innocent breach) of, or any material failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any material claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, lease, license, indenture, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         EMPLOYEE AGREEMENT. "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between Assignor or any ERAS Affiliate and any Assignor Employee.

         EMPLOYEE PLAN. "Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by Assignor or any ERISA Affiliate for the benefit of any Assignor Employee, or with respect to which Assignor or any ERISA Affiliate has or may have any liability or obligation, except such definition shall not include any Employee Agreement.

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person under common control with Assignor within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, any the rules promulgated thereunder.

         FORM 8-K. "Form 8-K" shall mean any current reports on Form 8-K filed by the Purchaser with the SEC, and any amendments thereto, as required under the Exchange Act in connection with the Assignment, the Transactions or any other transactions involving Seller, Assignor or Kleiner Perkins Caufield and Byers.

         GAAP.  "GAAP" shall mean generally accepted accounting principles.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         INTELLECTUAL PROPERTY. "Intellectual Property" shall mean algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), listings, annotations, routines, subroutines, concepts, flow charts techniques, user interfaces, URLs, web sites, enhancements, designs, improvements, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, work product, programmers' notes, samples, studies and summaries) including the goodwill associated therewith, licenses, sublicenses granted with respect thereto and remedies against infringement and rights of protection of interests therein under the laws of all jurisdictions.

         INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(A)" through "(E)" above.

         IRS.  "IRS" shall mean the United States Internal Revenue Service.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty, expense, loss, Damage or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty, expense, loss, Damage or would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty, expense, loss, Damage or liability is immediately due and payable.

         ORDER. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

         PROXY STATEMENT "Proxy Statement" shall mean any proxy statement prepared and filed by the Purchaser with the SEC pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to solicit approval of its shareholders with respect to any transactions involving Seller, Assignor or Kleiner Perkins Caufield and Byers.

         PERSON. "Person" shall mean any individual, entity or governmental body.

         REGULATION M-A FILING. "Regulation M-A Filing" shall mean any filings pursuant to Rule 165 under the Securities Act of 1933, as amended, or Rule 14a-12 under the Exchange Act of 1934, as amended, to be made by the Purchaser in connection with the Assignment, the Transactions or any other transactions involving Seller, Assignor or Kleiner Perkins Caufield and Byers.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the Securities and Exchange Commission.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Assignment and Assumption Agreement; (c) the Bill of Sale, (d) the Assignment of Patents, (e) the Assignment of Trademarks and (e) the Assignment of Copyrights.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by Seller to the Purchaser in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by Seller and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by Seller or the Purchaser of their respective rights under the Transactional Agreements.

         WARN ACT. "WARN Act" shall mean the Workers Adjustment and Retraining and Notification Act of 1988, as amended.

                                                                         Annex B



                              CONSENT AND AGREEMENT

                  THIS CONSENT AND AGREEMENT (this "Agreement") is entered into as of January 8, 2003, by and among KPCB Holdings, Inc., as nominee, a Delaware corporation (the "KPCB"), Asera, Inc., a Delaware corporation ("Asera"), Sherwood Partners, Inc., a California corporation ("Sherwood"), solely in its capacity as assignee for the benefit of creditors of Asera, SEEC, Inc., a Pennsylvania corporation (the "Buyer").

                                    RECITALS

                  WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement dated as of November 15, 2002 (as such may from time to time be amended, supplemented or otherwise modified, the "Bridge Agreement"), by and among Asera, KPCB and the other signatories thereto (such signatories, with KPCB, the "Bridge Lenders"), Asera has issued to the Bridge Lenders certain senior secured promissory notes pursuant to the Bridge Agreement in the aggregate principal amount of $2,112,525 (the "Bridge Notes");

                  WHEREAS, Asera's repayment obligations of all indebtedness, accrued and unpaid interest thereon and any other amounts owing by Asera to the Bridge Lenders pursuant to the Bridge Notes and Bridge Agreement (collectively, the "Bridge Indebtedness") is secured by the Collateral (as such term is defined in the Bridge Agreement);

                  WHEREAS, KPCB, in its capacity as (i) the representative and collateral agent for and on behalf of the Bridge Lenders (in such capacity, the "Collateral Agent") and (ii) the Majority Lenders (as such term is defined in the Bridge Agreement), may amend or waive any provision of the Bridge Agreement or the other Transaction Documents (as such term is defined in the Bridge Agreement) including, without limitation, the Bridge Notes, and such amendment and/or waiver shall be binding on all Bridge Lenders;

                  WHEREAS, concurrently with the execution hereof, Asera intends to make a general assignment for the benefit of creditors (the "Assignment") whereby all of its assets (including, without limitation, the Collateral) will be transferred to Sherwood as the assignee (hereinafter Sherwood shall be referred to as the "Assignee");

                  WHEREAS, concurrently with the execution hereof but effective as of immediately following the Assignment, the Assignee has agreed to sell, and the Buyer has agreed to purchase, the Required Assets (as such term is defined in the Asset Purchase Agreement) including, without limitation, the Collateral, and assume the Assumed Liabilities (as such term is defined in the Asset Purchase Agreement), including, without limitation, the Bridge Indebtedness, pursuant to that certain Asset Purchase Agreement dated as of January 8, 2003 (the "Asset Purchase Agreement"), by and between the Assignee and the Buyer (such sale and purchase, the "Asset Sale");

                  WHEREAS, following the consummation of the Asset Sale, the Buyer and the Bridge Lenders desire to convert the Bridge Indebtedness into shares of capital stock of the Buyer and, in certain instances, the right to receive certain cash payments, subject to the satisfaction of certain conditions as set forth herein, as satisfaction in full for all Bridge Indebtedness, as such will be assumed by the Buyer in connection with the Asset Sale;

                  WHEREAS, in addition thereto, the Buyer and KPCB desire to enter into a consulting agreement pursuant to which KPCB will provide to the Buyer certain services in exchange for certain rights to acquire shares of capital stock of the Buyer, each as further provided herein; and

                  WHEREAS, the various parties hereto desire to memorialize their respective agreements with respect to the foregoing as provided herein:

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. Certain Consents of Bridge Lenders.

                  (a) Assignment for the Benefit of Creditors.

                           (i) Subject to the provisions hereof, KPCB, in its
capacity as the Collateral Agent and with the consent of the Majority Lenders, will and hereby does consent to Asera's making a general assignment for the benefit of creditors and naming Sherwood as the Assignee; provided, however, that the liens and security interests on the Required Assets granted to the Bridge Lenders pursuant to certain of the Transaction Documents shall remain in full force and effect until the Bridge Conversion (as defined in Section 2(a) hereof) or until the Bridge Indebtedness is repaid in full.

                           (ii) It shall be a condition precedent to
effectiveness of the consent set forth in Section 1(a) hereof, that the Closing (as such term is defined in the Asset Purchase Agreement) shall have occurred under the Asset Purchase Agreement in form and substance satisfactory to the Majority Lenders.

                  (b) Asset Sale.

                           (i) Subject to the provisions hereof and the
satisfaction of all of the conditions precedent set forth in this Section 1(b), KPCB, in its capacity as the Collateral Agent and with the consent of the Majority Lenders, will and hereby does consent to the sale of the Required Assets by the Assignee to the Buyer, which consent shall be effective upon the Closing (as defined in the Asset Purchase Agreement); provided, however, that the liens and security interests on the Required Assets granted to the Bridge Lenders pursuant to certain of the Transaction Documents shall remain in full force and effect until the Bridge Conversion or until the Bridge Indebtedness is repaid in full. Notwithstanding the foregoing, except as expressly provided in the Bridge Loan Assumption Agreement (as such term is defined in the Asset Purchase Agreement), the term "Collateral" (as used in the Bridge Agreement and the other Transaction Documents) shall only include the Required Assets and shall not include any other assets now owned or hereinafter acquired by the Buyer. The foregoing consent to the Asset Sale shall in no way be deemed a consent to any future sale of the Required
Assets by the Buyer.

                           (ii) It shall be a condition precedent to
effectiveness of the consent set forth in Section 1(b) hereof, that each of the following conditions shall have been satisfied:

                                    (A) the Closing shall have occurred under
         the Asset Purchase Agreement in form and substance satisfactory to the Majority Lenders;

                                    (B) the Collateral Agent shall have received
         from Asera or the Buyer, as the case may be, an executed counterpart signature page to this Agreement from each other party hereto; and

                                    (C) each of Comdisco (as defined in the
         Asset Purchase Agreement) and the Syndicate (as defined in the Asset Purchase Agreement) shall have entered into loan assumption agreements with the Assignee and the Buyer in connection with the Asset Sale, each in form and substance acceptable to the Collateral Agent, and such agreements shall have become effective by their respective terms.

         Section 2. Agreement to Convert Bridge Indebtedness.

                  (a) Bridge Note Conversion. The Collateral Agent , with the consent of the Majority Lenders, Asera and the Buyer hereby amend each Bridge
Note in the manner described in, and so as to effect the transactions contemplated by, this Section 2(a).

                           (i) Subject to the foregoing provisions and the
satisfaction (or waiver) of all of the conditions precedent set forth in Sections 2(a)(ii) and (iii) herein, the following shall occur (the "Bridge Conversion"):

                                    (A) All Bridge Indebtedness shall be
         converted, automatically and without any action of any Bridge Lender, into an aggregate of 1,646,129 shares of common stock, par value $0.01 per share ("Buyer Common Stock"), of the Buyer (such shares, the "Conversion Shares"), in satisfaction in full of any and all of the debtor's repayment obligations under the Transaction Documents. Such Conversion Shares shall be allocated ratably among the Bridge Lenders in accordance with their respective Pro-Rata Shares (as such term is defined in the Bridge Agreement) and as set forth on Exhibit A hereto.

                                    (B) The Bridge Conversion shall be deemed to
         have been made immediately upon the close of business of the day following the satisfaction of the conditions precedent set forth in Sections 2(a)(ii) and (a)(iii) hereof (such date, the "Conversion Date"), and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes (including, without limitation, the right to participate in all distributions or restructurings or recapitalizations) as the record holder or holders of such Conversion Shares as of such time.

                                    (C) As soon as practicable following (and in
         no event more than ten (10) business days after) the Conversion Date, the Buyer shall cause its transfer agent to prepare and deliver to each Bridge Lender a certificate or certificates representing the number of Conversion Shares issuable by reason of such conversion in the name of such Bridge Lender. The issuance of such stock certificates upon the Bridge Conversion shall be made without charge to such Bridge Lender for any issuance tax in respect thereof or other cost incurred by the Buyer in connection with such conversion and the related issuance of the Conversion Shares.

                                    (D) In addition to the Conversion Shares,
         the Buyer shall deliver to the Collateral Agent an aggregate of $301,782.32 in cash (the "Participation Payment"), which shall be allocated among each Bridge Lender who, during the period commencing on the date hereof through and including the Conversion Date, acquires at least its Pro-Rata Amount (as defined herein) of Buyer Common Stock (excluding, for such purpose, the Conversion Shares issuable to such Bridge Lender hereunder) (a "Participating Bridge Lender"). The Participation Payment shall be paid by the Buyer to the Collateral Agent, on behalf of the Participating Bridge Lenders, on the Conversion Date by wire transfer of immediately available funds to an account specified by the Collateral Agent. Thereafter, the Collateral Agent shall distribute to each Participating Bridge Lender its relative pro-rata share of the Participation Payment, which shall be determined based on the relative Pro-Rata Shares of the Participating Bridge Lenders vis-a-vis each other. For the purposes hereof, a Bridge Lender's "Pro-Rata Amount" shall be equal to the number of shares obtained by multiplying such Bridge Lender's Pro-Rata Share (as set forth on Exhibit A hereto) by 1,000,000.

                                    (E) Upon consummation of the Bridge
         Conversion in accordance herewith, all of the debtor's obligations under the Bridge Notes including, without limitation, repayment of the outstanding principal amount and any accrued and unpaid interest thereon shall be satisfied in full, and each Bridge Note shall be deemed cancelled and of no further force and effect. The Collateral Agent shall use commercially reasonable efforts to cause each Bridge Lender to return the original Bridge Note issued to such Bridge Lender, marked as cancelled, to the Buyer; provided, however, that the failure by any Bridge Lender to so return such original Bridge Note shall not in any manner affect the above-described conversion.

                                    (F) Notwithstanding the foregoing, in the
         event that the consummation of Bridge Conversion does not occur due as a result of the inability of the Buyer to satisfy any of the conditions set forth in Sections 2(a)(ii) and (a)(iii) herein (other than the condition in the respective clause (A) thereof) by August 15, 2003, any and all Bridge Indebtedness shall become immediately due and payable on such date.

                           (ii) The obligations of the Bridge Lenders to
effectuate the Bridge Conversion shall occur upon the satisfaction or waiver of the following conditions:

                                    (A) the Closing shall have occurred under
         the Asset Purchase Agreement in form and substance satisfactory to the Majority Lenders;

                                    (B) all necessary corporate approvals of the
         Buyer required to effect the Bridge Conversion shall have been obtained including, without limitation, the approval of the Buyer's shareholders of (I) the Bridge Conversion, and (II) the amendment of the Buyer's articles of incorporation to provide that the Buyer shall not be subject to Subchapters (E) and (F) of the Pennsylvania Business Corporation Law (the "PBCL");

                                    (C) all necessary permits, authorizations,
         consents, notices, and approvals as may be required for the Bridge Conversion under all applicable law shall have been obtained including, without limitation, any so required under (I) the Securities Act of 1933, as amended (the "Securities Act"), (II) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (III) applicable state securities or blue sky laws, (IV) the PCBL and (V) the rules, regulations policies adopted by the National Association of Securities Dealers, Inc. (the "NASD") concerning companies listed on the Nasdaq Stock Market (the "NASD Rules");

                                    (D) the representations and warranties of
         the Buyer set forth in Section 2(b) hereof shall be true and correct in all respects as of the date hereof and as of the Conversion Date with the same force and effect as if they had been made on as of such date (other than representations and warranties made specifically with reference to a particular date, which shall have been true and correct in all respect as of such date), except in each case, or in the aggregate, where the failure to be true and correct (disregarding any additional materiality "baskets" contained therein) does not constitute a Buyer Material Adverse Effect (as such term is defined in Section 2(b) hereof); and

                                    (E) the Collateral Agent, on behalf of the
         Bridge Lenders, shall have received from Cohen & Grigsby, P.C., counsel to the Buyer, an opinion letter addressed to the Bridge Lenders in the form attached hereto as Exhibit B;


                           (iii) The obligations of the Buyer to effectuate the
Bridge Conversion shall occur upon the satisfaction or waiver of the following conditions:

                                    (A) the Closing shall have occurred under
         the Asset Purchase Agreement in form and substance satisfactory to the Majority Lenders;

                                    (B) all necessary corporate approvals of the
         Buyer required to effect the Bridge Conversion shall have been obtained including, without limitation, any required approval of the Buyer's shareholders of (I) the Bridge Conversion, and (II) the amendment of the Buyer's articles of incorporation to provide that the Buyer shall not be subject to Subchapters (E) and (F) of the Pennsylvania Business Corporation Law (the "PBCL");

                                    (C) all necessary permits, authorizations,
         consents, notices, and approvals as may be required for the Bridge Conversion under all applicable law shall have been obtained including, without limitation, any so required under (I) the Securities Act,

         (II) the Exchange Act, (III) applicable state securities or blue sky laws, (IV) the PBCL and (V) the NASD Rules; and

                                    (D) the Buyer shall have received from each
         Bridge Lender an executed Representation Statement in the form attached hereto as Exhibit C (the "Representation Statement").

                  (b) Certain Representations and Warranties of the Buyer. The representations and warranties of the Buyer as set forth on Exhibit D hereto are incorporated by reference herein. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Buyer herein shall survive the execution hereof, the delivery to the Bridge Lenders of the Conversion Shares, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Bridge Lenders, the Collateral Agent, the Majority Lenders or counsel, but shall terminate on the date which is 60 days after the filing of the Buyer's Annual Report on Form 10-K for the year ended March 31, 2003 with the Securities Exchange Commission (the "SEC"); provided, however, that, in the event that the Conversion Date occurs after March 31, 2003, such representations and warranties shall survive until the date which is 60 days after the filing of the Buyer's Annual Report on Form 10-K for the year ended March 31, 2004.

                  (c) Registration Rights.

                           (i) Certain Definitions. For the purposes hereof, the
following definitions shall apply:


                                    (A) "Affiliate" shall have the meaning set
         forth in Rule 12b-2 of the rules and regulations under the Exchange
         Act.

                                    (B) "Effectiveness Termination Date" shall
         mean the earlier of (I) the date that is the later of (a) the second anniversary of the consummation of the Bridge Conversion and (b) the date that no Bridge Lender nor any of its respective Affiliates is an Affiliate of the Buyer, or (II) such date as all unsold securities registered on such Registration Statement may be sold in a single three-month period in accordance with Rule 144 under the Securities Act or (III) such date as all securities registered on such Registration Statement have been resold.

                                    (C) "Registrable Securities" shall mean the
         Conversion Shares and any other shares of Buyer Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of Conversion Shares.

                                    (D) "Registration Statement" shall mean a
         registration statement on Form S-3 under the Securities Act or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits the inclusion or incorporation of substantial information by reference to other documents filed by the Buyer with the SEC, including the prospectus, amendments and supplements to such registration statements, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statements, and/or as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered thereby; provided, however, that the term "Registration Statement" shall refer to any other registration form under the Securities Act available to the Buyer including, without limitation, a Form S-1 (or any successor form thereto) if the Buyer is not eligible to register securities on Form S-3 or such similar registration form, unless such ineligibility is caused solely by the Buyer's failure to file, within the time periods required by such form, a Form 8-K containing the audited financial statements for Asera (prepared in the manner and for the periods specified in Regulation S-X, Article 3) and pro forma financial information relating to Asera (prepared in the manner specified in Regulation S-X, Article 11) required to be included in a Form 8-K which the Buyer must file with the SEC in connection with the Asset Sale.

                           (ii) Shelf Registration.


                                    (A) The Buyer shall prepare and file or
         cause to be prepared and filed with the SEC, as soon as practicable but in any event no later than ten (10) business days following the Conversion Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Bridge Lenders of the Registrable Securities. The Buyer shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter and to keep such Registration Statement continuously effective under the Securities Act until the Effectiveness Termination Date. The Buyer shall keep the Bridge Lenders advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof.

                                    (B) At the time the Registration Statement
         is declared effective, each Bridge Lender shall be named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Bridge Lender to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

                           (iii) Selling Procedure.

                                    (A) Following the date that the Registration
         Statement is declared effective by the SEC, the Bridge Lenders shall be permitted, subject to the provisions hereof, to offer and sell the Registrable Securities included thereon in the manner described in such Registration Statement during the period of its effectiveness; provided, however, that each Bridge Lender arranges for delivery of a current prospectus to the transferee of the Registrable Securities.

                                    (B) Notwithstanding the foregoing, or
         anything contained herein to the contrary, the Buyer may suspend offers and sales of Registrable Securities pursuant to such Registration Statement if in the good faith judgment of the Buyer's Board of Directors, upon the advice of counsel, (I)(a)(1) such registration would be substantially contrary to the bests interests of the Buyer because (X) it would materially interfere with a material financing plan or other material transaction or negotiations relating thereto then pending, or
         (Y) it would require the disclosure of any material non-public information prior to the time that such information would otherwise be disclosed or be required to be disclosed, if such early disclosure would be substantially contrary to the best interests of the Buyer, or
         (2) such Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Board of Directors concludes, as a result, that it is necessary and appropriate to defer the filing of such registration statement at such time, and (II) the Buyer shall furnish to the Bridge Lenders a certificate signed by the President or Chief Executive Officer of the Buyer stating the good faith judgment of the Board of Directors to such effect, then the Buyer shall have the right to defer such filing only for the period during which such filing would be substantially contrary to the best interests of the Buyer (a "Suspension"); provided, however, that the aggregate number of days included in such periods of Suspension shall not exceed ninety (90) days in any twelve (12) month period. In the event of any Suspension, the Bridge Lenders shall discontinue disposition of Registrable Securities covered by the Registration Statement until copies of a supplemented or amended prospectus are distributed to the Bridge Lenders or until the Bridge Lenders are advised in writing by the Buyer that the use of the applicable prospectus may be resumed.

                           (iv) Expenses of Registration. All expenses incurred
in connection with the registrations pursuant hereto (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of one counsel for the Buyer and reasonable fees and disbursements of counsel to the Bridge Lenders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration) shall be borne by the Buyer, other than expenses relating to (A) the compensation of regular employees of the Buyer, which shall be paid in any event by the Buyer, and (B) all underwriting discounts and selling commissions applicable to a sale of the Registrable Securities, which shall be borne by the Bridge Lenders.

                           (v) Registration Procedures. Subject to the
provisions hereof, and until the Effectiveness Termination Date, the Buyer shall take the following actions:

                                    (A) Prepare and file with the SEC the
         Registration Statement in accordance herewith;

                                    (B) Furnish to the Bridge Lenders such
         reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                                    (C) Use commercially reasonable efforts to
         register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Bridge Lenders for the purpose of permitting the offers and sales of the securities in such jurisdictions, provided that the Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                                    (D) Notify as soon as reasonably practicable
         after the Buyer becomes aware the Bridge Lenders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                                    (E) If for any reason it shall be necessary
         to amend or supplement the Registration Statement or the prospectus used in connection with such Registration Statement in order to correct any untrue statements, (I) ensure that the Registration Statement is not misleading or otherwise to comply with the Securities Act, as promptly as reasonably practicable, (II) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus as may be necessary to correct such untrue statements, and
         (III) ensure that such Registration Statement is not misleading or to comply with the provisions of the Securities Act, provided that, to the extent that any statements to be corrected relate to any information provided by the Bridge Lenders, the Buyer shall not be obligated to amend the Registration Statement until the Buyer has received such corrected information from the Bridge Lenders and has had a reasonable opportunity to amend or supplement such Registration Statement or prospectus;

                                    (F) If the Registration Statement ceases to
         be effective for any reason at any time prior to the Effectiveness Termination Date (other than because all securities registered thereunder have been resold pursuant thereto), use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof;

                                    (G) Cause all such Registrable Securities
         registered hereunder to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Buyer are then listed or included; and

                                    (H) Provide a transfer agent and registrar
         for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         In addition, in the event of any underwritten public offering, the Buyer shall (I) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that each Bridge Lender also enters into and perform its respective obligations under such an agreement, and (J) use its best efforts to furnish, at the request of the Bridge Lenders, (x) an opinion, dated as of the date that the registration statement with respect to such securities becomes effective, of the counsel representing the Buyer for the purposes of such registration, in form and substance as is customarily given in an underwritten public offering (and reasonably acceptable to the counsel for the Bridge Lenders), addressed to the underwriters, if any, and to the Bridge Lenders, and (y) a letter dated such date, from the independent certified public accountants of the Buyer, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering (and reasonably acceptable to the counsel for the Bridge Lenders), addressed to the underwriters, to the extent such letter is permitted under generally recognized accounting practice.

                           (vi) Indemnification.

                                    (A) The Buyer shall indemnify each Bridge
         Lender, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) such Bridge Lender within the meaning of the Securities Act, (collectively, the "Bridge Lender's Agents") with respect to which registration, qualification or compliance has been effected pursuant hereto, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on (I) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, (II) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (III) any violation by the Buyer of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to the Buyer in connection with any such registration, qualification or compliance, and shall reimburse each Bridge Lender, and such Bridge Lender's Agents, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, that the Buyer shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Buyer by an instrument duly executed by such Bridge Lender and stated to be specifically for use therein or furnished in writing by such Bridge Lender to the Buyer in response to a request by the Buyer stating specifically that such information shall be used by the Buyer therein.

                                    (B) Each Bridge Lender shall indemnify the
         Buyer, its officers, directors, employees, affiliates, agents, representatives, legal counsel, independent accountant, and each person controlling the Buyer within the meaning of the Securities Act (collectively, the "Buyer's Agents"), each other Bridge Lender and its respective Bridge Lender's Agents, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (I) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like), or (II) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and shall reimburse the Buyer and the other Bridge Lenders and the respective Buyer's Agents and Bridge Lender's Agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like) in reliance upon and in conformity with written information furnished in writing to the Buyer by an instrument duly executed by such Bridge Lender and stated to be specifically for use therein or furnished by such Bridge Lender to the Buyer in response to a request by the Buyer stating specifically that such information shall be used by the Buyer therein; provided, further, that the indemnity agreement provided in this Section 2(c)(vi) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of such Bridge Lender, which consent shall not be unreasonably withheld, unless such consent is obtained in accordance with subsection (C) hereof. In no event shall a Bridge Lender's indemnification obligation exceed the net proceeds received from its sale of Registrable Securities in such offering.

                                    (C) Each party entitled to indemnification
         under this Section 2(c)(vi) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 2(c)(vi), but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                                    (D) If the indemnification provided for in
         this Section 2(c)(vi) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Bridge Lender under this Section 2(c)(vi) exceed the net proceeds from the offering received by such Bridge Lender. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                                    (E) The obligations of the Buyer and the
         Bridge Lenders under this Section 2(c)(vi) shall survive the completion of any offering of the Registrable Securities in a Registration Statement hereunder, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

                           (vii) Information by the Bridge Lenders. As a
condition precedent to the obligations of the Buyer hereunder, each Bridge Lender shall furnish to the Buyer all such information and materials regarding such Bridge Lender and the distribution proposed by such Bridge Lender as the Buyer may reasonably request in writing in connection with any registration, qualification or compliance referred to herein. Each Bridge Lender will promptly notify the Buyer in writing of any changes in the information set forth in the registration statement after it is prepared regarding such Bridge Lender or its plan of distribution to the extent required by applicable law.

                           (viii) Inclusion of Additional Securities. The Buyer
may include additional Buyer securities in any registration pursuant hereto for its own account and by other parties in amounts as determined by the Buyer's Board of Directors, provided that any such inclusion does not (A) reduce the number of Registrable Securities (or other Buyer securities held by any Bridge Lender) which are included in the Registration Statement filed pursuant hereto or otherwise materially and adversely affect the rights of the Bridge Lenders hereunder, or (B) cause Form S-3 to be unavailable under the Securities Act for such registration due to the nature of the additional securities to be so included.

                           (ix) Termination of Registration Rights. All rights
and obligations provided for in this Section 2(c) (except for in Section 2(c)(vi), which rights and obligations shall survive) shall terminate on the Effectiveness Termination Date.

         Section 3. Consulting Arrangement and Additional Equity Issuance. Concurrently with the execution hereof, the Buyer and KPCB shall enter into a consulting agreement in the form appended hereto as Exhibit E (the "Consulting Agreement") pursuant to which KPCB (together with its affiliates) will agree to provide to the Buyer advice and assistance with respect to certain selling, strategy and general operational matters as further set forth therein. In consideration of KPCB's execution of the Consulting Agreement and the provision of such services thereunder, the Buyer will issue and deliver to KPCB warrants (the "Warrants") to purchase shares of Buyer Common Stock (the "Warrant Shares") in the form attached thereto. The effectiveness of the Consulting Agreement and the issuance of the Warrants shall be subject to certain conditions as set forth therein. KPCB shall be entitled to certain registration rights with respect to the Warrant Shares as set forth in the Consulting Agreement.

         Section 4. Meeting; Proxy.

                  (a) Proxy Statement. As soon as commercially practicable hereafter, but in no event later than June 30, 2003, the Buyer shall prepare and file with the SEC a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the SEC (the "Proxy Statement") to solicit, at a duly convened meeting of the Buyer's shareholders ("Shareholders' Meeting"), such shareholders' approval of the following matters, which shall be presented as a single matter for the approval of the shareholders (collectively, the ("Voting Matters"): (i) the Bridge Conversion; (ii) the Consulting Agreement; (iii) certain amendments of the Buyer's articles of incorporation and bylaws as are necessary to effect the transactions contemplated hereby (including, without limitation, the amendments necessary so as to ensure that Subchapters (E) and (F) of the Chapter 25 of the PBCL does not apply to the Transactions)(the "Charter Amendment"); and (iv) each of the respective transactions contemplated thereby including, without limitation, the issuance of the Warrants pursuant to the Consulting Agreement and Seller Warrants (as such term is defined in the Asset Purchase Agreement) pursuant to the Asset Purchase Agreement (collectively, the "Transactions"). Notwithstanding anything contained herein to the contrary, if the audited financial statements for Asera (prepared in the manner and for the periods specified in Regulation S-X, Article 3) and pro forma financial information relating to Asera (prepared in the manner specified in Regulation S-X, Article
11) which are required to be included in the Proxy Statement pursuant to Regulation 14A and Regulation S-X (the "Asera Financial Statements") are unavailable as of June 30, 2003, the Buyer may delay the filing with the SEC of the Proxy Statement until such time after June 30, 2003 as the Buyer shall have received the Asera Financial Statements. In such an event, the Buyer shall use its best efforts to incorporate such Asera Financial Statements into the Proxy Statement and file the Proxy Statement with the SEC as soon as reasonably practicable thereafter. In connection with the preparation of the Proxy Statement, each of Assignee, Asera and the Bridge Lenders shall promptly provide to the Buyer such information concerning the business, financial statements and affairs of Assignee, Asera or Bridge Lenders, as applicable, as may be required under applicable law, and such other information as the Buyer may reasonably request in good faith and upon the advice of counsel, for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the Buyer's counsel and auditors in the preparation of the Proxy Statement. The Buyer shall use commercially reasonable efforts to have the Proxy

Statement cleared by the SEC as promptly as practicable after such filings, and shall cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after the Proxy Statement is cleared by the SEC. The Proxy Statement shall include the recommendation of the Board of Directors of the Buyer in favor of each of the Transactions and the conclusion of the Buyer's Board of Directors that the terms and conditions of each of the Transactions are fair and reasonable to, and in the best interests of, the shareholders of the Buyer. Each of the Buyer, the Assignee, Asera and the Bridge Lenders, severally and not jointly, represents and warrants that the information to be supplied by or on behalf of such party for inclusion in the Proxy Statement to be sent to the shareholders of the Buyer in connection with the Shareholders' Meeting (as defined below) shall not, on the date the Proxy Statement is first mailed to the Buyer's shareholders or at the time of the Shareholders' Meeting, (a) contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, (b) omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or (c) omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders' Meeting which has become false or misleading. If at any time prior to the Shareholders' Meeting any fact or event relating to any party is discovered by such party or occurs which should be set forth in a supplement to the Proxy Statement, such party shall promptly inform each other party hereto of such fact or event. The Buyer shall keep the Assignee, Asera and the Bridge Lenders apprised of the status of matters relating to the Proxy Statement and the Shareholders' Meeting, including promptly furnishing the Assignee, Asera and the Collateral Agent with copies of notices or other communications related to the Proxy Statement or the Shareholders' Meeting received by the Buyer from the SEC or NASD.

                  (b) Shareholders' Meeting. The Buyer shall, in accordance with the laws of the State of Pennsylvania and the Buyer's articles of incorporation and bylaws, use its best efforts to convene the Shareholders' Meeting within 21 days (or such other time period that is mutually agreed to by the consent of the Company and Consent of the Investors) after the Proxy Statement is declared effective, to consider and vote upon giving such holders' approval of the Transactions.

         Section 5. Indemnification.


                  (a) Damages relating to the Proxy Statement.

                           (i) The Buyer shall indemnify each of the Bridge
Lenders, Asera and the Assignee (each, a "Key Party") and its respective officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) such person within the meaning of the Securities Act, (collectively, the "Agents") against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on, related to or in any way attributable to (A) any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or any amendment or supplement thereto, or (B) the omission or alleged omission to state in the Proxy Statement, including any amendment or supplement thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading, and shall reimburse the Key Party and its Agents for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, that the Buyer shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Buyer by an instrument duly executed by such Key Party and stated to be specifically for use therein or furnished in writing by such Key Party to the Buyer in response to a written request by the Buyer stating specifically that such information shall be used by the Buyer therein.

                           (ii) Each Key Party shall indemnify the Buyer and
each other Key Party and their respective Agents against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on, related to or in any way attributable to (A) any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or any amendment or supplement thereto, or (B) the omission or alleged omission to state in the Proxy Statement, including any amendment or supplement thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading, and shall reimburse each person entitled to indemnification hereunder for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Proxy Statement or any amendments or supplements thereto in reliance upon and in conformity with written information furnished in writing to the Buyer by an instrument duly executed by such Key Party and stated to be specifically for use therein or furnished by such Key Party to the Buyer in response to a written request by the Buyer stating specifically that such information shall be used by the Buyer therein; provided, further, that the indemnity agreement provided in this Section 5(a)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of such person entitled to indemnification hereunder, which consent shall not be unreasonably withheld, unless such consent is obtained in accordance with subsection (iii) hereof.

                           (iii) Each party entitled to indemnification under
this Section 5(a) (the "Indemnified Proxy Party") shall give notice to the party required to provide indemnification (the "Indemnifying Proxy Party") promptly after such Indemnified Proxy Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Proxy Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Proxy Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Proxy Party (whose approval shall not be unreasonably withheld). The Indemnified Proxy Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Proxy Party shall bear the expense of such defense of the Indemnified Proxy Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Proxy Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Proxy Party of its obligations under this Section 5(a), but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Proxy Party in the defense of any such claim or any such litigation. No Indemnifying Proxy

Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Proxy Party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Proxy Party of a release from all liability in respect to such claim or litigation.

                           (iv) If the indemnification provided for in this
Section 5(a) is held by a court of competent jurisdiction to be unavailable to an Indemnified Proxy Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Proxy Party, in lieu of indemnifying such Indemnified Proxy Party hereunder, shall contribute to the amount paid or payable by such Indemnified Proxy Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Proxy Party on the one hand and of the Indemnified Proxy Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Proxy Party and of the Indemnified Proxy Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Proxy Party or by the Indemnified Proxy Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (v) The obligations of the parties under this Section
5(a) shall survive the Shareholders' Meeting and any investigation made by or on behalf of the Indemnified Proxy Party or its Agents.

                  (b) Bridge Lenders. The Buyer agrees to indemnify and hold harmless each Bridge Lender and its respective Agents (collectively, the "Bridge Lender Indemnitees"), against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on, related to or in any way attributable to any breach of any representation, warranty, agreement or covenant of the Buyer set forth in Section 2(b) hereof. Upon written request, the Buyer agrees to reimburse the Bridge Lender Indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending any such claims, losses, damages and liabilities, as such expenses or other costs are incurred. The Bridge Lender Indemnitees may select their own counsel. This indemnity shall be in addition to any obligations that the Buyer may otherwise have with respect to any Bridge Lender, including, without limitation, any obligations to any Bridge Lender or its representatives in their individual capacities as directors of the Buyer. Notwithstanding the foregoing, the Buyer's aggregate liability hereunder shall be limited to the aggregate Bridge Indebtedness plus all expenses incurred by the Bridge Lender Indemnitees in connection with such claim, loss, damage or liability; provided, however, that the foregoing limitation shall not apply to any claims, losses, damages or liabilities (or expenses relating thereto) relating to a breach by the Buyer of the representations and warranties set forth in Section 2(d)(v) and 2(q) of Exhibit D hereto.

         Section 6. Miscellaneous Provisions.

                  (a) Entire Agreement. This Agreement, together with each of the exhibits and schedules hereto and thereto, constitutes the entire agreement of the parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto.

                  (b) Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any provision of Section 3 hereof may be amended or waived by the Buyer and KPCB alone; provided, further, that any provision of
Section 4 hereof may be amended or waived by the Buyer and KPCB, in its capacity as the Collateral Agent with the consent of the Majority Lenders.

                  (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the state of Delaware without giving effect to the choice of law provisions thereof.

                  (d) Waiver of Jury Trial. THE UNDERSIGNED ENTITIES EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY INDEMNIFIED PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE UNDERSIGNED ENTITIES EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE UNDERSIGNED ENTITIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS CONSENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                  (e) Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

                  (f) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. No party may assign, except as expressly contemplated herein, any rights, obligations or benefits under this Agreement without the prior written consent of the other party except as expressly set forth herein.

                  (g) Notices. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed:

             If to the Buyer:      SEEC, Inc.
                                   Park West One, Ste. 200
                                   Cliff Mine Road
                                   Pittsburgh, Pennsylvania 15275
                                   Facsimile:        412.893.0415
                                   Attention:        Chief Executive Officer

                With a copy to:    Cohen & Grigsby, P.C.
                                   11 Stanwix St., 15th Floor
                                   Pittsburgh, Pennsylvania  15222
                                   Facsimile:        412.209.0672
                                   Attention:        Daniel L. Wessels

             If to KPCB:           KPCB Holdings, Inc.
                                   c/o Kleiner Perkins Caufield & Byers
                                   2750 Sand Hill Road
                                   Menlo Park, California  94025
                                   Facsimile:        650.233.0378
                                   Attention:        John A. Denniston
                                                     Chief Operating Officer

                With a copy to:    Brobeck, Phleger & Harrison LLP
                                   One Market - Spear Tower
                                   San Francisco, California 94105
                                   Facsimile:        415.442.1010
                                   Attention:        Ronald B. Moskovitz

             If to Sherwood:       Sherwood Partners, Inc.
                                   1849 Sawtelle Blvd., Ste. 543
                                   Los Angeles, California 90025
                                   Facsimile:        310.477.8402
                                   Attention:        Michael Maidy

                With a copy to:    Sulmeyer, Kupetz, Baumann & Rothman
                                   300 South Grand Ave., 14th Floor
                                   Los Angeles, California 90071
                                   Facsimile:        213.629.4520
                                   Attention:        David S. Kupetz

             If to Asera:          Asera, Inc.
                                   600 Clipper Dr., Ste. 100
                                   Belmont, California  94002
                                   Facsimile:        650.620.9744
                                   Attention:        Chief Executive Officer

                With a copy to:    Fenwick & West LLP
                                   Silicon Valley Center
                                   801 California Street
                                   Mountain View, California 94041
                                   Facsimile:        650. 938.5200
                                   Attention:        Richard L. Dickson

All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

                  (h) Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used in this Agreement shall be deemed in each case to be followed by the words "without limitation." The phrase "provided to," "furnished to," and terms of similar import in this Agreement shall mean that a paper copy of the information referred to has been furnished to the party to whom such information is to be provided. In this Agreement, the phrases "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 8, 2003. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (i) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be an original, but all of which together shall constitute one instrument.

                  (k) Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                      (This space intentionally left blank)

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

"KPCB"                                                       "BUYER"

KPCB HOLDINGS, INC., as nominee,          SEEC, INC., a Pennsylvania corporation
a Delaware corporation

By:      /s/ John A. Denniston            By:      /s/ Ravindra Koka
         ---------------------------               ---------------------------
Name:    John A. Denniston                Name:    Ravindra Koka
Title:   President                        Title:   President and CEO


"SHERWOOD" OR "ASSIGNEE"                  "ASERA"

SHERWOOD PARTNERS, INC., a California     ASERA, INC., a Delaware corporation
corporation, solely in its capacity as
assignee for the benefit of creditors
of Asera, Inc.                            By:      /s/ David J. Murphy
                                                   -------------------
                                                   Name:    David J. Murphy
By:      /s/ Michael A. Maidy                      Title:   President and CEO
         ---------------------------
Name:    Michael A. Maidy
Title:   President

                                    EXHIBIT A

                           Schedule of Bridge Lenders

---------------------------------------------------------------------------------------------------------------------
                   NAME/ADDRESS                     PRINCIPAL AMOUNT OF      PRO-RATA SHARE      CONVERSION SHARES
                                                        BRIDGE LOAN
---------------------------------------------------------------------------------------------------------------------
KPCB Holdings, Inc.                                    $2,000,000.00                 94.67%          1,558,448
c/o Kleiner Perkins Caufield & Byers
2750 Sand Hill Rd.
Menlo Park, CA  94025
Attention:  John A. Denniston
---------------------------------------------------------------------------------------------------------------------
Presidio Venture Partners, LLC                            $38,500.00                  1.82%             30,000
5150 El Camino Real, Ste. C31
Los Altos, CA  94022
Attention:  Naoki Mashimo
---------------------------------------------------------------------------------------------------------------------
Henry N. Nassau                                            $2,000.00                  0.09%              1,558
Wilson Farm
1695 Swedesford Rd.
Malvern, PA  19355
---------------------------------------------------------------------------------------------------------------------
Julian A. Brodsky                                          $2,000.00                  0.09%              1,558
1500 Market St., 15th Floor
Philadelphia, PA  19102
---------------------------------------------------------------------------------------------------------------------
Thomas P. Gerrity                                          $2,000.00                  0.09%              1,558
219 Grays Lane
Haverford, PA  19102
---------------------------------------------------------------------------------------------------------------------
Siemens Venture Capital GmbH                              $68,025.00                  3.22%             53,007
Wittelsbachersplatz 2
80333 Munich Germany

with a copy to:
--------------

Siemens Venture Capital, Inc.
200 Wheeler Rd., 3rd Floor
Burlington, MA  01803
Attention:  Marco Ferrari
---------------------------------------------------------------------------------------------------------------------
         TOTAL:                                        $2,112,525.00                                 1,646,129
---------------------------------------------------------------------------------------------------------------------

                                                                         ANNEX C


           THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SEEC, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT TO BE PROVIDED PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION THAT A PROPOSED SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.


Number:  CS-00__                                                __________, 2003


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                   SEEC, INC.

               THIS CERTIFIES THAT, for value received, SHERWOOD PARTNERS, INC., a California corporation (the "Holder"), as nominee and Assignee for the Benefit of Creditors of Asera, Inc., is entitled, upon the terms and subject to the conditions hereinafter set forth and at its sole and absolute discretion, to subscribe for and purchase from SEEC, INC., a Pennsylvania corporation with its principal executive offices at Park One West, Cliff Mine Road, Pittsburgh, PA 15275 (the "Company"), at any time during the period set forth in Section 1(d) hereof, the number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") set forth in Section 1(b) hereof at the exercise price set forth in Section 1(c) hereof. This warrant (as amended or otherwise modified from time to time, this "Warrant") is issued in connection with the transactions contemplated by that certain Asset Purchase Agreement of January 8, 2003, by and between the Company and the Holder (as amended or otherwise modified from time to time, the "Asset Purchase Agreement").

        1.     Warrant Purchase Rights.


               (a) Type of Stock. This Warrant shall be exercisable for shares of Common Stock (such shares, the "Warrant Stock").


               (b) Number of Shares. The number of shares of Warrant Stock issuable upon exercise shall be 20,000.


               (c) Exercise Price. The exercise price of the Warrant Stock (the "Exercise Price") shall be $1.35 per share.

               (d) Exercise Period. This Warrant may be exercised at any time from the date hereof until the second (2nd) year anniversary of the date hereof (such period, the "Exercise Period").

        2.     Method of Exercise; Payment.

               (a) Cash Exercise. Subject to the terms hereof, the purchase rights represented hereby may be exercised by the Holder in its sole and absolute discretion, in whole or in part, at any time during the Exercise Period, by the surrender of this Warrant (with a duly executed notice of exercise form (the "Notice of Exercise") substantially in the form attached hereto as Exhibit A) at the principal executive offices of the Company, and by the payment to the Company of an amount equal to the

Exercise Price multiplied by the number of shares of Warrant Stock being purchased, which amount may be paid, at the election of the Holder, by wire transfer of immediately available funds or certified check payable to the order of the Company. The person(s) in whose name any certificate representing the shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder of, the Warrant Stock represented thereby, and such shares of Warrant Stock shall be deemed to have been issued, immediately prior to the close of business on the date or dates upon which this Warrant is surrendered.

        (b)    Net Issue Exercise.

                       (i) Notwithstanding any provision herein to the contrary, if the fair market value of one share (or other unit) of Warrant Stock is greater than the Exercise Price, at the date of calculation as set forth below, in lieu of a cash exercise of this Warrant in accordance with Section 2(a) hereof, the Holder may elect to receive securities equal to the value (as determined below) of this Warrant, or the portion thereof being exercised, by surrender of this Warrant at the principal executive offices of the Company, together with the properly-endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

                             X     =   Y (A-B)
                                       -------
                                           A

                      Where  X     =   the number of shares of Warrant Stock to
                                       be issued to the Holder.

                             Y     =   the number of shares of
                                       Warrant Stock requested to be
                                       exercised under this Warrant.

                             A     =   the fair market value of one
                                       share (or other unit) of Warrant
                                       Stock (at the date of such
                                       calculation).

                             B     =   the Exercise Price (as
                                       adjusted to the date of such
                                       calculation).

                       (ii) For purposes of this Section 2(b), the fair market value of one share (or other unit) of Warrant Stock shall be determined in good faith by the Company's Board of Directors; provided, however, that where there exists a public market for shares of Common Stock at the time of such exercise, the fair market value per share shall be the product of (A) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on The Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, for the five trading days prior to the date of determination of fair market value, and (B) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

               (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder as soon as reasonably possible and, unless this Warrant has been fully exercised or has expired, a new Warrant on like terms representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

               (d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of Warrant Stock multiplied by such fraction.



               (e) No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws (the "Charter Documents"), or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Notwithstanding the foregoing, the taking of any action by the Company for which an adjustment is made pursuant to
Section 5 hereof and which does not constitute a breach of the other terms of this Warrant shall not be deemed to constitute a breach of the foregoing provisions or an impairment of this Warrant.

        3. Due Authorization of Shares; Reservation of Shares. The Company hereby covenants and agrees that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares a sufficient number of shares to provide for the issuance of the Warrant Stock upon exercise of this Warrant.

        4. Rights of Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

        5.     Adjustment.

               (a) Merger or Reorganization. Prior to any recapitalization, reorganization, consolidation, merger or other similar transaction, which in each case is effected in such a way that the holders of the Company's capital stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such stock (an "Organic Change"), the Company shall make appropriate provision, in form and substance reasonably satisfactory to the Holder, to insure that the Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to, as the case may be, the Warrant Stock immediately theretofore issuable and receivable upon the exercise hereof, such shares of stock, securities or assets as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore issuable and receivable upon exercise of this Warrant had such Organic Change not taken place.

               (b) Split, Subdivision, Combination, Consolidation, Reclassification and the Like. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by split, subdivision, combination, consolidation or reclassification of securities or otherwise, shall change the Warrant Stock into the same or a different number and kind of securities of any class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of such securities as would have been issuable as the result of such change with respect to the Warrant Stock immediately prior to such subdivision, combination, consolidation, reclassification or other change, and the Exercise Price in respect of such securities shall be proportionately adjusted.

               (c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive by way of dividend, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of such security in respect of which the dividend shall have been or be payable on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 5.

               (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Company shall compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will cause copies of such certificate to be promptly delivered to the Holder.

        6.     Representations and Warranties.

               (a) By the Company. The Company represents and warrants to the Holder as follows:

                       (i) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, reorganization and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in equity or at law);

                       (ii) all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes with respect to any transfer occurring contemporaneously with such issue to a person other than the Holder);

                       (iii) except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby, the execution, delivery or performance of this Warrant by the Company, and the issuance of the shares of Warrant Stock upon exercise of this Warrant in accordance with the terms hereof shall not (A) conflict with or result in any breach of any provision of the Charter Documents, (B) require any material filing with, or permit, authorization, consent or approval of, any Federal, state or local governmental authority, (C) result in a material violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound, or (D) violate any order, writ, injunction, decree, or any material statute, rule or regulation applicable to the Company or any of its material properties or assets; and

                       (iv)  there are no actions, suits, audits,
investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

               (b) By the Holder. The Holder represents and warrants to the Company as follows:

                       (i) the Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

                       (ii) the Holder is acquiring this Warrant for its own account as principal, solely in its capacity as Assignee for the Benefit of Creditors of Asera, Inc. for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

                       (iii) the Holder understands that its acquisition of this Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Holder's investment intent as expressed herein;

                       (iv) the Holder shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrant or the shares of Warrant Stock, except in compliance with the terms hereof and the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, or an exemption thereunder; and

                       (v) the Holder is an "accredited investor" as defined in Rule 501(A) under the Securities Act.

        7.     Transfer of Warrant.

               (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder(s). Any Holder of this Warrant or a portion hereof may change its or his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until notified of a transfer in accordance with the terms hereof, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

               (b) Transferability of Warrant. The Holder further acknowledges and understands that this Warrant and the Warrant Stock may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Holder understands that the Warrant and the certificate(s) evidencing the shares of Warrant Stock shall be imprinted with a legend as set forth in Section 9 hereof that prohibits the transfer of such securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt. The requirements of subsection (ii) above shall not apply to any transfer of this Warrant (or the shares of Warrant Stock upon exercise thereof) or any part hereof to any affiliate of the Holder; provided, however, that the transferee shall agree in writing to be bound by the terms of this Warrant as if the original Holder hereof. Any transfer, attempted transfer or other disposition in violation of this Section 7(b) shall be deemed null and void and be of no binding effect.

               (c) Exchange of Warrant Upon Transfer. On surrender of this Warrant for exchange, subject to the provisions of this Warrant with respect to compliance with federal and state securities laws and with the limitations on transfers and assignments contained in this Section 7, the Company, at its expense, shall as soon as reasonably possible issue to the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of securities issuable upon exercise hereof.

        8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

        9. Legends. This Warrant and all Warrant Stock issued upon exercise hereof or any securities issued upon conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SEEC, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION THAT A PROPOSED SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

        10.    Miscellaneous.

               (a) Governing Law. This Warrant is made in accordance with and shall be construed under the laws of the State of Delaware, other than the conflicts of laws principles thereof.

               (b) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Neither the Company nor the Holder may assign, except as expressly contemplated herein, any rights, obligations or benefits under this Warrant without the prior written consent of the other party.

               (c) Entire Agreement. This Warrant, with the Consulting Agreement and the other schedules, exhibits and documents appended hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

               (d) Notices. All notices and other communications required or permitted under this Warrant shall be given in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile or telecopy, or otherwise delivered by hand, overnight courier or by messenger, addressed (i) if to a Holder, at the Holder's as shown on the Warrant Register, or (ii) if to the Company, one copy should be sent to its address set forth on the first page of this Warrant and addressed to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Holder in accordance herewith of at least 10 days prior to the date of such notice, with a copy to Cohen & Grigsby, P.C., 11 Stanwix St., 15th Floor, Pittsburgh, PA 15222, Facsimile: 412.209.0672, Attention: Daniel L. Wessels. Each such notice of other communication shall be treated as effective or having been given when delivered if delivered personally, or if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above.

               (e) Amendment, Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. The failure by the parties to assert any right herein shall not be deemed to be a waiver thereof.

               (f) Separability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction.

               (g) Interpretation. When a reference is made in this Warrant to Exhibits or Schedules, such reference shall be to an Exhibit to this Warrant unless otherwise indicated. The words "include," "includes" and "including" when used in this Warrant shall be deemed in each case to be followed by the words "without limitation." The phrase "provided to," "furnished to," and terms of similar import in this Warrant shall mean that a paper copy of the information referred to has been furnished to the party to whom such information is to be provided. In this Warrant, the phrases "the date hereof," "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 8, 2003. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

                      (This space intentionally left blank)

               IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed as of the date set forth above.

                                   SEEC, INC., a Pennsylvania corporation


                                   By:
                                         ------------------
                                   Name:
                                         ------------------
                                   Title:
                                         ------------------




                           [SIGNATURE PAGE TO WARRANT]

                                    EXHIBIT A

                               Notice of Exercise

TO:     SEEC, Inc.
        Park One West
        Cliff Mine Road, Ste. 200
        Pittsburgh, PA  15275
        Attn: Chief Executive Officer

        1.     CASH PAYMENT OPTION - CHECK THIS BOX [ ]

               The undersigned hereby elects to purchase ________ shares of Common Stock of SEEC, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

        2.     NET ISSUE EXERCISE OPTION - CHECK THIS BOX [ ]

               The undersigned hereby elects to effect the net issue exercise provision of Section 2(b) of this Warrant and receive ________ shares of Common Stock of SEEC, Inc., pursuant to the terms of this Warrant.

        3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned as specified below:


                  Name:
                        ------------------------

                  Address:
                        ------------------------
                        ------------------------
                        ------------------------


         4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.


                                   ------------------------------------------
                                                 (Print Full Name)

                                   ------------------------------------------
                                                   (Sign Name)

                                   ------------------------------------------
                                          (Print Title, if applicable)


                                   Date: ___________

                                                                         ANNEX D



                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT is entered into as of January 8, 2003 (the "Agreement"), by and between SEEC, Inc., a Delaware corporation (the "Company"), and KPCB Holdings, Inc., a Delaware corporation (the "Consultant").


                  THE PARTIES HEREBY AGREE AS FOLLOWS:

         Section 1. Services.

                  (a) Description of Services. During the Term (as defined herein), the Consultant agrees to perform for the Company the consulting services specified in Exhibit A hereto (the "Services").

                  (b) Compensation. As consideration for the agreement of the Consultant to perform such Services and the provision of such Services hereunder, the Company shall issue and deliver to the Consultant, on the Effective Date, warrants to purchase shares of the Company's capital stock as attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3 (the "Warrants"). The Consultant shall not be entitled to any other compensation for rendering the Services to the Company. The Consultant shall be entitled to certain registration rights with respect to the Warrants and the shares of capital stock issuable upon exercise thereof, each as set forth therein.

         Section 2. Term of Agreement.

                  (a) Term. The term of this Agreement (the "Term") shall begin on the Effective Date and shall run until the second anniversary of the Effective Date, unless terminated upon an earlier date in accordance with
Section 5 hereof.

                  (b) Effective Date. This Agreement shall be effective upon the satisfaction or waiver of the following conditions (the date following the satisfaction or waiver of all such conditions, the "Effective Date"):

                           (i) all necessary corporate approvals of the Company
required to effect the transactions contemplated hereby shall have been obtained including, without limitation, the approval of the Company's shareholders of (A) the issuance of the Warrants hereunder, and (B) the amendment of the Company's articles of incorporation to provide that the Buyer shall not be subject to Subchapters (E) and (F) of the Pennsylvania Business Corporation Law (the "PBCL");

                           (ii) all necessary permits, authorizations, consents,
notices, and approvals as may be required for the transactions contemplated hereby under all applicable law shall have been obtained including, without limitation, any so required under (I) the Securities Act of 1933, as amended,
(II) the Securities Exchange Act of 1934, as amended, (III) applicable state securities or blue sky laws, (IV) the PBCL and (V) the rules, regulations policies adopted by the National Association of Securities Dealers, Inc. concerning companies listed on the Nasdaq Stock Market; and

                           (iii) the Consultant shall have received from Cohen &
Grigsby, P.C., counsel to the Company, an opinion letter addressed to the Consultant in the form attached hereto as Exhibit C.

         Section 3. Confidential Information.

                  (a) Each party (the "Receiving Party") expressly acknowledges that performing under this Agreement the other party (the "Disclosing Party") may disclose information relating to the Disclosing Party's business or technology which is confidential or proprietary in nature (including, without limitation, trade secrets, patents, patent applications, copyrights, know-how, processes, ideas, inventions (whether patentable or not), formulas, other computer programs, databases, technical drawings, designs, algorithms, technology, circuits, layouts, designs, interfaces, materials, schematics, names and expertise of employees and consultants, any other technical, business, financial, customer information, product development plans, supplier information, forecasts, strategies and other confidential information), which to the extent previously, presently or subsequently disclosed to the Receiving Party is hereinafter referred to as the "Confidential Information" of the Disclosing Party.

                  (b) The Receiving Party shall (i) hold the Disclosing Party's Confidential Information in confidence and take all commercially reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Receiving Party usually employs with respect to its own comparable confidential materials), (ii) except as expressly provided herein, not disclose any such Confidential Information or any information derived therefrom to any third person, (iii) not make any use whatsoever at any time of such Confidential Information except as necessary to exercise its rights and perform its obligations hereunder, and (iv) except as expressly set forth herein, not copy or reverse engineer, or attempt to derive the composition or underlying information, structure or ideas of any such Confidential Information.

                  (c) Without granting any right or license, the Disclosing Party agrees that this Section 3 shall not apply with respect to any information that the Receiving Party can document (i) is or becomes generally available to the public through no improper action or inaction by the Receiving Party or any of its affiliates, agents, consultants or employees, (ii) was properly in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to the Receiving Party by a third party provided the Receiving Party complies with restrictions imposed by the third party. The Receiving Party, with prior written notice to the Disclosing Party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure (including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so), and has allowed the Disclosing Party to participate in any proceeding that requires the disclosure.

                  (d) The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of the Receiving Party's obligations hereunder, that any such breach or any unauthorized use or release of any Confidential Information shall allow Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party shall notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

         Section 4. Sole Remedy; Limited Liability.

                  (a) EXCEPT AS PROVIDED IN SECTION 3(d) HEREOF, THE COMPANY'S SOLE REMEDY FOR ANY BREACH BY THE CONSULTANT OF ANY PROVISION OF THIS AGREEMENT SHALL BE LIMITED TO THE COMPANY'S RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO
SECTION 5 HEREOF. SOLEY FOR THE AVOIDANCE OF DOUBT, THE CONSULTANT SHALL NOT BE LIABLE IN ANY EVENT FOR LOSS OF REVENUE OR INACCURACY OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY OR ANY CLAIM ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE. IN ADDITION, NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFITS WHETHER OR NOT FORESEEABLE AND EVEN IF THE COMPANY OR THE CONSULTANT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  (b) EXCEPT AS EXPRESSLY SET FORTH HEREIN THE SERVICES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND (EXPRESS OR IMPLIED) INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, WHICH WARRANTIES ARE EXPRESSLY DISCLAIMED.

         Section 5. Termination of Agreement. This Agreement shall terminate upon the occurrence of any of the following events: (a) bankruptcy or insolvency of either party; (b) sale of the business of either party; (c) the mutual agreement of the parties; or (d) the expiration of the Term. Notwithstanding any other provision of this Agreement, either party may terminate the Term and this Agreement by notice to the other party upon the occurrence of a material breach of any provision hereof by the other party that remains uncured for a period of thirty (30) days thereafter. Termination of this Agreement shall not affect the obligations of either party arising out of events or circumstances occurring prior to such termination.

         Section 6. Miscellaneous Provisions.

                  (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

                  (b) Entire Agreement; Enforcement of Rights. This Agreement (with all of the exhibits, attachments and appendices attached hereto) sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

                  (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

                  (d) Notices. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the address set forth on the signature page hereto, or such other address as a party may provide to the other no later than ten (10) days prior to any such notice or communication. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or
(i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number,
(ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be an original, but all of which together shall constitute one instrument.

                  (f) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. No party may assign, except as expressly contemplated herein, any rights, obligations or benefits under this Agreement without the prior written consent of the other party except as expressly set forth herein.

                  (g) Construction; Titles; Gender. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

                      (This space intentionally left blank)

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"COMPANY"                                              "CONSULTANT"

SEEC, INC., a Delaware corporation                     KPCB HOLDINGS, INC., a Delaware corporation


By:      /s/ Ravindra Koka                             By:      /s/ John A. Denniston
         -----------------------------------                    ---------------------
Name:    Ravindra Koka                                 Name:    John A. Denniston
Title:   President and CEO                             Title:   President

Address:     Park West One, Ste. 200                   Address:    c/o Kleiner Perkins Caufield & Byers
             Cliff Mine Road                                       2750 Sand Hill Road
             Pittsburgh, PA  15275                                 Menlo Park, CA  94025
             Facsimile:  412.893.0415                              Facsimile:  650.233.0378
             Attention:  Chief Executive Officer                   Attention:  John A. Denniston




                                    EXHIBIT A

                             Description of Services

                During the Term of this Agreement, the Consultant shall provide the following services to the Company (the "Services"): advice and assistance with respect to certain selling, strategy and operational matters. The Consultant shall cause Vinod Khosla and certain other partners and employees of Kleiner Perkins Caufield & Byers to be available for the provision of such Services at such times and places as the Consultant and the Company may reasonable agree in good faith.

                The Consultant (together with its affiliates) may acquire equity interests in, make loans to, and generally engage in any kind of banking, trust, financial, advisory, underwriting, equity investment, venture capital, or other business with additional clients, persons, companies or other business entities as the Consultant, in its sole and absolute discretion may determine (collectively, such other business entities, "Other Companies"). The Company hereby acknowledges the foregoing and waives any claims or objections that it may now or hereafter have in respect to any such conflict of interest due to the nature of the business of the Consultant (and its affiliates). Notwithstanding the foregoing, the Consultant acknowledges that the foregoing shall not in manner restrict or otherwise limit any duties, if any, under applicable law that the Consultant may owe to the Company as a result of the Consultant's status as a shareholder of the Company or the duties of any representative of the Consultant who serves as a member of the Company's board of directors.

                In the event that the Consultant, in the its sole discretion, deems it necessary to employ assistants to aid him in the performance of the Services, the Consultant shall be permitted to do so. The Consultant agrees that such assistants shall be employed solely by the Consultant, and that the Consultant alone will be responsible for providing workers' compensation insurance for the Consultant's employees, for paying the salaries and wages of the Consultant's employees, and for ensuring that all required tax withholdings are made. The parties hereby agree that the Company may not control, direct or supervise any of the Consultant's employees or subcontractors in the performance of the Services, except to the extent that the Company would be entitled to control, direct or supervise the Consultant in accordance with the provisions hereof. The Consultant expressly acknowledges and agrees that any assistants that provide any services to the Company pursuant to this Agreement shall be bound by, and subject to, any applicable covenant (whether affirmative or negative) of the Consultant set forth herein.

                                    ANNEX E


                  THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SEEC, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT TO BE PROVIDED PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION THAT A PROPOSED SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

Number:  CS-00__                                               __________, 2003


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                   SEEC, INC.

                  THIS CERTIFIES THAT, for value received, KPCB HOLDINGS, INC., a Delaware corporation, as nominee (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth and at its sole and absolute discretion, to subscribe for and purchase from SEEC, INC., a Pennsylvania corporation with its principal executive offices at Park One West, Cliff Mine Road, Pittsburgh, PA 15275 (the "Company"), at any time during the period set forth in Section 1(d) hereof, the number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") set forth in Section 1(b) hereof at the exercise price set in Section 1(c) hereof. This warrant (as amended or otherwise modified from time to time, this "Warrant") is issued in connection with the execution of that certain Consulting Agreement of January 8, 2003, by and between the Company and the Holder (as amended or otherwise modified from time to time, the "Consulting Agreement").

                 1. Warrant Purchase Rights.

                  (a) Type of Stock. This Warrant shall be exercisable for shares of Common Stock (such shares, the "Warrant Stock").


                  (b) Number of Shares.

                           (i) Subject to the provisions hereof, the number of
shares of Warrant Stock issuable upon exercise hereof shall be determined as follows:

                                    (A)      On or after February 8, 2003, the
                                             Warrant shall represent the right
                                             to acquire 41,667 shares of Warrant
                                             Stock;

                                    (B)      On or after the 8th day of each
                                             calendar month thereafter through
                                             and including December 8, 2004, the
                                             Warrant shall represent the right
                                             to acquire an additional 41,667
                                             shares of Warrant Stock; and

                                    (C)      On or after January 8, 2005, the
                                             Warrant shall represent right to
                                             acquire an additional 41,659
                                             shares.

                           (ii) Notwithstanding the foregoing, in the event of a
Consultant Termination (as defined herein), this Warrant shall represent the right to purchase the number of shares of Warrant Stock which were so purchasable by the Holder on the day immediately prior to such termination. For the purposes hereof, a "Consultant Termination" shall mean an (A) a termination of the Consulting Agreement by the Consultant (as defined in the Consulting Agreement) for any reason other than due to a material breach of the Consulting Agreement by the Company that remains uncured by the Company pursuant to the terms of the Consulting Agreement, or (B) a termination of the Consulting Agreement by the Company due to (1) bankruptcy or insolvency of the Consultant,
(2) sale of the business of the Consultant or (3) a material breach of the Consulting Agreement by the Consultant that remains uncured by the Consultant pursuant to the terms of the Consulting Agreement.

                           (iii) Notwithstanding the foregoing, in the event of
(A) the termination of the Consulting Agreement for any reason other than a Consultant Termination, or (B) a Change of Control (as defined herein) at any time after the date of execution of the Consulting Agreement, then, effective as of immediately following such termination or Change of Control, as the case may be, the number of shares of Warrant Stock issuable upon exercise hereof shall be 1,000,000. For the purposes hereof, a "Change of Control" shall mean the reorganization, merger or consolidation of the Company with or into any other corporation or entity, or a sale, conveyance or encumbrance of all or substantially all of the assets of the Company (including, without limitation, the exclusive license of all or substantially all of the Company's intellectual property), in which transaction or series of related transactions in which the corporation's stockholders immediately prior to such transaction own immediately after such transaction less than fifty percent (50%) of the voting power of the surviving corporation or its parent.

                  (c) Exercise Price. The exercise price of the Warrant Stock (the "Exercise Price") shall be $1.10 per share.


                  (d) Exercise Period. Subject to Section 1(b) hereof, this Warrant may be exercised at any time from the date hereof until the fifth anniversary of the date hereof (such period, the "Exercise Period").


                 2. Method of Exercise; Payment.

                  (a) Cash Exercise. Subject to the terms hereof, the purchase rights represented hereby may be exercised by the Holder in its sole and absolute discretion, in whole or in part, at any time during the Exercise Period, by the surrender of this Warrant (with a duly executed notice of exercise form (the "Notice of Exercise") substantially in the form attached hereto as Exhibit A) at the principal executive offices of the Company, and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of shares of Warrant Stock being purchased, which amount may be paid, at the election of the Holder, by wire transfer of immediately available funds or certified check payable to the order of the Company. The person(s) in whose name any certificate representing the shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder of, the Warrant Stock represented thereby, and such shares of Warrant Stock shall be deemed to have been issued, immediately prior to the close of business on the date or dates upon which this Warrant is surrendered.



                  (b) Net Issue Exercise.


                           (i) Notwithstanding any provision herein to the
contrary, if the fair market value of one share (or other unit) of Warrant Stock is greater than the Exercise Price, at the date of calculation as set forth below, in lieu of a cash exercise of this Warrant in accordance with Section 2(a) hereof, the Holder may elect to receive securities equal to the value (as determined below) of this Warrant, or the portion thereof being exercised, by surrender of this Warrant at the principal executive offices of the Company, together with the properly-endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

                                    X          =  Y (A-B)
                                                  A

                           Where               X  =     the number of shares of
                                               Warrant Stock to be issued to
                                               the Holder.

                                    Y          = the number of
                                               shares of Warrant
                                               Stock requested to be
                                               exercised under this
                                               Warrant.

                                    A          = the fair market
                                               value of one share
                                               (or other unit) of
                                               Warrant Stock (at the
                                               date of such
                                               calculation).

                                    B          = the Exercise Price
                                               (as adjusted to the
                                               date of such
                                               calculation).

                           (ii) For purposes of this Section 2(b), the fair
market value of one share (or other unit) of Warrant Stock shall be determined in good faith by the Company's Board of Directors; provided, however, that where there exists a public market for shares of Common Stock at the time of such exercise, the fair market value per share shall be the product of (A) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on The Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, for the five trading days prior to the date of determination of fair market value, and (B) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

                  (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder as soon as reasonably possible and, unless this Warrant has been fully exercised or has expired, a new Warrant on like terms representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

                  (d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of Warrant Stock multiplied by such fraction.

                  (e) No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws (the "Charter Documents"), or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Notwithstanding the foregoing, the taking of any action by the Company for which an adjustment is made pursuant to
Section 5 hereof and which does not constitute a breach of the other terms of this Warrant shall not be deemed to constitute a breach of the foregoing provisions or an impairment of this Warrant.

                 3. Due Authorization of Shares; Reservation of Shares. The Company hereby covenants and agrees that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares a sufficient number of shares to provide for the issuance of the Warrant Stock upon exercise of this Warrant.

                 4. Rights of Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Notwithstanding the foregoing, the Warrant Stock shall have the registration rights set forth on Exhibit B hereto, the terms and conditions of which are incorporated by reference herein. Such registration rights may be assigned by the Holder in connection with the transfer of all or any part of this Warrant in accordance herewith.

                 5. Adjustment.

                  (a) Merger or Reorganization. Prior to any recapitalization, reorganization, consolidation, merger or other similar transaction, which in each case is effected in such a way that the holders of the Company's capital stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such stock (an "Organic Change"), the Company shall make appropriate provision, in form and substance reasonably satisfactory to the Holder, to insure that the Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to, as the case may be, the Warrant Stock immediately theretofore issuable and receivable upon the exercise hereof, such shares of stock, securities or assets as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore issuable and receivable upon exercise of this Warrant had such Organic Change not taken place.

                  (b) Split, Subdivision, Combination, Consolidation, Reclassification and the Like. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by split, subdivision, combination, consolidation or reclassification of securities or otherwise, shall change the Warrant Stock into the same or a different number and kind of securities of any class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of such securities as would have been issuable as the result of such change with respect to the Warrant Stock immediately prior to such subdivision, combination, consolidation, reclassification or other change, and the Exercise Price in respect of such securities shall be proportionately adjusted.

                  (c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive by way of dividend, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of such security in respect of which the dividend shall have been or be payable on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Company shall compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will cause copies of such certificate to be promptly delivered to the Holder.

                  6. Representations and Warranties.

                  (a) By the Company. The Company represents and warrants to the Holder as follows:

                           (i) this Warrant has been duly authorized and
executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, reorganization and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in equity or at law);

                           (ii) all shares of Warrant Stock which may be issued
upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes with respect to any transfer occurring contemporaneously with such issue to a person other than the Holder);

                           (iii) except for the filing of notices pursuant to
federal and state securities laws, which filings will be effected by the time required thereby, the execution, delivery or performance of this Warrant by the Company, and the issuance of the shares of Warrant Stock upon exercise of this Warrant in accordance with the terms hereof shall not (A) conflict with or result in any breach of any provision of the Charter Documents, (B) require any material filing with, or permit, authorization, consent or approval of, any Federal, state or local governmental authority, (C) result in a material violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound, or (D) violate any order, writ, injunction, decree, or any material statute, rule or regulation applicable to the Company or any of its material properties or assets; and

                           (iv) there are no actions, suits, audits,
investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

                  (b) By the Holder. The Holder represents and warrants to the Company as follows:

                           (i) the Holder is aware of the Company's business
affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

                           (ii) the Holder is acquiring this Warrant for its own
account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

                           (iii) the Holder understands that its acquisition of
this Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Holder's investment intent as expressed herein;

                           (iv) the Holder shall not, directly or indirectly,
offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrant or the shares of Warrant Stock, except in compliance with the terms hereof and the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, or an exemption thereunder; and

                           (v) the Holder is an "accredited investor" as defined
in Rule 501(A) under the Securities Act.

                  7. Transfer of Warrant.

                  (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder(s). Any Holder of this Warrant or a portion hereof may change its or his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until notified of a transfer in accordance with the terms hereof, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                  (b) Transferability of Warrant. The Holder further acknowledges and understands that this Warrant and the Warrant Stock may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Holder understands that the Warrant and the certificate(s) evidencing the shares of Warrant Stock shall be imprinted with a legend as set forth in Section 9 hereof that prohibits the transfer of such securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt. The requirements of subsection (ii) above shall not apply to any transfer of this Warrant (or the shares of Warrant Stock upon exercise thereof) or any part hereof to any affiliate of the Holder or such other person or entity as the Holder may determine; provided, however, that the transferee shall agree in writing to be bound by the terms of this Warrant as if the original Holder hereof. Any transfer, attempted transfer or other disposition in violation of this Section 7(b) shall be deemed null and void and be of no binding effect.

                  (c) Exchange of Warrant Upon Transfer. On surrender of this Warrant for exchange, subject to the provisions of this Warrant with respect to compliance with federal and state securities laws and with the limitations on transfers and assignments contained in this Section 7, the Company, at its expense, shall as soon as reasonably possible issue to the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of securities issuable upon exercise hereof.

                  8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

                  9. Legends. This Warrant and all Warrant Stock issued upon exercise hereof or any securities issued upon conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SEEC, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION THAT A PROPOSED SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

                 10. Miscellaneous.

                  (a) Governing Law. This Warrant is made in accordance with and shall be construed under the laws of the State of Delaware, other than the conflicts of laws principles thereof.

                  (b) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Neither the Company nor the Holder may assign, except as expressly contemplated herein, any rights, obligations or benefits under this Warrant without the prior written consent of the other party.

                  (c) Entire Agreement. This Warrant, with the Consulting Agreement and the other schedules, exhibits and documents appended hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  (d) Notices. All notices and other communications required or permitted under this Warrant shall be given in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile or telecopy, or otherwise delivered by hand, overnight courier or by messenger, addressed (i) if to a Holder, at the Holder's as shown on the Warrant Register, or (ii) if to the Company, one copy should be sent to its address set forth on the first page of this Warrant and addressed to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Holder in accordance herewith of at least 10 days prior to the date of such notice, with a copy to Cohen & Grigsby, P.C., 11 Stanwix St., 15th Floor, Pittsburgh, PA 15222, Facsimile: 412.209.0672, Attention: Daniel L. Wessels. Each such notice of other communication shall be treated as effective or having been given when delivered if delivered personally, or if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above.

                  (e) Amendment, Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. The failure by the parties to assert any right herein shall not be deemed to be a waiver thereof.

                  (f) Separability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction.

                  (g) Interpretation. When a reference is made in this Warrant to Exhibits or Schedules, such reference shall be to an Exhibit to this Warrant unless otherwise indicated. The words "include," "includes" and "including" when used in this Warrant shall be deemed in each case to be followed by the words "without limitation." The phrase "provided to," "furnished to," and terms of similar import in this Warrant shall mean that a paper copy of the information referred to has been furnished to the party to whom such information is to be provided. In this Warrant, the phrases "the date hereof," "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to __________, 2003. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

                      (This space intentionally left blank)

                  IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed as of the date set forth above.

                                         SEEC, INC., a Pennsylvania corporation


                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                                ------------------------------





                           [SIGNATURE PAGE TO WARRANT]

                                    EXHIBIT A

                               Notice of Exercise

TO:      SEEC, Inc.
Park One West
Cliff Mine Road, Ste. 200
Pittsburgh, PA  15275
Attn: Chief Executive Officer

         1. CASH PAYMENT OPTION - CHECK THIS BOX    [ ]

                  The undersigned hereby elects to purchase ________ shares of Common Stock of SEEC, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. NET ISSUE EXERCISE OPTION - CHECK THIS BOX    [ ]

                  The undersigned hereby elects to effect the net issue exercise provision of Section 2(b) of this Warrant and receive ________ shares of Common Stock of SEEC, Inc., pursuant to the terms of this Warrant.

         3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned as specified below:

                     Name:
                           ---------------------------------
                     Address:
                              ------------------------------

                              ------------------------------

                              ------------------------------

         4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.


                                                -------------------------------
                                                        (Print Full Name)


                                                -------------------------------
                                                           (Sign Name)


                                                -------------------------------
                                                   (Print Title, if applicable)


                                                Date:
                                                      -----------------

                                    EXHIBIT B


                               Registration Rights

         1. Registration Rights. If, at any time after the date hereof, the Company proposes to register any shares of its capital stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (including, without limitation, registration statements relating to secondary offerings of shares of the Company's capital stock, but excluding registration statements relating solely to the sale of securities to participants in a Company stock plan, to exchange offers or to non-convertible debt securities or relating solely to corporate reorganizations or other transactions pursuant to Rule 145 under the Securities
Act), the Company shall, at such time, promptly give the Holder written notice of such registration, and will afford the Holder an opportunity to include in such registration statement all or any of the Warrant Stock issued or issuable hereunder (for such purposes, the "Registrable Securities"). The Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. At the time the registration statement is declared effective, the Holder shall be named as a selling securityholder therein and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

         2. Registration Procedures. In the case of a registration, and any qualification or compliance effected by the Company pursuant to this Section 1 of this Exhibit B, Subject to provisions hereof, and until the Effectiveness Termination Date, the Company shall take the following actions:

                  (a) Promptly prepare and file with the SEC the registration statement in accordance herewith and keep the Holder advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof;

                  (b) Use commercially reasonable efforts to cause a registration statement to be declared effective under the Securities Act as soon as practicable thereafter and to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the date that is the later of (A) the second anniversary of the date hereof and (B) the date that neither the Holder nor any of its affiliates is an affiliate of the Company,
(ii) such date as all Registrable Securities may be sold in a single three-month period in accordance with Rule 144 under the Securities Act or (iii) such date as all securities registered on such registration statement have been resold (the earlier to occur of (i), (ii) and (iii) is the "Effectiveness Termination Date");

                  (c) Furnish to the Holder such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

                  (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder for the purpose of permitting the offers and sales of the securities in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) Notify as soon as reasonably practicable after the Company becomes aware the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) If for any reason it shall be necessary to amend or supplement the registration statement or the prospectus used in connection with such registration statement in order to correct any untrue statements, ensure that the registration statement is not misleading or otherwise to comply with the Securities Act, as promptly as reasonably practicable, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus as may be necessary to correct such untrue statements, ensure that such registration statement is not misleading or to comply with the provisions of the Securities Act, provided, that to the extent that any statements to be corrected relate to any information provided by the Holder, the Company shall not be obligated to amend the registration statement until the Company has received such corrected information from the Holder and has had a reasonable opportunity to amend or supplement such registration statement or prospectus;

                  (g) If the registration statement ceases to be effective for any reason at any time prior to the Effectiveness Termination Date (other than because all securities registered thereunder have been resold pursuant thereto), use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof;

                  (h) Cause all such Registrable Securities registered hereunder to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included; and

                  (i) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

In addition, in the event of any underwritten public offering, the Company shall
(I) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that the Holder also enters into and perform its obligations under such an agreement, and (II) use its best efforts to furnish, at the request of the Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant hereto, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given in an underwritten public offering (and reasonably acceptable to the counsel for the Holder), addressed to the underwriters, if any, and to the Holder, and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering (and reasonably acceptable to the counsel for the Holder), addressed to the underwriters, to the extent such letter is permitted under generally recognized accounting practice.

         3. Selling Procedure.

                  (a) Following the date that the registration statement is declared effective by the SEC, the Holder shall be permitted, subject to the provisions hereof, to offer and sell the Registrable Securities included thereon in the manner described in such registration statement during the period of its effectiveness; provided, however, that the Holder arranges for delivery of a current prospectus to the transferee of the Registrable Securities.

                  (b) Notwithstanding the foregoing, or anything contained herein to the contrary, the Company may suspend offers and sales of Registrable Securities pursuant to such registration statement if in the good faith judgment of the Company's Board of Directors, upon the advice of counsel, (i)(A)(I) such registration would be substantially contrary to the bests interests of the Company because (a) it would materially interfere with a material financing plan or other material transaction or negotiations relating thereto then pending, or
(b) it would require the disclosure of any material non-public information prior to the time that such information would otherwise be disclosed or be required to be disclosed, if such early disclosure would be substantially contrary to the best interests of the Company, or (II) such registration statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Board of Directors concludes, as a result, that it is necessary and appropriate to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating the good faith judgment of the Board of Directors to such effect, then the Company shall have the right to defer such filing only for the period during which such filing would be substantially contrary to the best interests of the Company (a "Suspension"); provided, however, that the aggregate number of days included in such periods of Suspension shall not exceed ninety (90) days in any twelve (12) month period. In the event of any Suspension, the Holder shall discontinue disposition of Registrable Securities covered by the registration statement until copies of a supplemented or amended prospectus are distributed to the Holder or until the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed.

         4. Expenses of Registration. All expenses incurred in connection with the registrations pursuant hereto (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of one counsel for the Company and reasonable fees and disbursements of counsel to the Holder, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration shall be borne by the Company other than expenses relating to (a) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (b) all underwriting discounts and selling commissions applicable to a sale of the Registrable Securities, which shall be borne by the Holder.

         5. Indemnification.

                  (a) The Company shall indemnify the Holder, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) the Holder within the meaning of the Securities Act, (collectively, the "Holder's Agents") with respect to which registration, qualification or compliance has been effected pursuant to this Exhibit B, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on
(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and shall reimburse the Holder, and the Holder's Agents, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished in writing by such Holder to the Company in response to a request by the Company stating specifically that such information shall be used by the Company therein.

                  (b) The Holder shall indemnify the Company, its officers, directors, employees, affiliates, agents, representatives, legal counsel, independent accountant, and each person controlling the Company within the meaning of the Securities Act (collectively, the "Company's Agents"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and shall reimburse the Company and the Company's Agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like) in reliance upon and in conformity with written information furnished in writing to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information shall be used by the Company therein; provided, further, that the indemnity agreement provided in this Section 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld, unless such consent is obtained in accordance with Section 5(c) hereof. In no event shall the Holder's indemnification obligation exceed the net proceeds received from its sale of Registrable Securities in such offering.

                  (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 5, but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by an Holder under this Section 4 exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying

Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and the Holder under this
Section 5 shall survive the completion of any offering of the Registrable Securities in a registration statement pursuant to this Exhibit B, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

         6. Information by the Holder. As a condition precedent to the obligations of the Company under this Exhibit B, the Holder shall furnish to the Company all such information and materials regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing in connection with any registration, qualification or compliance referred to herein. The Holder will promptly notify the Company in writing of any changes in the information set forth in the registration statement after it is prepared regarding the Holder or its plan of distribution to the extent required by applicable law.

         7. Inclusion of Additional Securities. The Company may include additional Company securities in any registration pursuant hereto hereof for its own account and by other parties in amounts as determined by the Company's Board of Directors, provided that any such inclusion does not (i) reduce the number of Registrable Securities (or other securities of the Holder) which are included in the registration statement filed pursuant to this Exhibit B or otherwise materially and adversely affect the rights of the Holder hereunder, or (ii) cause Form S-3 to be unavailable under the Securities Act for such registration due to the nature of the additional securities to be so included.

         8. Allocation of Registration Opportunities. In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant hereto, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in good faith will not jeopardize the success of the offering. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in good faith is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including the Registrable Securities, which the underwriters determine in good faith will not jeopardize the success of the offering. In such an event and to the extent necessary to comply with the foregoing, the managing underwriter shall limit or exclude up to all of the securities of holders of capital stock of the Company as follows: (i) first, among securities requested to be included in such registration by any stockholder of the Company other than
(A) the Holder or (B) any holders of Company securities with a contractual right to affirmatively require the Company to file a registration statement relating to such holders' securities (each, a "Demand

Right Holder"); (ii) second, among the Registrable Securities requested to be included in such registration by the Holder but in no event shall the amount of such Registrable Securities be reduced below twenty-five percent (25%) of total amount of securities included in such offering (calculated, for the purposes hereof, in the aggregate with the securities held by the holder of any other Warrant, or portion thereof, issued pursuant to the Consulting Agreement); (iii) third, among the securities of the Company (i.e., primary shares); and (iv) fourth, among the securities of the Demand Right Holders, if any. For purposes of the preceding provisions concerning apportionment, for any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder for the purposes hereof, and any pro-rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder (as described herein).

         9. Termination of Registration Rights. All rights and obligations provided for in this Exhibit B (except for in Section 5 hereof, which rights and obligations shall survive) shall terminate on the Effectiveness Termination Date.

                                                                         ANNEX F

                  THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SEEC, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT TO BE PROVIDED PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION THAT A PROPOSED SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

Number:  CS-00__                                               __________, 2003


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                   SEEC, INC.

                  THIS CERTIFIES THAT, for value received, KPCB HOLDINGS, INC., a Delaware corporation, as nominee (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth and at its sole and absolute discretion, to subscribe for and purchase from SEEC, INC., a Pennsylvania corporation with its principal executive offices at Park One West, Cliff Mine Road, Pittsburgh, PA 15275 (the "Company"), at any time during the period set forth in Section 1(d) hereof, the number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") set forth in Section 1(b) hereof at the exercise price set in Section 1(c) hereof. This warrant (as amended or otherwise modified from time to time, this "Warrant") is issued in connection with the execution of that certain Consulting Agreement of January 8, 2003, by and between the Company and the Holder (as amended or otherwise modified from time to time, the "Consulting Agreement").

         1. Warrant Purchase Rights.

                  (a) Type of Stock. This Warrant shall be exercisable for shares of Common Stock (such shares, the "Warrant Stock").

                  (b) Number of Shares. The number of shares of Warrant Stock issuable upon exercise hereof shall be 500,000 shares, provided that the Company's aggregate revenues for its fiscal year 2004, calculated in accordance with generally-accepted accounting principles and as set forth in the Company's audited financial statements for the fiscal year ended March 31, 2004 included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are at least $16,000,000.

                  (c) Exercise Price. The exercise price of the Warrant Stock (the "Exercise Price") shall be $1.35 per share.

                  (d) Exercise Period. Subject to Section 1(b) hereof, this Warrant may be exercised at any time on or after April 1, 2004 until April 1, 2009 (such period, the "Exercise Period").

         2. Method of Exercise; Payment.

                  (a) Cash Exercise. Subject to the terms hereof, the purchase rights represented hereby may be exercised by the Holder in its sole and absolute discretion, in whole or in part, at any time during the Exercise Period, by the surrender of this Warrant (with a duly executed notice of exercise form (the "Notice of Exercise") substantially in the form attached hereto as Exhibit A) at the principal executive offices of the Company, and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of shares of Warrant Stock being purchased, which amount may be paid, at the election of the Holder, by wire transfer of immediately available funds or certified check payable to the order of the Company. The person(s) in whose name any certificate representing the shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder of, the Warrant Stock represented thereby, and such shares of Warrant Stock shall be deemed to have been issued, immediately prior to the close of business on the date or dates upon which this Warrant is surrendered.

                  (b) Net Issue Exercise.

                           (i) Notwithstanding any provision herein to the
contrary, if the fair market value of one share (or other unit) of Warrant Stock is greater than the Exercise Price, at the date of calculation as set forth below, in lieu of a cash exercise of this Warrant in accordance with Section 2(a) hereof, the Holder may elect to receive securities equal to the value (as determined below) of this Warrant, or the portion thereof being exercised, by surrender of this Warrant at the principal executive offices of the Company, together with the properly-endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

                                    X      =     Y (A-B)
                                                 -------
                                                    A

                           Where    X      =     the number of shares of Warrant
                                                 Stock to be issued to the
                                                 Holder.

                                    Y            = the number of shares of
                                                 Warrant Stock requested to be
                                                 exercised under this Warrant.

                                    A            = the fair market value of one
                                                 share (or other unit) of
                                                 Warrant Stock (at the date of
                                                 such calculation).

                                    B      =     the Exercise Price (as adjusted
                               to the date of such
                                                 calculation).

                           (ii) For purposes of this Section 2(b), the fair
market value of one share (or other unit) of Warrant Stock shall be determined in good faith by the Company's Board of Directors; provided, however, that where there exists a public market for shares of Common Stock at the time of such exercise, the fair market value per share shall be the product of (A) the average of the closing bid and asked prices of the Common Stock quoted in the

Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on The Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, for the five trading days prior to the date of determination of fair market value, and
(B) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

                  (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder as soon as reasonably possible and, unless this Warrant has been fully exercised or has expired, a new Warrant on like terms representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

                  (d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of Warrant Stock multiplied by such fraction.

                  (e) No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws (the "Charter Documents"), or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Notwithstanding the foregoing, the taking of any action by the Company for which an adjustment is made pursuant to
Section 5 hereof and which does not constitute a breach of the other terms of this Warrant shall not be deemed to constitute a breach of the foregoing provisions or an impairment of this Warrant.

         3. Due Authorization of Shares; Reservation of Shares. The Company hereby covenants and agrees that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares a sufficient number of shares to provide for the issuance of the Warrant Stock upon exercise of this Warrant.

         4. Rights of Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Notwithstanding the foregoing, the Warrant Stock shall have the registration rights set forth on Exhibit B hereto, the terms and conditions of which are incorporated by reference herein. Such registration rights may be assigned by the Holder in connection with the transfer of all or any part of this Warrant in accordance herewith.

         5. Adjustment.

                  (a) Merger or Reorganization. Prior to any recapitalization, reorganization, consolidation, merger or other similar transaction, which in each case is effected in such a way that the holders of the Company's capital stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such stock (an "Organic Change"), the Company shall make appropriate provision, in form and substance reasonably satisfactory to the Holder, to insure that the Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to, as the case may be, the Warrant Stock immediately theretofore issuable and receivable upon the exercise hereof, such shares of stock, securities or assets as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore issuable and receivable upon exercise of this Warrant had such Organic Change not taken place.

                  (b) Split, Subdivision, Combination, Consolidation, Reclassification and the Like. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by split, subdivision, combination, consolidation or reclassification of securities or otherwise, shall change the Warrant Stock into the same or a different number and kind of securities of any class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of such securities as would have been issuable as the result of such change with respect to the Warrant Stock immediately prior to such subdivision, combination, consolidation, reclassification or other change, and the Exercise Price in respect of such securities shall be proportionately adjusted.

                  (c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive by way of dividend, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of such security in respect of which the dividend shall have been or be payable on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Company shall compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will cause copies of such certificate to be promptly delivered to the Holder.

         6. Representations and Warranties.

                  (a) By the Company. The Company represents and warrants to the Holder as follows:

                           (i) this Warrant has been duly authorized and
executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, reorganization and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in equity or at law);

                           (ii) all shares of Warrant Stock which may be issued
upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes with respect to any transfer occurring contemporaneously with such issue to a person other than the Holder);

                           (iii) except for the filing of notices pursuant to
federal and state securities laws, which filings will be effected by the time required thereby, the execution, delivery or performance of this Warrant by the Company, and the issuance of the shares of Warrant Stock upon exercise of this Warrant in accordance with the terms hereof shall not (A) conflict with or result in any breach of any provision of the Charter Documents, (B) require any material filing with, or permit, authorization, consent or approval of, any Federal, state or local governmental authority, (C) result in a material violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound, or (D) violate any order, writ, injunction, decree, or any material statute, rule or regulation applicable to the Company or any of its material properties or assets; and

                           (iv) there are no actions, suits, audits,
investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

                  (b) By the Holder. The Holder represents and warrants to the Company as follows:


                           (i) the Holder is aware of the Company's business
affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant;

                           (ii) the Holder is acquiring this Warrant for its own
account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

                           (iii) the Holder understands that its acquisition of
this Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Holder's investment intent as expressed herein;

                           (iv) the Holder shall not, directly or indirectly,
offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrant or the shares of Warrant Stock, except in compliance with the terms hereof and the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, or an exemption thereunder; and

                           (v) the Holder is an "accredited investor" as defined
in Rule 501(A) under the Securities Act.

         Section 31. Transfer of Warrant.

                  (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder(s). Any Holder of this Warrant or a portion hereof may change its or his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until notified of a transfer in accordance with the terms hereof, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                  (b) Transferability of Warrant. The Holder further acknowledges and understands that this Warrant and the Warrant Stock may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Holder understands that the Warrant and the certificate(s) evidencing the shares of Warrant Stock shall be imprinted with a legend as set forth in Section 9 hereof that prohibits the transfer of such securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt. The requirements of subSection (ii) above shall not apply to any transfer of this Warrant (or the shares of Warrant Stock upon exercise thereof) or any part hereof to any affiliate of the Holder or such other person or entity as the Holder may determine; provided, however, that the transferee shall agree in writing to be bound by the terms of this Warrant as if the original Holder hereof. Any transfer, attempted transfer or other disposition in violation of this Section 7(b) shall be deemed null and void and be of no binding effect.

                  (c) Exchange of Warrant Upon Transfer. On surrender of this Warrant for exchange, subject to the provisions of this Warrant with respect to compliance with federal and state securities laws and with the limitations on transfers and assignments contained in this Section 7, the Company, at its expense, shall as soon as reasonably possible issue to the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of securities issuable upon exercise hereof.

         7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         8. Legends. This Warrant and all Warrant Stock issued upon exercise hereof or any securities issued upon conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SEEC, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION THAT A PROPOSED SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

         9. Certain Covenant. With reference to the provision of the Services (as such term is defined in the Consulting Agreement) to the Company by the Consultant (as such term is defined therein), so long as the Company has not terminated the Consulting Agreement due to the nonperformance by the Consultant, the Company shall request that its board of directors, subject to its fiduciary duties, give due consideration for providing additional compensation to the Holder, to the extent that the Company's cash flows and liabilities for its initial quarters, other benefits and general integration exceed the levels anticipated as a result of the Consultant's contribution. Such compensation would be in the form of cash or options on a number of shares. The exact value and number or options shall be determined by a committee of the Company's board of directors, comprised of directors that are not appointees or related with the Holder, in its sole discretion. Nothing in this Section 10 shall provide any remedy to the Company in the event of the Consultant's nonperformance under the Consulting Agreement except as expressly provided therein; which remedy, solely for the avoidance of doubt, shall be limited to the Company's right, but without any obligation, to terminate the Consulting Agreement in accordance with Section 5 thereof. Further, nothing in this Section 10 shall provide any additional compensation right or remedy to the Holder in the event, in the opinion of such committee of the board, that the Company's cash flows and liabilities for its initial quarters, other benefits and general integration do not exceed the levels anticipated as a result of the Consultant's contribution; in such event, solely for the avoidance of doubt, this Warrant and the warrant appended as Exhibit B-3 to the Consulting Agreement (collectively, the "Performance Warrants") shall be exercisable in accordance with their respective terms for the shares of Warrant Stock as provided herein and therein.

         10. Miscellaneous.

                  (a) Governing Law. This Warrant is made in accordance with and shall be construed under the laws of the State of Delaware, other than the conflicts of laws principles thereof.

                  (b) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Neither the Company nor the Holder may assign, except as expressly contemplated herein, any rights, obligations or benefits under this Warrant without the prior written consent of the other party.

                  (c) Entire Agreement. This Warrant, with the Consulting Agreement and the other schedules, exhibits and documents appended hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  (d) Notices. All notices and other communications required or permitted under this Warrant shall be given in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile or telecopy, or otherwise delivered by hand, overnight courier or by messenger, addressed (i) if to a Holder, at the Holder's as shown on the Warrant Register, or (ii) if to the Company, one copy should be sent to its address set forth on the first page of this Warrant and addressed to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Holder in accordance herewith of at least 10 days prior to the date of such notice, with a copy to Cohen & Grigsby, P.C., 11 Stanwix St., 15th Floor, Pittsburgh, PA 15222, Facsimile: 412.209.0672, Attention: Daniel L. Wessels. Each such notice of other communication shall be treated as effective or having been given when delivered if delivered personally, or if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above.

                  (e) Amendment, Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. The failure by the parties to assert any right herein shall not be deemed to be a waiver thereof.

                  (f) Separability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction.

                  (g) Interpretation. When a reference is made in this Warrant to Exhibits or Schedules, such reference shall be to an Exhibit to this Warrant unless otherwise indicated. The words "include," "includes" and

"including" when used in this Warrant shall be deemed in each case to be followed by the words "without limitation." The phrase "provided to," "furnished to," and terms of similar import in this Warrant shall mean that a paper copy of the information referred to has been furnished to the party to whom such information is to be provided. In this Warrant, the phrases "the date hereof," "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to __________, 2003. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

                      (This space intentionally left blank)

                  IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed as of the date set forth above.



                                          SEEC, INC., a Pennsylvania corporation


                                          By:
                                              ---------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------



                           [SIGNATURE PAGE TO WARRANT]

                                    EXHIBIT A

                               Notice of Exercise

TO:      SEEC, Inc.
Park One West
Cliff Mine Road, Ste. 200
Pittsburgh, PA  15275
Attn: Chief Executive Officer

         1. CASH PAYMENT OPTION - CHECK THIS BOX [ ]

                  The undersigned hereby elects to purchase ________ shares of Common Stock of SEEC, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. NET ISSUE EXERCISE OPTION - CHECK THIS BOX  [ ]


                  The undersigned hereby elects to effect the net issue exercise provision of Section 2(b) of this Warrant and receive ________ shares of Common Stock of SEEC, Inc., pursuant to the terms of this Warrant.

         3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned as specified below:

                     Name:
                              ---------------------------
                     Address:
                              ---------------------------

                              ---------------------------

                              ---------------------------

         4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.


                                             -----------------------------------
                                                     (Print Full Name)

                                             -----------------------------------
                                                        (Sign Name)


                                             -----------------------------------
                                                (Print Title, if applicable)


                                             Date:
                                                    ----------------------------

                                    EXHIBIT B

                               Registration Rights

         1. Registration Rights. If, at any time after the date hereof, the Company proposes to register any shares of its capital stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (including, without limitation, registration statements relating to secondary offerings of shares of the Company's capital stock, but excluding registration statements relating solely to the sale of securities to participants in a Company stock plan, to exchange offers or to non-convertible debt securities or relating solely to corporate reorganizations or other transactions pursuant to Rule 145 under the Securities
Act), the Company shall, at such time, promptly give the Holder written notice of such registration, and will afford the Holder an opportunity to include in such registration statement all or any of the Warrant Stock issued or issuable hereunder (for such purposes, the "Registrable Securities"). The Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. At the time the registration statement is declared effective, the Holder shall be named as a selling securityholder therein and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

         2. Registration Procedures. In the case of a registration, and any qualification or compliance effected by the Company pursuant to this Section 1 of this Exhibit B, Subject to provisions hereof, and until the --------- Effectiveness Termination Date, the Company shall take the following actions:

                  (a) Promptly prepare and file with the SEC the registration statement in accordance herewith and keep the Holder advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof;

                  (b) Use commercially reasonable efforts to cause a registration statement to be declared effective under the Securities Act as soon as practicable thereafter and to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the date that is the later of (A) the second anniversary of the date hereof and (B) the date that neither the Holder nor any of its affiliates is an affiliate of the Company,
(ii) such date as all Registrable Securities may be sold in a single three-month period in accordance with Rule 144 under the Securities Act or (iii) such date as all securities registered on such registration statement have been resold (the earlier to occur of (i), (ii) and (iii) is the "Effectiveness Termination Date");

                  (c) Furnish to the Holder such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

                  (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder for the purpose of permitting the offers and sales of the securities in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) Notify as soon as reasonably practicable after the Company becomes aware the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) If for any reason it shall be necessary to amend or supplement the registration statement or the prospectus used in connection with such registration statement in order to correct any untrue statements, ensure that the registration statement is not misleading or otherwise to comply with the Securities Act, as promptly as reasonably practicable, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus as may be necessary to correct such untrue statements, ensure that such registration statement is not misleading or to comply with the provisions of the Securities Act, provided, that to the extent that any statements to be corrected relate to any information provided by the Holder, the Company shall not be obligated to amend the registration statement until the Company has received such corrected information from the Holder and has had a reasonable opportunity to amend or supplement such registration statement or prospectus;

                  (g) If the registration statement ceases to be effective for any reason at any time prior to the Effectiveness Termination Date (other than because all securities registered thereunder have been resold pursuant thereto), use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof;

                  (h) Cause all such Registrable Securities registered hereunder to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included; and

                  (i) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

In addition, in the event of any underwritten public offering, the Company shall
(I) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that the Holder also enters into and perform its obligations under such an agreement, and (II) use its best efforts to furnish, at the request of the Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant hereto, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given in an underwritten public offering (and reasonably acceptable to the counsel for the Holder), addressed to the underwriters, if any, and to the Holder, and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering (and reasonably acceptable to the counsel for the Holder), addressed to the underwriters, to the extent such letter is permitted under generally recognized accounting practice.

         3. Selling Procedure.

                  (a) Following the date that the registration statement is declared effective by the SEC, the Holder shall be permitted, subject to the provisions hereof, to offer and sell the Registrable Securities included thereon in the manner described in such registration statement during the period of its effectiveness; provided, however, that the Holder arranges for delivery of a current prospectus to the transferee of the Registrable Securities.

                  (b) Notwithstanding the foregoing, or anything contained herein to the contrary, the Company may suspend offers and sales of Registrable Securities pursuant to such registration statement if in the good faith judgment of the Company's Board of Directors, upon the advice of counsel, (i)(A)(I) such registration would be substantially contrary to the bests interests of the Company because (a) it would materially interfere with a material financing plan or other material transaction or negotiations relating thereto then pending, or
(b) it would require the disclosure of any material non-public information prior to the time that such information would otherwise be disclosed or be required to be disclosed, if such early disclosure would be substantially contrary to the best interests of the Company, or (II) such registration statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Board of Directors concludes, as a result, that it is necessary and appropriate to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating the good faith judgment of the Board of Directors to such effect, then the Company shall have the right to defer such filing only for the period during which such filing would be substantially contrary to the best interests of the Company (a "Suspension"); provided, however, that the aggregate number of days included in such periods of Suspension shall not exceed ninety (90) days in any twelve (12) month period. In the event of any Suspension, the Holder shall discontinue disposition of Registrable Securities covered by the registration statement until copies of a supplemented or amended prospectus are distributed to the Holder or until the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed.

         4. Expenses of Registration. All expenses incurred in connection with the registrations pursuant hereto (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of one counsel for the Company and reasonable fees and disbursements of counsel to the Holder, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration shall be borne by the Company other than expenses relating to (a) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (b) all underwriting discounts and selling commissions applicable to a sale of the Registrable Securities, which shall be borne by the Holder.

         5. Indemnification.

                  (a) The Company shall indemnify the Holder, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) the Holder within the meaning of the Securities Act, (collectively, the "Holder's Agents") with respect to which registration, qualification or compliance has been effected pursuant to this Exhibit B, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on
(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and shall reimburse the Holder, and the Holder's Agents, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished in writing by such Holder to the Company in response to a request by the Company stating specifically that such information shall be used by the Company therein.

                  (b) The Holder shall indemnify the Company, its officers, directors, employees, affiliates, agents, representatives, legal counsel, independent accountant, and each person controlling the Company within the meaning of the Securities Act (collectively, the "Company's Agents"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and shall reimburse the Company and the Company's Agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like) in reliance upon and in conformity with written information furnished in writing to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information shall be used by the Company therein; provided, further, that the indemnity agreement provided in this Section 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld, unless such consent is obtained in accordance with Section 5(c) hereof. In no event shall the Holder's indemnification obligation exceed the net proceeds received from its sale of Registrable Securities in such offering.

                  (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 5, but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by an Holder under this Section 4 exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and the Holder under this
Section 5 shall survive the completion of any offering of the Registrable Securities in a registration statement pursuant to this Exhibit B, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

         6. Information by the Holder. As a condition precedent to the obligations of the Company under this Exhibit B, the Holder shall furnish to the Company all such information and materials regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing in connection with any registration, qualification or compliance referred to herein. The Holder will promptly notify the Company in writing of any changes in the information set forth in the registration statement after it is prepared regarding the Holder or its plan of distribution to the extent required by applicable law.

         7. Inclusion of Additional Securities. The Company may include additional Company securities in any registration pursuant hereto hereof for its own account and by other parties in amounts as determined by the Company's Board of Directors, provided that any such inclusion does not (i) reduce the number of Registrable Securities (or other securities of the Holder) which are included in the registration statement filed pursuant to this Exhibit B or otherwise materially and adversely affect the rights of the Holder hereunder, or (ii) cause Form S-3 to be unavailable under the Securities Act for such registration due to the nature of the additional securities to be so included.

         8. Allocation of Registration Opportunities. In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant hereto, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in good faith will not jeopardize the success of the offering. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in good faith is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including the Registrable Securities, which the underwriters determine in good faith will not jeopardize the success of the offering. In such an event and to the extent necessary to comply with the foregoing, the managing underwriter shall limit or exclude up to all of the securities of holders of capital stock of the Company as follows: (i) first, among securities requested to be included in such registration by any stockholder of the Company other than
(A) the Holder or (B) any holders of Company securities with a contractual right to affirmatively require the Company to file a registration statement relating to such holders' securities (each, a "Demand Right Holder"); (ii) second, among the Registrable Securities requested to be included in such registration by the Holder but in no event shall the amount of such Registrable Securities be reduced below twenty-five percent (25%) of total amount of securities included in such offering (calculated, for the purposes hereof, in the aggregate with the securities held by the holder of any other Warrant, or portion thereof, issued pursuant to the Consulting Agreement); (iii) third, among the securities of the Company (i.e., primary shares); and (iv) fourth, among the securities of the Demand Right Holders, if any. For purposes of the preceding provisions concerning apportionment, for any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder for the purposes hereof, and any pro-rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder (as described herein).

         9. Termination of Registration Rights. All rights and obligations provided for in this Exhibit B (except for in Section 5 hereof, which rights and obligations shall survive) shall terminate on the Effectiveness Termination Date.

                                                                         ANNEX G


                  THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SEEC, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT TO BE PROVIDED PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION THAT A PROPOSED SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

Number:  CS-00__                                              __________, 2003


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                   SEEC, INC.

                  THIS CERTIFIES THAT, for value received, KPCB HOLDINGS, INC., a Delaware corporation, as nominee (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth and at its sole and absolute discretion, to subscribe for and purchase from SEEC, INC., a Pennsylvania corporation with its principal executive offices at Park One West, Cliff Mine Road, Pittsburgh, PA 15275 (the "Company"), at any time during the period set forth in Section 1(d) hereof, the number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") set forth in Section 1(b) hereof at the exercise price set in Section 1(c) hereof. This warrant (as amended or otherwise modified from time to time, this "Warrant") is issued in connection with the execution of that certain Consulting Agreement of January 8, 2003, by and between the Company and the Holder (as amended or otherwise modified from time to time, the "Consulting Agreement").

         1. Warrant Purchase Rights.

                  (a) Type of Stock. This Warrant shall be exercisable for shares of Common Stock (such shares, the "Warrant Stock").

                  (b) Number of Shares. The number of shares of Warrant Stock issuable upon exercise hereof shall be 1,000,000 shares (the "Maximum Warrant Shares"), provided that the Company's aggregate revenues for its fiscal year 2004, calculated in accordance with generally-accepted accounting principles and as set forth in the Company's audited financial statements for the fiscal year ended March 31, 2004 included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such revenues, the "2004 Reported Revenue"), are at least $20,000,000. Notwithstanding the foregoing, in the event that 2004 Reported Revenues are less than $20,000,000 but greater than $16,000,000, the number of shares of Warrant Stock issuable upon exercise hereof shall be equal to the number obtained by multiplying (I) the Maximum Warrant Shares by (II) a fraction, (X) the numerator of which is equal to difference between the 2004 Reported Revenue and 16,000,000, and (Y) the denominator is equal to 4,000,000.

                  (c) Exercise Price. The exercise price of the Warrant Stock (the "Exercise Price") shall be $1.80 per share.

                  (d) Exercise Period. Subject to Section 1(b) hereof, this Warrant may be exercised at any time on or after April 1, 2004 until April 1, 2009 (such period, the "Exercise Period").

         2. Method of Exercise; Payment.

                  (a) Cash Exercise. Subject to the terms hereof, the purchase rights represented hereby may be exercised by the Holder in its sole and absolute discretion, in whole or in part, at any time during the Exercise Period, by the surrender of this Warrant (with a duly executed notice of exercise form (the "Notice of Exercise") substantially in the form attached hereto as Exhibit A) at the principal executive offices of the Company, and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of shares of Warrant Stock being purchased, which amount may be paid, at the election of the Holder, by wire transfer of immediately available funds or certified check payable to the order of the Company. The person(s) in whose name any certificate representing the shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder of, the Warrant Stock represented thereby, and such shares of Warrant Stock shall be deemed to have been issued, immediately prior to the close of business on the date or dates upon which this Warrant is surrendered.

                  (b) Net Issue Exercise.

                           (i) Notwithstanding any provision herein to the
contrary, if the fair market value of one share (or other unit) of Warrant Stock is greater than the Exercise Price, at the date of calculation as set forth below, in lieu of a cash exercise of this Warrant in accordance with Section 2(a) hereof, the Holder may elect to receive securities equal to the value (as determined below) of this Warrant, or the portion thereof being exercised, by surrender of this Warrant at the principal executive offices of the Company, together with the properly-endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:


                                    X     =     Y (A-B)
                                                -------
                                                   A

                           Where    X     =     the number of shares of Warrant
                                                Stock to be issued to the
                                                Holder.

                                    Y     =     the number of shares of Warrant
                                                Stock requested to be exercised
                                                under this Warrant.

                                    A     =     the fair market value of one
                                                share (or other unit) of Warrant
                                                Stock (at the date of such
                                                calculation).

                                    B     =     the Exercise Price (as adjusted
                                                to the date of such
                                                calculation).

                           (ii) For purposes of this Section 2(b), the fair
market value of one share (or other unit) of Warrant Stock shall be determined in good faith by the Company's Board of Directors; provided, however, that where there exists a public market for shares of Common Stock at the time of such exercise, the fair market value per share shall be the product of (A) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on The Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, for the five trading days prior to the date of determination of fair market value, and
(B) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

                  (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder as soon as reasonably possible and, unless this Warrant has been fully exercised or has expired, a new Warrant on like terms representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

                  (d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of Warrant Stock multiplied by such fraction.

                  (e) No Impairment. The Company will not, by amendment of its certificate of incorporation or bylaws (the "Charter Documents"), or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Notwithstanding the foregoing, the taking of any action by the Company for which an adjustment is made pursuant to
Section 5 hereof and which does not constitute a breach of the other terms of this Warrant shall not be deemed to constitute a breach of the foregoing provisions or an impairment of this Warrant.

         3. Due Authorization of Shares; Reservation of Shares. The Company hereby covenants and agrees that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares a sufficient number of shares to provide for the issuance of the Warrant Stock upon exercise of this Warrant.

         4. Rights of Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Notwithstanding the foregoing, the Warrant Stock shall have the registration rights set forth on Exhibit B hereto, the terms and conditions of which are incorporated by reference herein. Such registration rights may be assigned by the Holder in connection with the transfer of all or any part of this Warrant in accordance herewith.

         5. Adjustment.

                  (a) Merger or Reorganization. Prior to any recapitalization, reorganization, consolidation, merger or other similar transaction, which in each case is effected in such a way that the holders of the Company's capital stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such stock (an "Organic Change"), the Company shall make appropriate provision, in form and substance reasonably satisfactory to the Holder, to insure that the Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to, as the case may be, the Warrant Stock immediately theretofore issuable and receivable upon the exercise hereof, such shares of stock, securities or assets as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore issuable and receivable upon exercise of this Warrant had such Organic Change not taken place.

                  (b) Split, Subdivision, Combination, Consolidation, Reclassification and the Like. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by split, subdivision, combination, consolidation or reclassification of securities or otherwise, shall change the Warrant Stock into the same or a different number and kind of securities of any class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of such securities as would have been issuable as the result of such change with respect to the Warrant Stock immediately prior to such subdivision, combination, consolidation, reclassification or other change, and the Exercise Price in respect of such securities shall be proportionately adjusted.

                  (c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive by way of dividend, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of such security in respect of which the dividend shall have been or be payable on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Company shall compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will cause copies of such certificate to be promptly delivered to the Holder.

         6. Representations and Warranties.

                  (a) By the Company. The Company represents and warrants to the Holder as follows:


                           (i) this Warrant has been duly authorized and
executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, reorganization and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in equity or at law);

                           (ii) all shares of Warrant Stock which may be issued
upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes with respect to any transfer occurring contemporaneously with such issue to a person other than the Holder);

                           (iii) except for the filing of notices pursuant to
federal and state securities laws, which filings will be effected by the time required thereby, the execution, delivery or performance of this Warrant by the Company, and the issuance of the shares of Warrant Stock upon exercise of this Warrant in accordance with the terms hereof shall not (A) conflict with or result in any breach of any provision of the Charter Documents, (B) require any material filing with, or permit, authorization, consent or approval of, any Federal, state or local governmental authority, (C) result in a material violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or loss of any rights) under, any of the terms, conditions or provisions of any material indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound, or (D) violate any order, writ, injunction, decree, or any material statute, rule or regulation applicable to the Company or any of its material properties or assets; and

                           (iv) there are no actions, suits, audits,
investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

                  (b) By the Holder. The Holder represents and warrants to the Company as follows:

                           (i) the Holder is aware of the Company's business
affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

                           (ii) the Holder is acquiring this Warrant for its own
account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

                           (iii) the Holder understands that its acquisition of
this Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Holder's investment intent as expressed herein;

                           (iv) the Holder shall not, directly or indirectly,
offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrant or the shares of Warrant Stock, except in compliance with the terms hereof and the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, or an exemption thereunder; and

                           (v) the Holder is an "accredited investor" as defined
in Rule 501(A) under the Securities Act.

         7. Transfer of Warrant.

                  (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder(s). Any Holder of this Warrant or a portion hereof may change its or his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until notified of a transfer in accordance with the terms hereof, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                  (b) Transferability of Warrant. The Holder further acknowledges and understands that this Warrant and the Warrant Stock may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Holder understands that the Warrant and the certificate(s) evidencing the shares of Warrant Stock shall be imprinted with a legend as set forth in Section 9 hereof that prohibits the transfer of such securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt. The requirements of subSection (ii) above shall not apply to any transfer of this Warrant (or the shares of Warrant Stock upon exercise thereof) or any part hereof to any affiliate of the Holder or such other person or entity as the Holder may determine; provided, however, that the transferee shall agree in writing to be bound by the terms of this Warrant as if the original Holder hereof. Any transfer, attempted transfer or other disposition in violation of this Section 7(b) shall be deemed null and void and be of no binding effect.

                  (c) Exchange of Warrant Upon Transfer. On surrender of this Warrant for exchange, subject to the provisions of this Warrant with respect to compliance with federal and state securities laws and with the limitations on transfers and assignments contained in this Section 7, the Company, at its expense, shall as soon as reasonably possible issue to the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of securities issuable upon exercise hereof.

         8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         9. Legends. This Warrant and all Warrant Stock issued upon exercise hereof or any securities issued upon conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SEEC, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT PRIOR TO SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION THAT A PROPOSED SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

         10. Certain Covenant. With reference to the provision of the Services (as such term is defined in the Consulting Agreement) to the Company by the Consultant (as such term is defined therein), so long as the Company has not terminated the Consulting Agreement due to the nonperformance by the Consultant, the Company shall request that its board of directors, subject to its fiduciary duties, give due consideration for providing additional compensation to the Holder, to the extent that the Company's cash flows and liabilities for its initial quarters, other benefits and general integration exceed the levels anticipated as a result of the Consultant's contribution. Such compensation would be in the form of cash or options on a number of shares. The exact value and number or options shall be determined by a committee of the Company's board of directors, comprised of directors that are not appointees or related with the Holder, in its sole discretion. Nothing in this Section 10 shall provide any remedy to the Company in the event of the Consultant's nonperformance under the Consulting Agreement except as expressly provided therein; which remedy, solely for the avoidance of doubt, shall be limited to the Company's right, but without any obligation, to terminate the Consulting Agreement in accordance with Section 5 thereof. Further, nothing in this Section 10 shall provide any additional compensation right or remedy to the Holder in the event, in the opinion of such committee of the board, that the Company's cash flows and liabilities for its initial quarters, other benefits and general integration do not exceed the levels anticipated as a result of the Consultant's contribution; in such event, solely for the avoidance of doubt, this Warrant and the warrant appended as Exhibit B-2 to the Consulting Agreement (collectively, the "Performance Warrants") shall be exercisable in accordance with their respective terms for the shares of Warrant Stock as provided herein and therein.

         11. Miscellaneous.

                  (a) Governing Law. This Warrant is made in accordance with and shall be construed under the laws of the State of Delaware, other than the conflicts of laws principles thereof.

                  (b) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Neither the Company nor the Holder may assign, except as expressly contemplated herein, any rights, obligations or benefits under this Warrant without the prior written consent of the other party.

                  (c) Entire Agreement. This Warrant, with the Consulting Agreement and the other schedules, exhibits and documents appended hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  (d) Notices. All notices and other communications required or permitted under this Warrant shall be given in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile or telecopy, or otherwise delivered by hand, overnight courier or by messenger, addressed (i) if to a Holder, at the Holder's as shown on the Warrant Register, or (ii) if to the Company, one copy should be sent to its address set forth on the first page of this Warrant and addressed to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Holder in accordance herewith of at least 10 days prior to the date of such notice, with a copy to Cohen & Grigsby, P.C., 11 Stanwix St., 15th Floor, Pittsburgh, PA 15222, Facsimile: 412.209.0672, Attention: Daniel L. Wessels. Each such notice of other communication shall be treated as effective or having been given when delivered if delivered personally, or if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above.

                  (e) Amendment, Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. The failure by the parties to assert any right herein shall not be deemed to be a waiver thereof.

                  (f) Separability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Warrant shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Warrant, or the validity, legality, or enforceability of such provision in any other jurisdiction.

                  (g) Interpretation. When a reference is made in this Warrant to Exhibits or Schedules, such reference shall be to an Exhibit to this Warrant unless otherwise indicated. The words "include," "includes" and "including" when used in this Warrant shall be deemed in each case to be followed by the words "without limitation." The phrase "provided to," "furnished to," and terms of similar import in this Warrant shall mean that a paper copy of the information referred to has been furnished to the party to whom such information is to be provided. In this Warrant, the phrases "the date hereof," "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to ____________, 2003. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

                      (This space intentionally left blank)

                  IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed as of the date set forth above.

                                       SEEC, INC., a Pennsylvania corporation


                                       By:
                                           ---------------------------------
                                       Name:
                                             -------------------------------
                                       Title:
                                              ------------------------------



                           [SIGNATURE PAGE TO WARRANT]

                                    EXHIBIT A

                               Notice of Exercise

TO:      SEEC, Inc.
Park One West
Cliff Mine Road, Ste. 200
Pittsburgh, PA  15275
Attn: Chief Executive Officer

         1. CASH PAYMENT OPTION - CHECK THIS BOX  [ ]

                  The undersigned hereby elects to purchase ________ shares of Common Stock of SEEC, Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. NET ISSUE EXERCISE OPTION - CHECK THIS BOX  [ ]

                  The undersigned hereby elects to effect the net issue exercise provision of Section 2(b) of this Warrant and receive ________ shares of Common Stock of SEEC, Inc., pursuant to the terms of this Warrant.

         3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned as specified below:

                     Name:
                              ------------------------------

                     Address:
                              ------------------------------

                              ------------------------------

                              ------------------------------


         4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.


                                          --------------------------------------
                                                    (Print Full Name)


                                          --------------------------------------
                                                       (Sign Name)


                                          --------------------------------------
                                               (Print Title, if applicable)


                                          Date:
                                                --------------------------------

                                    EXHIBIT B

                               Registration Rights

         1. Registration Rights. If, at any time after the date hereof, the Company proposes to register any shares of its capital stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (including, without limitation, registration statements relating to secondary offerings of shares of the Company's capital stock, but excluding registration statements relating solely to the sale of securities to participants in a Company stock plan, to exchange offers or to non-convertible debt securities or relating solely to corporate reorganizations or other transactions pursuant to Rule 145 under the Securities
Act), the Company shall, at such time, promptly give the Holder written notice of such registration, and will afford the Holder an opportunity to include in such registration statement all or any of the Warrant Stock issued or issuable hereunder (for such purposes, the "Registrable Securities"). The Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. At the time the registration statement is declared effective, the Holder shall be named as a selling securityholder therein and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

         2. Registration Procedures. In the case of a registration, and any qualification or compliance effected by the Company pursuant to this Section 1 of this Exhibit B, Subject to provisions hereof, and until the Effectiveness Termination Date, the Company shall take the following actions:

                  (a) Promptly prepare and file with the SEC the registration statement in accordance herewith and keep the Holder advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof;

                  (b) Use commercially reasonable efforts to cause a registration statement to be declared effective under the Securities Act as soon as practicable thereafter and to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the date that is the later of (A) the second anniversary of the date hereof and (B) the date that neither the Holder nor any of its affiliates is an affiliate of the Company,
(ii) such date as all Registrable Securities may be sold in a single three-month period in accordance with Rule 144 under the Securities Act or (iii) such date as all securities registered on such registration statement have been resold (the earlier to occur of (i), (ii) and (iii) is the "Effectiveness Termination Date");

                  (c) Furnish to the Holder such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it;

                  (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder for the purpose of permitting the offers and sales of the securities in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) Notify as soon as reasonably practicable after the Company becomes aware the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) If for any reason it shall be necessary to amend or supplement the registration statement or the prospectus used in connection with such registration statement in order to correct any untrue statements, ensure that the registration statement is not misleading or otherwise to comply with the Securities Act, as promptly as reasonably practicable, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus as may be necessary to correct such untrue statements, ensure that such registration statement is not misleading or to comply with the provisions of the Securities Act, provided, that to the extent that any statements to be corrected relate to any information provided by the Holder, the Company shall not be obligated to amend the registration statement until the Company has received such corrected information from the Holder and has had a reasonable opportunity to amend or supplement such registration statement or prospectus;

                  (g) If the registration statement ceases to be effective for any reason at any time prior to the Effectiveness Termination Date (other than because all securities registered thereunder have been resold pursuant thereto), use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof;

                  (h) Cause all such Registrable Securities registered hereunder to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included; and

                  (i) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

In addition, in the event of any underwritten public offering, the Company shall
(I) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that the Holder also enters into and perform its obligations under such an agreement, and (II) use its best efforts to furnish, at the request of the Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant hereto, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given in an underwritten public offering (and reasonably acceptable to the counsel for the Holder), addressed to the underwriters, if any, and to the Holder, and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering (and reasonably acceptable to the counsel for the Holder), addressed to the underwriters, to the extent such letter is permitted under generally recognized accounting practice.

         3. Selling Procedure.

                  (a) Following the date that the registration statement is declared effective by the SEC, the Holder shall be permitted, subject to the provisions hereof, to offer and sell the Registrable Securities included thereon in the manner described in such registration statement during the period of its effectiveness; provided, however, that the Holder arranges for delivery of a current prospectus to the transferee of the Registrable Securities.

                  (b) Notwithstanding the foregoing, or anything contained herein to the contrary, the Company may suspend offers and sales of Registrable Securities pursuant to such registration statement if in the good faith judgment of the Company's Board of Directors, upon the advice of counsel, (i)(A)(I) such registration would be substantially contrary to the bests interests of the Company because (a) it would materially interfere with a material financing plan or other material transaction or negotiations relating thereto then pending, or
(b) it would require the disclosure of any material non-public information prior to the time that such information would otherwise be disclosed or be required to be disclosed, if such early disclosure would be substantially contrary to the best interests of the Company, or (II) such registration statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Board of Directors concludes, as a result, that it is necessary and appropriate to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating the good faith judgment of the Board of Directors to such effect, then the Company shall have the right to defer such filing only for the period during which such filing would be substantially contrary to the best interests of the Company (a "Suspension"); provided, however, that the aggregate number of days included in such periods of Suspension shall not exceed ninety (90) days in any twelve (12) month period. In the event of any Suspension, the Holder shall discontinue disposition of Registrable Securities covered by the registration statement until copies of a supplemented or amended prospectus are distributed to the Holder or until the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed.

         4. Expenses of Registration. All expenses incurred in connection with the registrations pursuant hereto (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of one counsel for the Company and reasonable fees and disbursements of counsel to the Holder, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration shall be borne by the Company other than expenses relating to (a) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (b) all underwriting discounts and selling commissions applicable to a sale of the Registrable Securities, which shall be borne by the Holder.

         5. Indemnification.

                  (a) The Company shall indemnify the Holder, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) the Holder within the meaning of the Securities Act, (collectively, the "Holder's Agents") with respect to which registration, qualification or compliance has been effected pursuant to this Exhibit B, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on
(i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and shall reimburse the Holder, and the Holder's Agents, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or furnished in writing by such Holder to the Company in response to a request by the Company stating specifically that such information shall be used by the Company therein.

                  (b) The Holder shall indemnify the Company, its officers, directors, employees, affiliates, agents, representatives, legal counsel, independent accountant, and each person controlling the Company within the meaning of the Securities Act (collectively, the "Company's Agents"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and shall reimburse the Company and the Company's Agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred; provided, however, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statements and any amendments or supplements thereto, notification and the like) in reliance upon and in conformity with written information furnished in writing to the Company by an instrument duly executed by the Holder and stated to be specifically for use therein or furnished by the Holder to the Company in response to a request by the Company stating specifically that such information shall be used by the Company therein; provided, further, that the indemnity agreement provided in this Section 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld, unless such consent is obtained in accordance with Section 5(c) hereof. In no event shall the Holder's indemnification obligation exceed the net proceeds received from its sale of Registrable Securities in such offering.

                  (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 5, but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by an Holder under this Section 4 exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and the Holder under this
Section 5 shall survive the completion of any offering of the Registrable Securities in a registration statement pursuant to this Exhibit B, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

         6. Information by the Holder. As a condition precedent to the obligations of the Company under this Exhibit B, the Holder shall furnish to the Company all such information and materials regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing in connection with any registration, qualification or compliance referred to herein. The Holder will promptly notify the Company in writing of any changes in the information set forth in the registration statement after it is prepared regarding the Holder or its plan of distribution to the extent required by applicable law.

         7. Inclusion of Additional Securities. The Company may include additional Company securities in any registration pursuant hereto hereof for its own account and by other parties in amounts as determined by the Company's Board of Directors, provided that any such inclusion does not (i) reduce the number of Registrable Securities (or other securities of the Holder) which are included in the registration statement filed pursuant to this Exhibit B or otherwise materially and adversely affect the rights of the Holder hereunder, or (ii) cause Form S-3 to be unavailable under the Securities Act for such registration due to the nature of the additional securities to be so included.

         8. Allocation of Registration Opportunities. In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant hereto, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in good faith will not jeopardize the success of the offering. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in good faith is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including the Registrable Securities, which the underwriters determine in good faith will not jeopardize the success of the offering. In such an event and to the extent necessary to comply with the foregoing, the managing underwriter shall limit or exclude up to all of the securities of holders of capital stock of the Company as follows: (i) first, among securities requested to be included in such registration by any stockholder of the Company other than
(A) the Holder or (B) any holders of Company securities with a contractual right to affirmatively require the Company to file a registration statement relating to such holders' securities (each, a "Demand Right Holder"); (ii) second, among the Registrable Securities requested to be included in such registration by the Holder but in no event shall the amount of such Registrable Securities be reduced below twenty-five percent (25%) of total amount of securities included in such offering (calculated, for the purposes hereof, in the aggregate with the securities held by the holder of any other Warrant, or portion thereof, issued pursuant to the Consulting Agreement); (iii) third, among the securities of the Company (i.e., primary shares); and (iv) fourth, among the securities of the Demand Right Holders, if any. For purposes of the preceding provisions concerning apportionment, for any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder for the purposes hereof, and any pro-rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder (as described herein).

         9. Termination of Registration Rights. All rights and obligations provided for in this Exhibit B (except for in Section 5 hereof, which rights and obligations shall survive) shall terminate on the Effectiveness Termination Date.

                                                                         ANNEX H

                                VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is entered into as of January 8, 2003, by and between KPCB Holdings, Inc., a Delaware corporation ("KPCB"), and the undersigned stockholder of SEEC, Inc., a Pennsylvania corporation ("SEEC"), whose name appears on the signature page hereto (the "Stockholder").

                                    RECITALS

        WHEREAS, SEEC desires to purchase certain assets and assume certain liabilities of Asera, Inc., a Delaware corporation ("Asera");

        WHEREAS, Asera intends to make a general assignment for the benefit of creditors (the "Assignment") whereby all of its assets will be transferred to Sherwood Partners, Inc., a California corporation (the "Assignee");

        WHEREAS, concurrently with the Assignment but effective as of immediately thereafter, the Assignee has agreed to sell, and SEEC has agreed to purchase, certain Asera assets and assume certain Asera liabilities pursuant to that certain Asset Purchase Agreement dated as of January 8, 2003 (the "Asset Purchase Agreement"), by and between the Assignee and SEEC (such sale and purchase, the "Asset Sale");

        WHEREAS, as of the date hereof, Asera is indebted to certain lenders, including KPCB, pursuant to that certain Note and Warrant Purchase Agreement dated as of November 15, 2002 (the "Bridge Agreement"), by and among Asera and the signatories thereto (such signatories, with KPCB, the "Bridge Lenders"), and Asera's repayment obligations of all indebtedness, accrued and unpaid interest thereon and any other amounts owing by Asera to the Lenders pursuant to the Bridge Agreement (collectively, the "Bridge Indebtedness") are among the liabilities to be assumed by SEEC pursuant to the Asset Purchase Agreement;

        WHEREAS, each of KPCB, SEEC, Asera and the Assignee is party to that certain Consent and Agreement dated as of January 8, 2003 (the "Conversion Agreement"), pursuant to which (i) KPCB, in its capacity as the Collateral Agent (as such term is defined in the Bridge Agreement) for and on behalf of the Lenders and the Majority Lenders (as such term is defined in the Bridge Agreement), has agreed to convert the Bridge Indebtedness into shares of capital stock of SEEC ("SEEC Capital Stock") and the right to receive certain cash payments as payment in full for the Bridge Indebtedness (such contemplated transaction, the "Bridge Conversion"), and (ii) KPCB, solely in its individual capacity, has agreed to enter into a consulting agreement (the "Consulting Agreement") pursuant to which KPCB (together with its affiliates) will provide to SEEC certain advisory services in exchange for the issuance by SEEC to KPCB of warrants (the "Consultant Warrants") to purchase shares of capital stock of SEEC ("SEEC Capital Stock") (such transaction, the "Consultant Warrant Issuance"), in each case subject to the conditions set forth therein;

        WHEREAS, the consummation of each of the Asset Sale, Bridge Conversion and the Consultant Warrant Issuance and the respective transactions contemplated thereby (collectively, the "Contemplated Transactions") is to be subject to certain conditions, including, to the extent required or applicable, the approval of the holders of SEEC Capital Stock as required by applicable law and the rules and regulations of the National Association of Securities Dealers, Inc.;

        WHEREAS, as of the date hereof, the Stockholder beneficially owns (as such phrase is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) an aggregate number of shares of

SEEC Capital Stock set forth below the Stockholder's name on the signature page hereof (all such shares, together with any shares of SEEC Capital Stock that may hereafter be acquired by the Stockholder, whether upon the exercise of options, warrants or other rights to acquire shares, conversion of debt or by means of purchase, dividend, distribution or otherwise, the "Subject Shares"); and

        WHEREAS, as a further inducement to the willingness of (i) the Bridge Lenders to enter into the Conversion Agreement, and (ii) KPCB, in its individual capacity, to enter into the Conversion Agreement and the Consulting Agreement, the Stockholder (solely in his capacity as a stockholder and not in any capacity as a director or officer of SEEC) has agreed to enter into this Agreement:

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, the representations and covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

        Section 1.      Certain Agreements.

                (a) Voting Agreement. Prior to the termination of this Agreement pursuant to Section 4(a) hereof (the "Expiration Date") and at any meeting of the stockholders of SEEC, however called, and in any solicitation of written consent of the SEEC stockholders, in which any or all of the Contemplated Transactions are proposed for approval by the SEEC stockholders, unless otherwise directed in writing by KPCB, the Stockholder shall vote the Subject Shares and/or sign and deliver any applicable form of written consent as follows:

                        (i) in favor of the Contemplated Transactions, and any other action approved by the Board of Directors of SEEC in furtherance hereof and thereof; and

                        (ii) against any other action which is intended or could reasonably be expected to impede, interfere with, delay, postpone or adversely affect any or all of the Contemplated Transactions.

                (b) No Disposition of or Encumbrances on Subject Shares. Prior to the Expiration Date, the Stockholder shall not, directly or indirectly,
(i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Subject Shares to any person or entity other than KPCB unless such transferee agrees to be bound by all of the terms and conditions of this Agreement and has executed and delivered to KPCB a counterpart hereof in respect of such transferred Subject Shares, (ii) create or permit to exist any encumbrances on any of the Subject Shares, (iii) reduce the Stockholder's beneficial ownership of, interest in, or risk relating to, any of the Subject Shares, or (iv) deposit any of the Subject Shares into a voting trust, grant a proxy or power of attorney, enter into any other voting agreement with respect to any of the Subject Shares or otherwise act or omit to act in a manner that would impair KPCB's rights hereunder or interfere with the Contemplated Transactions (except to the extent permitted by Section 4(e) hereof).

                (c) Proxy. The Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of the Subject Shares and constitutes and appoints KPCB, with full power of substitution and resubstitution, at any time prior to the Expiration Date, as the Stockholder's true and lawful attorneys and proxies (its "Proxy"), for and in its, his or her name, place and stead, to vote each of such Subject Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, and to sign its, his or her name (as stockholder) to any consent as provided in Section 1(a), and to request or demand that SEEC call a special meeting of stockholders to approve any or all of the Contemplated Transactions. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM HEREOF.

                (d) Stop Transfer. The Stockholder shall not request that SEEC register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, unless such transfer is made in compliance herewith.

        Section 2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to KPCB (in its capacity as the Collateral Agent and Majority Lender and in its individual capacity), and to the other Bridge Lenders, as follows:

                (a) Power, Capacity, Authority and Enforceability. The Stockholder has all requisite right, power, legal capacity and authority to execute and deliver this Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by the Stockholder and constitute the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their terms subject to (i) laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Without limiting the generality of the foregoing, the Proxy is irrevocable in accordance with its terms.

                (b) No Conflicts, Required Filings. The execution and delivery of this Agreement and the Proxy by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate any order, decree or judgment applicable to the Stockholder or by which he or any of his properties is bound or affected, or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on the Subject Shares pursuant to, any agreement or other instrument to which the Stockholder is a party or by which the Stockholder or any of its properties is bound or affected.

                (c) Consents. The execution and delivery of this Agreement and the Proxy by the Stockholder do not, and the performance hereof by the Stockholder will not, require any consent of any person or entity.

                (d) Title to Subject Shares. The Stockholder owns of record the Subject Shares set forth under the Stockholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of SEEC Capital Stock, or rights to acquire any shares of SEEC Capital Stock, other than the Subject Shares.

                (e) Accuracy of Representations. The representations and warranties contained herein are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date.

        Section 3.      Covenants of the Stockholder.

                (a) No Voting Arrangements. Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with Section 1 hereof.

                (b) Further Assurances. From time to time and without additional consideration, the

Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further proxies, consents and other instruments as KPCB may reasonably request for the purpose of effectively carrying out and furthering the intent of this Agreement.

                (c) Notice of Stockholder Meetings and Proposed Consents. For the purpose of effectively carrying out and furthering the intent of this Agreement and allowing KPCB to exercise its rights hereunder on behalf of the Bridge Lenders and itself, the Stockholder agrees to give KPCB prompt written notice of any meeting of the stockholders of SEEC or proposed written consent of the stockholders of SEEC with respect to the matters covered by the Proxy. KPCB acknowledges that the obligations of this Section 3(c) will be satisfied with respect to a given meeting or proposed written consent once it has received notice with respect to such meeting or proposed written consent from SEEC or any other stockholder of SEEC executing a similar voting agreement.

        Section 4.      Miscellaneous Provisions.

                (a) Termination. This Agreement shall terminate and be of no further force and effect upon (i) the mutual agreement of the parties hereto, or
(ii) the earliest to occur of the last closing of the Contemplated Transactions or the last valid termination of any of the agreements giving effect to the Contemplated Transactions. No such termination shall relieve any party hereto from any liability for any breach hereof prior to such termination.

                (b) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the Stockholder herein shall survive for a period of one (1) year from the Expiration Date.

                (c) Indemnification. The Stockholder shall hold harmless and indemnify each Bridge Lender and KPCB (in its individual capacity) from and against any and all claims, losses, damages, legal and other expenses, and liabilities (regardless of whether or not such claims, losses, damages, legal and other expenses, and liabilities relate to a third-party claim) which are incurred by any Bridge Lender or KPCB (in its individual capacity) to the extent that such claims, losses, damages, legal and other expenses, and liabilities arise from any breach of any representation, warranty, covenant or obligation of the Stockholder contained herein.

                (d) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

                (e) Fiduciary Duties. Nothing contained in this Agreement and the Proxy shall prevent the Stockholder, acting solely in his individual capacity as a director of SEEC, from taking any action which the Stockholder determines (after consulting with the Stockholder's or the SEEC counsel) is required in order to discharge properly the Stockholder's fiduciary duties as a director of SEEC.

                (f) Governing Law and Specific Performance. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of law principals. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that KPCB shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which KPCB is entitled at law or in equity.

                (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto.

                (h) Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

                (i) Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto, the other Bridge Lenders and their respective successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

                (j) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. The Stockholder may not assign, except as expressly contemplated herein, any rights, obligations or benefits under this Agreement without the prior written consent of KPCB.

                (k) Notices. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the address set forth on the signature page hereto (with copies to such other parties as noted thereon), or such other address as a party may provide to the other no later than ten (10) days prior to any such notice or communication. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

                (l) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws and regulations. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

                (m) Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be an original, but all of which together shall constitute one instrument.

                (n) Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                (o) Construction; Titles; Gender. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

                      (This space intentionally left blank)

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

"KPCB"                                            "STOCKHOLDER"

KPCB HOLDINGS, INC., a Delaware corporation, in
its capacity as Collateral Agent and Majority     ____________________________________________
Lender and in its individual capacity                           (Print Full Name)

By:     ____________________________________      ____________________________________________
Name:   John A. Denniston                                       (Sign Full Name)
Title:  President

                                                  ____________________________________________
Address:  c/o Kleiner Perkins Caufield & Byers                (Title, if applicable)
          2750 Sand Hill Rd.
          Menlo Park, CA  94025                   Number of shares of
          Facsimile: 650.233.0378                 SEEC Common Stock
          Attention: John A. Denniston            held as of the date hereof:   ______________

with a copy to: Brobeck, Phleger & Harrison LLP   Address:        ____________________________
                One Market - Spear Tower          ____________________________________________
                San Francisco, CA  94105          ____________________________________________
                Facsimile: 415.442.1010
                Attention: Ronald B. Moskovitz    with a copy to: ____________________________
                                                  ____________________________________________
                                                  ____________________________________________

                           KP/SEEC VOTING AGREEMENTS

                            STOCKHOLDER NAME                      NUMBER OF SHARES


1       Ravindra Koka                                                      376,429
2A      Adam D. Young                                                      205,190
2B      Adam Young, Trustee, ADY Consulting Profit Sharing Keough           19,986
3A      Ravindra Koka Annuity Trust II                                     100,000
3B      Ravindra Koka Annuity Trust I                                       25,665
4       Dana Young, trustee, Adam D. Young Qualified Annuity Trust          80,937
5       Dana Young                                                          63,389
6       Glen Chatfield                                                      50,348
7       Geetha Reddy                                                        41,000
8       Shyamala Reddy                                                      41,000
9       T.N. Rajshekhar Reddy                                               31,484
10      T.N. Prithvi Reddy                                                  31,484
11      Nikhil Reddy Brochini                                               15,000
        TOTAL                                                            1,081,912


Pittsburgh, Pennsylvania
[____], 2003

                                   SEEC, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     for the annual meeting of Shareholders
                          to be held on August 6, 2003

         The undersigned hereby appoints GLEN F. CHATFIELD and RAVINDRA KOKA, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of SEEC, Inc. that the undersigned may be entitled to vote at a annual meeting of shareholders of SEEC, Inc. to be held on Wednesday, August 6, 2003, at 10:00 a.m. local time, at the Wyndham Pittsburgh Airport, 100 Aten Road, Pittsburgh, Pennsylvania, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                             SEE REVERSE
                                                              SIDE

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                   SEEC, INC.

                                 AUGUST 6, 2003

               - Please Detach and Mail in the Envelope Provided -

[X] Please mark your vote as in this example.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE THROUGH FOUR, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. If specific instructions are indicated, this proxy will be voted in accordance with your instructions. We recommend a vote "FOR" proposals one through four.

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
PROPOSAL 1. Election of directors

The board of directors recommends that you vote "FOR" each of the listed nominees:

                                                                                                   FOR              WITHHOLD
         -    Abraham Ostrovsky                                                                    [ ]                 [ ]

         -    Glen F. Chatfied                                                                     [ ]                 [ ]

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PROPOSAL 2. Approval of all of the following matters:                                              FOR    AGAINST   ABSTAIN
                                                                                                   [ ]      [ ]        [ ]

- The issuance of up to 1,646,129 shares of our common stock upon conversion of the bridge debt we assumed in the Asera asset acquisition;

- The issuance to KPCB Holdings, Inc. of warrants to acquire up to 2,500,000 shares of our common stock in exchange for consulting services;

- The issuance to Sherwood Partners of a warrant to acquire up to 20,000 shares of our common stock, for the benefit of unsecured creditors of Asera, Inc.; and

- An amendment to our Articles of Incorporation so that Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, does not apply to our company.

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PROPOSAL 3. Approval of an amendment to our 1997 stock option plan to increase                     FOR    AGAINST   ABSTAIN
the number of shares of common stock authorized for issuance under that plan                       [ ]      [ ]        [ ]
by 500,000 shares, to an aggregate of 1,800,000 shares.

----------------------------------------------------------------------------------------------------------------------------
PROPOSAL 4. Ratification of the appointment of BDO Seidman, LLP as independent                     FOR    AGAINST   ABSTAIN
auditors of the Company for the fiscal year ending March 31, 2004.                                 [ ]      [ ]        [ ]

----------------------------------------------------------------------------------------------------------------------------

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE THROUGH FOUR IF NO CHOICE IS SPECIFIED.

This Proxy will be voted at the discretion of the proxies upon such other matters as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them, may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of our Annual Meeting and proxy statement dated [___________], 2003.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s)__________________________________________  Dated  __________ , 2003

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.